AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER ___, 2001

                                REGISTRATION NO.
 -------------------------------------------------------------------------------
 -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                    New World Coffee - Manhattan Bagel, Inc.
             (Exact name of registrant as specified in its charter)


         Delaware                          5812                   13-3690261
(State or other jurisdiction of (Primary standard industrial  (I.R.S. Employer
incorporation or organization)   classification code number) Identification No.)

                         ------------------------------

                             246 Industrial Way West
                           Eatontown, New Jersey 07724
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                                 R. Ramin Kamfar
                         Chairman of Board of Directors
                             246 Industrial Way West
                           Eatontown, New Jersey 07724
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                    Copy To:
                             Stuart M. Sieger, Esq.
                              Adam P. Silvers, Esq.
                    Ruskin, Moscou, Evans & Faltischek, P.C.
                              170 Old Country Road
                             Mineola, New York 11501
                            ------------------------


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______

     If this form is a  post-effective  amendment  filed pursuant to Rule 462(d)
under  the  Securities  Act of  1933,  check  the  following  box and  list  the
Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______

                         CALCULATION OF REGISTRATION FEE

  Title of Each                                        Proposed           Proposed
   Class of                                            Maximum             Maximum
Securities To Be          Amount To Be              Offering Price        Aggregate                 Amount of
   Registered              Registered                  Per Unit         Offering Price           Registration Fee

Senior Secured            $140,000,000                  100%(1)          $140,000,000                $35,000 (2)
Increasing Rate
Notes due 2003

(1) Calculated based on the book value of the securities to be received by the registrant in the exchange in accordance with Rule 457(f)(2) under the Securities Act of 1933.

(2) Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable for the subsidiary guarantees.

                         ------------------------------

     THE REGISTRANT MAY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                      ------------------------------------
                      ------------------------------------


                                   PROSPECTUS

                    NEW WORLD COFFEE - MANHATTAN BAGEL, INC.
                    OFFER TO EXCHANGE $140,000,000 OF OUR NEW
                 SENIOR SECURED INCREASING RATE NOTES DUE 2003,
                           FOR ALL OF OUR OUTSTANDING
                  SENIOR SECURED INCREASING RATE NOTES DUE 2003
                              ---------------------

- The exchange offer expires at 5:00 p.m., New York City time, on __________, 2001, unless extended.

- The exchange offer is subject only to the conditions that the exchange offer will not violate any applicable law or any interpretation of applicable law by the staff of the Securities and Exchange Commission.

- All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.

- Tenders of outstanding notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

- The exchange of notes will not be a taxable exchange for U.S. federal income tax purposes.

-    We will not receive any proceeds from the exchange offer.

- The terms of the new notes to be issued are substantially identical to the outstanding notes, except that the new notes will not have transfer restrictions, and you will not have registration rights with respect to the new notes.

- There is no established trading market for the new notes, and we do not intend to apply for listing of the new notes on any securities exchange.

                            ------------------------

     FOR A DISCUSSION OF RISK FACTORS THAT YOU SHOULD CONSIDER BEFORE YOU PARTICIPATE IN THE EXCHANGE OFFER, SEE "RISK FACTORS" BEGINNING ON PAGE ___ OF THIS PROSPECTUS.

                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL AND COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

     NO REGULATORY AGENCY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

               The date of this prospectus is September ___, 2001.


                                TABLE OF CONTENTS


Prospectus Summary.................................................................................................
Risk Factors.......................................................................................................
Forward-Looking Statements.........................................................................................
Acquisition of Einstein............................................................................................
Use Of Proceeds....................................................................................................
Capitalization.....................................................................................................
Selected Combined Financial Data...................................................................................
Management's Discussion And Analysis Of Financial Condition And Results Of Operations..............................
Business
Quantitative And Qualitative Disclosure About Market Risk..........................................................
Regulatory Matters.................................................................................................
Management.........................................................................................................
Principal Securityholders..........................................................................................
Key Relationships And Related Transactions.........................................................................
The Exchange Offer.................................................................................................
Description Of The Notes...........................................................................................
Description Of Indebtedness........................................................................................
Description Of The Securities Of New World Coffee - Manhattan Bagel, Inc. .........................................
Specific Federal Income Tax Considerations.........................................................................
Plan Of Distribution...............................................................................................
Legal Matters......................................................................................................
Experts............................................................................................................
Index To Combined Financial Statements.............................................................................

                            ------------------------

     You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information in this prospectus is accurate as of the date on the front cover.


                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL DATA, INCLUDING THE COMBINED FINANCIAL STATEMENTS AND NOTES, APPEARING ELSEWHERE IN THIS PROSPECTUS. ALL HISTORICAL FINANCIAL INFORMATION CONTAINED IN THIS PROSPECTUS RELATES TO THE COMPANY AND EINSTEIN/NOAH BAGEL CORP. ("EINSTEIN"), ON A COMBINED BASIS. AS A RESULT OF THE CONSUMMATION OF THE TRANSACTIONS OUTLINED UNDER "THE TRANSACTION," OUR HISTORICAL FINANCIAL INFORMATION MAY NOT BE MEANINGFUL TO AN UNDERSTANDING OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS. REFERENCES TO "WE," "US" AND "OUR" GENERALLY REFER TO THE COMPANY AND EINSTEIN ON A COMBINED BASIS. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEFORE INVESTING IN THE SECURITIES.

                               THE EXCHANGE OFFER

     We sold the outstanding $140 million of our Senior Secured Increasing Rate Notes due 2003 to Jefferies & Company, Inc., as an initial purchaser, in a private placement on June 19, 2001. We are advised that the initial purchaser resold the outstanding notes in reliance on Rule 144A and other exemptions under the Securities Act of 1933.

     On June 19, 2001, we also entered into a registration rights agreement with the initial purchaser in which we agreed, among other things, to:

- file a registration statement with the Securities and Exchange Commission relating to the exchange offer on or before September 17, 2001;

-    deliver to you this prospectus; and

- cause the registration statement, which includes this prospectus, to become effective on or before November 16, 2001.

     You are entitled to exchange your outstanding notes for new Senior Secured Increasing Rate Notes due 2003, with substantially identical terms as the outstanding notes, except for transfer restrictions and registration rights, which new notes will be registered under the Securities Act of 1933, as amended (the "Act"). If we do not offer you the opportunity to exchange your outstanding notes, or if we commit other "registration defaults," we may be required to pay you liquidated damages during the first 90-day period immediately following the occurrence of the registration default an amount equal to increased interest at the rate of .25% per annum on the principal amount of your notes. The interest rate will increase by an additional .25% per annum following each subsequent
90-day period following the registration default, up to a maximum additional interest rate of 1% per annum, until we cure the registration default. You should read the discussion under the heading "The Exchange Offer--Purpose and Effect; Registration Rights" and "Description of the New Notes" for further information regarding registration defaults, liquidated damages and the new notes that we are offering in exchange for your new notes.

     We believe that you may resell the new notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, subject to the conditions described under "The Exchange Offer." You should read that section for further information regarding the exchange offer.


                           TERMS OF THE EXCHANGE OFFER

     The exchange offer relates to the exchange of up to $140 million aggregate principal amount of outstanding notes for an equal aggregate principal amount of new notes. The new notes, the issuance of which will be registered under the Act, will be obligations of New World Coffee - Manhattan Bagel, Inc. and will be guaranteed by its subsidiaries, other than any non-restricted subsidiary, and will be governed by the same indenture that governs the outstanding notes.

New Notes................................................    We are offering  Senior  Secured  Increasing  Rate Notes
                                                             due 2003, the issuance of which is registered  under the
                                                             Act, for your  outstanding  notes.  The terms of the new
                                                             notes  and  your  outstanding  notes  are  substantially
                                                             identical, except:

                                                             -        the new  notes  will be  registered  under  the
                                                                      Securities Act of 1933;

                                                             -        the  new  notes  will  not  bear  any   legends
                                                                      restricting transfer; and

                                                             -        your rights under the registration rights agreement,
                                                                      including your right to receive additional interest,
                                                                      will terminate.

The Exchange Offer.......................................    We are offering to exchange  $1,000 in principal  amount
                                                             of the new notes for each $1,000 in principal  amount of
                                                             outstanding  notes.  As of the date of this  prospectus,
                                                             $140   million   aggregate   principal   amount  of  the
                                                             outstanding notes are outstanding.


Expiration Date..........................................    You have  until  5:00  p.m.,  New  York  City  time,  on
                                                             _________, 2001 to validly tender your outstanding notes
                                                             if   you   want   to   exchange   your outstanding notes
                                                             for new notes. We may extend that date under some conditions.


Conditions of the Exchange Offer;
Extensions; Amendments....................................   You are not  required  to tender any  minimum  principal
                                                             amount of  outstanding  notes in order to participate in
                                                             the  exchange  offer.  If you validly  tender and do not
                                                             validly   withdraw   your   outstanding    notes,   your
                                                             outstanding  notes  will be  exchanged  for new notes as
                                                             long  as  the  exchange   offer  does  not  violate  any
                                                             applicable law or any  interpretation  of applicable law
                                                             by the staff of the Securities and Exchange Commission.

                                                             We may delay or extend the exchange offer and, if
                                                             either  of the above conditions is not
                                                             met, we may terminate the exchange offer. We
                                                             will notify you of any delay, extension or
                                                             termination of the exchange offer.

                                                             We may also waive any condition or amend the terms of
                                                             the exchange offer. If we materially amend the exchange
                                                             offer, we will notify you.


Interest .................................................   The  first  interest  payment  date on your  outstanding
                                                             notes is September  15, 2001.  Interest  will be paid to
                                                             holders of record on September  15, 2001.  Interest will
                                                             accrue on your  outstanding  notes after  September  15,
                                                             2001,  but will not be paid to persons  tendering  their
                                                             outstanding notes for new notes,  since interest will be
                                                             paid on the notes accruing from September 15, 2001.


Procedures For Tendering Outstanding Notes; Special          If you want to  participate in the exchange  offer,  you
Procedures For Beneficial Owners.........................    must transmit a properly  completed and signed letter of
                                                             transmittal, and all other documents
                                                             required by the letter of transmittal, to the
                                                             exchange agent. Please send these materials to the
                                                             exchange agent at the address set forth in the
                                                             accompanying letter of transmittal prior to 5:00 p.m.,
                                                             New York City time, on the expiration date. You must also
                                                             send one of the following:

                                                             -        certificates of your outstanding notes;

                                                             -        a timely confirmation of book-entry transfer
                                                                      of your outstanding notes into the exchange
                                                                      agent's account at The Depository Trust
                                                                      Company; or

                                                              -       the items required by the guaranteed delivery
                                                             procedures described below.

                                                             If you are a beneficial owner of your outstanding
                                                             notes and your outstanding notes are registered in
                                                             the name of a nominee, such as a broker, dealer,
                                                             commercial bank or trust company, and
                                                             you wish to tender your outstanding
                                                             notes in the exchange offer, you should instruct
                                                             your nominee to promptly tender the
                                                             outstanding notes on your behalf.

                                                             If you are a beneficial owner and you want to
                                                             tender your outstanding notes on your own behalf,
                                                             you must, before completing and executing the
                                                             letter of transmittal and delivering your
                                                             outstanding notes, make appropriate arrangements to
                                                             either register ownership of your outstanding notes
                                                             in your name or obtain a properly completed bond
                                                             power from the registered holder of your outstanding
                                                             notes.

                                                             By executing the letter of transmittal, you will represent to us that:

                                                             -        you are  not our  "affiliate",  as  defined  in
                                                                      Rule 405 under the Securities Act of 1933;

                                                             -        you will  acquire the new notes in the ordinary
                                                                      course of your business;

                                                             -        you are not a broker-dealer that acquired your
                                                                      outstanding notes directly from us in order to
                                                                      resell them relying upon Rule 1444A under the
                                                                      Securities Act of 1933 or any other available
                                                                      exemption under the Securities Act of 1933;

                                                             -       if you are a broker-dealer that acquired your
                                                                     outstanding notes as a result of market-making
                                                                     or other trading activities, you will deliver a
                                                                     prospectus in connection with any resale of
                                                                     new notes; and

                                                              -       you are not  participating,  do not  intend  to
                                                                      participate  and have no  arrangement  or
                                                                      understanding with any person to  participate
                                                                      in the  distribution  of the new notes.

                                                             If your outstanding notes are not accepted for
                                                             exchange for any reason, we will return your
                                                             outstanding notes to you at our expense.


Guaranteed Delivery Procedures...........................    If you wish to tender your outstanding notes and:

                                                             -        your  outstanding  notes  are  not  immediately
                                                                      available; or

                                                             -        you  are   unable  to   deliver  on  time  your
                                                                      outstanding  notes or any other  document  that
                                                                      you are  required  to deliver  to the  exchange
                                                                      agent; or

                                                             -        you  cannot   complete   the   procedures   for
                                                                      delivery by book-entry transfer on time;

                                                             then you may tender your outstanding notes according to
                                                             the guaranteed delivery procedures
                                                             that are discussed    in the letter of
                                                             transmittal and in "The Exchange Offer--Guaranteed
                                                             Delivery Procedures."


Acceptance of Outstanding Notes and
Delivery of New Notes.....................................   We will accept all outstanding notes that you have
                                                             properly tendered on time when all conditions of the
                                                             exchange offer are satisfied or waived. The new
                                                             notes will be delivered promptly after we accept the
                                                             outstanding notes.


Withdrawal Rights........................................    Tenders of  outstanding  notes may be  withdrawn  at any
                                                             time  prior to 5:00  p.m.,  New York City  time,  on the
                                                             expiration date.


The Exchange Agent.......................................    The United  States  Trust  Company  of New York,  is the
                                                             exchange  agent.  Its address and  telephone  number are
                                                             set forth in "The Exchange  Offer--The  Exchange  Agent;
                                                             Assistance."


Fees and Expenses........................................    We will pay all expenses  relating to the exchange offer
                                                             and compliance with the registration  rights  agreement.
                                                             We will  also  pay  some  kinds of  transfer  taxes,  if
                                                             applicable, relating to the exchange offer.


Resales of New Notes.....................................    We  believe  that  the  new  notes  may be  offered  for
                                                             resale,  resold and otherwise transferred by you without
                                                             further  compliance with the registration and prospectus
                                                             delivery requirements of the Securities Act of 1933 if:

                                                             -        you are  not our  "affiliate",  as  defined  in
                                                                      Rule 405 under the Securities Act of 1933;

                                                             -        you  acquire  the  new  notes  in the  ordinary
                                                                      course of your business;

                                                             -       you are not a broker-dealer that purchased
                                                                     outstanding notes from us to resell them
                                                                     relying upon Rule 144A under the Securities
                                                                     Act of 1933 or any other available exemption
                                                                     under the Securities Act of 1933; and

                                                             -        you are not participating, and have no arrangement
                                                                      or understanding with any person to participate,
                                                                      in a distribution, within the meaning of the
                                                                      Securities Act of 1933, of the new notes.

                                                             You should read the information under the heading "The
                                                             Exchange Offer--Resales of the New Notes" for
                                                             a more complete description of why we believe that you
                                                             can freely transfer new notes received in the exchange
                                                             offer without registration or delivery of a prospectus.

                                                             All broker-dealers that are issued new notes for their own accounts in exchange for outstanding notes that were acquired as a result of market-making or other trading activities must acknowledge that they will deliver a prospectus meeting
                                                             the requirements of the Securities Act of 1933 in
                                                             connection with any resale of the new notes. If you are a
                                                             broker-dealer and are required to deliver a prospectus, you may use this prospectus for an offer to resell, a resale or
                                                             other transfer of the new notes.


Federal Income Tax Consequences..........................    The  issuance  of the new notes  will not  constitute  a
                                                             taxable  exchange for U.S.  federal income tax purposes.
                                                             You will not  recognize any gain or loss upon receipt of
                                                             the new notes in exchange  for  outstanding  notes.  You
                                                             should read the information  under the heading "Specific
                                                             Federal  Income Tax  Consequences"  for a more  complete
                                                             discussion  of the Federal  income tax  consequences  of
                                                             holding the notes.


Registration Rights Agreement............................    In connection  with the sale of the  outstanding  notes,
                                                             we entered into a  registration  rights  agreement  with
                                                             the  initial  purchaser  of the  outstanding  notes that
                                                             grants   the   holders   of   the   outstanding    notes
                                                             registration   rights.   As  a  result  of  making   and
                                                             consummating   this   exchange   offer,   we  will  have
                                                             fulfilled   most   of   our   obligations    under   the
                                                             registration  rights  agreement.  If you  do not  tender
                                                             your  outstanding  notes in the exchange offer, you will
                                                             not have  any  further  registration  rights  under  the
                                                             registration  rights  agreement or otherwise  unless you
                                                             were not eligible to  participate  in the exchange offer
                                                             or do not receive freely  transferrable new notes in the
                                                             exchange offer.  You should read the  information  under
                                                             the heading  "The  Exchange  Offer--Purpose  and Effect;
                                                             Registration  Rights" for a more complete  discussion of
                                                             the  effects  the  exchange  offer  will  have  on  your
                                                             registration rights.


                             TERMS OF THE NEW NOTES

Issuer   ................................................    New World Coffee - Manhattan Bagel, Inc.

Notes Offered............................................    $140,000,000  in principal  amount of new Senior Secured
                                                             Increasing Rate Notes due 2003.


Maturity                                                     June 15, 2003

Interest Payment Dates...................................    Quarterly, beginning on December 15, 2001.

Guarantees...............................................    If we  create or  acquire  new  subsidiaries,  they will
                                                             fully  and  unconditionally  guarantee  our  obligations
                                                             under the new notes.


Ranking..................................................    The new notes will rank senior in right of payment to
                                                             any of our subordinated indebtedness and will rank equally with any of our senior indebtedness.


Security.................................................    The new notes will be secured  by  substantially  all of
                                                             our  assets and the  assets of our  subsidiaries,  other
                                                             than non-restricted  subsidiaries.  We will be permitted
                                                             under certain  circumstances to enter into a new secured
                                                             credit  facility  (in a  principal  amount not to exceed
                                                             $7.5  million)  which by  intercreditor  agreement  will
                                                             have priority over the new notes.


Redemption...............................................    We may  redeem  all or a portion of the new notes at any
                                                             time  at a  price  equal  to  100%  of  their  principal
                                                             amount, plus accrued and unpaid interest.

                                                             If we sell any company-operated stores to franchisees after
                                                             June 19, 2001, we will use all of the proceeds in excess
                                                             of $5 million to redeem notes at a price equal to 100%
                                                             of their principal amount, plus accrued and unpaid
                                                             interest.


Change of Control Offer..................................    Upon a change of  control,  holders of the notes will be
                                                             given  the  opportunity  to sell us all or part of their
                                                             notes at 101% of their face amount, plus interest.


Selected Indenture Provisions............................    The  indenture  governing  the notes  will limit what we
                                                             may do. For example,  the  provisions  of the  indenture
                                                             will limit our ability to among other things:

                                                             -        incur more debt;

                                                             -        pay dividends, redeem stock, or make other
                                                                      distributions;

                                                             -        issue stock of subsidiaries;

                                                             -        make certain investments;

                                                             -        create liens;

                                                             -        make capital expenditures

                                                             -        enter into transactions with affiliates;

                                                             -        merge or consolidate; and

                                                             -        transfer or sell assets.

                                                             These covenants are subject to a number of important
                                                             exceptions. See "Description of New Notes--Material
                                                             Covenants" for a  more complete discussion of these
                                                             covenants and their exceptions.


                                   THE COMPANY

     On June 19, 2001, our wholly-owned subsidiary, Einstein Acquisition Corp. ("EAC"), purchased substantially all of the assets (the "Einstein Acquisition") of Einstein/Noah Bagel Corp. and its majority-owned subsidiary, Einstein/Noah
Bagel Partners, L.P. (collectively, "Einstein"). Einstein owned the largest bagel bakery chain in the United States, with 463 stores, substantially all of which are company-owned. The Einstein Acquisition was made pursuant to an Asset Purchase Agreement which was entered into by EAC and its affiliate as the successful bidders at an auction conducted by the United States Bankruptcy Court, District of Arizona, on June 1, 2001 in the Einstein bankruptcy case. The purchase price was $160,000,000 in cash and the assumption of $30,000,000 in current liabilities, for a total of $190,000,000.

     We are now the largest company in the bagel bakery industry and a leading company in the "fast casual" sandwich industry. We operate stores primarily under the Einstein Bros. and Noah's NY Bagel brands and primarily franchises stores under the Manhattan Bagel and Chesapeake Bagel Bakery brands. As of July 3, 2001 our retail system consisted of 499 company-owned stores and 303 franchised and licensed stores.

     We have four bagel dough production facilities, two cream cheese production facilities and one coffee roasting plant. These products are currently distributed to our company-operated stores, and sold to our franchised and licensed stores, as well as to supermarket and non-traditional outlets.

     We are focused on efforts to realize cost savings through integrating our existing operation with those acquired in the Einstein Acquisition. The integration will involve consolidating production, purchasing, and distribution, and eliminating redundant overhead and administrative costs. We plan to leverage our brand names and production facilities through company store growth and through franchising and licensing. Franchising will allow us to continue penetration of existing and new markets with lower financial and human capital investments required for growth through company-operated stores. We also intend to expand through licensing our brands for non-traditional locations such as universities, airports, hotels and airlines.

     Our principal offices are located at 246 Industrial Way West, Eatontown, New Jersey 07724, (732) 544-0155 and 1687 Cole Boulevard, Golden, Colorado 80401, (303) 568-8000. We are a Delaware corporation formed in 1992.


                 Summary Pro Forma Combined Income Statement and
                   Historical Consolidated Balance Sheet Data

     The following table presents summary pro forma income statement data for New World and Einstein for the fiscal years ended 2000 and for the six month period ended July 3, 2001 and historical consolidated balance sheet data as of July 3, 2001. For the fiscal year 2000 and for the six month period ended July 3, 2001, the summary pro forma data gives effect to the issuance of the notes and warrants and the consummation of the Einstein Acquisition as if these activities had been completed at the beginning of each period. The data presented below should be read in conjunction with, and is qualified in its entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's and Einstein's financial statements and the notes thereto appearing elsewhere in this prospectus.

       New World-Einstein Combined Pro Forma Financial and Operating Data

                               Fiscal Year Ended   Six Months Ended
                                   Dec. 31, 2000       July 3, 2001
                                   -------------       ------------

Income Statement Data:
Revenues
   Franchise..................             $7,715
   Company Operated...........            387,700
   Manufacturing..............             26,011
                                           ------
        Total Revenue.........            421,426           205,310
Gross Profit
   Franchise..................              7,715
   Company Operated...........             60,294
   Manufacturing..............              6,091
                                           ------
        Total Gross Profit....             74,100            33,744

General and Administrative....             38,423            18,304
Depreciation and Amortization.             23,092            12,483
                                           ------
Operating Income(1)...........             12,585             2,957



                                                                                      As of July 3, 2001
                                                                                      ------------------

Balance Sheet Data:
Cash and Cash Equivalents.........................................................        14,734
Net Property, Plant and Equipment.................................................       118,195
Total Assets......................................................................       334,554
Total Debt........................................................................       147,547
Total Shareholders' Equity........................................................        35,342


-----------

(1) Operating income is defined as operating income before provision for integration and restructuring and non-recurring charges.


            New World Summary Historical Financial and Operating Data

     The following table sets forth selected historical financial and operating data of New World Coffee-Manhattan Bagel, Inc. The income statement data for the years ended December 27, 1998, December 26, 1999 and December 31, 2000, respectively, are derived from the consolidated financial statements of New World which have been audited by Arthur Andersen LLP, independent public accountants. The income statement data for the six month period ended June 25, 2000 and July 3, 2001 is unaudited. The data presented below should be read in conjunction with, and is qualified in its entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and New World's financial statements and the notes thereto appearing elsewhere in this prospectus.

                                                                                                             Six Months
                                                                           Year Ended                           Ended
                                                 Dec. 27, 1998      Dec. 26, 1999   Dec. 31, 2000   June 25, 2000    July 3, 2001
                                                 -------------      -------------   -------------   -------------    ------------
                                                                              (dollars in thousands)

           Income Statement Data:
           Revenues:
              Franchise.......................          $2,728             $6,171          $7,715        3,477          3,068
              Company Operated................          12,362              8,649          11,997        3,162         21,756
              Manufacturing...................           2,193             25,105          26,011       12,675         10,884
                                                         -----             ------          ------       ------         ------
                 Total Revenue................          17,283             39,925          45,723       19,314         35,708

           Cost of Sales......................          12,464             27,948          31,045       12,619         27,322
           General and administrative expenses           3,462              6,137           6,694        3,175          4,408
           Depreciation and amortization......           1,463              2,249           2,774        1,159          2,324
                                                         -----              -----           -----       ------         ------
           Operating income(1)................           (106)              3,591           5,210        2,361          1,654


-----------

(1) Operating income is defined as revenues less cost of sales, general and administrative expenses, and depreciation and amortization.


            Einstein Summary Historical Financial and Operating Data

     The following table sets forth selected historical financial and operating data of Einstein. The income statement for the ended December 27, 1998, December 26, 1999 and January 2, 2001 are derived from the consolidated financial statements of Einstein which have been audited by Arthur Andersen LLP, independent public accountants. The income statement data for the quarter ended April 16, 2000 and April 24, 2001 is unaudited. The data presented below should be read in conjunction with, and is qualified in its entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Einstein's financial statements and the notes thereto appearing elsewhere in this prospectus.


                                                       Year Ended                           Quarter Ended
                                      Dec. 27, 1998   Dec. 26, 1999  Jan. 2, 2001    April 24, 2000   April 24, 2001
                                      -------------   -------------  ------------    --------------   --------------
                                                                (dollars in thousands)

Income Statement Data:
Revenues............................       $371,919        $375,549      $375,703         118,323        111,778
Cost of Sales.......................        322,085         317,594       316,281         102,162         94,710
General and administrative expenses.         37,571          34,911        37,729          10,933          9,777
Depreciation and amortization.......         34,777          26,534        29,972           8,697          9,043
                                             ------          ------        ------         -------        -------
Operating income (loss)(1)..........       (22,514)           3,490         2,279          (3,469)        (1,752)


-----------

(1) Operating income is defined as revenues less cost of sales, general and administrative expenses, and depreciation and amortization.


                                  RISK FACTORS

     You should consider carefully the risk factors below as well as the other information in this prospectus before tendering your outstanding notes in the exchange offer.

Risk Factors Concerning the Exchange Offer

You may not be able to sell your outstanding notes if you do not exchange them for registered new notes in the exchange offer.

     If you do not exchange your outstanding notes for new notes in the exchange offer, your outstanding notes will continue to be subject to the restrictions on transfer as stated in the legend on the outstanding notes. In general, you may not offer or sell the outstanding notes unless they are:

-    registered under the Securities Act of 1933;

- offered or sold under an exemption from the Securities Act of 1933 and applicable state securities laws; or

- offered or sold in a transaction not subject to the Securities Act of 1933 and applicable state securities laws.

     We do not anticipate that we will register the outstanding notes under the Securities Act of 1933.

Noteholders who do not tender their outstanding notes will have no further registration rights under the registration rights agreement.

     Holders who do not tender their outstanding notes, except for limited instances involving the initial purchaser or holders of outstanding notes who are not eligible to participate in the exchange offer or who do not receive freely transferrable new notes in the exchange offer, will not have any further registration rights under the registration rights agreement or otherwise and will not have rights to receive additional interest.

The market for outstanding notes may be significantly more limited after the exchange offer and you may not be able to sell your outstanding notes after the exchange offer.

     If outstanding notes are tendered and accepted for exchange under the exchange offer, the trading market for outstanding notes that remain outstanding may be significantly more limited. As a result, the liquidity of the outstanding notes not tendered for exchange may be adversely affected. The extent of the market for outstanding notes and the availability of price quotations would depend upon a number of factors, including the number of holders of outstanding notes remaining outstanding and the interest of securities firms in maintaining a market in the outstanding notes. An issue of securities with a similar outstanding market value available for trading, which is called the "float," may command a lower price than would be comparable to an issue of securities with a greater float. As a result, the market price for outstanding notes that are not exchanged in the exchange offer may be affected adversely as outstanding notes exchanged in the exchange offer reduce the float. The reduced float also may make the trading price of the outstanding notes that are not exchanged more volatile.

Risk Factors Concerning the Company

We have a substantial amount of debt and redeemable preferred stock.

     We currently have outstanding $140 million of Senior Secured Increasing Rate Notes due June 2003, secured by substantially all of our assets. In addition, we have outstanding $35 million of Subordinated Senior Notes secured by our Einstein/Noah Bagel Corp. debentures, which are payable at the earlier of June 2004 or the date on which we receive a payment on the debenture from the Einstein bankruptcy. In addition, we have outstanding $70 million of Series F Preferred Stock which is redeemable on January 2004, subject to deferral upon a refinancing of the $140 million of Senior Secured Increasing Rate Notes with certain terms required by the holders of the Series F Preferred Stock, for the duration of the refinancing. The cost of this financing is substantial and adversely affects our earnings and cash flow. In addition, we are required to repay or refinance portions of these obligations within one to two years and there can be no assurance as to whether refinancing will be available or as to the terms of the same.

We may need additional financing in the future.

     In order to achieve and maintain our anticipated growth rate, including geographic expansion, and to satisfy our capital requirements, we believe that we may have to take certain actions, including obtaining additional bank financing, selling additional debt and/or equity securities in future public and private financings and/or selling Company-operated stores to franchisees. In addition, we may incur debt or issue equity securities in order to finance acquisitions. Any such financings could dilute the interests of our stockholders. There can be no assurance that any such additional financing will be available or, if it is available, that its terms will be satisfactory to us.

We may not be able to successfully integrate Einstein.

     The acquisition of the business of Einstein/Noah Bagel Corp. has placed a significant demand on our management team and on our operating systems and resources. In order to manage the integration of the Einstein business, we must develop, implement and improve our operational systems, procedures and controls on a timely basis. There is no guaranty we will be successful in such efforts. In addition, there can be no guarantee that the acquisition and integration of Einstein will result in the anticipated cost savings. There may be significant costs associated with our integration efforts, including payments of up to $2 million per year under an existing supply contract with a supplier of Einstein's bagels. Furthermore, there can be no guaranty that we will successfully integrate and retain Einstein's employees into our Company, including certain members of Einstein's senior management, the failure of which could have a material adverse effect on our business and operations.

We have received a NASDAQ Staff Determination terminating our listing on NASDAQ-National Market may be terminated.

     Our Common Stock is currently traded on the NASDAQ National Market and is quoted on the NASDAQ National Market under symbol "NWCI." Continuation of listing on NASDAQ National Market is subject to continued compliance with requirements imposed by NASDAQ. If our Common Stock is no longer listed on the NASDAQ National Market, the liquidity of the Common Stock offered hereby would be adversely affected. The staff of NASDAQ has issued a Staff Determination delisting our common stock from NASDAQ National Market. According to the NASDAQ staff, the Company violated Marketplace Rule 4350(i)(1)(C)(ii)(b) -- issuing more than 20% of its common stock in connection with an acquisition--and Marketplace Rule 4350(i)(1)(D)(ii) -- issuing more than 20% of its common stock below market or book value -- in each case without prior stockholder approval. Based on the nature of such violations, Nasdaq staff also raised a Public Interest Concern under Marketplace Rule 4330(a) (3). The staff of NASADQ has advised us that its position is that the approval now being sought by us in a proxy statement related to the issuance of such warrants and common stock will not be sufficient to remedy the failure to obtain prior approval. We are appealing this determination before an appeal panel of NASDAQ. We do not know what the outcome of such an appeal will be, and there may be a determination that the stockholder approval being sought is not sufficient to remedy the rules violations indicated by the staff of NASDAQ, in which event a delisting of common stock would result. We are applying for listing of our Common Stock on on another national stock market. A delisting of our common stock from NASDAQ National Market would, in the absence of another listing, adversely affect the liquidity of the trading market for our common stock which, in turn, may have an adverse effect on the price of our common stock.

We propose to authorize a 1:10 common stock combination.

     Our Board of Directors has authorized a 1:10 Common Stock combination, to enable our Common Stock to satisfy certain present and future listing requirements. In addition, it is anticipated that an increase in the price of the Common Stock will encourage financial institutions, brokers and investors to give greater attention to the Company and its prospects. If approved by our stockholders, the 1:10 Common Stock combination will result in a very substantial reduction in the outstanding common stock, from approximately 17,000,000 shares to 1,700,000 shares. There is no assurance that the market price of our Common Stock will reflect a proportionate increase in value or that the Common Stock will attract greater interest. In addition, the smaller number of outstanding shares may adversely affect the trading market for our Common Stock absent an increase in Common Stock upon exercise of the Company's outstanding warrants, or otherwise.

We face the risk of increasing labor costs that could adversely affect our continued profitability.

     We are dependent upon an available labor pool of unskilled and semi-skilled employees, many of whom are hourly employees whose wages are based on the federal or state minimum wage. Numerous proposals have been made on state and federal levels to increase minimum wage levels. Because a significant number of our employees are paid at rates tied to the federal minimum wage, an increase in the minimum wage would increase our labor costs and those of our franchisees. A shortage in the labor pool or other general inflationary pressures or changes could also increase labor costs. An increase in labor costs could have a material adverse effect on our income from operations, and decrease our profitability and cash available to service our debt obligations if we are unable to recover these increases by raising the prices we charge our customers.

We are vulnerable to fluctuations in the cost, availability, and quality of our ingredients.

     The cost, availability, and quality of the ingredients we use to prepare our food are subject to a range of factors, many of which are beyond our control. Fluctuations in economic and political conditions, weather and demand could adversely affect the cost of our ingredients. We are dependent on frequent deliveries of fresh ingredients thereby subjecting us to the risk that shortages or interruptions in supply could develop. All of these factors could adversely affect our financial results. Although we believe that we could find alternative suppliers for these ingredients, we have no control over fluctuations in the price of commodities and no assurance can be given that we will be able to pass through any cost increases to our customers.

We are vulnerable to changes in consumer preferences and economic conditions which could harm our financial results.

     Food service businesses are often affected by changes in consumer tastes, national, regional and local economic conditions and demographic trends. Factors such as traffic patterns, demographics, and the type, number and location of competing restaurants may adversely affect the performance of individual stores. In addition, inflation, increased food, labor, energy and employee benefit costs, fluctuating insurance rates, national, regional and local regulations, regional weather conditions, and the availability of experienced management and hourly employees may harm the restaurant industry in general and our stores in particular. Adverse changes in any of these factors could reduce guest traffic or impose practical limits on pricing, which could harm our business prospects, financial condition, operating results and/or cash flow. Our success will depend in part on our ability to anticipate, identify and respond to changing consumer preferences and economic conditions.

We face the risk of adverse publicity and litigation.

     We may from time to time be the subject of complaints or litigation from customers alleging illness, injury or other food quality, health or operational concerns. Publicity resulting from these allegations may materially adversely affect us, regardless of whether the allegations are valid or whether we are liable. In addition, employee claims against us based on, among other things, discrimination, harassment or wrongful termination may divert our financial and management resources that would otherwise be used to benefit the future performance of our operations. We have been subject to employee claims from time to time, and although these claims have not historically had a material impact on our operations, a significant increase in the number of these claims or an increase in the number of successful claims could materially adversely affect our business, prospects, financial condition, operating results and/or cash flows.

There is intense competition in the quick service restaurant industry.

     Our industry is intensely competitive and there are many well-established competitors with substantially greater financial and other resources than us. In addition to current competitors, one or more new major competitors with substantially greater financial, marketing, and operating resources than we have available could enter the market at any time and compete directly against us. In addition, in virtually every major metropolitan area in which we operate or expect to enter, local or regional competitors already exist.

     Our bagel products compete directly against all bakery and restaurant outlets that serve bagels, including the bakery section of supermarkets, and a growing number of bagel bakeries. Although competition in the bagel market is fragmented, we compete and, in the future, will increasingly compete with other chains including Bruegger's Bagels, a Vermont based retailer with over 250 stores. In addition to current competitors, one or more new major competitors with substantially greater financial, marketing, and operating resources than we have could enter the market at any time and compete directly against us.

     We compete against other specialty retailers and restaurants for store sites, and there can be no assurance that we will be able to continue to secure adequate sites at acceptable rent levels. We also face competition from franchisors in our industry and other industries for the sale of franchises, many of which have substantially greater financial and technical resources, marketing capabilities and experience than we have. There can be no assurance that we will be able to compete successfully against these competitors in securing desirable franchisees.

We face risks associated with government regulation.

     Each of our Company-owned and franchised stores is subject to licensing and regulation by the health, sanitation, safety, building and fire agencies of the respective states and municipalities in which the store is located. A failure to comply with one or more regulations could result in the imposition of sanctions, including the closing of facilities for an indeterminate period of time, or third-party litigation, any of which could have a material adverse effect on us and the results of our operations.

     In addition, our franchise operations are subject to regulation by the Federal Trade Commission. We and our franchisees must also comply with state franchising laws and a wide range of other state and local rules and regulations applicable to our business. Continued compliance with this broad federal, state and local regulatory network is essential and costly and the failure to do so can have an adverse effect on us and our franchisees.

     Under various federal, state and local laws, an owner or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on or in such property. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Although we are not aware of any environmental conditions that require remediation by us under federal, state or local law at our properties, we have not conducted a comprehensive environmental review of our properties or operations, particularly with respect to the Einstein Bros. and Noah's New York Bagels stores we purchased in June 2001, and no assurance can be given that we have identified potential environmental liabilities at our properties or that such liabilities would not have a material adverse effect on our financial condition.

We rely, in part, on our franchisees to develop and promote our business.

     We will rely in part upon our franchisees, and the manner in which they operate their stores, to develop and promote our business. Although we have developed criteria to evaluate and screen prospective franchisees, there can be no assurance that franchisees will have the business acumen or financial resources necessary to operate successful franchises in their franchise areas. The failure of franchisees to operate franchises successfully could have a material adverse effect on us, our reputation and prospective franchisees.

We depend on certain suppliers.

     We currently purchase our raw materials from certain suppliers. Though to date we have not experienced difficulties with our suppliers, our reliance on our suppliers subjects us to a number of risks, including possible delays or interruption in supplies, diminished control over quality and a potential lack of adequate raw material capacity. Any disruption in the supply of or degradation in the quality of the raw materials provided by our suppliers could have a material adverse effect on our business, operating results and financial condition. In addition, such disruptions in supply or degradations in quality could have a long term detrimental impact on our efforts to develop a strong brand identity and a loyal customer base.

Our trademarks and other proprietary rights may not be protected

     We believe that our trademarks and other proprietary rights are important to our success and our competitive position and are among our most significant assets. Accordingly, we devote substantial resources to the establishment and protection of our trademarks and proprietary rights. However, the actions taken by us may be inadequate to prevent imitation of our products by others or to prevent others from claiming violations of their trademarks and proprietary rights by us. In addition, others may assert rights in our trademarks and other proprietary rights.

Control may be exercised by the holders of our Series F Preferred Stock

     The holders of Series F Preferred Stock currently own warrants to purchase common stock equal to 56.2% of the voting stock of the Company. In addition, in the event that the Series F Preferred Stock remains outstanding after January 2002, the holders of Series F Preferred Stock are entitled to receive, every six months, additional warrants equal to 0.375% of the fully diluted common stock for every 5,000 shares of Series F Preferred Stock owned by such holders. Therefore, the warrants held by the holders of the Series F Preferred Stock are exercisable for a majority of the Company's common stock thereby permitting such holders to acquire control of the Company. In addition, the holders of Series F Preferred Stock currently have the right to designate up to four members of the Board of Directors and, in the event that any dividends on the Series F Preferred Stock are in arrears, or that the Series F Preferred Stock is not redeemed on January 18, 2004 or as otherwise required in accordance with its terms, the holders of the Series F Preferred Stock will be entitled to designate a majority of the members of the Board of Directors. This concentration of voting power would allow the holders of the Series F Preferred Stock to direct the Company's affairs, and may also have the effect of delaying or preventing a change of control of the Company.

We rely on our key personnel.

     Our success depends to a large degree upon the efforts and abilities of our officers and key management employees, particularly R. Ramin Kamfar, the Company's Chairman, Anthony Wedo, the Company's Chief Executive Officer and Jerold E. Novack, the Company's Executive Vice President and Chief Financial Officer. The loss of the services of one or more of our key employees could have a material adverse effect on our business prospects and/or potential earning capacity. We have entered into employment and non-competition agreements with each of our executive officers.

We are subject to seasonal fluctuations in demand.

     Historically, our operations have been seasonal, with the lowest sales and profitability occurring in the first quarter, reflecting decreased traffic as a result of inhospitable winter weather and fewer daylight hours. Our results of operations may also fluctuate from quarter to quarter in the future as a result of the amount and timing of sales contributed by new and acquired stores and the integration of new stores into our operations, as well as other factors including marketing programs.

We are authorized to issue blank check preferred stock.

     Our certificate of incorporation authorizes the issuance of preferred stock with designations, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. Issuance of the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

We have a stockholders' rights plan.

     We have in effect a Stockholder Rights Plan. In the event that a person or persons not authorized by the Board of Directors acquires or tenders for 15% or more to the outstanding common stock, certain mechanisms are activated which will make larger amounts of common stock available to all of the stockholders (other than the acquirors) at reduced prices. One effect of the rights plan is to discourage unsolicited tender offers or other strategies to acquire the Company.

We have a classified board of directors.

     Our certificate of incorporation provides for a classified board of directors. This means that no more than approximately one-third of the board of directors is elected each year. Accordingly, a person desiring to replace a majority of the board of directors would have to obtain successful votes for its nominees in two successive years. One effect of the classified board of directors may be to discourage unsolicited tender offers.

We pay no cash dividends.

     We have paid no cash dividends on any of our shares of capital stock since our inception and at the present time we do not anticipate paying dividends on the Common Stock in the foreseeable future. Any future dividends will depend on our earnings, if any, our financial requirements, contractual commitments and other factors. Our present finance agreements do not allow the payment of cash dividends.

We have a substantial number of warrants outstanding.

     As a result of recent financings related to the acquisition of the Einstein business, we currently have ____ shares of Common Stock issued and outstanding and ____ shares of Common Stock which may be issued on the exercise of warrants, substantially all of which are exercisable at $.01 per share of Common Stock.
The exercise of the warrants and the sale of the Common Stock in the public markets will result in the infusion of a substantial additional number of shares of Common Stock.


                           FORWARD-LOOKING STATEMENTS

     Certain statements in this Prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). The words "forecast", "estimate", "project", "intent", "expect", "should", and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements, expressed or implied by such forward-looking statements.

     We are dependent upon the success of existing and new franchised and Company-operated stores and alternative distribution outlets; our success and that of our franchisees in getting new stores or other retail locations opened; our ability to attract new qualified franchisees; of which there can be no assurance, and such other factors as competition, commodity pricing and economic conditions.

     The opening and success of stores will depend on various factors, including the availability of suitable store sites and the negotiation of acceptable lease terms for new locations, the ability to obtain construction and other necessary permits in a timely manner, the ability to meet construction schedules, the financial and other capabilities of our franchisees, competition and general economic and business conditions. Our business is subject to changes in consumer taste, national, regional and local economic conditions, demographic trends and the type, number and location of competing businesses. Competition is increasing significantly with an increasing number of national, regional and local stores competing for franchisees and store locations as well as customers.

     Our future results may also be negatively impacted by future pricing of the key ingredients for our frozen bagel dough, cream cheeses and coffee beverages. The success of sales units in alternative distribution locations, including convenience stores, supermarkets, military bases and other non-traditional locations, will depend, in addition to the factors affecting traditional franchisee and Company-owned stores, on the consumer traffic at the locations in which they are located.

     Our future results will depend on our ability to integrate and operate the business of Einstein/Noah Bagel Corp. that we purchased in June 2001, which resulted in an exponential growth in our operations.

     The opening and remodeling of stores, as well as opening of sales units within alternative locations, may be subject to potential delays caused by, among other things, permits, weather, the delivery of equipment and materials, and the availability of labor.


                             ACQUISITION OF EINSTEIN

     We were the successful bidder in an auction for substantially all of the assets of Einstein (the "Einstein Assets") in Einstein's Chapter 11 bankruptcy proceeding. The auction was conducted on June 1, 2001, at which time our bid for the Einstein Assets was determined to be the highest and best bid. On June 1, 2001 there was an Order of the Bankruptcy Court approving the sale of the Einstein Assets.

     The amount of our bid was $160 million plus the assumption of up to $30 million of Einstein's current operating liabilities. The closing of the transaction occurred on June 19, 2001. At closing, the bid price was paid into the Einstein bankruptcy estate and our subsidiary, Einstein Acquisition Corp., received title to the Einstein Assets free and clear of all liens and encumbrances. Einstein Acquisition Corp. assumed Einstein's current liabilities.

     New World and an affiliate owned approximately $61.5 million aggregate principal amount of the 7.25% subordinated convertible debentures due June 2004 (the "Einstein Debentures") of Einstein. New World's Einstein Debentures have been declared an allowed claim in the Einstein Chapter 11 bankruptcy proceeding. New World and its affiliate contributed the Einstein Debentures to New World EnbcDeb Corp., an unrestricted subsidiary of New World ("ENBCDeb") and ENBCDeb issued $35 million aggregate principal amount of Senior Notes (the "ENBCDeb Notes"), secured by the Einstein Debentures. New World has received the proceeds of such issuance in the form of a distribution which were used to fund the purchase of the Einstein Assets. To the extent that the amount received by ENBCDeb on account of the Einstein Debentures from the bankruptcy estate is insufficient to repay the ENBCDeb Notes, New World will be obligated to issue Preferred Stock in an amount equal to any such deficiency. See "Description of Capital Stock--Preferred Stock--Contingency Preferred Stock." The contribution, issuance and distribution are collectively referred to herein as the "Einstein Debenture Financing."

     For a description of the properties that we acquired and the leases that we entered into in connection with the transactions contemplated by the acquisition agreements, see "Business--Properties."

                                 USE OF PROCEEDS

     We will not receive any proceeds from the exchange offer. In consideration for issuing the new notes, we will receive the outstanding notes in like original principal amount at maturity. All outstanding notes received in the exchange offer will be canceled.

                                 CAPITALIZATION

     The following table sets forth our capitalization at July 3, 2001:

                                                                    As of July 3, 2001
                                                                      (in thousands)

Cash and Cash Equivalents...............................................  $ 14,734
                                                                           =======
Total Debt:.............................................................  $147,547
                                                                           -------
   Short Term Debt, net.................................................  $ 33,321
                                                                           -------
   Senior Secured Increasing Rate Notes, net............................  $109,926
                                                                           -------
   Capital Lease Obligations and Other Debt.............................  $  4,300
                                                                           -------
          Total Debt:...................................................  $147,547
                                                                           -------
Redeemable Preferred Stock..............................................  $ 36,054
                                                                           -------
Temporary Equity........................................................  $ 23,693
                                                                           -------
Shareholders' Equity....................................................  $ 35,342
                                                                           -------
   Total Capitalization.................................................  $242,636
                                                                           =======


                    SELECTED FINANCIAL INFORMATION--NEW WORLD

     The following table sets forth our selected financial and operating data. The income statement data and balance sheet data as of and for each of the five years ended December 31, 2000 are derived from New World consolidated financial statements, which have been audited by Arthur Andersen, LLP, independent public accountants. The Income Statement data for the quarter ended July 3, 2001 and July 3, 2000 have been derived from the unaudited financial statements which, in the opinion of management, are prepared on a basis consistent with the audited consolidated financial statements which appear elsewhere in this prospectus and include all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation of New World's financial position and results of operations at such dates and for such periods. Financial and operating results for the quarter ended July 3, 2001 are not necessarily indicative of the results that may be expected for the full fiscal year. The data presented below should be read in conjunction with, and is qualified in our entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the notes thereto appearing elsewhere in this prospectus.

                                                       Fiscal Year Ended                         Six Months Ended
                                                       -----------------                         ----------------
                                December    December    December    December    December
                                     29,         28,         27,         26,         31,     June 25,       July 3,
                                    1996        1997        1998        1999        2000         2000         2001
                                    ----        ----        ----        ----        ----         ----         ----
                                                 (Dollars in thousands, except per share data)

Consolidated Income
   Statement Data:
Revenues..................       $11,340     $15,868     $17,283     $39,925     $45,723      $19,314        $35,700
Cost of sales.............         6,474      13,139      12,464      27,948      31,045       12,619         27,322
Other operating expenses..         3,521          --          --          --          --           --             --
General and administrative
   expenses...............         2,739       2,979       3,462       6,137       6,694        3,175          4,408
Depreciation and
   amortization...........         1,353       2,281       1,464       2,249       2,774        1,159          2,324
Provision for store
   closings and
   reorganization costs...         1,800         300       2,224          --          --           --          6,690
Noncash charge in
   connection with the
   realization of assets..            --       3,481       4,235          --          --           --          2,800
Operating income (loss)...       (4,547)     (6,312)     (6,566)       3,591       5,210        2,361        (7,836)
Net interest expense......            74         425         926       1,407       1,960          939          3,555
Gain (loss) on sale of
   investments............            --          --          --          --       (339)           --            241
Impairment in value
   of investment..........            --          --          --          --          --           --          5,000
Write-off of debt issuance
   costs..................         1,050          --          --          --          --           --             --
Income before income taxes
   and minority interest..       (5,671)     (6,737)     (7,492)       2,184       2,911        1,422       (16,150)
Provision (benefit) for
   income taxes...........            --          --          --          --     (3,100)           --            166
Extraordinary item........            --          --          --       (240)          --           --             --
Minority interest.........            --          --          --          --          --           --          1,578
                                -------     -------     -------       ------      ------       ------         ------
   Net income (loss)......      $(5,671)    $(6,737)    $(7,492)      $2,424      $6,011       $1,422       $(17,894)
                                -------     -------     -------       ------      ------       ------         ------



   Net income (loss) per
      share--basic.........       $(2.52)     $(1.60)     $(1.09)       $0.24       $0.32      $0.12         $(1.52)
   Net income (loss) per
      share--diluted.......        (2.52)      (1.60)      (1.09)        0.23        0.29       0.12          (1.52)
Other Financial Data:
Depreciation and
   amortization...........         1,353       2,281       1,463       2,249       2,774       1,159           2,324
Capital expenditures......         3,605       2,140         836       1,432         335         216             243
Ratio of earnings to fixed
   charges(1).............            --          --          --        1.90        1.15
Consolidated Balance Sheet
   Data:
Cash......................        $1,420      $1,149      $5,270      $2,880      $2,271                     14,734
Net property, plant and
   equipment..............        10,208       6,687       6,890       7,018       6,970                    118,195
Total assets..............        16,956      13,976      38,093      44,025      65,698                    334,554
Long-term debt............         2,200       2,408      13,531      15,557      13,690                    113,589
Total shareholders' equity        10,282       7,906       8,943      12,372      26,733                     35,342

-----------

(1) In calculating the ratio of earnings to fixed charges, earnings include income (loss) before income taxes plus fixed charges. Fixed charges consist of interest expense and amortization of deferred financing fees, whether expensed or capitalized, plus the portion of rental expense under operating leases which we believe to be representative of an appropriate interest factor. For the fiscal years ended December 1998, 1997 and 1996, and the six month period ended July 3, 2001, our earnings were insufficient to cover fixed charges by $7,491,610, $6,736,157, $5,657,951 and ________
     respectively.


                 SELECTED CONSOLIDATED FINANCIAL DATA--EINSTEIN

     The following table sets forth selected financial and operating data for Einstein. The income statement data and balance sheet data as of and for each of the five years ended January 2, 2001 are derived from Einstein's consolidated financial statements, which have been audited by Arthur Andersen, LLP, independent public accountants. The Income Statement data for the quarter ended April 24, 2001 and April 16, 2000 have been derived from the unaudited financial statements which, in the opinion of management, are prepared on a basis consistent with the audited consolidated financial statements which appear elsewhere in this prospectus and include all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation of Einstein's financial position and results of operations at such dates and for such periods. Financial and operating results for the quarter ended April 24, 2001 are not necessarily indicative of the results that may be expected for the full fiscal year. The data presented below should be read in conjunction with, and is qualified in our entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the notes thereto appearing elsewhere in this prospectus.

                                                              Fiscal Year Ended                                  Quarter Ended
                                                              -----------------                                  -------------
                                December 29,   December 28,   December 27,    December 26,   January 2,    April 16,      April 24,
                                        1996           1997           1998            1999         2001         2000           2001
                                        ----           ----           ----            ----         ----         ----           ----
                                                    (In thousands, except per share data and number of stores)

Consolidated Statements of
   Operations Data:
Revenue:

   Store revenue............         $35,803         $28,436       $371,919        $375,549     $375,703     $118,323       $111,778
   Royalties and
      franchise-related fees          19,918          28,286             --              --           --           --             --
   Interest income from
      franchisees...........           5,986          21,566             --              --           --           --             --

        Total revenue.......          61,707          78,288        371,919         375,549      375,703      118,323        111,778
Depreciation and Amortization          5,431           8,501         34,777          26,534       29,972        8,647          9,043
Income (loss) from operations         10,039           3,664      (234,885)         (3,490)      (4,920)      (6,110)        (1,752)
Reorganization items........              --              --             --              --     (18,340)           --        (3,752)
Net income (loss)...........           5,707         (1,402)      (203,927)        (14,383)     (28,230)      (9,331)        (6,766)
Basic earnings (loss) per
   share....................            0.29          (0.04)         (6.18)          (0.43)       (0.85)       (0.28)         (0.20)
Diluted earnings (loss) per
   share....................            0.27          (0.04)         (6.18)          (0.43)       (0.85)       (0.28)         (0.20)
Weighted average number of
   common shares outstanding:
        Basic...............          19,286          32,956         33,024          33,271       33,271       33,271         33,271
        Diluted.............          21,023          32,956         33,024          33,271       33,271       33,271         33,271
Store Data (unaudited):
Systemwide net revenue......        $138,251        $302,995       $371,919        $375,549     $375,703     $118,323       $111,778

Number of stores at end of
   period...................             315             574            546             539          458                         458
Other Financial Data:
Capital expenditures........          38,198          11,189         17,430          13,515       13,125        6,512          5,276
Consolidated Balance Sheet
   Data:
Cash........................         $50,741         $34,148         $3,766          $2,708       $3,959       $1,544         $3,721
Net property, plant and
   equipment................          28,213         194,152        122,403         123,736      120,342      124,939        119,131
Total assets................         332,418         643,128        375,142         361,260      342,707      356,043        339,433
Long-term debt..............              --         149,000        148,625              --           --           --             --
Stockholders' equity........         315,517         330,346        129,358         114,975       86,745      105,644         79,979
-----------


         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

Results of Operations--New World

Year to Date Period Ended July 3, 2001 Compared to Year to Date Period Ended June 25, 2000

Revenues. Total revenues increased 84.9% to $35.7 million for the year to date period ended July 3, 2001 from $19.3 million for the comparable 2000 period. The increase in revenues was primarily attributable to additional retail sales from the Einstein Bros. and Noah's NY Bagel brands acquired in June 2001. Retail sales increased 588.0% to $21.8 million or 60.9% of total revenues for the year to date period ended July 3, 2001 from $3.2 million or 16.4% of total revenues for the comparable 2000 period. The increase was attributable to the addition of 458 company-owned stores that were acquired as the result of the Einstein Acquisition in June 2001. Manufacturing revenues decreased 14.1% to $10.9 million or 30.5% of total revenues for the year to date period ended July 3, 2001 from $12.7 million or 65.6% of total revenues for the comparable 2000 period. The decrease in manufacturing revenues was primarily the result of the Company's decision to outsource its low-margin distribution business (which had been included in manufacturing revenues in the 2000 period). In addition, the Company experienced extreme weather in its core markets during the first quarter of 2001, also having a negative impact on manufacturing revenues. Franchise related revenues decreased 11.8% to $3.1 million or 8.6% of total revenues for the year to date period ended July 3, 2001 from $3.5 million or 18.0% of total revenues for the comparable 2000 period. The decrease in franchise related revenues was partially attributable to extreme weather conditions experienced during the year to date period ended July 3, 2001 in the Company's core markets. In addition, the decline reflects a lower store base in the year to date period ended July 3, 2001, in part, resulting from Management's decision to terminate certain franchisees whose operations did not comply with the Company's policies.

Costs and Expenses.

Cost of Sales as a percentage of related manufacturing and retail sales increased to 83.7% for the year to date period ended July 3, 2001 from 79.7% for the comparable 2000 period. The increase primarily resulted from a shift in sales mix towards retail store revenues.

General and administrative expenses increased to $4.4 million for the year to date period ended July 3, 2001 from $3.2 million for the comparable 2000 period. The increase was primarily the result of assumption of certain costs resulting from the Einstein Acquisition. General and administrative expenses expressed as a percentage of total revenues declined to 12.3% of total revenues for the year to date period ended July 3, 2001 from 16.4% of total revenues for the comparable 2000 period. The decline is the result of the higher revenue base during the 2001 quarter.

Depreciation and amortization expenses increased to $2.3 million or 6.5% of total revenues for the year to date period ended July 3, 2001 from $1.2 million or 6.0% of total revenues for the comparable 2000 period. The increase was primarily attributable to depreciation on company-owned stores acquired during 2000 and depreciation on assets acquired in the Einstein Acquisition.

Interest expense, net for the year to date period ended July 3, 2001 increased to $3.6 million, or 10.0% of total revenues from $0.9 million or 4.9% of total revenues for the comparable 2000 period. The increase was primarily the result of interest and related costs incurred on debt associated with the Einstein Acquisition.

Permanent impairment in the value of investments was $5.0 million, or 14.0% of total revenues for the year to date period ended July 3, 2001. There was no such charge in the comparable 2000 period. The charge reflects management's estimate of the proceeds the Company will receive from the bankruptcy estate of Einstein Noah Bagel Corp. on account of its investment in certain debentures of Einstein Noah Bagel Corp.

Provision for integration and reorganization costs was $6.7 million or 18.7% of total revenues for the year to date period ended July 3, 2001. There was no such charge for the comparable 2000 period. The charge in 2001 reflects expenses related to the reorganization and integration of existing facilities and operations with those acquired in the Einstein Acquisition.

Noncash charge in connection with the realization of assets was $2.8 million or 7.8% of total revenues for the year to date period ended July 3, 2001. There was no such charge for the comparable 2000 period. The charge resulted from management's evaluation of long lived assets in accordance with SFAS 121.

Provision for income taxes increased to $0.2 million or 0.5% of total revenues for the year to date period ended July 3, 2001 from $0 for the comparable 2000 period. The increase was attributable to certain deferred tax benefits recognized in the 2000 period relating to the recognition of deferred tax assets.

Minority interest was $1.6 million or 4.4% or total revenues for the year to date period ended July 3, 2001. This charge is attributable to accretion of the value assigned to warrants and the investment return to investors in Greenlight New World, L.L.C.

Net Income/(Loss).

Net loss for the year to date period ended July 3, 2001 was $17.9 million compared to net income of $1.4 million for the comparable 2000 period. The decrease in net income is primarily a result of the decrease in margins resulting from a change in sales mix to retail sales, noncash charges for impairment in the value of investments, store closing and reorganization costs, and the noncash charge in connection with the realization of assets as well as the allocation of earnings to the minority interest.

Fiscal Year Ended December 31, 2000 Compared To Fiscal Year Ended December 26, 1999

Revenues. Total revenues increased 14.5% to $45,722,881 for fiscal 2000 from $39,925,398 for fiscal 1999. Manufacturing revenues increased to $26,011,188 or 56.9% of revenues for fiscal 2000 from $25,104,635 or 62.9% of revenues for fiscal 1999. Royalties and franchise related revenues increased to $7,714,511 or 16.9% of total revenues for fiscal 2000 from $6,171,413 or 15.5% of total revenues for fiscal 1999. Retail sales increased to $11,997,182 or 26.2% of revenues for fiscal 2000 from $8,649,350 or 21.7% of revenues for fiscal 1999, primarily due to the acquisition of additional New World-owned stores.

Costs and Expenses. Cost of Sales as a percentage of related manufacturing and retail sales decreased to 81.7% in fiscal 2000 from 82.8% in fiscal 1999. The reduction in costs was attributable to improved manufacturing margins as New World was able to leverage existing plant capacity on higher manufacturing sales volumes.

     General and administrative expenses increased to $6,694,107 or 14.6% of revenues for fiscal 2000 from $6,136,510 or 15.4% of revenues for fiscal 1999. General and administrative expenses expressed as a percentage of total revenues decreased to 14.6% in fiscal 2000 from 15.4% in fiscal 1999. The increase in dollars spent is primarily attributable to additional administrative costs associated with recently acquired New World-owned stores. General and administrative expenses expressed as a percentage of revenues continue to decline as New World continues to leverage its existing infrastructure.

Depreciation and amortization expense increased to $2,774,033 or 6.1% of revenues for fiscal 2000 from $2,249,340 or 5.6% of revenues for fiscal 1999. The increase was primarily attributable to depreciation on New World-owned stores acquired during fiscal 2000.

Income from Operations. Income from operations increased to $5,209,777 or 11.4% of revenues for fiscal 2000 from $3,591,093 or 9.0% of revenues for fiscal 1999. The increase is primarily attributable to increased sales for 2000 and improved margins.

     Interest expense, net for fiscal 2000 increased to $1,960,103 or 4.3% of revenues from $1,407,018 or 3.5% of revenues for fiscal 1999. The increase in interest expense is primarily attributable to debt incurred in connection with the Chesapeake Bagel Bakery acquisition during the third quarter of 1999.

     Loss on the sale of investments increased to $338,926 for fiscal 2000 from $0 for fiscal 1999. The loss in 2000 was attributable to New World's trading activities in marketable equity and debt securities.

Extraordinary item. Gain from the early extinguishment of debt, net, decreased to $0 for fiscal 2000 from $240,023 in fiscal 1999. The gain represents a discount earned for the prepayment of the Manhattan Bagel Unsecured Creditors' Trust Note, which was partially offset by the costs associated with obtaining such discount.

Net Income. Net income for fiscal 2000 increased to $6,010,926 or 13.1% of revenues from $2,424,098 or 6.1% of revenues in fiscal 1999. The primary reasons for the increase in net income were the increased revenue base for fiscal 2000, and the realization of certain income tax benefits.

Income Taxes. New World accounts for income taxes under Statement of Financial Accounting Standards No. 109 (SFAS 109). Realization of deferred taxes is dependent on future events and earnings, if any, the timing and extent of which are uncertain. During 1999, MBC contributed substantially all of the profitability of New World and accordingly, the valuation allowance relating to such deferred tax assets has been reversed. The offsetting benefit has been reflected as a reduction of the goodwill recorded in connection with the acquisition of MBC. During 2000, New World evaluated its tax loss carryforwards and related deferred tax asset resulting in the recognition of a deferred income tax benefit of $3,100,178. At December 31, 2000, New World had net operating loss carryforwards of approximately $39,700,000 available to offset future taxable income. These amounts expire at various times through 2020. As a result of ownership changes resulting from sales of equity securities and the acquisition of MBC New World's ability to use the loss carryforwards is subject to limitations as defined in Sections 382 of the Internal Revenue Code of 1986, as amended.

Fiscal Year Ended December 26, 1999 Compared To Fiscal Year Ended December 27, 1998

     All  revenue  and  expense   figures  below  reflect  the  results  of  the
acquisition of Manhattan Bagel Company, Inc. on November 24, 1998.

Revenues. Total revenues increased 131.0% to $39,925,398 for fiscal 1999 from $17,282,524 for fiscal 1998. Manufacturing revenues increased to $25,104,635 or 62.9% of revenues. The increase was primarily attributable to manufacturing revenues associated with MBC being included in New World's results for fiscal 1999. Royalties and franchise related revenues increased to $6,171,413 or 15.5% of total revenues from $2,728,137 or 15.8% of total revenues for the comparable 1998 period. The increase was primarily attributable to royalties and franchise revenues associated with MBC being included in New World's results for fiscal 1999 and additional revenues attributable to the acquisition of the assets of CBB during fiscal 1999. Retail sales decreased 30.0% to $8,649,350 for fiscal 1999 from $12,361,242 for the comparable 1998 period, primarily due to the sale of New World-owned stores to franchisees.

Costs and Expenses. Cost of Sales as a percentage of related manufacturing and retail sales improved to 82.8% in fiscal 1999 from 85.6% in fiscal 1998. The reduction in costs was attributable to a more profitable product mix as New
World shifted from a predominantly retail sales mix in fiscal 1998 to a predominantly manufactured goods sales mix in fiscal 1999.

     General and administrative expenses as a percentage of total revenues decreased to 15.4% in fiscal 1999 from 20.0% in fiscal 1998. The decline in general and administrative expenses as a percentage of total revenues reflects the elimination of duplicative expenses after the acquisition of MBC, New World's efforts to streamline certain administrative functions and the higher revenue base available in fiscal 1999.

     Depreciation and amortization expenses as a percentage of total revenues decreased to 5.6% for fiscal 1999 from 8.5% for fiscal 1998 primarily due to an increase in New World's revenue base, the sale of Company-owned stores to franchisees and New World's compliance with FASB 121.

     In fiscal 1998, New World recorded the following charges: a $4,235,266 non-cash charge in compliance with FASB 121; a $1,874,212 restructuring charge relating to the closing of its New York office and costs associated with the elimination of duplicate corporate functions; and a $350,000 provision for store closings. No similar charges were recorded in fiscal 1999.

Income from Operations. Income from operations increased to $3,591,093 for fiscal 1999 from a loss from operations of ($6,566,143) in fiscal 1998. The increase in income from operations in 1999 reflects the Company's increased revenue base coupled with post-acquisition cost savings attributable to the acquisition of MBC and the elimination of non-cash charges pursuant to FASB 121 and store closing costs.

     Interest expense, net for fiscal 1999 increased to $1,407,018 or 3.5% of revenues from $925,467 or 5.4% of revenues for fiscal 1998. The increase in interest expense is attributable to debt incurred in connection with the acquisitions of MBC and CBB.

Extraordinary item. The extraordinary item in fiscal 1999 resulted from the early extinguishment of debt at a discount from its face value. During 1999, New World settled its liability with the Manhattan Bagel Unsecured Creditors' Trust for an amount less than its carrying value. The discount, net of related costs incurred to extinguish the debt is reflected as an extraordinary item in fiscal 1999. There were no comparable items in fiscal 1998.

Net Income. Net income for fiscal 1999 increased to $2,424,098 or 6.1% of revenues from a loss of ($7,491,610) or (43.4%) of revenues in fiscal 1998. The primary reasons for the increase in net income were the increased revenue base for fiscal 1999, elimination of non-cash charges in connection with realization of assets, elimination of provision for store closing costs and cost savings associated with the integration of New World Coffee and MBC administrative functions.

Results of Operations--Einstein

Fiscal Quarter Ended April 24, 2001 Compared To Fiscal Quarter Ended April 16, 2000

Revenue. Total store net revenue decreased 5.5% to $111.8 million for the quarter ended April 24, 2001 compared to $118.3 million for the prior comparable quarter. The decrease in store net revenue was due to a decrease in the average number of stores from 535 to 459. This decrease is offset by an increase in average net weekly per store sales of 10.5% to $15,103 from $13,667 for the prior comparable period. Average net weekly per store sales represents weekly per store average revenue, after customer and employee discounts, for all stores open at the end of the periods presented. The increase in average net weekly per store sales was due to several factors, including the closure of 85 under performing units, increased marketing spending, menu changes, higher menu prices and focus on improved store level operations.

     Comparable store sales increased 3.7% from the prior comparable quarter. Comparable store sales represent average net weekly per store sales for stores open since the beginning of the prior year's comparable period. There were 454 stores in the comparable store sales base.

Store Costs and Expenses. Cost of products sold as a percent of store net revenue remained relatively constant at 32.8% for the quarter ended April 24, 2001 from 32.9% for the prior comparable quarter.

     Salaries and benefits as a percent of store net revenue decreased to 29.9% for the quarter ended April 24, 2001 from 31.0% for the prior comparable quarter. The decrease reflected Einstein's ability to leverage store labor as average net weekly per store sales increased.

     Other controllable costs (such as utilities, repair and maintenance, and supplies) as a percent of store net revenue decreased to 8.4% for the quarter ended April 24, 2001 from 8.7% for the prior comparable quarter. The decrease was due primarily to the leverage achieved through the closure of under performing stores.

     Rent, occupancy and related costs as a percent of store net revenue decreased to 8.9% for the quarter ended April 24, 2001 from 9.5% for the prior comparable quarter. The decrease reflects leverage gained by the closure of under performing stores as well as the leverage gained by the increased average net weekly per store sales.

     Marketing expenses as a percent of store net revenue increased to 4.7% for the quarter ended April 24, 2001 from 4.2% for the prior comparable quarter. The increase was the result of a decision to increase marketing spending in fiscal 2001.

     As a result of the factors described above, store margins before depreciation and amortization as a percent of store net revenue increased to 15.3% for the quarter ended April 24, 2001 compared to 13.7% for the prior comparable quarter.

     Depreciation and amortization as a percent of store net revenue remained relatively constant at 3.6% for the quarter ended April 24, 2001 compared to 3.1% for the prior comparable quarter.

Non-Store Salaries, Benefits, General and Administrative. Non-store salaries, benefits, general and administrative expenses as a percent of total revenue remained relatively constant at 8.8% for the quarter ended April 24, 2001 compared to 9.2% for the prior comparable quarter. The majority of the net change is represented by the $1.2 million retention bonus which was paid out in the quarter ended April 16, 2000.

Reorganization Expenses. Einstein incurred reorganization expenses of $3.8 million for the quarter ended April 24, 2001; compared to pre-petition reorganization expense of $2.6 million. Such expenses consist primarily of professional fees paid to representatives of Einstein and professional fees incurred by Einstein's bank lenders, the holders of Einstein's convertible subordinated debt and the members of Bagel Funding.

Non-Store Depreciation and Amortization. Non-store depreciation and amortization (excluding goodwill amortization) as a percent of total revenue remained relatively constant at 1.3% for the quarter ended April 24, 2001 from 1.2% for the prior comparable quarter. Goodwill amortization as a percent of total revenue remained relatively constant at 3.2% for the quarter and 3.0% for the prior comparable quarter.

Other Expense. Einstein incurred other expense of $1.4 million for the quarter ended April 24, 2001 compared to other expense of $3.9 million for the prior comparable quarter. The decrease was due to the exclusion of bond interest due to Einstein's Chapter 11 filing.

Minority Interest. The minority interest in losses of Bagel Partners was $0.2 million for the quarter ended April 24, 2001 compared to $0.7 million for the quarter ended April 16, 2000.

Income Taxes. Einstein had a $52,000 income tax expense in the first quarter of 2001, consisting of state and local taxes.

Fiscal Year Ended  January 2, 2001  Compared to Fiscal Year Ended  December  26,
1999

Revenue. Total store net revenue remained relatively constant at $375.7 million in 2000 compared to $375.5 million in the prior year. The net change in store net revenue was primarily due to an increase in average net weekly per store sales offset by a decrease in the average number of stores. Average net weekly per store sales increased 10.0% to $14,847 compared to $13,490 in the prior year. Average net weekly per store sales represents weekly per store average revenue, after customer and employee discounts, for all stores open at the end of the periods presented. The increase in average net weekly per store sales was due to the effect of several Einstein initiatives, including menu changes, higher menu prices, closure of under-performing stores, increased marketing spending and focus on improved store level operations. The average number of stores in operation in 2000 was 482 compared to 540 in the prior year; the reduction was the result of closing 84 under-performing stores and opening three stores in 2000.

     Comparable store sales increased 4.6% from the prior year. Comparable store sales represent average net weekly per store sales for stores open since the beginning of the prior year. There were 450 stores in the comparable store base.

Store Costs and Expenses. Cost of products sold as a percent of store net revenue decreased to 32.7% in 2000 from 33.0% in the prior year. The decrease was primarily attributable to improved management of food costs.

     Salaries and benefits as a percent of store net revenue decreased to 30.4% in 2000 from 31.3% in the prior year. The decrease reflects the elimination of higher fixed labor costs as a percent of revenue at the under-performing stores closed in 2000, as well as Einstein's ability to leverage store labor at operating stores as average net weekly per store sales increased.

     Other controllable costs (such as utilities, repair and maintenance, and supplies) as a percent of store net revenue increased to 8.4% in 2000 from 8.2% in the prior year. The increase was due primarily to an increase in system support fees, credit card fees, and repair and maintenance charges.

     Rent, occupancy and related costs as a percent of store net revenue decreased to 8.8% in 2000 from 9.6% in the prior year. The decrease reflects the elimination of higher fixed rent expenses as a percent of revenue at the under-performing stores closed in 2000, as well as the leverage gained by increased average net weekly per store sales at operating stores.

     Marketing expenses as a percent of store net revenue increased to 3.9% in 2000 from 2.4% in the prior year. The increase was the result of a decision to increase marketing spending in fiscal 2000.

     As  a  result  of  the  factors  described  above,   store  margins  before
depreciation and amortization as a percent of store net revenue increased to 15.8% in 2000 from 15.4% in the prior year.

     Depreciation and amortization as a percent of store net revenue increased to 3.3% in 2000 from 2.9% in the prior year. The increase reflects the elimination of negligible depreciation expense as a percent of revenue at the under-performing stores closed in 2000, the long-lived assets of which had previously been determined to be impaired and were reduced to minimal amounts in 1998.

Non-store Salaries, Benefits, General and Administrative Expenses. Non-store salaries, benefits, general and administrative expenses as a percent of total revenue decreased to 8.4% in 2000 from 9.3% in the prior year. The net change reflects retention bonus payments of $1.6 million, a 401(k) employer match of $0.7 million and a one-time charge of $0.4 million related to commissary closures in 2000, offset by efficiencies of $4.0 million gained by Einstein related to the infrastructure separation from Boston Chicken, a one-time charge of $1.6 million related to store and commissary closures in 1999 and a one-time charge of $0.6 million related to the settlement of stockholder litigation in 1999.

Pre-Petition Reorganization Expenses. Einstein incurred pre-petition reorganization expenses of $2.6 million in 2000; there were no reorganization expenses in the prior year. Such expenses consist primarily of professional fees paid to representatives of Einstein and Bagel Partners, and professional fees incurred by Einstein's bank lenders, the holders of the Debentures and the members of Bagel Funding, which were paid by Einstein, including $1.3 million which had been incurred in fiscal 1999 and had previously been capitalized in anticipation of the issuance of securities by Einstein in a restructuring transaction.

Non-Store Depreciation and Amortization. Non-store depreciation and amortization (excluding goodwill amortization) as a percent of total revenue increased to
1.6% in 2000 from 1.1% in the prior year. The increase reflects the capitalization of hardware, software and implementation services related to the development of a business infrastructure independent of Boston Chicken, Inc. Goodwill amortization as a percent of total revenue remained constant at 3.1% in 2000 and the prior year.

Other Expense. Einstein incurred other expense of $7.3 million in 2000 compared to $11.9 million in the prior year. The net change reflects a decrease in interest expense recognized on the Debentures as a result of Einstein's Chapter 11 filing, offset by an increase in expense related to a higher average amount of bank facility debt in 2000. See Notes 7 and 8 of Notes to Einstein's Consolidated Financial Statements.

Reorganization Items. Einstein incurred reorganization items of $18.3 million in 2000; there were no reorganization items in the prior year. Such expenses consist primarily of a provision of $4.7 million for loss on disposal of assets, a provision of $3.2 million for rejected leases and executory contracts, and charges of $10.4 million for other expenses, consisting primarily of professional fees paid to representatives of Einstein and professional fees incurred by Einstein's bank lenders and the Creditors Committee which are paid by Einstein. See Note 2 of Notes to Einstein's Consolidated Financial Statements.

Minority Interest. The minority interest in losses of Bagel Partners was $2.5 million in 2000, compared to $1.1 million in the prior year. The increase was due to the increase in Einstein's consolidated net loss.

Income Taxes. Einstein had a $0.1 million income tax expense in each of the 2000 and 1999 fiscal years, consisting of state and local taxes.

Fiscal Year Ended December 26, 1999 Compared to Fiscal Year Ended December 27, 1998

Revenue. Total store net revenue increased 1.0% to $375.5 million in 1999 compared to $371.9 million in the prior year. The increase in store net revenue was due to an increase in average net weekly per store sales offset by a decrease in the average number of stores. Average net weekly per store sales were $13,490 compared to $13,103 in the prior year. Average net weekly per store sales represents weekly per store average revenue, after customer and employee discounts, for all stores open at the end of the periods presented. The increase in average net weekly per store sales was due to the effect of several Einstein initiatives, including menu changes, higher menu prices, closure of under-performing stores, and focus on improved store level operations. These Einstein initiatives were instituted earlier in Einstein's Einstein Bros. Bagels concept than in its Noah's New York Bagels concept, and they were offset by declines due to less marketing spending and lower per store revenue generated by the Noah's New York Bagels stores. The average number of stores in operation in 1999 was 540 compared to 551 in the prior year.

     Comparable store sales increased 1.0% over fiscal 1998. Comparable store sales represent average net weekly per store sales for stores open since the beginning of the prior year. There were 517 stores in the comparable store base.

Store Costs and Expenses. Cost of products sold as a percent of store net revenue decreased to 33.0% in 1999 from 34.3% in the prior year. The decrease was attributable to improved management of food costs. In addition, 1998 reflects a charge associated with the closing of a bagel production plant.

     Salaries and benefits as a percent of store net revenue remained unchanged at 31.3% in 1999 and the prior year.

     Other controllable costs (such as utilities, repair and maintenance, and supplies) as a percent of store net revenue increased to 8.2% in 1999 from 7.9% in the prior year. The increase was due primarily to an increase in credit card fees, repair and maintenance charges, and utility costs.

     Rent, occupancy and related costs as a percent of store net revenue remained constant at 9.6% in 1999 and the prior year.

     Marketing expenses as a percent of store net revenue decreased to 2.4% in 1999 from 3.6% in the prior year. The decrease was the result of a decision to reduce marketing spending in fiscal 1999.

     As  a  result  of  the  factors  described  above,   store  margins  before
depreciation and amortization as a percent of store net revenue increased to 15.4% in 1999 from 13.4% in the prior year.

     Depreciation and amortization as a percent of store net revenue decreased to 2.9% in 1999 from 5.1% in the prior year. The decrease was the result of the charge taken in 1998 for impairment of long-lived assets.

Non-store Salaries, Benefits, General and Administrative Expenses. Non-store salaries, benefits, general and administrative expenses as a percent of total revenue decreased to 9.3% in 1999 from 10.1% in the prior year. The decrease was due to a prior year reduction in force and an associated one-time charge of $2.3 million for severance offset by a one-time charge of $1.6 million related to store and commissary closures and a one-time charge of $0.6 million related to the settlement of stockholder litigation in 1999.

Non-Store Depreciation and Amortization. Non-store depreciation and amortization (excluding goodwill amortization) as a percent of total revenue remained relatively constant at 1.1% in 1999 compared to 1.3% in the prior year. Goodwill amortization as a percent of total revenue also remained relatively constant at 3.1% in 1999 compared to 2.9% in the prior year. The net changes reflect an increase due to shortened lives of trademarks and goodwill offset by the decrease in the remaining balances as a result of the charge for impairment of long-lived assets taken in 1998.

Other Expense. Einstein incurred other expense of $11.9 million in 1999 compared to $14.9 million in the prior year. The decrease was due to a $3.4 million charge associated with the write-off of certain notes receivable in 1998.

Minority Interest. The minority interest in losses of Bagel Partners was $1.1 million in 1999, compared to $46.1 million in the prior year. This decrease was due to improved financial performance.

Income Taxes. Einstein had income tax expense of $0.1 and $0.2 million in 1999 and 1998, respectively, consisting of state and local taxes.

Liquidity and Capital Resources

     The Company plans to satisfy any of its capital requirements in 2001 through cash flow from operations and the sale of Company-owned stores to franchisees which should generate additional cash. The Company continually assesses its ongoing capital needs and may consider the issuance of additional equity or debt securities in order to raise capital should business conditions dictate that such is necessary.

     In January and March 2001, the Company issued 25,000 shares of newly authorized Series F Preferred Stock as well as equity in a newly formed affiliate, Greenlight New World, L.L.C. The proceeds, net of related offering expenses, were $ 32.9 million. The proceeds from these stock sales were utilized to purchase Einstein Bonds and pay certain related costs.

     In June 2001, the Company issued 25,000 shares of Series F Preferred stock. The proceeds, net of related offering expenses, were $23.8 million. The proceeds from this stock sale were utilized as a part of the purchase price for the Einstein Acquisition.

     On June 19, 2001, the Company consummated a private placement of 140,000 units consisting of $140 million of senior secured increasing rate notes due 2003 with detachable warrants for the purchase of 13.7 million shares of the Company's common stock, exercisable at $.01 per share. The proceeds, net of discount and related offering expenses were $122.4 million. The proceeds were utilized to fund the Einstein Acquisition, repay the Company's existing bank debt and for general working capital purposes.

     On June 19, 2001, the Company obtained a $35 million asset-based secured loan to a wholly-owned unrestricted subsidiary of the Company. The proceeds, net of discount and related offering expenses were $32.3 million. The proceeds were utilized to fund the Einstein Acquisition.

     At July 3, 2001 the Company had a working capital deficit of $13.2 million compared to a working capital surplus of $7.1 million at June 25, 2000. The decline results from additional liabilities assumed and debt incurred in connection with the Einstein Acquisition.

     The Company had net cash provided by operating activities of $6.2 million for the first six months of 2001 compared with net cash provided by operating activities of $0.5 million for the first six months of 2000. The increase in cash provided by operating activities was attributable to the shift in revenues to retail sales which typically generate cash at the time of sale. In the past the Company's revenues were predominantly derived from manufacturing sales and royalty revenues which generally are not paid at the time of sale.

     The Company had net cash used in investing activities of $193.9 million for the first six months of 2001 compared with net cash used in investing activities of $1.2 million for the first six months of 2000. The increase in cash used in investing activities was attributable to the Company's investment in debt securities and the Einstein Acquisition.

     The Company had net cash provided by financing activities of $200.2 million for the first six months of 2001 compared with net cash provided by financing activities of $2.2 million for the first six months of 2000. The increase in cash provided by financing activities relates to the issuance of preferred stock, proceeds from sale of an interest in an affiliated entity and proceeds from borrowings in connection with the Einstein Acquisition during 2001.

Seasonality and General Economic Trends

     The Company anticipates that its business will be affected by general economic trends that affect retailers in general. While the Company has not operated during a period of high inflation, it believes based on industry experience that it would generally be able to pass on increased costs resulting from inflation to its customers. The Company's business may be affected by other factors, including increases in the commodity prices of green coffee and/or flour, acquisitions by the Company of existing stores, existing and additional competition, marketing programs, weather, and variations in the number of store openings. The Company has few, if any, employees at the minimum wage level and therefore believes that an increase in the minimum wage would have minimal impact on its operations and financial condition.


                                    BUSINESS

     On June 19, 2001, our wholly-owned subsidiary, Einstein Acquisition Corp. ("EAC"), purchased substantially all of the assets (the "Einstein Acquisition") of Einstein/Noah Bagel Corp. and its majority-owned subsidiary, Einstein/Noah
Bagel Partners, L.P. (collectively, "Einstein"). Einstein owned the largest bagel bakery chain in the United States, with 463 stores, substantially all of which are company-owned. The Einstein Acquisition was made pursuant to an Asset Purchase Agreement which was entered into by EAC and its affiliate as the successful bidders at an auction conducted by the United States Bankruptcy Court, District of Arizona, on June 1, 2001 in the Einstein bankruptcy case. The purchase price was $160,000,000 in cash and the assumption of $30,000,000 in current liabilities, for a total of $190,000,000.

     As a result of the Einstein Acquisition, we are now the largest franchisor/operator of bagel bakeries in the United States with approximately 800 stores in 35 states. We operate and franchise bagel bakeries under the Einstein Bros., Manhattan Bagel, Chesapeake Bagel Bakery, and Noah's New York Bagels brand names. The Company's retail system consists of approximately 500 company-operated stores and approximately 300 franchised and licensed stores. Our stores offer a wide variety of fresh baked bagels, bagel sticks and bialys, a large selection of cream cheese flavors, an extensive variety of gourmet breakfast and lunch sandwiches, gourmet salads, hearty soups, and premium coffee, specialty and soft drinks.

     We are now the largest company in the bagel bakery industry and a leading company in the "fast casual" sandwich industry. We operate stores primarily under the Einstein Bros. and Noah's NY Bagel brands and primarily franchises stores under the Manhattan Bagel and Chesapeake Bagel Bakery brands. As of July 3, 2001 our retail system consisted of 499 company-owned stores and 303 franchised and licensed stores.

     We have four bagel dough production facilities, two cream cheese production facilities and one coffee roasting plant. These products are currently distributed to our company-operated stores, and sold to our franchised and licensed stores, as well as to supermarket and non-traditional outlets.

     We are focused on efforts to realize cost savings through integrating our existing operation with those acquired in the Einstein Acquisition. The integration will involve consolidating production, purchasing, and distribution, and eliminating redundant overhead and administrative costs. We plan to leverage our brand names and production facilities through company store growth and through franchising and licensing. Franchising will allow us to continue penetration of existing and new markets with lower financial and human capital investments required for growth through company-operated stores. We also intend to expand through licensing our brands for non-traditional locations such as universities, airports, hotels and airlines.

     Our principal offices are located at 246 Industrial Way West, Eatontown, New Jersey 07724, (732) 544-0155 and 1687 Cole Boulevard, Golden, Colorado 80401, (303) 568-8000. We are a Delaware corporation formed in 1992.

Industry Background

     The U.S. market for bagels is large, fragmented and growing. According to Leading Edge Reports, a market research firm, the retail U.S. bagel market has grown rapidly, from $2.1 billion in 1995 to $4.7 billion in 2000, an average annual growth rate of 16.8%. According to the same report, the share of the U.S. bagel market captured by bagel shops and bakeries has grown from 42% in 1996 to 48% in 2000 and is expected to reach 50% by 2002.

     We believe this growth has been driven by demographic factors similar to those driving the growth in the specialty coffee market, including (i) greater awareness and appreciation of fresh food items, including fresh baked bagels, due to more sophisticated consumers, (ii) increasing demand for premium food products where the differential in price from the commercial brands is small compared to the improvement in product quality and taste, (iii) the popularity of upscale bagel stores as neighborhood gathering places and (iv) by a switch by consumers to low fat baked items from high fat fried alternatives.

     During the mid to late 1990s, rapid growth by several companies led to a period of industry over-expansion, which has been followed by a consolidation. At the same time, the major bagel chains have significantly expanded their menu beyond their initial breakfast focus, and repositioned themselves into providers of lunch sandwiches (on bagels and on other sandwich carriers), which is the largest segment of the quick service restaurant industry, thereby strengthening their economics. We believe this has resulted in a more profitable, growth-oriented model.

Retail Stores

     Manhattan Bagel and Chesapeake Bagel Bakeries. As of July 1, 2001, there were 251 Manhattan Bagel and 59 Chesapeake Bagel Bakery stores. Manhattan Bagel stores are designed to combine the authentic tastes of a bagel bakery with the comfortable setting of a neighborhood meeting place. Manhattan Bagel's prototypical store blends functionality, style and customer comfort in a relaxed social atmosphere. Walls are covered with murals designed to portray the Manhattan Bagel brand. Manhattan Bagel stores are typically in leased locations of approximately 1,500 square feet with parking and indoor seating for 20-40 customers. We redesigned our prototype store to emphasize our lunch offerings, specialty coffee drinks and cool blended drinks menu. Manhattan Bagel stores offer, over the course of any given year, more than 23 varieties of fresh baked bagels, as well as bagel sticks and bialys. Manhattan's bagels are baked fresh throughout the day using a traditional boil and bake process to create a light, "crunchy on the outside, chewy on the inside" bagel. Manhattan Bagel stores also offer 15 flavors of cream cheese, and an extensive variety of breakfast and lunch sandwiches, coffee, soft drinks, salads, muffins and soups. The Chesapeake Bagel Bakery stores also offer an extensive variety of breakfast and lunch sandwiches, coffee, salads and soups.

     Einstein Bros. Bagels and Noah's New York Bagels. As of July 1, 2001, there were 380 Einstein Bros. Bagels stores and 83 Noah's New York Bagels stores. The Einstein Bros. Bagels and Noah's New York Bagels stores (collectively the "Einstein Stores") feature fresh-baked bagels, proprietary cream cheeses, specialty coffees and teas, and soups, salads and sandwiches under the Einstein Bros. Bagels and Noah's New York Bagels brand names. A key component of the Einstein Stores product strategy is their offering of bagels including whole blueberries, raisins and nuts. Bagels are offered in a wide variety of both traditional and creative flavors and are baked fresh throughout the day in each store. Einstein's Stores also offer a line of traditional and creative flavors of cream cheese and an extensive line of beverages featuring branded coffees and teas, fruit teas, bottled and fountain sodas, juices and waters. The menu also includes creative soups, salads and sandwiches offering customers a variety of lunch alternatives, as well as branded retail products that support the major menu categories, including ground and whole bean coffees, teas, bagel chips, coffee mugs and other items.

     New World Coffee. As of July 1, 2001, there were 27 New World Coffee stores. New World Coffee stores are designed to be conducive to capturing all day parts. In addition, the store atmosphere is designed to be a comfortable and inviting cafe setting through the use of natural materials, warm lighting, appropriate music and a comfortable seating area to promote the stores' use as neighborhood gathering places. The Company's prototype store averages 1,400 - 1,800 square feet. New World Coffee stores offer, over the course of any given year, up to 30 varieties and blends of fresh roasted coffee, in brewed and whole bean format, from coffee producing countries around the world. Regular and decaffeinated "Coffees of the Day" are fresh brewed daily with strict brewing and freshness standards. The stores also offer a broad range of Italian-style beverages such as espresso, cappuccino, caffe latte, caffe mocha and espresso machiato. Management is constantly working with its suppliers to develop a selection of quality food items, which will complement beverage sales.

     Franchise Operations. We operate and support our franchise operations with the following basic activities: (a) identification and selection of potential franchisees based on operational abilities and financial stability; (b)
assistance in site location and store build out; (c) training at our headquarters training facility and on location; (d) monitoring of sales and assistance with sales promotion and product mix; (e) monitoring of operations to ensure compliance with operating procedures and quality standards; (f) local and regional advertising promotions; and (g) introduction of new food and beverage products and helping the franchisee's business to be active during multiple dayparts.

     Sourcing, Manufacturing & Distribution. We believe that controlling the manufacture and distribution of bagels, cream cheeses and coffee are important elements in ensuring both product quality and profitability. To support this strategy, we have made significant investments in processing technology, formulations and manufacturing capacity.

     Bagel Production. We have significant know-how and technical expertise for manufacturing and freezing mass quantities of raw bagels to produce a high-quality product more commonly associated with smaller bakeries. We believe this system enables stores to provide customers with consistent, superior products. We operate bagel manufacturing facilities in Eatontown, NJ, and Whittier, CA and Los Angeles, CA.

     Cream Cheese Production. During 2000, we entered into a production supply agreement with BC-USA, Inc. a premier manufacturer of cream cheese and related products. Pursuant to the agreement, BC-USA, Inc. produces cream cheese for sale to our retail units utilizing proprietary formulas and specifications that we have developed. We retain quality control personnel to insure the product is manufactured according to specifications. Management believes that this allows us to provide a cheese product with longer shelf life at a lower price. We have cream cheese manufacturing facilities in Eatontown, NJ and Los Angeles, CA which we can utilize in the future based upon production requirements.

     Coffee Production. We purchase only the highest quality grades of Arabica coffee available from the best crops by evaluating crop samples on an ongoing basis and making purchase commitments on the basis of quality, taste and availability. We make forward commitments for the purchase of all of our coffee to help ensure adequate supply. We have long-standing relationships with coffee brokers, allowing us access to the world's best green coffees. Our roasting process varies based upon the variety, origin and physical characteristics of the coffee and is designed to develop the optimal flavor and aromatics of each coffee. We currently roast our coffee in our Branford, CT manufacturing facility. During 2000, we opened a state-of-the-art coffee packaging facility at our Eatontown, NJ plant. This was done in connection with the introduction of our premium private label coffee, Mountain Ridge Coffee, into Manhattan Bagel Stores. Packaging coffee at the Eatontown facility has allowed us to maximize utilization of our facility and reduce costs of distribution.

     Distribution. Our products are typically delivered to the stores by truck either directly from the manufacturing facility or through third party distributors. Our coffee is delivered to each store at least twice a week, generally within 24 hours of roasting. This enables us to control the freshness of the coffee sold in our stores.

Competition

     The quick service restaurant industry is intensely competitive and there are many well-established competitors with substantially greater financial and other resources than us. In addition to current competitors, one or more new major competitors with substantially greater financial, marketing, and operating resources than the Company could enter the market at any time and compete directly against us. In addition, in virtually every major metropolitan area in which we operate or expect to enter, local or regional competitors already exist. Other competitors, some of which may have greater financial and other resources than us, may also enter the markets into which we currently operate or intend to expand.

     We believe that our customers choose among retailers primarily on the basis of product quality, service and convenience and, to a lesser extent, on price. We also expect that competition for suitable sites for new stores will be intense. We compete against other specialty retailers and restaurants for these sites, and there can be no assurance that we will be able to continue to secure adequate sites at acceptable rent levels. We also compete with many franchisors of restaurants and other business concepts with respect to the sale of franchises.


Properties

     As of July 1, 2001, we operated approximately 800 stores, consisting of(A) 27 New World Coffee stores, (B) 251 Manhattan Bagel stores, (C) 59 Chesapeake Bagel Bakery stores, (D) 380 Einstein Bros. Bagels stores and (E) 83 Noah's New York Bagel stores as follows:

                                                   Manhattan      Chesapeake      Einstein       Noah's New
State                               New World          Bagel           Bagel         Bros.       York Bagels    Total
-----                               ---------          -----           -----         -----       -----------    -----

Alabama.......................             --              2              --            --                --        2
Arizona.......................             --             --              --            19                --       19
California....................             --             23              --            19                72      114
Colorado......................             --              6              --            26                --       32
Connecticut...................              4              5              --             1                --       10
Delaware......................             --              5              --             2                --        7
District of Columbia..........             --             --               3             1                --        4
Florida.......................             --             19               5            47                --       71
Georgia.......................             --              7               1            14                --       22
Illinois......................             --             --               1            35                --       36
Indiana.......................             --             --              --            11                --       11
Kansas........................             --              2              --            12                --       14
Louisiana.....................             --             --               1            --                --        1
Maryland......................             --              2              13            14                --       29
Massachusetts.................             --              2              --             5                --        7
Michigan......................             --              2              --            20                --       22
Minnesota.....................             --             --               1            11                --       12
Missouri......................             --             --               1            17                --       18
Nevada........................             --              1              --             9                --       10
New Hampshire.................             --             --              --             1                --        1
New Jersey....................              4             50              --             5                --       59
New Mexico....................             --             --              --             5                --        5
New York......................             14             13               1             1                --       29
North Carolina................             --             12               2             2                --       16
Ohio..........................             --              4              --            13                --       17
Oklahoma......................             --             26              --            --                --       26
Oregon........................             --             --              --            --                 6        6
Pennsylvania..................              5             52               5            17                --       79
South Carolina................             --              2               2            --                --        4
Texas.........................             --              4               1            24                --       29
Utah..........................             --             --              --            21                --       21
Virginia......................             --             12              21            15                --       48
Washington....................             --             --              --            --                 5        5
West Virginia.................             --             --               1            --                --        1
Wisconsin.....................             --             --              --            13                --       13

   Total......................             27            251              59           380                83      800
                                           --            ---              --           ---                --      ---

Franchised....................             18            218              59             3                 2      300
Company-Owned.................              9             33              --           377                81      500

     Information with respect to our headquarters, training, manufacturing and distribution facilities is presented below:


Location                   Facility                                                       Size
--------                   --------                                                       ----

Eatontown, NJ(1)           Corporate Headquarters, Bagel University/Coffee University,    101,000 sq. ft.
                           Bagel Manufacturing, Coffee Packaging, Distribution
Whittier, CA(2)            Bagel Manufacturing, Distribution                               56,640 sq. ft
Golden, CO(3)              Corporate Headquarters, Support Center, Test Bakery             46,400 sq. ft.
Los Angeles, CA(4)         Regional Offices, Bagel Manufacturing, Distribution             24,000 sq. ft.
Greenville, SC(5)          Bagel Manufacturing                                             12,500 sq. ft.
Branford, CT(6)            Office/Training Facilities                                       3,800 sq. ft.
                           Coffee Roasting Plant                                            1,600 sq. ft.

-----------

(1) This facility is leased. Lease term ends January 31, 2005 and is subject to two 5 year extension options.

(2) This facility is leased with an initial lease term through November 30, 2005 with two 5-year options.

(3)  This facility is leased through May 31, 2007.

(4) This facility is leased, with an initial lease term through June 1, 2007 and two 5 year options.

(5) This facility is located on a 1.45-acre parcel of land owned by the Company. This facility is not currently in operation.

(6)  This facility is leased through October 31, 2001.

Employees.

     As of July 1, 2001, we had approximately 9,945 employees, of whom 9,547 were store personnel, 172 were plant and support services personnel and 226 were corporate personnel. Most store personnel work part time and are paid on an hourly basis. We have never experienced a work stoppage and our employees are not represented by a labor organization. We believe that our employee relations are good.

Trademarks and Trade Names.

     Our rights in our trademarks and service marks ("Marks") are a significant part of our business. The Company and its subsidiaries are the owners of the federal registration of the Marks: "Einstein Bros(R).," "Manhattan Bagel(R)," "Noah's New York Bagels(R)," "Chesapeake Bagel Bakery(R)" and "New World
Coffee(R)." Some of the Company's and its subsidiaries' Marks are also registered in several foreign countries. In addition, the Company has applied to register "Noah's New York Bagels" and "Einstein Bros." in approximately 30 and 70 foreign countries, respectively. We are aware of a number of companies which use various combinations of the words "Manhattan" and/or "Bagel", some of which may have rights senior to those of the Company for such use, but none of which, either individually or in the aggregate, are considered to materially impair the our use of our Marks. It is our policy to defend our Marks and the goodwill associated therewith from encroachment by others.

Legal Proceedings.

     We are subject to claims and legal actions in the ordinary course of our business. We believe that all such claims and actions currently pending against us are either adequately covered by insurance or would not have a material adverse effect on us if decided in a manner unfavorable to us.


                                   MANAGEMENT

Officers and Directors

     The executive officers, directors and key employees of the Company and their ages as of July 30, 2001 are as follows:

Name                                                    Age Position
----                                                    ------------
R. Ramin Kamfar.....................................     37 Chairman and Director
Anthony D. Wedo.....................................     42 Chief Executive Officer and Director Nominee*
William Rianhard....................................     43 President and Chief Operating Officer
Jerold E. Novack....................................     45 Executive Vice President, Chief Financial
                                                            Officer, Treasurer and Secretary
Keith F. Barket(1)(2)...............................     39 Director
Karen Hogan(1)......................................     39 Director
Edward McCabe(2)....................................     62 Director
Leonard Tannenbaum..................................     29 Director
Eve Trkla...........................................     38 Director
William Nimmo(2)....................................     46 Director
-----------
* Anthony D. Wedo has been nominated as a Director of the Company and is expected to assume such post upon the taking of appropriate corporate action.

(1)      Member of Audit Committee

(2)      Member of Compensation Committee

     R. Ramin Kamfar. Mr. Kamfar has served as a Director since founding the Company and as Chairman and Chief Executive Officer since December 1998. From May 1996 to December 1998, he served as President and Chief Executive Officer of the Company. Between October 1993 and May 1996, Mr. Kamfar served in a number of functions, including Co-President and Co-Chief Executive Officer of the Company. Between 1988 and 1993, he worked in the Investment Banking Division of Lehman Brothers Inc., New York, NY, most recently as a Vice President in the firm's Private Placement Group. Mr. Kamfar is a director of Vsource, Inc. Mr. Kamfar has a B.S. degree with distinction in Finance from the University of Maryland and an M.B.A. degree with distinction in Finance from The Wharton School at the University of Pennsylvania.

     Anthony D. Wedo. Mr. Wedo joined the Company as Chief Executive Officer in July, 2001 and was elected a Director in August 2001. Since 1998, Mr. Wedo has served as chief executive officer and managing partner of Atlantic Restaurant Group, a venture group focused on acquiring high-growth restaurant concepts. From 1994 through 1997, he served as president and chief executive officer of Mid-Atlantic Restaurant Systems, a Boston Market franchisee, and from 1988 through 1993, Mr. Wedo was employed by Pepsico Inc.'s KFC division, most recently as vice president. Mr. Wedo has a B.S. degree in Marketing and Finance from Pennsylvania State University.

     William Rianhard. Mr. Rianhard became President and Chief Operating Officer of the Company in May 2000. From October 1995 to April 2000, Mr. Rianhard was employed by Sara Lee Corporation as the President and Chief Operating Officer of Quikava, Inc., Hingham, MA., Chock Full o' Nuts Cafe franchising network. From 1976 to October 1995, Mr. Rianhard was employed by Allied Domecq U.S. Retailing, Randolph, MA. the parent company of Dunkin' Donuts, in various operations and development positions, serving the last four years as the Director of Concept Development. Mr. Rianhard has a B.A. degree from Ulster County College.

     Jerold E. Novack. Mr. Novack joined the Company as Vice President-Finance in June 1994 and has served as Executive Vice President, Chief Financial Officer, Treasurer and Secretary since July 2000 and Chief Financial Officer, Treasurer and Secretary since January 1999. From 1991 to 1994, he served as Vice President/Controller of The Outdoor Furniture Store, Inc., Woodridge, NJ a specialty retail chain. From 1988 to 1991, he served as Controller for Richmond Ceramic Tile, Inc., New York, NY a retailer and distributor of ceramic tile. From 1985 to 1988, Mr. Novack served as Assistant Controller for Brooks Fashion Stores, Inc., New York, NY a specialty retail chain. Prior to 1985, Mr. Novack served as Import Division Controller for Mercantile Stores Company, Inc., New York, NY a department store chain. Mr. Novack has a B.S. degree in Accounting from Brooklyn College, City University of New York.

     Keith F. Barket. Mr. Barket has served as a director of the Company since June 1995. Mr. Barket is the Managing Director--Real Estate for Angelo, Gordon & Co., New York, NY. From 1988 to 1997, Mr. Barket was a Managing Director of Amerimar Enterprises Inc., New York, NY, a real estate investment and development company during which time he was involved in a variety of office, retail, residential and hotel projects. From 1984 to 1986, he worked as a senior tax accountant with Arthur Andersen & Co., New York, NY. Mr. Barket has a B.A. degree from Georgetown University and an M.B.A. degree from The Wharton School at the University of Pennsylvania.

     Karen Hogan. Ms. Hogan has served as a director of the Company since December 1997. From 1992 to 1997, Ms. Hogan served as Senior Vice President, Preferred Stock Product Management at Lehman Brothers, Inc., New York, NY. From 1985 to 1992, Ms. Hogan served as Vice President, New Product Development Group at Lehman Brothers, Inc., New York, NY. Ms. Hogan has a B.S. degree from the State University of New York at Albany and an M.B.A. degree in Finance and Economics from Princeton University.

     Edward McCabe. Mr. McCabe has served as director of the Company since February 1997. Mr. McCabe has served as a marketing and investment banking consultant since 1998. From 1991 to 1998, Mr. McCabe was Chief Executive Officer of McCabe & Company, New York, NY, an advertising and communications company. From 1967 to 1986 he served in various capacities, most recently as President and Worldwide Creative Director, at Scali, McCabe, Sloves, Inc., New York, NY, an advertising agency he co-founded. He also serves on the advisory board of ThinkTanksWorldwide.com.

     Leonard Tannenbaum. Leonard Tannenbaum, C.F.A., has served as a director of the Company since March 1999. Mr. Tannenbaum is currently the Managing Partner at MYFM Capital LLC, a boutique investment banking firm, and a partner at BET Associates LP, a $50 million venture capital fund (see "Principal Holders of Voting Stock"). Mr. Tannenbaum is a holder of the Chartered Financial Analyst designation and is a member of AIMR. Mr. Tannenbaum currently serves on the board of directors of the following companies: Corteq, General Devices, Timesys, an embedded Linux company, and Transcentives.com, an Internet holding company. Previously, Mr. Tannenbaum was the president of on-line auction company CollectingNation.com, a partner in a $50 million hedge fund, an assistant portfolio manager at Pilgrim Baxter, and an Assistant Vice President in the small company group of Merrill Lynch. Mr. Tannenbaum has an M.B.A in Finance and Bachelors of Science in Management from the Wharton School at the University of Pennsylvania.

     Eve Trkla. Ms. Trkla is a controlling person of Brookwood Financial Partners, L.P., an affiliate of Brookwood New World Investors, LLC, (see "Principal Holders of Voting Stock"). Ms. Trkla has been, since May 1993, the Chief Financial Officer of Brookwood Financial Partners, L.P. Ms. Trkla's prior experience in the financial services field includes eight years as a lender at The First National Bank of Boston and one year as the Senior Credit Officer at The First National Bank of Ipswich. Ms. Trkla also serves as a director of UbiquiTel, Inc., a Sprint PCS affiliate. Ms. Trkla is a cum laude graduate of Princeton University.

     William Nimmo. Mr. Nimmo is a partner at Halpern, Denny & Co. a private equity investment firm and party to the Stock Purchase Agreement (see "Principal Holders of Voting Stock"). From 1989 to 1997, Mr. Nimmo was a partner at Cornerstone Equity Investors, L.L.C. and its predecessor firm, Prudential Equity Investors, Inc. Prior to joining Prudential Equity Investors in 1989; he spent ten years with J.P. Morgan & Company. Mr. Nimmo is a graduate of Dartmouth College and received an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth. Mr. Nimmo serves on the Boards of a number of private companies.


Summary Compensation Table

     The following table provides certain information concerning the compensation earned by the Company's Chief Executive Officer for services rendered in all capacities to the Company during each of the fiscal years 1998, 1999, and 2000, and any executive officers of the Company who received compensation in excess of $100,000 for such year:

                                               Fiscal Year Ended December 31, 2000
                                               -----------------------------------
                                                                                   Annual Compensation
                                                                                 Restricted Stock Grants         Securities
Name and Principal                                          Other Annual                          Stock          Underlying
Position                     Salary ($)     Bonus ($)      Compensation ($)     Shares (#)        Value        Options/SARs (#)
--------                     ----------     ---------      ----------------     ----------     -----------     ----------------

R. Ramin Kamfar,              $300,000       $105,000        $24,000 (1)           ---             ---             250,000
 Chairman and Chief
Executive Officer

William Rianhard,              $98,923       $25,000         $12,000 (1)           ---             ---              60,000
President and Chief
Operating Officer

Jerold E. Novack,             $154,808       $77,500         $12,000 (1)         100,000        $125,625           200,000
 Chief Financial Officer

                                               Fiscal Year Ended December 26, 1999
                                               -----------------------------------
                                                                                   Annual Compensation
                                                                                 Restricted Stock Grants          Securities
Name and Principal                                          Other Annual                       Stock Value       Underlying
Position                     Salary ($)     Bonus ($)      Compensation ($)     Shares (#)                     Options/SARs (#)
--------                     ----------     ---------      ----------------     ----------                     ----------------

R. Ramin Kamfar,              $175,000       $87,500         $24,000 (1)           ---             ---             250,000
 Chairman and Chief
Executive Officer

Jerold E. Novack,             $150,000       $37,500         $12,000 (1)           ---             ---             125,000
 Chief Financial Officer

                                               Fiscal Year Ended December 27, 1998
                                               -----------------------------------
                                                                                   Annual Compensation
                                                                                 Restricted Stock Grants          Securities
Name and Principal                                          Other Annual                       Stock Value       Underlying
Position                     Salary ($)     Bonus ($)      Compensation ($)     Shares (#)                     Options/SARs (#)
--------                     ----------     ---------      ----------------     ----------                     ----------------

R. Ramin Kamfar,              $137,500       $68,750         $24,000 (1)           ---             ---               ---
 Chairman and Chief
Executive Officer

Jerold E. Novack,             $118,462       $100,000        $12,000 (1)           ---             ---               ---
 Chief Financial Officer

(1)      Represents car and commuting allowances for the respective individuals.

Stock Option Grants

         Set forth below is information on grants of stock options for the Named Executive Officers for the period December 27, 1999 to December 31, 2000.



                                                       Individual Grants
                                                       -----------------

                                                Percentage
                                                 of Total
                                     Number of    Options                                             Potential Realizable Value
                                    Securities  Granted to                                             At Assumed Annual Rates
                                     Underlying  Employees       Exercise                                   of Stock Price
                                      Option     In Fiscal       Price ($     Expiration               Appreciation For Option
            Name                      Granted      Year         Per Share)       Date                           Term (1)
            ----                      -------      ----         ----------       ----                           --------

Jerold Novack                         200,000      30.9%           $2.00      10/01/2010               $139,490        $459,048

R. Ramin Kamfar                       250,000      38.6%           $2.00      10/01/2010               $174,362        $573,806

William Rianhard                       60,000       9.3%           $2.63      05/15/2010                 $4,347        $100,214

(1) The potential realizable value is calculated based on the term of the option at the time of grant (ten years). Assumed stock price appreciation of 5% and 10% is based on the fair value at the time of grant.

Fiscal Year-End Option Values

     The following table sets forth certain information with respect to the stock options held at December 31, 2000 by the Company's Named Executive Officers.

                               2000 Option Values

                                                  Number of Securities Underlying
                                                  Unexercised Options At Year             Value of In-the-Money Options
                                                                  End                               at Year End
                                                                  ---                               -----------
Name                                             Exercisable         Unexercisable         Exercisable         Unexercisable
----                                             -----------         -------------         -----------         -------------

R. Ramin Kamfar                                    684,367                --                   --                   --

Jerold E. Novack                                   421,662                --                   --                   --

William Rianhard                                    15,000              45,000                 --                   --

(1) Calculated based on an assumed share price of $1.125 per share, less the exercise price payable for such shares.


Employment Contracts

     Ramin Kamfar

     In September 2000, the Company entered into a new employment agreement with Mr. Kamfar, the Company's Chairman and Chief Executive Officer. The agreement expires on December 31, 2001 but is automatically renewed for additional one-year periods commencing each January 1 unless either party gives written notice to the other of its desire not to renew such term, which notice must be given no later than ninety (90) days prior to the end of each term or any such renewal term. The agreement provides for a compensation package of $300,000 per year, and an annual performance bonus of between 35% and 100% of the base salary for calendar year 2000 and any subsequent calendar year. Each bonus is based on the attainment of certain corporate and individual goals. Pursuant to the agreement, Mr. Kamfar has agreed to maintain the confidentiality of any confidential or proprietary information of the Company.

     In the event that the Company terminates Mr. Kamfar's employment upon a change in control or terminates Mr. Kamfar's employment other than for cause, he will be paid severance compensation equal to three times his annual base salary (at the rate payable at the time of such termination) plus an amount equal to the greater of three times the amount of his bonus for the calendar year preceding such termination or 35% of his base salary. For a period of one year following Mr. Kamfar's voluntary termination or termination for cause, Mr. Kamfar cannot perform services for, have an equity interest (except for an interest of 10% or less in an entity whose securities are listed on a national securities exchange) in any business (other than the Company) or participate in the financing, operation, management or control of, any firm, corporation or business (other than the Company) that engages in the marketing or sale of specialty coffee as its principal business.

     Mr. Kamfar's employment agreement defines a "change of control" as: 1) the acquisition of more than 40% of the voting stock of the Company by a single person or group; 2) a change in the majority of the Board of Directors as a result of a cash tender offer, merger, sale of assets or contested election; 3) the approval by shareholders of the Company of a merger or sale of all or substantially all of the Company's assets; 4) the closing of a transaction in which more than 50% of the Company's voting power is transferred; and 5) a tender offer which results in a person or a group acquiring more than 40% of the Company.

     Anthony Wedo

     In July 2001, the Company entered into an employment agreement with Mr. Anthony Wedo, the Company's Chief Executive Officer. The agreement expires on July 31, 2003, but is automatically renewed for additional one (1) year periods commencing each July 31, unless either party gives written notice of its desire not to renew such term at least ninety (90) days prior to the end of the term or any such renewal term. The agreement provides for a compensation package of $425,000 per year, and an annual performance bonus of up to 88.25% of Mr. Wedo's base salary for such year. The amount of the bonus shall be determined by the Board of Directors after review by the Compensation Committee and is based upon the achievement of predetermined goals for the Company during such period. Pursuant to the agreement, Mr. Wedo has agreed to maintain the confidentiality of any confidential or proprietary information of the Company.

     Mr. Wedo was granted options to purchase 3% of the Company's outstanding common stock (including common stock issuable upon exercise of outstanding options and warrants, having an exercise price of $3.00 per share or less,) (the "Fully Diluted Common Stock") at a price per share of $1.15, which option will vest as to 50% of the amount thereof at the end of each twelve (12) month period during the Term. Mr. Wedo was also granted an option to purchase an additional 1% of the Company's Fully Diluted Common Stock at a price per share of $1.15, which option shall vest at the end of the first one (1) year extension of the Term (provided the Term is thus extended pursuant to the agreement). Mr. Wedo shall be granted piggyback registration rights as to the common stock, he may acquire upon the exercise of such options.

     In the event that the Company terminates Mr. Wedo's employment upon a change in control or terminates Mr. Wedo's employment other than for cause, he will be paid severance compensation equal to one times his annual base salary. Mr. Wedo's employment agreement defines change of control as: 1) the acquisition of more than 40% of the voting stock of the Company by a single person or group;
2) a change in the majority of the Board of Directors as a result of a cash tender offer, merger, sale of assets, or contested election; 3) the approval by the stockholders of the Company of the merger or sale of all or substantially all of the Company's assets; 4) the closing of a transaction or series of transaction in which more than 50% of the voting power of the corporation is transferred to a single person or a group; 5) a tender offer which results in a person or a group requiring more than 40% of the outstanding shares of the Company's common stock and warrants to purchase the Company's common stock; 6) a resolution of the Board of Directors is passed, authorizing the filing of a petition for or against the Company under Title 11 of the U.S. Code; and 7) the stockholders of the Company approve a plan of liquidation or dissolution of the Company.

     Jerold E. Novack

     In September 2000, the Company entered into a new employment agreement with Mr. Novack, the Company's Executive Vice President, Chief Financial Officer, Treasurer and Secretary. The agreement expires on June 30, 2001. The agreement provides for a compensation package of $160,000 per year, and an annual performance bonus of 50% to 100% of the base salary based on the attainment of certain corporate, departmental and individual goals. Pursuant to the agreement, Mr. Novack has agreed to maintain the confidentiality of any confidential or proprietary information of the Company.

     In the event that Mr. Novack's employment with the Company ceases other than for cause, he will be paid severance compensation of $200,000. For a period of one year following Mr. Novack's voluntary termination or termination for cause, Mr. Novack cannot perform services for, have an equity interest (except for an interest of 5% or less in an entity whose securities are listed on a national securities exchange) in any business (other than the Company) or participate in the financing, operation, management or control of, any firm, corporation or business that engages in the marketing or sale of specialty coffee or bagels as its principal business. Mr. Novack and the Company are negotiating a successor agreement.

     William Rianhard

     In April 2000, the Company entered into an employment agreement with Mr. Rianhard with a term beginning May 15, 2000 and ending May 15, 2002, which term is automatically renewed from year to year unless either party gives notice to the contrary not less than ninety (90) days prior to the commencement of any one
(1) year extension period. The Agreement provides for annual compensation of $160,000 plus such increases as the Board of Directors may approve. The Agreement also provides for an annual service bonus equal to 25% of Mr. Rianhard's base compensation and an annual performance bonus of up to 25% of Mr. Rianhard's base compensation, as determined by the Board of Directors. The Agreement also provides for an option to purchase 60,000 shares of common stock at its closing price on April 12, 2000, a $12,000 annual automobile allowance, a $12,000 annual rent allowance and a moving allowance.

     If there is a "change in control", Mr. Rianhard shall be entitled to a bonus equal to 50% of his base compensation for the year in which the same occurs, and if he is terminated within six (6) months after the "change of control," Mr. Rianhard would be entitled to receive 12 months' base compensation, one year's bonus and 12 months' automobile allowance and would be entitled to fully exercise his options. For a period of one year following Mr. Rianhard's voluntary termination or termination for cause, Mr. Rianhard cannot perform services for, have an equity interest (except for an interest of 5% or less in an entity whose securities are listed on a national securities exchange) in any business (other than the Company) or participate in the financing, operation, management or control of, any firm, corporation or business that engages in the marketing or sale of specialty coffee or bagels as its principal business.

Directors' Compensation

     Each non-employee director of the Company is paid $2,000 for each of the quarterly Board meetings of each calendar year, $1,000 for each additional Board meeting held in the same calendar year and $500 for each committee meeting. Such payments are made in Common Stock of the Company. Employee directors are not compensated for service provided as directors. Additionally, each non-employee director receives stock options to purchase 10,000 shares of Common Stock on the date on which such person first becomes a director, and on October 1 of each year if, on such date, he or she shall have served on the Company's Board of Directors for at least six months. The exercise price of such options shall be equal to the market value of the shares of Common Stock on the date of grant. All directors are reimbursed for out-of-pocket expenses incurred by them in connection with attendance of Board meetings and committee meetings.

Compensation Committee Interlocks

[To be added by amendment]



Board Compensation Committee Report

[To be added by amendment]



Stock Performance Graph

[To be added by amendment]



Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on its review of the copies of such forms received by it, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners have been complied with for the fiscal year ended December 31, 2000, although a number of reports on Form 4 and Form 5 for such fiscal year were filed after the end of such fiscal year.


                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth as of July 30, 2001, certain information regarding beneficial ownership of the Company's Common Stock (i) by each person who, to the knowledge of the Company, beneficially owned more than 5% of the shares of Common Stock of the Company outstanding at such date; (ii) by each director of the Company; (iii) by the Chief Executive Officer of the Company; and (iv) by each executive officer of the Company, other than the Chief Executive Officer, who was serving as such at July 30, 2001 and whose annual compensation exceeded $100,000:

                                                                                                          Percentage
                                                                                      Shares Owned       Beneficially
                           NAME OF BENEFICIAL OWNER**                                    Number             Owned
                                                                                         ------             -----

Halpern Denny III, L.P...........................................................        16,951,320(1)           50.88%
Greenlight.......................................................................        14,961,583(1)           47.64%
Brookwood New World Investors, LLC...............................................         3,263,178(1)           16.56%
BET Associates, L.P..............................................................         3,820,523(2)           19.39%
Bruce Toll.......................................................................         3,820,523(2)           19.39%
Special Situations Fund..........................................................         4,287,811(1)           20.68%
Frank and Lydia LaGalia..........................................................           981,800               5.97%
R. Ramin Kamfar..................................................................         1,012,282(3)            5.91%
William Rianhard.................................................................            15,000(4)            *
Anthony D. Wedo..................................................................                 0(5)            *
Jerold E. Novak..................................................................           703,971(6)            4.17%
Keith F. Barket..................................................................            67,721(7)            *
Edward McCabe....................................................................            48,532(8)            *
Karen Hogan......................................................................            66,434(9)            *
Leonard Tannenbaum...............................................................          138,972(10)            *
Eve Trkla........................................................................           10,000(11)            *
William Nimmo....................................................................           10,000(12)            *

All Directors and Executive Officers as a group (10 persons).....................        2,072,912               11.65%
-----------

*    Less than one percent (1%).

** Address for each officer and director of the Company is the Company's principal office located at 246 Industrial Way West, Eatontown, NJ.

(1)  Consists of Common Stock which may be purchased pursuant to warrants.

(2) Includes 557,345 shares beneficially owned by BET Associates, L.P. and 3,263,178 shares which may be purchased under warrants by it. Mr. Toll is a controlling person of BET Associates, L.P.

(3) Includes 684,367 shares, which may be acquired upon the exercise of options which will be exercisable within 60 days.

(4) Includes 15,000 shares, which may be purchased pursuant to the exercise of options which will be exercisable within sixty (60) days.

(5) Does not include options to purchase 2,285,889 shares of common stock in connection with Mr. Wedo's employment agreement, which options are not exercisable within sixty (60) days.

(6) Includes 421,662 shares, which may be acquired upon the exercise of options.

(7) Includes 37,000 shares, which may be acquired upon the exercise of presently exercisable options.

(8) Includes 35,000 shares, which may be acquired upon the exercise of presently exercisable options.

(9) Includes 30,000 shares, which may be acquired upon the exercise of presently exercisable options.

(10) Includes options to purchase 30,000 shares of Common Stock and warrants to purchase 70,000 shares of Common Stock. Does not include 3,820,523 shares owned beneficially by BET Associates, L.P., of which Mr. Tannenbaum is a limited partner owning 10% of the interest of the limited partners, and of which shares Mr. Tannenbaum disclaims beneficial ownership.

(11) Includes 10,000 shares, which may be acquired upon the exercise of presently exercisable options. Ms. Trkla is a controlling person of Brookwood Financial Partner, L.P., an affiliate of Brookwood New World Investors, LLC (see Note (1) above). Ms. Trkla disclaims a beneficial interest in the Common Stock beneficially owned by Brookwood New World Investors, LLC.

(12) Includes 10,000 shares, which may be acquired upon the exercise of presently exercisable options. Does not include 10,605,140 shares owned beneficially by Halpern Denny III, LP (see Note (1)) in which Mr. Nimmo is a partner. Mr. Nimmo disclaims a beneficial interest in the Common Stock beneficially owned by Halpern Denny III, LP.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Leonard Tannenbaum, a director of the Company, is a limited partner and ten (10%) owner in BET Associates, L.P. ("BET"). On August 11, 2000 BET purchased approximately 8,108 shares of our Series D Preferred Stock for a sum of $7,500,000. In a related transaction on August 18, 2000, Brookwood New World Investors, LLC ("Brookwood") purchased approximately 8,108 shares of our Series D Preferred Stock for a sum of $7,500,000 (collectively the "Series D Financing"). Each of BET and Brookwood received a warrant to purchase 1,196,909 shares of our common stock at a price of $.01 per share. In connection with the Series D Financing, Mr. Tannenbaum received a fee of $225,000 and a warrant to purchase 70,000 shares of our common stock at its closing price on August 18, 2000. In addition, Mr. Tannenbaum was designated by BET as a director of the Company to serve for the period specified in the Stock Purchase Agreement.

     Eve Trkla, a director of the Company, is the Chief Financial Officer of Brookwood Financial Partners, L.P., an affiliate of Brookwood. In addition, Ms. Trkla was designated by Brookwood as a director of the Company to serve for the period specified in the Stock Purchase Agreement.

     On January 22, 2001, we consummated a sale of 20,000 shares of our authorized but unissued Series F Preferred Stock to Halpern Denny III, L.P. ("Halpern Denny") in exchange for the sum of $20 million. At such time we entered into a Series F Preferred Stock and Warrant Purchase Agreement with Halpern Denny. William Nimmo, a director of the Company, is a partner in Halpern Denny and Co., an affiliate of Halpern Denny III, LP and party to the Stock Purchase Agreement. Mr. Nimmo was designated by Halpern Denny III, LP as a director of the Company to serve for the period specified in the Stock Purchase Agreement. In connection with the Series F Purchase Agreement, the Company issued Halpern Denny a warrant to purchase 8,484,112 shares of our common stock at an exercise price of $0.01 per share. Commencing in 2002, if the Series F Preferred Stock remains outstanding, each of BET, Brookwood and Halpern Denny will be entitled to receive, every six months, additional warrants equal to 0.375% of the fully diluted common stock of the Company for every 5,000 shares of Series F Preferred Stock owned by such entities.

     BET and Brookwood had invested the sum of $15 million for substantially the same purpose as that contemplated by the Series F Purchase Agreement, which investment was made in August 2000, and BET and Brookwood were then holding Series D Preferred Stock, which had a right to approve the creation of the Series F Preferred Stock. Therefore, we considered it appropriate to restructure the investment documents relating to the August 2000 investment by BET and Brookwood. Accordingly, the Company, BET and Brookwood entered into an Exchange Agreement on January 22, 2001, whereby we exchanged all of our outstanding Series D Preferred Stock, including accrued but unpaid dividends (all of which were retired) for a total of 16,398.33 shares of Series F Preferred Stock. BET and Brookwood also exchanged the warrants received by them in August 2000 for warrants to purchase an aggregate of 6,526,356 shares of our common stock.

     In addition, the Company, BET, Brookwood and Halpern Denny entered into a Stockholders Agreement, which relates principally to the composition of the Board of Directors of the Company. Pursuant to the terms of the Stockholders Agreement, we will have a Board of Directors consisting of ten members. BET is entitled to designate one (1) member to the Board of Directors. Brookwood is entitled to designate one (1) member of the Board of Directors until such time as its Series F Preferred Stock, including any Notes issued upon redemption thereof, have been paid for in full. Halpern Denny is entitled to designate two members to the Board of Directors (and has designated one as of this time) until such time as its Series F Preferred Stock, including any Notes issued upon redemption thereof, have been paid in full, at which time it shall be allowed to designate one director, which right will be continue until such time as it owns less than 2% of our outstanding common stock. The Stockholders' Agreement provides that should Halpern Denny designate a second member to the Board of Directors, an additional management director will be added to the Board of Directors, bringing the total membership of the Board of Directors to ten persons. In addition, pursuant to the terms of the Certificate of Designation for the Series F Preferred Stock, in the event that any dividends on the Series F Preferred Stock are in arrears, or that the Series F Preferred Stock is not redeemed in accordance with its terms, the holders of the Series F Preferred Stock will have the right to designate a majority of the members of the Board of Directors.

     On March 29, 2001, we consummated a sale of 5,000 additional shares of our authorized, but unissued, Series F Preferred Stock to Halpern Denny in exchange for the sum of $5,000,000. Pursuant to the terms of the Second Series F Preferred Stock and Warrant Purchase Agreement (the "Second Purchase Agreement") with Halpern Denny, we also sold Halpern Denny warrants to purchase 2,121,028 shares of our common stock at a price per share of $.01 (subject to adjustment as provided in the form of warrant).

     In connection with the acquisition of Einstein, on June 19, 2001, Halpern Denny purchased an additional $7,500,000 of Series F Preferred Stock and warrants to purchase shares of our Common Stock equal to 8.4375% of the fully diluted common stock of the Company at a price per share of $.01 (subject to adjustment as provided in the form of warrant).


                               THE EXCHANGE OFFER

Purpose and Effect; Registration Rights

     On June 19, 2001, we sold the outstanding notes in a private placement to Jefferies & Company, Inc., as the initial purchaser. The initial purchaser then resold the outstanding notes under an offering circular dated June 15, 2001 in reliance on Rule 144A, and other available exemptions under the Securities Act of 1933, as amended. On June 19, 2001, we also entered into a registration rights agreement with the initial purchaser under which we agreed, among other things, to:

- file a registration statement with the Securities and Exchange Commission relating to the exchange offer under the Securities Act of 1933 no later than September 17, 2001;

- use our best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act of 1933 on or before November 16, 2001;

- use our commercially reasonable efforts to commence the exchange offer within 30 days after the exchange offer registration statement is declared effective by the Securities and Exchange Commission;

- keep the exchange offer open for acceptance for at least 30 days after notice of the exchange offer is mailed to holders of the outstanding notes;

- keep the exchange offer registration statement effective until consummation of the exchange offer;

- promptly after the close of the exchange offer, accept for exchange all outstanding notes validly tendered for exchange prior to the expiration of the exchange offer;

- promptly after the close of the exchange offer, deliver all validly tendered outstanding notes to the United States Trust Company of New York, the trustee, and cause the trustee to promptly deliver new notes to each holder equal in aggregate principal amount to the outstanding notes tendered for exchange by the holder.

     Under the registration rights agreement, we agreed to file a shelf registration statement if:

- we are not permitted to effect the exchange offer under applicable law or applicable interpretations of law by the Securities and Exchange Commission staff;

- for any reason, the exchange offer is not consummated within 180 days of the date of issuance of the outstanding notes; or

- within six months of the consummation of the exchange offer, any holder of outstanding notes notifies us that it:

         -- is not entitled to participate in the exchange offer; or

         -- may not resell the new notes acquired by it in the exchange offer to the public without restriction under applicable state and federal securities laws.

     If we have not yet filed an exchange offer registration statement and we are required to file a shelf registration statement, we must file the shelf registration statement prior to November 16, 2001. If we have filed an exchange offer registration statement and we are required to file a shelf registration statement, we must use our commercially reasonable efforts to file the shelf registration statement relating to the outstanding notes on or before the 20th day after the obligation to file the shelf registration statement arises. We will use our best efforts to cause the shelf registration statement to be declared effective as promptly as practicable after it is filed.

     If the shelf registration statement is filed, we will use our best efforts to keep the shelf registration statement continuously effective, supplemented and amended for 24 months following the effective date of the shelf registration statement or a shorter period that will terminate when all the notes covered by the shelf registration statement have been sold under the shelf registration statement or a subsequent shelf registration statement covering all of the outstanding notes has been declared effected under the Securities Act.

     A holder who sells outstanding notes under the shelf registration statement generally will be required to be named as a selling securityholder in the prospectus and to deliver a copy of the prospectus to purchasers. If we are required to file a shelf registration statement, we will provide to each holder of the outstanding notes copies of the prospectus that is a part of the shelf registration statement and notify each holder when the shelf registration statement becomes effective. The holder will be subject to some of the civil liability provisions under the Securities Act of 1933 in connection with these sales and will be bound by the provisions of the registration rights agreement that are applicable to the holder, including indemnification and contribution obligations.

     The registration rights agreement requires us to pay the holders of the notes additional interest if a registration default exists. A registration default will exist if:

- we fail to file any of the registration statements required by the registration rights agreement on or prior to the date specified for the filing;

- any of the registration statements is not declared effective by the Securities and Exchange Commission on or prior to the date specified for the effectiveness;

- we have not exchanged new notes for all validly tendered outstanding notes within 180 days after the issuance date of the outstanding notes; or

- any registration statement is declared effective but afterward, during the period for which we are required to maintain the effectiveness of the registration statement, it ceases to be effective or usable in connection with the resale of the new notes covered by the registration statement, and we fail to file and have declared effective a subsequent registration statement.

     If a registration default exists, we will pay as liquidated damages, additional interest to each holder of registrable notes, during the first 90-day period immediately following the occurrence of the registration default in an amount equal to .25% per annum, such interest rate increasing by an additional
 .25% per annum for each subsequent 90 day period during which the registration default continues, up to a maximum additional interest of 1% per annum, of the amount of the notes, until the registration default is cured. All accrued liquidated damages will be paid in the same manner as interest payments on the notes on semiannual damages payment dates that correspond to interest payment dates for the notes. Following the cure of a registration default, the accrual of liquidated damages will cease.

     The exchange offer is intended to satisfy our exchange offer obligations under the registration rights agreement. The above summary of the registration rights agreements is not complete and is subject to, and qualified by reference to, all of the provisions of the registration rights agreement. A copy of the registration rights agreement is filed as an exhibit to the registration statement that includes this prospectus.

     If you participate in the exchange offer, you will, with limited exceptions, receive notes that are freely tradeable and not subject to restrictions on transfer. You should read this prospectus under the heading "--Resales of the New Notes" for more information relating to your ability to transfer new notes.

     The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities laws or blue sky laws of the jurisdiction.

Expiration Date; Extensions

     The expiration date of the exchange offer is ___________, 2001 at 5:00 p.m., New York City time. We may extend the exchange offer in our sole discretion. If we extend the exchange offer, the expiration date will be the latest date and time to which the exchange offer is extended. We will notify the exchange agent of any extension by oral or written notice and will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     We expressly reserve the right, in our sole and absolute discretion:

     - to delay accepting any outstanding notes;

     - to extend the exchange offer;

     - if any of the conditions under "--Conditions of the Exchange Offer" have not been satisfied, to terminate the exchange offer; and

     - to waive any condition or otherwise amend the terms of the exchange offer in any manner.

     If the exchange offer is amended in a manner we deem to constitute a material change, we will promptly disclose the amendment by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes. Any delay in acceptance, extension, termination or amendment will be followed promptly by an oral or written notice of the event to the exchange agent. We will also make a public announcement of the event. Without limiting the manner in which we may choose to make any pubic announcement and subject to applicable law, we have no obligation to publish, advertise or otherwise communicate any pubic announcement other than by issuing a release to a national news service.

Terms of the Exchange Offer

     We are offering, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to exchange $1,000 in principal amount of new notes for each $1,000 in principal amount of outstanding notes. We will accept for exchange any and all outstanding notes that are validly tendered on or before 5:00 p.m., New York City time, on the expiration date. Tenders of the outstanding notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered for exchange. However, the exchange offer is subject to the terms of the registration rights agreement and the satisfaction of the conditions described under "--Conditions of the Exchange Offer." Outstanding notes may be tendered only in multiples of $1,000. Holders may tender less than the aggregate principal amount represented by their outstanding notes if they appropriately indicate this fact on the letter of transmittal accompanying the tendered outstanding notes or indicate this fact under the procedures for book-entry transfer described below.

     As of the date of this prospectus, $140 million in aggregate principal amount of the outstanding notes were outstanding. Solely for purposes of convenience, we have fixed the close of business on _________, 2001 as the date for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. Only a holder of the outstanding notes, or the holder's legal representative or attorney-in-fact, whose ownership is reflected in the records of The United States Trust Company of New York, as registrar, or whose notes are held of record by the depositary, prior to the expiration date, may participate in the exchange offer. There will be no fixed record date for determining the eligible holders of the outstanding notes who are entitled to participate in the exchange offer.

     We will be deemed to have accepted validly tendered outstanding notes when, as and if we give oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of outstanding notes and for purposes of receiving the new notes from us. If any tendered outstanding notes are not accepted for exchange because of an invalid tender or otherwise, certificates for the unaccepted outstanding notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date.

     Holders of outstanding notes do not have appraisal or dissenters' rights under applicable law or the indenture as a result of the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations under the Securities Exchange Act of 1934.

     Holders who tender their outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, following the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes under the exchange offer. We will pay all charges and expenses, other than transfer taxes in some circumstances, in connection with the exchange offer. See "--Fees and Expenses" for more information about the costs of the exchange offer.

WE MADE NO RECOMMENDATION TO HOLDERS OF OUTSTANDING NOTES AS TO WHETHER TO TENDER ANY OF THEIR OUTSTANDING NOTES UNDER THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION. HOLDERS OF OUTSTANDING NOTES MUST MAKE THEIR OWN DECISION WHETHER TO PARTICIPATE IN THE EXCHANGE OFFER AND, IF THE HOLDER CHOOSES TO PARTICIPATE IN THE EXCHANGE OFFER, THE AGGREGATE PRINCIPAL AMOUNT OF OUTSTANDING NOTES TO TENDER, AFTER READING CAREFULLY THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISORS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

Conditions of the Exchange Offer

     You must tender your outstanding notes in accordance with the requirements of this prospectus and the letter of transmittal in order to participate in the exchange offer.

     Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange any outstanding notes, and we may terminate or amend the exchange offer if we are not permitted to effect the exchange offer under applicable law or any interpretation of applicable law by the staff of the Securities and Exchange Commission. If we determine in our sole discretion that any of these events or conditions has occurred, we may, subject to applicable law, terminate the exchange offer and return all outstanding notes tendered for exchange or may waive any condition or amend the terms of the exchange offer.

     We expect that the above conditions will be satisfied. The above conditions are for our sole benefit and may be waived by us at any time in our sole discretion. Our failure at any time to exercise any of the above rights will not be a waiver of those rights and each right will be deemed an ongoing right that may be asserted at any time. Any determination by us concerning the events described above will be final and binding upon all parties.

Interest

     Each new note will bear interest from the most recent date to which interest has been paid or duly provided for on the outstanding note surrendered in exchange for the new note or, if no interest has been paid or duly provided for on the outstanding note, from June 19, 2001. Holders of the outstanding notes whose outstanding notes are accepted for exchange will not receive accrued interest on their outstanding notes for any period from and after the last interest payment date to which interest has been paid or duly provided for on their outstanding notes prior to the original issue date of the new notes or, if no interest has been paid or duly provided for, will not receive any accrued interest on their outstanding notes, and will be deemed to have waived the right to receive any interest on their outstanding notes accrued from and after such interest payment date or, if no such interest has been paid or duly provided for, from and after June 19, 2001.

Procedures for Tendering Outstanding Notes

     The tender of a holder's outstanding notes and our acceptance of outstanding notes will constitute a binding agreement between the tendering holder and us upon the terms and conditions of this prospectus and the letter of transmittal. Unless a holder tenders outstanding notes according to the guaranteed delivery procedures or the book-entry procedures described below, the holder must transmit the outstanding notes, together with a properly completed and executed letter of transmittal and all other documents required by the letter of transmittal, to the exchange agent at its address before 5:00 p.m., New York City time, on the expiration date. The method of delivery of outstanding notes, letters of transmittal and all other required documents is at the election and risk of the tendering holder. If delivery is by mail, we recommend delivery by registered mail, properly insured, with return receipt requested. Instead of delivery by mail, we recommend that each holder use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery.

     Any beneficial owner of the outstanding notes whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender outstanding notes in the exchange offer should contact that registered holder promptly and instruct that registered holder to tender on its behalf. If the beneficial owner wishes to tender directly, it must, prior to completing and executing the letter of transmittal and tendering outstanding notes, make appropriate arrangements to register ownership of the outstanding notes in its name. Beneficial owners should be aware that the transfer of registered ownership may take considerable time.

     Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account in accordance with DTC's procedures for the transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer before the expiration date. Although delivery of the outstanding notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal, properly completed and executed, with any required signature guarantees and any other required documents or an agent's message, as described below, must in any case be delivered to and received by the exchange agent at its address on or before the expiration date, or the guaranteed delivery procedure set forth below must be complied with.

     DTC has confirmed that the exchange offer is eligible for DTC's Automated Tender Offer Program. Accordingly, participants in DTC's Automated Tender Offer Program may, instead of physically completing and signing the applicable letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer by causing DTC to transfer outstanding notes to the exchange agent in accordance with DTC's Automated Tender Offer Program procedures for transfer. DTC will then send an agent's message to the exchange agent.

     The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from a participant in DTC's Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation; that the participant has received and agrees to be bound by the terms of the applicable letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, that the participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and that we may enforce the agreement against that participant.

     Each signature on a letter of transmittal or a notice of withdrawal must be guaranteed unless the outstanding notes are tendered:

     - by a registered holder who has not completed the box entitled "Special Delivery Instructions"; or

     - for the account of an eligible institution, as described below.

     If a signature on a letter of transmittal or a notice of withdrawal is required to be guaranteed, the signature must be guaranteed by a participant in a recognized medallion signature program. If the letter of transmittal is signed by a person other than the registered holder of the outstanding notes, the outstanding notes surrendered for exchange must be endorsed by the registered holder, with the signature guaranteed by a medallion signature guarantor. If any letter of transmittal, endorsement, bond power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should sign in that capacity when signing. The person must submit to us evidence satisfactory, in our sole discretion, of his or her authority to so act unless we waive the requirement.

     As used in this prospectus with respect to the outstanding notes, a "registered holder" is any person in whose name the outstanding notes are registered on the books of the registrar. An "eligible institution" is a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or any other "eligible guarantor institution" as the term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934.

     We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of outstanding notes tendered for exchange. Our determination will be final and binding. We reserve the absolute right to reject outstanding notes not properly tendered and to reject any outstanding notes if acceptance might, in our judgment or our counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to particular outstanding notes at any time, including the right to waive the ineligibility of any holder who seeks to tender outstanding notes in the exchange offer.

     Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and its instructions, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within the period of time as we determine. Neither our company nor the exchange agent is under any duty to give notification of defects in the tenders or will incur any liability for failure to give the notification. The exchange agent will use reasonable efforts to give notification of defects or irregularities with respect to tenders of outstanding notes for exchange but will not incur any liability for failure to give the notification. Tenders of outstanding notes will not be deemed to have been made until the irregularities have been cured or waived.

     By tendering, you will represent to us that, among other things:

     - you are not our "affiliate", as defined in Rule 405 under the Securities Act of 1933;

     - you will acquire the new notes in the ordinary course of your business;

     - you are not a broker-dealer that acquired your notes directly from us in order to resell them in reliance on Rule 144A of the Securities Act of 1933 or any other available exemption under the Securities Act of 1933;

     - if you are a broker-dealer that acquired your notes as a result of market-making or other trading activities, you will deliver a prospectus in connection with any resale of new notes; and

     - you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the new notes.

     In connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties contained in the letter of transmittal.

Guaranteed Delivery Procedures

     If you wish to tender your outstanding notes and:

     - your outstanding notes are not immediately available;

     - you are unable to deliver on time your outstanding notes or any other document that you are required to deliver to the exchange agent; or

     - you cannot complete the procedures for delivery by book-entry transfer on time;

you may tender your outstanding notes according to the guaranteed delivery procedures described in the letter of transmittal. Those procedures require that:

     - tender must be made by or through an eligible institution and a notice of guaranteed delivery must be signed by the holder;

     - on or before the expiration date, the exchange agent must receive from the holder and the eligible institution a properly completed and executed notice of guaranteed delivery by mail or hand delivery setting forth the name and address of the holder, the certificate number or numbers of the tendered outstanding notes and the principal amount of tendered outstanding notes; and

     - properly completed and executed documents required by the letter of transmittal and the tendered outstanding notes in proper form for transfer or confirmation of a book-entry transfer of the outstanding notes into the exchange agent's account at DTC must be received by the exchange agent within four business days after the expiration date of the exchange offer.

     Any holder who wishes to tender outstanding notes under the guaranteed delivery procedures must ensure that the exchange agent receives the notice of guaranteed delivery and letter of transmittal relating to the outstanding notes before 5:00 p.m., New York City time, on the expiration date.

Acceptance of Outstanding Notes for Exchange; Delivery of New Notes

     Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept outstanding notes that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The new notes will be delivered promptly after acceptance of the outstanding notes. For purposes of the exchange offer, we will be deemed to have accepted validly tendered outstanding notes when, as and if we have given notice to the exchange agent.

Withdrawal Rights

     Tenders of the outstanding notes may be withdrawn by delivery of a written or facsimile transmission notice to the exchange agent at its address set forth under "--The Exchange Agent; Assistance" at any time before 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

     - specify the name of the person having deposited the outstanding notes to be withdrawn;

     - identify the outstanding notes to be withdrawn, including the certificate number or numbers and principal amount of the outstanding notes, or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

     - be signed by the holder in the same manner as the original signature on the letter of transmittal by which outstanding notes were tendered, including any required signature guarantees, or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by us in our sole discretion, executed by the registered holder, with the signature guaranteed by a medallion signature guarantor, together with the other documents required upon transfer by the indenture; and

     - specify the name in which the outstanding notes are to be re-registered, if different from the person who deposited the outstanding notes.

     All questions as to the validity, form and eligibility, including time of receipt, of the notices will be determined by us, in our sole discretion. Any outstanding notes withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer and will be returned to the holder without cost as soon as practicable after withdrawal. Properly withdrawn outstanding notes may be retendered following the procedures described under "--Procedures for Tendering Outstanding Notes" at any time on or before the expiration date.

The Exchange Agent; Assistance

     The United States Trust Company of New York is the exchange agent. All tendered outstanding notes, executed letters of transmittal and other related documents should be directed to the exchange agent. Questions and requests for assistance and requests for additional copies of the prospectus, the letter of transmittal and other related documents should be addressed to the exchange agent as follows:

By Registered or Certified Mail:                     By Hand or Overnight Courier:
-------------------------------                      ----------------------------
The United Stated Trust Company of New York          The United Stated Trust Company of New York
114 West 47th Street - 25th Floor                    114 West 47th Street - 25th Floor
New York, New York 10036                             New York, New York 10036
Attn:  Corporate Trust Administration -              Attn:  Corporate Trust Administration -
         New World Coffee                                     New World Coffee

                           By Telephone or Facsimile:
                           --------------------------

                 Phone (212) 852-1662      Facsimile: (212) 852-1626

Fees and Expenses

     We will bear the expenses of soliciting outstanding notes for exchange. The principal solicitation is being made by mail by the exchange agent. Additional solicitation may be made by telephone, facsimile or in person by officers and regular employees of our company and our affiliates and by persons so engaged by the exchange agent.

     We will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with its services and pay other registration expenses, including fees and expenses of the trustee under the indenture, filing fees, blue sky fees and printing and distribution expenses.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptance of the exchange offer.

     We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer, then the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of those taxes or exemption is not submitted with the letter of transmittal, the amount of those transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

     The new notes will be recorded at the same carrying value as the outstanding notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the new notes.

Consequences of Not Exchanging Outstanding Notes

     As a result of this exchange offer, we will have fulfilled most of our obligations under the registration rights agreement. Holders who do not tender their outstanding notes, except for limited instances involving the initial purchasers or holders of outstanding notes who are not eligible to participate in the exchange offer or who do not receive freely transferrable new notes under the exchange offer, will not have any further registration rights under the registration rights agreement or otherwise and will not have rights to receive additional interest. Accordingly, any holder who does not exchange its outstanding notes for new notes will continue to hold the untendered outstanding notes and will be entitled to all the rights and subject to all the limitations applicable under the indenture, except to the extent that the rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the exchange offer.

     Any outstanding notes that are not exchanged for new notes under the exchange offer will remain restricted securities within the meaning of the Securities Act of 1933. In general, the outstanding notes may be resold only:

     - to us or any of our subsidiaries;

     - inside the United States to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act of 1933;

     - inside the United States to an institutional "accredited investor," as defined in Rule 501(a)(1) (2), (3) or (7) under the Securities Act of 1933, or an "accredited investor" that, prior to the transfer, furnishes or has furnished on its behalf by a U.S. broker-dealer to the trustee under the indenture a signed letter containing various representations and agreements relating to the restrictions on transfer of the new notes, the form of which letter can be obtained from the trustee;

     - outside the United States in compliance with Rule 904 under the Securities Act of 1933;

     - in reliance on the exemption from registration provided by Rule 144 under the Securities Act of 1933, if available; or

     - under an effective registration statement under the Securities Act of 1933.

     Each accredited investor that is not a qualified institutional buyer and that is an original purchaser of any of the outstanding notes from the initial purchasers will be required to sign a letter confirming that it is an accredited investor under the Securities Act of 1933 and that it acknowledges the transfer restrictions summarized above.

Resales of the New Notes

     We are making the exchange offer in reliance on the position of the staff of the Securities and Exchange Commission as set forth in interpretive letters addressed to third parties in other transactions. However, we have not sought our own interpretive letter. Although there has been no indication of any change in the staff's position, we cannot assure you that the staff of the Securities and Exchange Commission would make a similar determination with respect to the exchange offer as it has in its interpretive letters to third parties. Based on these interpretations by the staff, and except as provided below, we believe that new notes may be offered for resale, resold and otherwise transferred by a holder who participates in the exchange offer and is not a broker-dealer without further compliance with the registration and prospectus delivery provisions of the Securities Act of 1933. In order to receive new notes that are freely tradeable, a holder must acquire the new notes in the ordinary course of its business and may not participate, or have any arrangement or understanding with any person to participate, in the distribution, within the meaning of the Securities Act of 1933, of the new notes. Holders wishing to participate in the exchange offer must make the representations described in "--Procedures for Tendering Outstanding Notes" above.

     Any holder of outstanding notes:

     - who is our "affiliate", as defined in Rule 405 under the Securities Act of 1933;

     - who did not acquire the new notes in the ordinary course of its business;

     - who is a broker-dealer that purchased outstanding notes from us to resell them under Rule 144A of the Securities Act of 1933 or any other available exemption under the Securities Act of 1933; or

     - who intends to participate in the exchange offer for the purpose of distributing, within the meaning of the Securities Act of 1933, new notes; will be subject to separate restrictions. Each holder in any of the above categories:

     - will not be able to rely on the interpretations of the staff of the Securities Act of 1933 in the above-mentioned interpretive letters;

     - will not be permitted or entitled to tender outstanding notes in the exchange offer; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any sale or other transfer of outstanding notes, unless the sale is made under an exemption from such requirements. In addition, if you are a broker-dealer holding outstanding notes acquired for your own account, then you may be deemed a statutory "underwriter" within the meaning of the Securities Act of 1933 and must deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resales of your new notes. Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it acquired the outstanding notes for its own account as a result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of those new notes. The letter of transmittal states that, by making the above acknowledgment and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

     Based on the position taken by the staff of the Securities and Exchange Commission in the interpretive letters referred to above, we believe that "participating broker-dealers," or broker-dealers that acquired outstanding notes for their own accounts, as a result of market-making or other trading activities, may fulfill their prospectus delivery requirements with respect to the new notes received upon exchange of outstanding notes, other than outstanding notes that represent an unsold allotment from the original sale of the outstanding notes, with a prospectus meeting the requirements of the Securities Act of 1933, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of the new notes. Accordingly, this prospectus, as it may be amended or supplemented, may be used by a participating broker-dealer during the period referred to below in connection with resales of new notes received in exchange for outstanding notes where the outstanding notes were acquired by the participating broker-dealer for its own account as a result of market-making or other trading activities. Subject to the provisions of the registration rights agreement, we have agreed that this prospectus may be used by a participating broker-dealer in connection with resales of the new notes. See "Plan of Distribution." However, a participating broker-dealer that intends to use this prospectus in connection with the resale of new notes received in exchange for outstanding notes pursuant to the exchange offer must notify us, or cause us to be notified, on or before the expiration date of the exchange offer, that it is a participating broker-dealer. This notice may be given in the space provided for that purpose in the letter of transmittal or may be delivered to the exchange agent at the address set forth under "--The Exchange Agent; Assistance." Any participating broker-dealer that is our "affiliate" may not rely on these interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any resale transaction.

     Each participating broker-dealer that tenders outstanding notes pursuant to the exchange offer will be deemed to have agreed, by execution of the letter of transmittal, that upon receipt of notice from us of the occurrence of any event or the discovery of any fact that makes any statement contained in this prospectus untrue in any material respect or that causes this prospectus to omit to state a material fact necessary in order to make the statements contained in this prospectus, in light of the circumstances under which they were made, not misleading or of the occurrence of other events specified in the registration rights agreement, the participating broker-dealer will suspend the sale of new notes pursuant to this prospectus until we have amended or supplemented this prospectus to correct the misstatement or omission and have furnished copies of the amended or supplemented prospectus to the participating broker-dealer or we have given notice that the sale of the new notes may be resumed, as the case may be.

                            DESCRIPTION OF THE NOTES

     The outstanding notes were, and the new notes will be, issued pursuant to an indenture, dated as of June 19, 2001, among New World Coffee - Manhattan Bagel, Inc., its subsidiaries and The United Stated Trust Company of New York, as trustee. The form and terms of the new notes are substantially identical to the form and terms of the outstanding notes, except that the new notes:

     - will be registered under the Securities Act of 1933; and

     - will not bear any legends restricting transfer.

     The new notes will be issued solely in exchange for an equal principal amount of outstanding notes, in registered form, without coupons and in denominations of $1,000 and integral multiples thereof. As of the date of this prospectus, $140 million aggregate principal amount of outstanding notes is outstanding.

General

     On June 19, 2001, we issued $140,000,000 principal amount of Outstanding Notes pursuant to an indenture between the Company and United States Trust Company of New York, as trustee (the "Trustee"). The terms of the outstanding notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The new notes are subject to all such terms, and holders of the new notes are referred to the indenture, and the Trust Indenture Act for a statement thereof. The new notes are identical in all material respects to the outstanding notes, except for certain transfer restrictions and registration rights relating to the outstanding notes. The following summary of certain provisions of the indenture does not purport to be complete and is subject to and qualified in its entirety by reference to the indenture and the registration rights agreement, including the definitions contained therein. The definitions of certain terms used in the following summary are set forth below under "Certain Definitions."

     The notes are senior secured indebtedness of the Company and rank senior in right of payment to all present and future subordinated indebtedness of the Company and pari passu in right of payment with all present and future unsubordinated indebtedness of the Company (subject to a prior lien securing an Eligible Credit Facility which may be entered into in the future). As of August ___, 2001, the Company has $_________ million of indebtedness outstanding.

     Principal of, premium, if any, and interest on the Notes is payable at the office or agency of the Company in the Borough of Manhattan, the City of New York (which initially will be the corporate trust office of the Trustee at 114 West 47th Street, New York, New York 10036, Attention: Corporate Trust Department); provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the holder of the Notes as such address appears in the security register.

     The notes will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

Security

     Pursuant to the terms of the Collateral Agreements (as defined), all of the obligations under the notes and the indenture are secured initially by a first priority lien and security interest in substantially all of the assets of the Company and its Restricted Subsidiaries, including a pledge of the capital stock of all present and future Restricted Subsidiaries. The Company is also required under the indenture to deliver Mortgages (as hereinafter defined), in form and substance satisfactory to the Trustee and its counsel, for purposes of securing a first priority mortgage lien in leasehold interests of the Company acquired after the Issue Date.

     The Company will be permitted under certain circumstances to enter into an Eligible Credit Facility of up to $7.5 million. The first priority security interest securing the notes will be subordinated to a lien securing such credit facility as well as approximately $3.7 million of existing indebtedness. See "--Intercreditor Agreement."

     Upon an Event of Default, the proceeds from the sale of collateral securing the notes will likely be insufficient to satisfy the Company's obligations under the notes. No appraisals of any of the collateral were prepared in connection with the Offering. Moreover, the amount to be received upon such a sale would be dependent upon numerous factors, including the condition, age and useful life of the collateral at the time of such sale, as well as the timing and manner of such sale. By its nature, all or some of the collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the collateral, if saleable, can be sold in a short period of time.

     A significant portion of the Company's assets consist of leaseholds and leasehold improvements. Because leasehold improvements may be deemed to be a fixture and thus a part of the real property covered by the lease (which real property is not owned by the Company), there can be no assurances as to whether or to what extent such assets would be available as collateral security for the notes. Moreover, the ability of the Collateral Agent to obtain possession of collateral located on leaseholds may be subject to conflicting claims of landlords. The Company believes, however, that the realizable value of such leasehold interests upon a liquidation of the Company may not be material.

     To the extent third parties hold Permitted Liens (as defined herein), such third parties may have rights and remedies with respect to the property subject to such Liens that, if exercised, could adversely affect the value of the collateral. Given the intangible nature of certain of the collateral, any such sale of such collateral separately from the Company as a whole may not be feasible. Additionally, the inclusion of the Company's fixtures in the collateral securing the notes will be limited by the extent to which such fixtures (a) are deemed not to be personal property, and (b) any applicable state laws would, for purposes of perfecting security interests with respect thereto, require that the Collateral Agent effectuates certain filings in applicable real estate land records. The ability of the Company to grant a first priority security interest in certain collateral may be limited by legal or other logistical considerations. The ability of the holders of notes to realize upon the collateral may be limited by the terms of an intercreditor agreement relating to an Eligible Credit Facility and may be subject to certain bankruptcy law limitations in the event of a bankruptcy. See "--Certain Bankruptcy Limitations."

     The Company is permitted to form new Subsidiaries and to transfer all or a portion of the collateral to one or more of its Subsidiaries; provided each of the Company's Subsidiaries will be required to execute a guarantee of the Company's obligations under the notes and the indenture and a security agreement granting to the Collateral Agent a security interest in substantially all of the assets of such Subsidiary. See "--Certain Covenants--Subsidiary Guarantees."

     Subject to the restrictions on incurring Indebtedness and Liens set forth herein, the Company and its Subsidiaries have the right to grant (and suffer to exist) Purchase Money Liens against fixed assets of the Company or such Subsidiaries and to acquire any such assets subject to Purchase Money Liens. The Collateral Agent's Liens are intended to be, and shall be, at all times automatically subordinate in priority to all such Purchase Money Liens.

     The collateral release provisions of the indenture permit the release of collateral without substitution of collateral of equal value under certain circumstances, including assets sales made in compliance with the Indenture.

     Neither the Company nor any of its Subsidiaries are permitted to encumber any asset or property of the Company or such Subsidiaries or suffer to exist any Lien thereon, other than as expressly permitted by the indenture and Collateral Agreements.

     So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions in the indenture, the Eligible Credit Facility, the Collateral Agreements and the Intercreditor Agreement (as defined herein), the Company will be entitled to receive all cash dividends, interest and other payments made upon or with respect to the capital stock of any Subsidiary and to exercise any voting, consensual rights and other rights pertaining to such collateral pledged by it. Upon the occurrence and during the continuance of an Event of Default, (a) all rights of the Company to exercise such voting, consensual rights, or other rights shall cease upon notice from the Trustee, and all such rights shall become vested in the Collateral Agent, which, to the extent permitted by law, shall have the sole right to exercise such voting, consensual rights or other rights, (b) all rights of the Company to receive all cash dividends, interest and other payments made upon or with respect to the collateral shall cease, and such cash dividends, interest and other payments shall be paid to the Collateral Agent, and (c) the Collateral Agent may sell the collateral or any part thereof in accordance with and subject to the terms of the Collateral Agreements; provided, however, that while Indebtedness is outstanding under an Eligible Credit Facility, rights of the holders of the Notes and the Collateral Agent will be subordinate to the Liens of the Eligible Credit Facility and subject to the terms of the Intercreditor Agreement. All funds distributed under the Collateral Agreements and received by the Collateral Agent for the ratable benefit of the holders of the notes shall be distributed by the Collateral Agent in accordance with the provisions of the indenture.

     Upon the full and final payment and performance of all obligations of the Company under the Indenture and the Notes, the Collateral Agreements shall terminate and the pledged collateral shall be released.

Intercreditor Agreement

     The Company is permitted under certain circumstances to enter into an Eligible Credit Facility (as defined) with a Lender (as defined); provided that
(i) entering into the Eligible Credit Facility is not prohibited by the "Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" covenant of the Indenture and (ii) the security interests and liens upon any property or assets of the Company securing Indebtedness under the Eligible Credit Facility are Permitted Liens (as defined hereinafter), in each case, as evidenced to the Trustee in an officers' certificate of the Company delivered to the Trustee.

     The Trustee will be authorized to enter into an intercreditor agreement with the Lender providing the Eligible Credit Facility (an "Intercreditor Agreement"). The Intercreditor Agreement will provide, among other things, that
(i) such Lender's security interest in certain of the assets of the Company shall be senior to the Collateral Agent's security interest in such assets, (ii) during any insolvency proceedings, the Lender and the Collateral Agent will coordinate their efforts to give effect to the relative priority of their security interests in such properties and assets, and (iii) following an Event of Default (as defined hereinafter), all decisions with respect to such properties and assets, including the time and method of any disposition thereof, will be made in accordance with the terms of such Intercreditor Agreement, in each case, subject to the terms and provisions of the indenture and the Collateral Agreements. The Intercreditor Agreement will also provide that the Trustee and the Lender will provide notices to each other with respect to acceleration of the notes or the indebtedness outstanding under the Eligible Credit Facility, as the case may be.

     If the notes become due and payable prior to the stated maturity thereof for any reason or are not paid in full at the stated maturity thereof at a time during which Indebtedness is outstanding under an Eligible Credit Facility, the Collateral Agent will not have the right to foreclose upon the collateral that is subject to the Eligible Credit Facility unless the Lender forecloses upon such collateral. Thereafter, the Collateral Agent has the right to foreclose upon such collateral, which may be in instructions from the holders of a majority of the principal amount of notes then outstanding or, in the absence of such instructions, in such manner as the Collateral Agent deems appropriate in its sole and absolute discretion. Proceeds from the sale of collateral that is subject to the Eligible Credit Facility will first be applied to repay Indebtedness outstanding under the Eligible Credit Facility, if any, and thereafter paid to the Trustee. The proceeds received by the Trustee will be applied by the Trustee first to pay the expenses of any foreclosure and fees and other amounts then payable to the Trustee under the Indenture and, thereafter, to pay all amounts owing to the holders of the notes (with any remaining proceeds to be payable to the Company or as may otherwise be required by law).

Guarantee

     The full and prompt payment of the Company's payment obligations under the notes and the indenture will be guaranteed, jointly and severally, by all present and future Subsidiaries (collectively, the "Subsidiary Guarantors"). Each Subsidiary Guarantor will fully and unconditionally guarantee on a senior secured basis (secured by substantially all of such Subsidiary Guarantor's assets) (the "Subsidiary Guarantee"), jointly and severally, to each Holder and the Trustee, the full and prompt performance of the Company's obligations under the indenture and the notes, including the payment of principal of and interest on the notes. The Subsidiary Guarantee of each Subsidiary Guarantor will rank pari passu in right of payment to all existing and future unsubordinated Indebtedness of such Subsidiary Guarantor. The obligations of each Subsidiary Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The net worth of any Subsidiary Guarantor for such purpose shall include any claim of such Subsidiary Guarantor against the Company for reimbursement and any claim against any other Subsidiary Guarantor for contribution. Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor without limitation. See "--Certain Covenants--Mergers, Consolidations and Sale of Assets" and "--Asset Sales."

Principal, Maturity and Interest

     The notes are limited in aggregate principal amount to $140.0 million and will mature on June 15, 2003. Interest will be payable on the notes in cash at the rate of 13% per annum, increasing 100 basis points per quarter commencing September 15, 2001, up to a maximum interest rate of 18%. Interest will be paid on a quarterly basis, on each March 15, June 15, September 15 and December 15, commencing on December 15, 2001, to holders of record on the immediately preceding March 1, June 1, September 1 and December 1. Cash interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on the notes will also increase if the Company fails to fulfill its obligations under the Registration Rights Agreement. See "Exchange Offer; Registration Rights." The notes will be payable both as to principal and interest at the office or agency of the Company, or, at the option of the Company, payment of interest may be made by check mailed to the holders of the notes at their respective addresses set forth in the register of holders of notes. Until otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose.


Redemption

Optional Redemption. The Notes will be subject to redemption at the option of the Company, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date.

Asset Sale Redemption. The Company will be required to use all amounts it receives from Asset Sales consisting of transfers Company operated stores to franchisees, within 20 days of such receipt, to redeem the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date; provided, however, that (i) the Company will not be required to make any such redemption with respect to the first $5.0 million of proceeds received from any such Asset Sales since the Issue Date and (ii) the Company will not be required to make any such redemption until the amount to be used for such redemption exceeds $1.0 million.

     If fewer than all of the notes are to be redeemed at any time, selection of notes for redemption will be made by the Trustee in compliance with the requirements of the national securities exchange, if any, on which the notes are listed, or, if the notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems to be fair and appropriate; provided that Notes of $1,000 or less may not be redeemed in part. Notice of redemption will be mailed by first class mail at least 15 days but not more than 60 days before the redemption date to each holder to be redeemed at such holder's registered address. If any note is to be redeemed in part only, the notice of redemption that relates to such note will state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. On and after the date of redemption, interest will cease to accrue on the Notes or portions of notes called for redemption.

Repurchase upon Change of Control

     Upon the occurrence of a Change of Control, the Company will be required to notify the Trustee in writing thereof and to offer to repurchase all or any part (equal to $1,000 of principal at maturity or an integral multiple thereof) of each holder's notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof on the date of purchase, plus accrued interest thereon, if any, through the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each holder stating:
(1) that the Change of Control Offer is being made pursuant to the covenant entitled "Limitation on Change of Control" in the Indenture and that all notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date; (5) that holders electing to have any notes purchased pursuant to a Change of Control Offer will be required to surrender the notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of notes delivered for purchase, and a statement that such holder is withdrawing his election to have such notes purchased, and (7) that holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered; provided that each note purchased and each new note issued shall be in a principal amount of $1,000 or an integral multiple thereof. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the "Limitation on Change of Control" covenant of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Limitation on Change of Control" covenant of the Indenture by virtue thereof.

     On or before the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment notes or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers' Certificate stating the amount of the notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each holder of the notes so accepted payment in an amount equal to the purchase price for such notes, and the Trustee shall promptly authenticate and mail to each holder a new note equal in principal amount to the unpurchased portion of the notes surrendered, if any, to the Change of Control Payment Date; provided that each such new note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     There can be no assurance that sufficient funds will be available at the time of any Change of Control Offer to make required repurchases. The Company's failure to comply with the covenant described above, including failure to pay the repurchase price, will be an Event of Default under the Indenture.

Certain Bankruptcy Limitations

     The right of the Collateral Agent to repossess and dispose of the collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding was to be commenced by or against the Company or any of its Subsidiaries prior to the Collateral Agent having repossessed and disposed of the collateral. Under the Bankruptcy Code, a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the collateral or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of "adequate protection."

Certain Covenants

Minimum Consolidated Cash Flow. The Company will not permit Consolidated Cash Flow during each twelve-month period ending as of the last day of each fiscal quarter to be less than $30,000,000.

Capital Expenditures. The aggregate amount of Capital Expenditures made by the Companies in any fiscal year shall not exceed $8.0 million.

Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests, other than Disqualified Stock, of the Company or dividends or distributions payable to the Company or any Wholly-Owned Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Subsidiary or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly-Owned Subsidiary of the Company); (iii) voluntarily purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is pari passu with or subordinated to the Notes; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments").

     If no Default or Event of Default shall have occurred and be continuing, the foregoing provisions will not prohibit: (i) the redemption, repurchase, retirement or other acquisition of any Indebtedness or Equity Interests of the Company in exchange for, or solely out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); (ii) the redemption, repurchase or payoff of Purchase Money Obligations or Indebtedness under an Eligible Credit Facility; (iii) the redemption, repurchase or payoff of any Indebtedness with proceeds of any Refinancing Indebtedness permitted to be incurred under "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock"; and (iv) the purchase, redemption, defeasance or other acquisition or retirement of Warrants required by the terms of the Warrant Agreement described below under "Description of Warrants--Repurchase"

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the "Restricted Payments" covenant were computed, which calculations may be based upon the Company's latest available quarterly financial statements.

Incurrence of Additional Indebtedness and Issuance of Preferred Stock. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (other than Permitted Indebtedness), and the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of Preferred Stock

Asset Sales. The Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale; provided, however, that (i) the Company and its Subsidiaries may consummate a Sale-Leaseback Transaction permitted under "Incurrence of Additional Indebtedness and Issuance of Preferred Stock" and (ii) the Company and its Subsidiaries may transfer company operated stores to franchisees for fair value.

Limitations on Issuances and Sales of Capital Stock of Subsidiaries. The Company will not cause or permit any of its Subsidiaries to issue or sell any Capital Stock (other than to the Company or to a Wholly-Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Subsidiary of the Company) to own or hold any Capital Stock of any Subsidiary of the Company or any Lien or security interest therein

Liens. The Indenture will provide that neither the Company nor any of its Subsidiaries may, directly or indirectly, incur any Lien, except Permitted Liens, against or upon any property or assets now owned or hereafter acquired by the Company or any of its Subsidiaries, or any income or profits therefrom, or assign or convey any right to receive income or profits therefrom.

Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrances or restrictions on the ability of any such Subsidiary to (a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (A) on such Subsidiary's Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Subsidiaries or (b) make loans or advances to the Company or any of its Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reasons of (1) applicable law;
(2) the Indenture and Note or any Eligible Credit Facility; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Subsidiary of the Company; (4) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; or (5) an agreement governing Indebtedness incurred to refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2) or (4) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2) or (4).

Merger, Consolidation or Sale of Assets. Neither the Company nor any Subsidiary will, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not the Company or any such Subsidiary is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, another corporation, Person or entity; provided, however, that, so long as no Default then exists or would arise therefrom, the foregoing shall not prohibit the merger, consolidation, dissolution or liquidation of any Subsidiary Guarantor with or into (i) the Company so long as the Company shall be the continuing or surviving corporation or (ii) any other Subsidiary Guarantor.

Limitations on Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any services) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under the next succeeding paragraph and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $2 million shall be approved by a majority of the disinterested members of the Board of Directors of the Company, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any such Subsidiary enters into an Affiliate Transaction (or a series of related Affiliate Transactions which are similar or part of a common plan) that involves an aggregate fair market value of more than $5 million, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company from a financial point of view from an Independent Financial Advisor and deliver such opinion to the Trustee.

     The restrictions  set forth in the preceding  paragraph shall not apply to:
(i) reasonable compensation fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions exclusively between or among the Company and any of its Wholly-Owned Subsidiaries or exclusively between or among such Wholly-Owned Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture; and (iii) Restricted Payments not prohibited by the Indenture.

Subsidiary Guarantees. Each Subsidiary Guarantor shall: (i) execute and deliver to the Collateral Agent a supplemental indenture in a form reasonably satisfactory to the Collateral Agent pursuant to which such Subsidiary Guarantor shall unconditionally guarantee on a senior secured basis (secured initially by substantially all of such Subsidiary Guarantor's assets), all of the Company's obligations under the notes and the indenture; (ii) take all necessary action to cause the Lien on such collateral in favor of the Collateral Agent to remain in full force and effect at all times; (iii) deliver to the Collateral Agent an opinion of counsel that such supplemental indenture and any other documents required to comply with clause (ii) above have been duly authorized, executed and delivered by such Subsidiary Guarantor, and the supplemental indenture and each such other document constitutes a legal, valid binding and enforceable obligation of such Subsidiary Guarantor; and (iv) take such further action and execute and deliver such other documents specified in the indenture or otherwise reasonably requested by the Collateral Agent to effectuate the foregoing. The Company may transfer, in any one transaction or a series of related transactions, any collateral to any Subsidiary Guarantor if such transferee Subsidiary Guarantor shall have complied with the requirements of clauses (i) through (iv) above; provided that the guarantee referred to in clause (i) above shall be secured by, in addition to any collateral existing in such Subsidiary Guarantor, the collateral so transferred.

Impairment of Security Interest. Subject to the Intercreditor Agreement, neither the Company nor any of its Subsidiaries will take or omit to take any action which would adversely affect or impair the Security Interests in favor of the Trustee, on behalf of itself and the holders of the notes, with respect to the Collateral or the Pledged Collateral. Neither the Company nor any of its Subsidiaries shall grant to any Person, or permit any Person to retain (other than the Trustee), any interest whatsoever in the Collateral or the Pledged Collateral other than Liens on certain of the Collateral securing an Eligible Credit Facility and Permitted Liens. Neither the Company nor any of its Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral or the Pledged Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by the indenture, the notes, the Intercreditor Agreement and the Collateral Agreements.

Conduct of Business. Neither the Company nor any of its Subsidiaries will engage in any businesses other than the business of operating and franchising fast casual restaurants, the manufacture of bagel dough and cream cheese and operating the Company's coffee roasting plant, the distribution of bagel dough, cream cheese, coffee and related products or any activity related or ancillary thereto.

Reports. So long as any notes are outstanding, the Company will furnish to the holders of notes all quarterly and annual financial information and other reports filed with the Commission pursuant to the Exchange Act and, whether or not the Company is required to file any financial information with the Commission, will furnish to the Holders and to prospective purchasers of the notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act for so long as is required for an offer or sale of the notes under Rule 144A. From and after the date of effectiveness of any registration statement filed with the Commission with respect to the notes, the Company will file with the Commission such Forms 10-Q and 10-K and any other information required to be filed by it.

Real Estate Mortgages and Filings. On or prior to the Issue Date and at no cost or expense to the Trustee or the Holders:

(a) the Company shall have delivered to the Trustee fully-executed counterparts of Mortgages in form and substance reasonably acceptable to the Initial Purchaser and its counsel for all real property owned in fee by the Company scheduled to the indenture and made a part thereof (individually and collectively, the "Premises");

(b) the Trustee shall have received commitments for Mortgage Title Insurance Policies from a company, and in form and substance reasonably acceptable to the Initial Purchaser and its counsel, insuring the Liens of the Mortgages as valid and enforceable Liens on the real estate collateral described in the Mortgages and related to each of the Premises;

(c) The Trustee shall have received, with respect to each of the Premises, surveys, local counsel opinions and fixture filings, in each case in form and substance reasonably acceptable to the Initial Purchaser and its counsel, along with such other documents, instruments, certificates and agreements as the Initial Purchaser and its counsel may reasonably request.

Leasehold Mortgages and Filings. The Company and each of its Subsidiaries shall deliver Mortgages substantially in the form attached to the indenture with respect to the Company's leasehold interests in the premises (the "Leased Premises") occupied by the Company pursuant to leases of new store properties entered into after the Issue Date (collectively, the "Leases", and individually, a "Lease"). Prior to the effective date of any such Lease, the Company and such Subsidiaries shall provide to the Trustee all of the items described in the "Real Estate Mortgages and Filings" covenant of the Indenture and in addition shall provide an agreement substantially in the form attached to the Indenture and executed by the lessor of the Lease, whereby the lessor consents to the Mortgage. The Company and such Subsidiaries shall perform all of its obligations required hereunder at its sole cost and expense.

Payments for Consent

     Neither the Company nor any of the Company's Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for, or as inducement to, any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of Notes then outstanding that consent, waive or agree to amend any of such terms or provisions in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Events of Default and Remedies

     The indenture will provide that each of the following constitutes an Event of Default ("Event of Default"): (i) the Company fails to pay interest on any notes when the same become due and payable and such default continues for a period of 10 days; (ii) default by the Company in payment of principal (or premium, if any) on any notes at maturity, upon redemption, by acceleration or otherwise (including the failure to make a payment to purchase notes tendered pursuant to a Change of Control Offer); (iii) failure by the Company or any of its Subsidiaries to comply with any of its other agreements or covenants in, or provisions of, the indenture, the notes or any of the Collateral Agreements, which default continues for a period of 30 days after the Company has received written notice specifying the default; (iv) default under (after giving effect to any applicable grace periods or any extension of any maturity date) any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries whether such Indebtedness now exists, or is created after the date of the Indenture, if (a) either (A) such default results from the failure to pay principal of or interest on such Indebtedness or (B) as a result of such default the maturity of such Indebtedness may be accelerated, and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which a default (after the expiration of any applicable grace period or any extension of the maturity date) has occurred, or the maturity of which may be so accelerated, exceeds $2 million in the aggregate; (v) failure by the Company or any of its Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability in writing) aggregating in excess of $2 million which judgments are not stayed within 60 days after their entry; (vi) certain events of bankruptcy or insolvency with respect to the Company, any Subsidiary Guarantor or any of the Company's Subsidiaries which are not stayed or dismissed within 60 days; and (vii) any Subsidiary Guarantee for any reason ceases to be in full force and effect or becomes or is declared to be null and void, unenforceable or invalid or any Subsidiary Guarantor denies its obligations under its Subsidiary Guarantee.

     If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding notes may by written notice declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency which are not stayed or dismissed within 60 days, all outstanding notes will become immediately due and payable without further action or notice. Holders may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trustee power. The Company will be required to provide notice to the Trustee promptly upon obtaining knowledge of any Default or Event of Default. The Trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     The holders of a majority in aggregate principal amount of the notes then outstanding, by written notice to the Trustee, may on behalf of the holders of all the notes (a) waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes, or (b) rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

No Personal Liability of Directors, Officers, Employees and Stockholders

     No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the notes, the indenture, the Warrant Agreement, the Registration Rights Agreement or any Collateral Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creations. Each holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive certain liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

     The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for (i) the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (ii) the Company's obligations with respect to the Notes concerning issuing temporary notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments (iii) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders, cash in U.S. dollars, noncallable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the notes of the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party to or by which the Company or any of its Subsidiaries is a party or by which it or any of their property or assets is bound; (vi) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; (vii) the Company shall have delivered to the Trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; (viii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (ix) certain customary conditions precedent are satisfied.

Possession, Use and Release of Collateral

     Unless an Event of Default shall have occurred and be continuing and the notes have been accelerated, the Company shall have the right to remain in possession and retain exclusive control of the collateral securing the notes (other than as set forth in the Collateral Agreements), to freely operate the collateral and to collect, invest and dispose of any income therefrom.

Release of Collateral. Upon compliance by the Company with the conditions set forth below in respect of any release of items of collateral, and upon delivery by the Company to the Collateral Agent of an opinion of counsel to the effect that such conditions have been met, the Collateral Agent will release the Released Interests (as hereinafter defined) from the Lien of the Collateral Agreements and reconvey the Released Interests to the Company.

Asset Sale Release. The Company has the right to obtain a release of items of collateral (the "Released Interests") subject to an Asset Sale permitted hereunder upon compliance with the condition that the Company deliver to the Collateral Agent the following:

     (a) A notice from the Company requesting the release of Released Interests:
(i) describing the proposed Released Interests; (ii) specifying the value of such Released Interests on a date within 60 days of such notice (the "Valuation Date"); (iii) stating that the purchase price received is at least equal to the fair market value of the Released Interests; (iv) stating that the release of such Released Interests would not be expected to interfere with the Collateral Agent's ability to realize the value of the remaining collateral and will not impair the maintenance and operation of the remaining collateral; and (v) certifying that such Asset Sale complies with the terms and conditions of the Indenture with respect thereto; and

     (b) An Officers' Certificate of the Company stating that: (i) such Asset Sale covers only the Released Interests and complies with the terms and conditions of the indenture with respect to Asset Sales; (ii) there is no Default or Event of Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale; (iii) the release of the collateral will not result in a Default or Event of Default under the indenture; and (iv) all conditions precedent in the indenture relating to the release in question have been or will be complied with.

Transfer and Exchange

     A holder may transfer or exchange notes in accordance with the indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any note selected for redemption in whole or in part pursuant to the indenture, except the unredeemed portion of any note being redeemed in part. Also, the Company is not required to transfer or exchange any note commencing at the opening of business 15 days before the day of any selection of notes to be redeemed and ending at the close of business on such day of selection. The registered holder of a note will be treated as the owner of such note for all purposes.

Amendment, Supplement and Waiver

     Except as provided in the next succeeding paragraph, the indenture or the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for notes) and any existing Default or Event of Default or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including consents obtained in connection with a tender offer or exchange offer for notes).

     Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder of the notes): (i) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of, or the premium on, or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes or alter the provisions with respect to repurchases or redemptions of the notes upon a Change of Control; (iii) reduce the rate of or change the time for payment of interest, including default interest, on any note; (iv) waive a continuing Default or Event of Default in the payment of principal of or premium, if any, or interest on any note (other than a Default in the payment of an amount due as a result of an acceleration, where such acceleration is rescinded pursuant to the indenture); (v) make any note payable in money other than that stated in the notes; (vi) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of or interest on the notes; (vii) waive a redemption payment with respect to any note; or (viii) modify or change any provision of the indenture affecting the ranking of the notes in a manner which adversely affects the holders of notes.

     Notwithstanding the foregoing, without the consent of any holder of the notes, the Company may amend or supplement the indenture or the notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated notes in addition to or in place of certificated notes, to provide for the assumption of the Company's obligations to holders of the notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of the notes or that does not adversely affect the legal right under the indenture of any such holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

Concerning the Trustee

     The indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee is required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of the notes, unless such holder shall have offered to the Trustee an indemnity satisfactory to it against any loss, liability or expense.

Additional Information

     Anyone who receives this prospectus may obtain a copy of the Indenture without charge by writing to New World Coffee-Manhattan Bagel, Inc., 246 Industrial Way West and Eatontown, New Jersey 07724, Attn: Chief Financial Officer.

Certain Definitions

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, excluding Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling,"' "controlled by" and "under common control with"), as used with respect to any specified Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management of policies of such specified Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly-Owned Subsidiary of the Company of (a) any Capital Stock of any Subsidiary of the Company; or (b) any other property or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include a transaction or series of related transactions for which the Company or its Subsidiaries receive aggregate consideration of less than $500,000.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Board Resolution" means, with respect to any Person, a copy of a resolution delivered to the Trustee and certified by the secretary or an assistant secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

     "Capital Expenditures" shall mean, for any period any direct or indirect (by way of acquisition of securities of a Person or the expenditure of cash or the transfer of Property or the incurrence of Indebtedness) expenditures in respect of the purchase or other acquisition of fixed or capital assets determined in conformity with GAAP, excluding (i) normal replacement and maintenance programs properly charged to current operations, and (ii) the purchase price of equipment to the extent that the consideration therefor consists of used or surplus equipment being traded in at such time or the proceeds of a concurrent sale of such used or surplus equipment.

     "Capital Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and any and all warrants, options and rights with respect thereto, including, without limitation, each class of common stock and preferred stock, partnership interests and other indicia of ownership of such Person.

     "Cash Equivalents" means: (i) obligations issued or unconditionally guaranteed by the United States of America or any agency thereof, or obligations issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America; (ii) commercial paper rated the highest grade by Moody's Investors Service, Inc. and Standard & Poor's Ratings Group and maturing not more than one year from the date of creation thereof; (iii) time deposits with, and certificates of deposit and banker's acceptances issued by, any bank having capital surplus and undivided profits aggregating at least $500 million and maturing not more than one year from the date of creation thereof,
(iv) repurchase agreements that are secured by a perfected security interest in an obligation described in clause (i) and are with any bank described in clause
(iii); (v) money market accounts with any bank having capital surplus and undivided profits aggregating at least $500 million; (vi) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Ratings Group; and (vii) money market funds investing only in U.S. Government Obligations.

     "Change of Control" means any transaction or event occurring on or after the date hereof as a direct or indirect result of which (a) any Person or any group (other than the Permitted Holders) shall (A) beneficially own (directly or indirectly) in the aggregate Equity Interests of Borrower having 50% or more of the aggregate voting power of all Equity Interests of Borrower at the time outstanding or (B) have the right or power to appoint a majority of the board of directors of Borrower; (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of Borrower was approved by a vote of a majority of the directors of Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the board of directors of Borrower then in office; or (c) any event or circumstance constituting a "change of control" under any documentation evidencing or governing any Indebtedness of any Company in a principal amount in excess of $20.0 million (other than under the Indenture) shall occur which results in an obligation of any Company to prepay (by acceleration or otherwise), purchase, offer to purchase, redeem or defease all or a portion of such Indebtedness.

     The terms "beneficially own," "beneficial owner" and "Group" shall have the meanings ascribed to such terms in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that, for the purposes of this definition of "Change of Control" only, any Person or Group other than the Permitted Holders shall be deemed to be the current beneficial owner of any shares of Voting Stock of the Company, or any interests or participations in, or measured by the profits of, the Company, that are issuable upon the exercise of any option, warrant or similar right, or upon the conversion any convertible security, in either case owned by such Person or Group without regard to whether such option, warrant or convertible security is currently exercisable or convertible or will become convertible or exercisable within 60 days if the exercise or conversion price thereof at the time of grant was lower than the fair market value of the underlying security at the time of grant.

     "Collateral" shall have the meaning assigned to such term in the Security Agreement.

     "Collateral Agent" shall have the meaning assigned to such term in the Security Agreement.

     "Collateral  Agreements"  means,   collectively  the  Pledge  and  Security
Agreement and the Trademark Assignment, in each case, as the same may be in force from time to time.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation. all series and classes of such common stock.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (without duplication) (a) provision for taxes based on income or profits to the extent such provision for taxes was included in computing Consolidated Net Income, (b) consolidated interest expense of such Person for such period, whether paid or accrued (including deferred financing costs, non-cash interest payments and the interest component of capital lease obligations), to the extent such expense was deducted in computing Consolidated Net Income, (c) depreciation and amortization (including amortization of goodwill and other intangibles) for such period to the extent such depreciation or amortization were deducted in computing Consolidated Net Income, and (d) all other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period) in each case, on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that: (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly-Owned Subsidiary thereof; (ii) the Net Income of any Person that is a Subsidiary (other than a Subsidiary of which at least 80% of the Capital Stock having ordinary voting power for the election of directors or other governing body of such Subsidiary is owned by the referent Person directly or indirectly through one or more Subsidiaries) shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly-Owned Subsidiary thereof; and (iii) the cumulative effect of a change in accounting principles shall be excluded.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Depository"   means  The  Depository  Trust  Company,   its  nominees  and
successors.

     "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date.

     "Eligible Credit Facility" means a credit facility (and any permitted refinancing or replacement thereof) between the Company and a Lender, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time as permitted herein, which credit facility (and any permitted refinancing or replacement thereof) (i) has terms and conditions (including with respect to applicable interest rates and fees) customary for similar facilities extended to borrowers comparable to the Company, (ii) does not permit the Company to incur Indebtedness thereunder at any time outstanding in excess of $7,500,000 in principal amount, and (iii) may be secured by certain assets of the Company, subject to the terms and conditions of an Intercreditor Agreement.

     "Equity Interests" means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Exchange Offer" means the offer that may be made by the Company, pursuant to the Registration Rights Agreement, to exchange for any and all of the Initial Notes a like aggregate principal amount of Exchange Notes.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

     "Holder" or "holder" means the Person in whose name a Note is registered on the Registrar's books.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Interest Swap Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing Indebtedness (other than Interest Swap Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, by such Person in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any of the items which would be included within this definition.

     "Independent Financial Advisor" means an investment banking firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company or any of its Subsidiaries and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Intercreditor Agreement" means an agreement between the Trustee and a Lender, substantially in the form attached to the Indenture, to be entered into after the Issue Date, if the Company and such Lender enter into an Eligible Credit Facility.

     "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreement.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including direct or indirect guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "Issue Date" means the date of original issuance of the Initial Notes under the Indenture.

     "Lender" means a Person that is not an Affiliate of the Company and is a lender in an Eligible Credit Facility.

     "Lien" means, with respect to any asset, mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, excluding true lease and consignment filings).

     "Maturity Date" means June 15, 2003.

     "Mortgages" means the mortgages, deeds of trust, deeds to secure debt or other similar documents securing liens on the Premises and/or the Leased
Premises, as well as the other collateral secured by and described in the mortgages, deeds of trust, deeds to secure debt or other similar documents.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provisions for taxes on such extraordinary gain (but not loss).

     "Non-Restricted Subsidiary" means New World EnbcDeb Corp.

     "Non-U.S. Person" means a Person who is not a U.S. Person, as defined in Regulation S.

     "Obligations" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means, with respect to any Person, the chief executive officer, the president, any vice president, the chief financial officer, the treasurer, the controller, or the secretary of such Person, or any other officer designated by the Board of Directors to serve in a similar capacity.

     "Permitted Holders" shall mean each of Halpern Denny & Co., BET Associates and Brookwood Investors.

     "Permitted Indebtedness" means each of the following:

     (a) Indebtedness incurred by the Company or its Subsidiaries in connection with or arising out of Sale and Leaseback Transactions, Capital Lease Obligations or Purchase Money Obligations; provided that the aggregate principal amount at any one time outstanding of all such Sale and Leaseback Transactions, Capital Lease Obligations and Purchase Money Obligations does not exceed $3 million;

     (b) Indebtedness of the Company represented by the Notes (whether incurred on the Issue Date or in connection with the Exchange Offer);

     (c)   Indebtedness   owed  by  the  Company  to  any  of  its  Wholly-Owned
Subsidiaries for so long as such Indebtedness is held by a Wholly- Owned Subsidiary of the Company, in each case subject to no Lien; provided that (i) any such Indebtedness of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Notes and (ii) if as of any date any Person other than a Wholly-Owned Subsidiary of the Company owns or holds any such Indebtedness or any such Person holds a Lien in respect of such Indebtedness, such date shall be deemed the date of incurrence of Indebtedness not constituting Permitted Indebtedness of the Company;

     (d) Indebtedness of a Wholly-Owned Subsidiary of the Company to the Company or to a Wholly-Owned Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly-Owned Subsidiary of the Company and, if such Indebtedness from the Company to any Subsidiary exceeds $500,000 in aggregate principal amount, evidenced by a written promissory note or other instrument in form and substance reasonably satisfactory to the Trustee, in each case subject to no Lien held by a Person other than the Company or a Wholly-Owned Subsidiary of the Company; provided that if, as of any date any Person other than the Company or a Wholly-Owned Subsidiary of the Company owns or holds such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the date of incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

     (e) the incurrence by the Company and its Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are contemporaneously used to extend, refinance, renew, replace, or refund (collectively, "Refinance") Permitted Indebtedness referred to in clauses (a) and (b) above (the "Refinancing Indebtedness"); provided, however, that (i) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so refinanced (plus the amount of reasonable expenses incurred in connection therewith); (ii) the Refinancing Indebtedness shall rank in right of payment no more senior (and at least as subordinated) to the Notes than did the Indebtedness being refinanced; (iii) if the Indebtedness being refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company; (iv) such Refinancing Indebtedness shall have a Weighted Average Life longer, and a stated maturity which is later than, that of the Indebtedness being refinanced; and (v) the Indebtedness so refinanced is permanently retired (and, in case of the Notes, surrendered to the Trustee for cancellation);

     (f) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Subsidiaries and Interest Swap Obligations of any Subsidiary covering Indebtedness of such Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

     (g) other Indebtedness of the Company in an aggregate amount not to exceed $7.5 million at any one time outstanding, which Indebtedness may include Indebtedness evidenced by an Eligible Credit Facility; and

     (h) Indebtedness of the Company and its Subsidiaries existing on the Issue Date.

     "Permitted Investments" means: (i) Investments by the Company or any of its Subsidiaries in any Person that is or will become immediately after such Investment a Wholly-Owned Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly-Owned Subsidiary of the Company, (ii) Investments in the Company by any Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and the Indenture; (iii) investments in cash and Cash Equivalents; (iv) Interest Swap Obligations entered into in the ordinary course of the Company's or its Subsidiaries' businesses and otherwise in compliance with the Indenture; (v) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers solely in exchange for a claim against any such trade creditor or customer; and (vi) Investments in the Notes.

     "Permitted Liens" means the following types of Liens:

     (i) Liens for taxes,  assessments or governmental  charges or claims either
(a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

     (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

     (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

     (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

     (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

     (vi) any interest or title of a lessor under any Capital Lease Obligation; provided that such Liens do not extend to any property or assets which are not leased property subject to such Capital Lease Obligation;

     (vii) Purchase Money Liens of the Company or any Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (A) the related Purchase Money Obligation shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

     (viii) Liens securing reimbursement obligations with respect to commercial letters of credit which encumbered documents and other property relating to such letters of credit and products and proceeds thereof;

     (ix) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

     (x)  Liens  securing  Interest  Swap   Obligations,   which  Interest  Swap
Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

     (xi) Liens securing Acquired Debt incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; provided that
(A) such Liens secured such Acquired Debt at the time of and prior to the incurrence of such Acquired Debt by the Company or a Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Indebtedness by the Company or a Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Subsidiaries other than the property or assets that secured the Acquired Debt prior to the time such Indebtedness became Acquired Debt of the Company or a Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Debt prior to the incurrence of such Acquired Debt by the Company or a Subsidiary of the Company;

     (xii) Liens existing on the Issue Date but only to the extent such Liens are in effect on the Issue Date;

     (xiii) Liens securing Indebtedness of the Company under an Eligible Credit Facility;

     (xiv) Liens in favor of the Company or a Wholly-Owned Subsidiary of the Company on assets of any Subsidiary of the Company; and

     (xv) Liens securing Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens (a) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced and (b) do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced.

     "Person" means any  individual,  corporation,  partnership,  joint venture,
association,   joint  stock  company,  trust,   unincorporated  organization  or
government or any agency or political subdivision thereof.

     "Pledge and Security  Agreement"  means the Pledge and Security  Agreement, dated as of even date herewith, between the Company and the Trustee, substantially in the form attached to the Indenture, as amended or supplemented from time to time in accordance with its terms.

     "Pledged Collateral" shall have the meaning assigned to such term in the Pledge and Security Agreement.

     "Preferred Stock" means, with respect to any Person, any Capital Stock of such Person or its Subsidiaries in respect of which a holder thereof is entitled to receive payment upon dissolution or otherwise before any payment may be made with respect to any other Capital Stock of such Person or its Subsidiaries.

     "Primary Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with and declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities under any employee benefit plans) or pursuant to an exemption from the registration requirements thereof.

     "Purchase Agreement" means the Purchase Agreement relating to the purchase and sale of the Initial Notes, entered into among the Company and the Initial Purchaser.

     "Purchase Money Liens" means (i) Liens to secure or securing Purchase Money Obligations permitted to be incurred under the Indenture and (ii) Liens to secure Refinancing Indebtedness incurred solely to refinance Purchase Money Obligations, provided that such Refinancing Indebtedness is incurred no later than six (6) months after the satisfaction of such Purchase Money Obligations and such Lien extends to or covers only the asset or property securing the Purchase Money Obligations being refinanced.

     "Purchase Money Obligations" means Indebtedness representing, or incurred to finance, the cost of acquiring any assets (including Purchase Money Obligations of any other Person at the time such other Person is merged with or into or is otherwise acquired by the Company or any of its Wholly- Owned Subsidiaries); provided that (i) the principal amount of such Indebtedness does not exceed 100% of such cost, (ii) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired and (iii) such Indebtedness is incurred, and any Liens with respect thereto are granted, within 90 days of the acquisition of such property or asset.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of even date herewith, between the Company and the Initial Purchaser, as the same may be amended or modified from time to time in accordance with the terms thereof.

     "Regulation S" means Regulation S under the Securities Act, as such regulation may be amended from time to time.

     "Restricted   Investment"  means  an  Investment  other  than  a  Permitted
Investment.

     "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

     "Rule 144A" means Rule 144A under the Securities Act.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Subsidiary of the Company of any property, whether owned by the Company or any Subsidiary of the Company at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Security Agreement" means the Security Agreement, dated as of even date herewith, between the Company and the Trustee, as amended or supplemented from time to time in accordance with its terms, substantially in the form attached to the Indenture.

     "Security Interests" means the Liens on the Collateral created by the Indenture and the Collateral Agreements in favor of the Collateral Agent for the benefit of the Collateral Agent and the Holders.

     "Significant Subsidiary" means any Subsidiary which would be a "significant subsidiary" as defined in Article One, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof. The term "Subsidiary" does not include a Non-Restricted Subsidiary.

     "Subsidiary Guarantees" means, individually, the guarantee and, collectively, the guarantees given by the Subsidiary Guarantors pursuant hereto or pursuant to supplemental indentures executed by Subsidiaries formed after the Issue Date pursuant to which such Subsidiaries agree to be bound by the terms of the Indenture.

     "Subsidiary Guarantor" means each Subsidiary of the Company and all future Subsidiaries of the Company.

     "Trademark Assignment" means the Collateral Assignment of Trademarks (Security Agreement), dated as of even date herewith, by the Company in favor of the Trustee, substantially in the form attached to the Indenture, as amended and supplemented from time to time in accordance with its terms.

     "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer the Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer the Indenture.

     "U.S. Government Obligations" means non-callable direct obligations of, and non-callable obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

     "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     "Voting Stock" means, with respect to any Person, one or more classes of the Capital Stock of such Person having general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Warrant Agreement" means the Warrant Agreement, dated as of even date herewith, between the Company and the Trustee, as Warrant Agent, pursuant to which the Warrants are issued, as amended and supplemented from time to time in accordance with its terms.

     "Warrants" means the warrants to purchase shares of the Company's common stock, par value $0.01 per share, comprising the Units and issued by the Company contemporaneously with the Initial Notes pursuant to the terms and conditions of the Warrant Agreement and any additional warrants issued by the Company pursuant to the terms and conditions of the Warrant Agreement.

     "Weighted Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

     "Wholly-Owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person of which all the voting Capital Stock (other than directors' qualifying shares) is owned by such Person or any Wholly-Owned Subsidiary of such Person.

Book-Entry, Delivery and Form

     The outstanding notes offered and sold to qualified institutional buyers are currently represented by one or more fully registered global notes without interest coupons. The new notes issued in exchange for the outstanding notes will be represented by one or more fully registered global notes, without interest coupons and will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant as described below.

     Except as described below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for Notes in certificated form except in limited circumstances. See "--Exchange of Book-Entry Notes for Certificated Notes" for more information about the circumstances in which certificated notes may be issued.

     The notes, including beneficial interests in the global notes, are subject to restrictions on transfer and bear a restrictive legend as described under "Notice to Investors." In addition, transfer of beneficial interests in the global notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change.

     The notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Depository Procedures

     DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of Participants. The Participants include securities brokers and dealers, including the Initial Purchaser, banks, trust companies, clearing corporations and other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised us that pursuant to procedures established by it,

     (1) upon deposit of the global notes, DTC will credit the accounts of Participants designated by the Initial Purchaser with portions of the principal amount of global notes; and

     (2) ownership of such interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, with respect to Participants, or by Participants and the Indirect Participants, with respect to other owners of beneficial interests in the global notes.

     Investors in the global notes may hold their interests in them directly through DTC, if they are Participants in such system, or indirectly through organizations that are Participants in such system. All interests in a global note may be subject to the procedures and requirements of DTC.

     The laws of some states require that some persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interest in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and some banks, the ability of a person having a beneficial interest in a global note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest. For other restrictions on the transferability of the notes, see "--Exchange of Book-Entry Notes for Certificated Notes."

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal, interest and liquidated damages, if any, on a global note registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the Trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of us, the Trustee or any agent of ours or the Trustee have or will have any responsibility or liability for

     (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the global notes; or

     (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised us that its current practices, upon receipt of any payment in respect of securities such as the notes, including principal and interest, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the global notes as shown on the records of DTC. Payments by Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the Trustee or us. None of the Issuers or the Trustee or us will be liable for any delay by DTC or its Participants in identifying the beneficial owners of the notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the notes for all purposes.

     Interests in the global notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange global notes for legended notes in certificated form, and to distribute such notes to its Participants.

     The information in this section concerning DTC and its book-entry system has been obtained from sources believed to be reliable, but we take no responsibility for its accuracy.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global notes among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Initial Purchaser nor the Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

     A  global  note  is  exchangeable   for  definitive   notes  in  registered
certificated form if

     (1)  DTC

          (a) notifies us that it is unwilling or unable to continue as depositary for the global note and we thereupon fail to appoint a successor depositary within 90 days; or

          (b) has ceased to be a clearing agency registered under the Exchange Act; or

     (2) we, at our option, notify the Trustee in writing that we elect to cause the issuance of the notes in certificated form.

     In addition, beneficial interests in a global note may be exchanged for certificated notes upon request but only upon at least 20 days' prior written notice given to the Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated notes delivered in exchange for any global note or beneficial interest in them will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary, in accordance with its customary procedures, and will bear the restrictive legend referred to in "Notice to Investors" unless we determine otherwise in compliance with applicable law.

Certificated Notes

     Subject to limited conditions, any person having a beneficial interest in a global note may, upon request to the Trustee, exchange such beneficial interest for notes in certificated form (a "Certificated Note"). Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of, and cause the same to be delivered to, such person or persons, or the nominee of any thereof. All such Certificated Notes would be subject to the legend requirements described in this prospectus under "Notice to Investors." In addition, if

     (1)  we notify the Trustee in writing that DTC

          (a) is no longer willing or able to act as a depositary and we are unable to locate a qualified successor within 90 days; or

          (b) has ceased to be a clearing agency registered under the Exchange Act; or

     (2) we, at our option, notify the Trustee in writing that they elect to cause the issuance of notes in the form of Certificated Notes under the indenture,

then, upon surrender by the global note holder of its global note, notes in such form will be issued to each person that the global note holder and the DTC identify as being the beneficial owner of the related notes.

     None of us or the Trustee will be liable for any delay by the global note holder or DTC in identifying the beneficial owners of notes and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the global note holder or DTC for all purposes.

Same Day Settlement and Payment

     The indenture requires that payments in respect of the notes represented by a global note, including principal, premium, if any, interest and liquidated damages, if any, thereon be made by wire transfer of immediately available next day funds to the accounts specified by the global note holder. With respect to Certificated Notes, we will make all payments of principal, interest and liquidated damages, if any, thereon by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. We expect that secondary trading in the Certificated Notes will also be settled in immediately available funds.

                    DESCRIPTION OF REVOLVING CREDIT FACILITY

New Credit Facility

     We may enter into a revolving credit facility of up to $7.5 million which will be secured by substantially all of our current and future assets, other than particular excluded assets. The lien on the collateral securing the new credit facility will be senior to the lien on the collateral securing the notes by virtue of an intercreditor agreement described below. We expect that any new credit facility will contain customary conditions to closing and to borrowing and will contain such representations and warranties as are customary in such financings. We also expect that the new credit facility will contain various financial covenants and restrictions on, among other things, indebtedness, investments, distributions and mergers. There can be no assurance that we will be able to enter into a new credit facility on terms satisfactory to us or at all.

Intercreditor Agreement

     In connection with entering into our new credit facility, we expect that the trustee under the indenture governing the notes will enter into an intercreditor agreement with the lender under the credit facility. We anticipate that the intercreditor agreement will provide, among other things, that

     (1) the lender's lien on the collateral securing the new credit facility will be senior to the lien on the collateral securing the notes,

     (2) during any insolvency proceedings, the lender under such credit facility and the trustee under the indenture governing the notes will coordinate their efforts to give effect to the relative priority of their respective security interests in the collateral, and

     (3) following an event of default, as defined in the intercreditor agreement, all decisions with respect to such collateral, including the time and method of any disposition thereof, will be made in accordance with the terms of such intercreditor agreement.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $0.001 par value, and 2,000,000 shares of Preferred Stock, $0.001 par value. As of _________, 2001, _________ shares of Common Stock, and __________ shares of Series F Preferred Stock were outstanding. We have filed a proxy statement related to an increase in the authorized Common Stock to 150,000,000 shares.

Common Stock

     The holders of Common Stock are entitled to one vote per share on all matters to be voted on by stockholders and are entitled to receive such dividends, if any, as may be declared from time-to-time by the Board of Directors from funds legally available therefore, subject to the dividend preferences of the Preferred Stock, if any. We have a classified Board of Directors and approximately one-third of the members of the Company's Board of Directors stand for election at each annual meeting of the Company's stockholders, except for two directors elected as representatives of the holders of our Series F Preferred Stock. Upon liquidation or dissolution of the Company, the holders of Common Stock are entitled to share ratably in all assets available for distribution after payment of liabilities and liquidation preferences of the Preferred Stock, if any. Holders of Common Stock have no preemptive rights, no cumulative voting rights and no rights to convert their Common Stock into any other securities. Any action taken by holders of Common Stock must be taken at an annual or special meeting and may not be taken by written consent. The outstanding shares of Common Stock are, and the shares of Common Stock to be outstanding upon the completion of the offering will be, fully paid and non-assessable.

Preferred Stock

     The Company's authorized capital stock includes 2,000,000 shares of Preferred Stock, $.001 par value per share. As of _________, 2001, the Company had no shares of Preferred Stock outstanding except for __________ shares of Series F Preferred Stock described below. The Board of Directors of the Company has the authority, without stockholder approval, to issue the Preferred Stock, which could include the right to vote, separately or in combination with the Common Stock on any proposed corporate action, including business combinations and other transactions. Such rights could adversely affect the voting power of the holders of Common Stock. In addition, the ability of the Company to issue the authorized but unissued shares of Preferred Stock could be utilized to impede a change in control of the Company.

Series F Preferred Stock

     Dividends. The Series F Preferred Stock accrues dividends payable in shares of Series F Preferred Stock at the rate of 16% per annum for the first year after issuance, which rate increases semi-annually thereafter at the rate of 2% per annum.

     Redemption. The Series F Preferred Stock, including accrued dividends, is redeemable three years from the date of issue, on January 18, 2004 or June 30, 2004, as the case may be, subject to extension for certain refinancing of our senior secured debt.

     Protective Provisions. The Company may not modify, change, affect or amend its Certificate of Incorporation or the Certificate of Designation to increase the authorized Series F Preferred Stock, without the affirmative vote or consent of holders of at least 70% of the shares of Series F Preferred Stock then outstanding, voting or consenting, as the case may be, as one class. The Certificate of Designation of the Series F Preferred Stock provides so long as any shares of Series F Preferred Stock remain outstanding, the Company may not, without the vote or written consent by the holders of at least 67% of the then outstanding shares of the Series F Preferred Stock, voting together as a single class:

     (i) amend or repeal any provision of the Company's Certificate of Incorporation or By-Laws in a manner which materially and adversely affects the rights and preferences of the holders of Series F Preferred Stock;

     (ii) authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to or on a parity with the Series F Preferred Stock;

     (iii) pay or declare any dividend on any other type or class of securities, other than a dividend payable in Common Stock or rights;

     (iv) repurchase or redeem any shares of capital stock of the Company other than the redemption of the Series F Preferred Stock;

     (v) authorize (i) a sale of any material asset of a value in excess of $1,000,000 of the Company or any subsidiary or subsidiaries of the Company, (ii) a sale of any substantial portion of the assets of the Company or any subsidiary or subsidiaries (other than sales of stores owned by the Company or its subsidiaries) or (iii) a recapitalization or reorganization of the Company or any subsidiary or subsidiaries of the Company (other than stock splits, combinations and/or dividends);

     (vi) take any action that results in the Company or any subsidiary or subsidiaries of the Company incurring or assuming more than $1,000,000 of funded indebtedness (other than current borrowings by the Company for funded debt, and a $7,500,000 revolving credit facility);

     (vii) effect any Change of Control Event as defined therein;

     (viii) effect (i) an acquisition of another corporation or other entity, or a unit or business group of another corporation or entity, by merger or otherwise, or (ii) the purchase of all or substantially all of the capital stock, other equity interests or assets of any other entity or person, except as contemplated in agreements with the holders of the Series F Preferred Stock;

     (ix) increase the number of directors of the Board of Directors of the Company except as contemplated in agreements with the holders of the Series F Preferred Stock;

     (x) effect or allow fundamental change in the nature of the Company's business;

     (xi) otherwise materially affect the rights, privileges and preferences of the holders of the Series F Preferred Stock; or

     (xii) effect any change of the executive officers of the Company.

     Voting Rights. The holders of the Series F Preferred Stock currently have the right to designate up to four members of the Board of Directors and, in the event dividends on the Series F Preferred Stock are in arrears, or that the Series F Preferred Stock is not redeemed in accordance with its terms, the holders of our Series F Preferred Stock will be entitled to designate a majority of the members of the Board of Directors until such default is cured. The holders of the Series F Preferred Stock are parties to an agreement with the Company under which they can designate four directors, which agreement also provides for an additional six directors, three of whom are chosen from management and the other three of whom are chosen independents by non-investor directors. The holders of Series F Preferred Stock, except as otherwise required under the laws of Delaware or as set forth in the Certificate of Designation, are not entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

     Liquidation Preference. Holders of Series F Preferred Stock shall be entitled to receive, on a pro rata basis, prior and in preference to any shares of capital stock junior to the Series F Preferred Stock, an amount equal to One Thousand ($1,000) Dollars per share of Series F Preferred Stock then outstanding (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all accrued or declared, but unpaid, dividends.

Contingent Preferred Stock

     In connection with the financing of the purchase of the Einstein assets, EnbcDeb Corp., an subsidiary of the Company, issued $35 million aggregate principal amount of Subordinated Senior Notes. Interest on the Subordinated Senior Notes will accrue at the rate of 14% per annum, increasing by 35 basis points per month. Interest on the Subordinated Senior Notes may, at the option of EnbcDeb Corp., be paid in additional Subordinated Senior Notes. The Subordinated Senior Notes will mature on June 15, 2002. The Company will not have any direct obligations under the Subordinated Senior Notes. However, to the extent that the proceeds received by the Company from the Einstein bankruptcy estate for its Einstein debentures are insufficient to repay the Subordinated Senior Notes, the holders of the Subordinated Senior Notes will have the option to require the Company to issue to such holders preferred stock having a redemption value equal to the deficiency. If the amount of such deficiency is less than $5 million, then the preferred stock will be entitled to an annual cash dividend equal to 17% per annum, increasing 100 basis points per month until the preferred stock is redeemed and the Company will be required to issue warrants to purchase 5% of the fully-diluted shares of common stock of the Company. If the amount of such deficiency is greater than or equal to $5 million, then the preferred stock will be entitled to an annual cash dividend equal to 18% per annum, increasing 100 basis points per month until the preferred stock is redeemed and the Company will be required to issue warrants to purchase 10% of the fully-diluted shares of common stock of the Company.

                        FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes the material federal income tax considerations of the issuance of the new notes and the exchange offer and of the ownership of notes by a beneficial owner who holds notes as capital assets, generally, property held for investment, within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). "U.S. holder" means a beneficial owner of the securities who is a citizen or resident of the United States, a corporation or partnership created or organized in the United States or under the law of the United States or of any State or political subdivision of the foregoing, any estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, or a trust if

     (1) a court within the United States is able to exercise primary supervision over the administration of the trust; and

     (2) one or more U.S. persons have the authority to control all substantial decisions of the trust.

     "Non-U.S. holder" means a beneficial owner of the securities who is not a U.S. holder. This summary does not discuss all aspects of United States federal income taxation which may be important to particular holders in light of their individual investment circumstances, such as investors subject to special tax rules, e.g., financial institutions, regulated investment companies, insurance companies, broker-dealers, and tax-exempt organizations, or to persons that will hold the securities as a part of a straddle, hedge, or synthetic security transaction for United States federal income tax purposes or that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss the foreign, state or local tax considerations. The discussion set forth below is based upon the Code, Treasury Regulations promulgated under it, and administrative and judicial interpretations of the foregoing as of this date. Any of such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below, possibly with retroactive effect. Persons considering the exchange of a new note for an outstanding note pursuant to the exchange offer should consult their own tax advisors concerning the federal income tax consequences of the exchange in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

U.S. Federal Tax Characterization of the Notes

     The proper U.S. federal income tax characterization of a particular instrument as debt or equity is a question of fact, the resolution of which is based primarily upon the substance of the instrument and the transaction pursuant to which it is issued, rather than merely upon the form of the transaction or the manner in which the instrument is labeled. Among the factors set forth by the Internal Revenue Service and the courts to be taken into account in determining, for U.S. federal income tax purposes, whether or not an instrument constitutes indebtedness, is whether the issuer of the instrument is adequately capitalized such that principal and interest are reasonably expected to be repaid. If the notes are classified as equity, rather than indebtedness, for U.S. federal income tax purposes and are deemed to be "publicly traded,"

Consequences of the Exchange Offer to Exchanging and Nonexchanging Holders

     The exchange of a new note for an outstanding note pursuant to the exchange offer will not be taxable to an exchanging holder for U.S. federal income tax purposes. As a result, for U.S. federal income tax purposes,

     (1) an exchanging holder will not recognize any gain or loss on the exchange,

     (2)  an  exchanging  holder will be  required to include  interest on a new note in gross income in the manner described below,

     (3) the holding period for the new note will include the holding period for the outstanding note, and

     (4) the holder's tax basis in the new note will be the same as its basis in the outstanding note.

U.S. Federal Income Tax Consequences for U.S. Holders of the Notes

     Stated Interest. A U.S. holder will be required to include stated interest on the notes in its income when received or accrued in accordance with the holder's method of tax accounting.

     Disposition of Notes. Upon the sale, exchange or other taxable disposition of a note, a U.S. holder will recognize gain or loss, if any, generally equal to the difference between the amount realized on the sale, exchange or retirement, other than any amount attributable to accrued but unpaid stated interest, which will be taxable as such, and such holder's adjusted tax basis in the note. Any such gain or loss would generally be long-term capital gain or loss if the note has been held for more than one year at the time of the disposition.

     Liquidated Damages. The treatment described above regarding inclusions in gross income in respect of the notes is based in part upon our determination that, as of the date of issuance of the notes, the possibility is remote that liquidated damages would be paid in respect of the outstanding notes in the event of a registration default as described above under "The Exchange Offer--Purpose and Effect; Registration Rights." The IRS may take a different position, which could affect the timing and character of income reported by U.S. holders of the notes. While not free from doubt, if such liquidated damages are in fact paid, we believe the liquidated damages would be taxable to a U.S. holder as ordinary income in accordance with the holder's regular method of tax accounting.

     Purchasers of Notes at Other Than Original Issuance. The above summary does not discuss special rules that may affect the treatment of U.S. holders that acquired notes other than at original issuance, including those provisions of the Code relating to the treatment of "market discount" and "acquisition premium." Any U.S. holder should consult its tax advisor as to the consequences to the purchaser of the acquisition, ownership and disposition of notes.

U.S. Federal Income Tax Consequences for Non-U.S. Holders of the Notes

     Under present U.S. federal income tax law, and subject to the discussion below concerning backup withholding:

     (a) no withholding of U.S. federal income tax will be required with respect to the payment by us or any paying agent of principal or interest on a note owned by a non-U.S. holder, provided

          (1) that the beneficial owner does not actually or constructively own 10% or more than a 10% interest in our capital or profits within the meaning of section 871(h)(3) of the Code and the regulations,

          (2) the beneficial owner is not a controlled foreign corporation that is related to us through stock ownership and

          (3)  the  beneficial   owner  satisfies  the  statement   requirement,
               described  generally  below,  set  forth in  section  871(h)  and section 881(c) of the Code and the regulations and

     (b) no withholding of U.S. federal income tax will be required with respect to any gain or income realized by a non-U.S. holder upon the sale, exchange or retirement of a note.

     To satisfy the requirement referred to in (a)(3) above, the beneficial owner of such note. or a financial institution holding the note on behalf of such owner, must provide, in accordance with specified procedures, a paying agent of ours with a statement to the effect that the beneficial owner is not a U.S. person. Currently these requirements will be met if (1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a U.S. person, which certification may be made on an IRS Form W-8BEN, or (2) a financial institution holding the note on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof. Under Treasury regulations, which become effective for payments of interest made after December 31, 2000 (the "Final Regulations"), the statement requirement referred to in (a)(3) above may also be satisfied with other documentary evidence with respect to an offshore account or through particular foreign intermediaries.

     If a non-U.S. holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of premium, if any, and interest made to such non-U.S. holder will be subject to a 30% withholding tax unless the beneficial owner of the note provides us or our paying agent, as the case may be, with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty or (2) IRS Form W-8ECI, or successor form, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States. Forms W-8BEN and W-8ECI are effective for the calendar year in which they are signed and for the succeeding three calendar years.

     If a non-U.S. holder is engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of such trade or business, the non-U.S. holder, although exempt from the withholding tax discussed above, will be subject to U.S. federal income tax on such interest on a net income basis at applicable graduated rates. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or lower treaty rate, of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest on a note will be included in such foreign corporation's effectively connected earnings and profits.

     Any gain or income realized upon the sale, exchange or retirement of a note generally will not be subject to U.S. federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the non-U.S. holder, or (ii) in the case of a non-U.S. holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement, and other conditions are met. Any such gain that is effectively connected with the conduct of a United States trade or business by a non-U.S. holder will be subject to United States federal income tax on a net income basis at applicable graduated rates and, if such non-U.S. holder is a corporation, such gain may also be subject to the 30% United States branch profits tax described above.

Information Reporting and Backup Withholding

     In general, information reporting requirements will apply to payments of principal, any premium or interest paid on a note, the proceeds of the sale of a note before maturity within the United States and other note amounts, and "backup withholding" at a rate of 31 percent will apply if a non-exempt beneficial owner of a note fails to provide the certification described below.

     Each beneficial owner of a note, other than an exempt beneficial owner, such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust or individual retirement account, will be required to provide, under penalties of perjury, a certificate containing the beneficial owner's name, address, correct U.S. federal taxpayer identification number and a statement that the beneficial owner is not subject to backup withholding. Should a non-exempt beneficial owner fail to provide the required certification, 31 percent of the amount otherwise payable to the beneficial owner will be withheld from payment and remitted to the IRS as a credit against the beneficial owner's federal income tax liability.

     Under current law, information reporting and backup withholding will not apply to payments of principal, premium, if any, and interest made by us or a paying agent to a non-U.S. holder on a note; PROVIDED the certification described under "U.S. Federal Income Tax Consequences for Non-U.S. Holders" above is received and the payor does not have actual knowledge that the beneficial owner is a U.S. holder. However, the Final Regulations substantially revise the procedures that withholding agents and payees must follow to comply with, or establish an exemption from, these information reporting and backup withholding provisions. Each beneficial owner of notes should consult such owner's tax advisor regarding the tax consequences to such owner of the Final Regulations.

     EACH HOLDER OF OUTSTANDING NOTES SHOULD CONSULT ITS TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO IT OF THE EXCHANGE OFFER, INCLUDING THE APPLICATION OF AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives new notes for its own account as a result of market-making activities or other trading activities in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. This prospectus, as it may be amended or supplemented, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. Until ___________, 2001 (90 days after the date of this prospectus), all dealers effecting transactions in the new notes may be required to deliver a prospectus.

     We will receive no proceeds in connection with the exchange offer or any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers that may receive compensation in the form of commissions or concessions from the broker-dealers or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of new notes may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and any profit on any resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. See "The Exchange Offer--Resales of the New Notes" for additional information on resales of the new notes.


                                  LEGAL MATTERS

     Ruskin, Moscou, Evans & Faltischek, P.C., Mineola, New York, will pass on the validity of, and various legal matters concerning, the new notes.

                                     EXPERTS

     The consolidated financial statements of the Company as of December 31, 2000 and December 26, 1999 and for each of the three years in the period ended December 31, 2000 and the consolidated financial statements of Einstein/Noah Bagel Corp. as of January 2, 2001 and December 26, 1999 and for each of the three years in the period ended January 2, 2001 included in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen, LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.


            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

     Our Certificate of Incorporation limits, to the maximum extent permitted by Delaware Law, the personal liability of directors for monetary damages for breach of their fiduciary duties as directors (other than liabilities arising from acts or omissions which involve intentional misconduct, fraud or knowing violations of law or the payment of distributions in violation of Delaware Law). The Certificate of Incorporation provides further that we shall indemnify to the fullest extent permitted by Delaware Law any person made a party to an action or proceeding by reason of the fact that such person was a director, officer, employee or agent of the Company. Subject to our Certificate of Incorporation, the Bylaws provide that we shall indemnify directors and officers for all costs reasonably incurred in connection with any action, suit or proceeding in which such director or officer is made a party by virtue of his or her being an officer or director except where such director or officer is finally adjudged to have been derelict in the performance of his or her duties as such director or officer.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied on as having been authorized by us. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create an implication that the information herein is correct as of any time subsequent to the date of the Prospectus.


                     NEW WORLD COFFEE--MANHATTAN BAGEL, INC.
                                AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                                   Page
                                                                                                                   ----

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS......................................................................      F-2
FINANCIAL STATEMENTS:
Consolidated Balance Sheets as of April 1, 2001 (unaudited), December 31, 2000, and December 26, 1999.........      F-3
Consolidated Statements of Operations for the quarters ended April 1, 2001 (unaudited) and March 26, 2000
   (unaudited), and for the years ended December 31, 2000, December 26, 1999, and December 27, 1998...........      F-4
Consolidated Statements of Changes in Stockholders' Equity for the quarter ended April 1, 2001 (unaudited)
   and for the years ended December 31, 2000, December 26, 1999, and December 27, 1998........................      F-5
Consolidated Statements of Cash Flows for the quarters ended April 1, 2001 (unaudited) and March 26, 2000
   (unaudited), and for the years ended December 31, 2000, December 26, 1999, and December 27, 1998...........    F-6-F-8
Notes to Consolidated Financial Statements....................................................................   F-9-F-28

                            EINSTEIN/NOAH BAGEL CORP.
                                AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                                       Page
                                                                                                                       ----

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS.........................................................................      F-29
FINANCIAL STATEMENTS:
Consolidated Balance Sheets as of April 24, 2001 (unaudited), January 2, 2001, and December 26, 1999
   (pre-petition)................................................................................................      F-30
Consolidated Statements of Operations for the quarters ended April 24, 2001 (unaudited) and April 16, 2000
   (unaudited), and for the years ended January 2, 2001, December 26, 1999, and December 27, 1998................      F-31
Consolidated Statements of Changes in Stockholders' Equity for the years ended January 2, 2001, December 26,
   1999, and December 27, 1998...................................................................................      F-32
Consolidated Statements of Cash Flows for the quarters ended April 24, 2001 (unaudited) and April 16, 2000
   (unaudited) and for the years ended January 2, 2001, December 26, 1999 and December 27, 1998..................      F-33
Notes to Consolidated Financial Statements.......................................................................   F-34-F-68

                     NEW WORLD COFFEE-MANHATTAN BAGEL. INC.
               UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                                    Page
                                                                                                                    ----
Unaudited Pro Forma Combining Financial Information......................................................      PF-1-PF-7


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To New World Coffee--Manhattan Bagel, Inc.:

     We have audited the accompanying consolidated balance sheets of New World Coffee--Manhattan Bagel, Inc. (a Delaware corporation) and subsidiaries as of December 31, 2000 and December 26, 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2000, December 26, 1999 and December 27, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New World Coffee--Manhattan Bagel, Inc. and subsidiaries as of December 31, 2000 and December 26, 1999, and the results of their operations and their cash flows for the years ended December 31, 2000, December 26, 1999 and December 27, 1998 in conformity with accounting principles generally accepted in the United States.

/s/ Arthur Andersen LLP

New York, New York
March 26, 2001


            NEW WORLD COFFEE--MANHATTAN BAGEL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                              July 3,     December 31,     December 26,
                                                                                2001           2000             1999
                                                                            (Unaudited)        ----             ----
                                                                           (in thousands)
                                                                            -----------
                                     Assets
Current Assets:
   Cash and cash equivalents ...........................................     $ 14,734     $  2,271,107    $  2,880,342
   Franchise and other receivables, net ................................        4,933        3,067,765       2,011,398
   Due from bankruptcy estate...........................................       10,751               --              --
   Current maturities of notes receivable ..............................          668          676,768       1,959,454
   Inventories .........................................................        9,732        1,436,124       1,845,354
   Prepaid expenses and other current assets ...........................        4,464          621,030         275,694
   Deferred income taxes--current portion ..............................          500          500,000         500,000
   Investment in debt securities .......................................       34,156       13,888,784              --
   Assets held for resale ..............................................        2,089        5,141,491       1,595,036
                                                                               ------       ----------      ----------
      Total current assets .............................................       82,027       27,603,069      11,067,278
Property, plant and equipment, net .....................................      118,195        6,969,731       7,017,513
Notes and other receivables, net .......................................          958        1,221,861       1,143,073
Trademarks, net ........................................................       57,451       15,724,086      15,988,993
Goodwill, net ..........................................................       58,688        2,325,959       2,312,645
Deferred income taxes ..................................................        8,934        9,100,178       6,000,000
Debt issuance costs and other assets....................................        8,301               --              --
Other assets ...........................................................           --        2,753,470         495,296
                                                                              -------     ------------    ------------
      Total assets .....................................................     $334,554     $ 65,698,354    $ 44,024,798
                                                                             ========     ============    ============



                      Liabilities And Stockholders' Equity
Current Liabilities:
   Accounts payable ....................................................     $ 20,981     $  2,708,398    $  2,014,703
   Accrued expenses ....................................................       40,277        3,730,501       4,554,880
   Short term debt and current portion of long-term debt ...............       33,657        4,422,522       2,840,492
   Current portion of obligations under capital leases .................          227          199,887         163,359
   Other current liabilities ...........................................           36           14,190          49,642
                                                                             --------     ------------    ------------
      Total current liabilities ........................................       95,178       11,075,498       9,623,076
Senior Notes and other long-term debt ..................................      113,589       13,689,957      15,557,416
Obligations under capital leases .......................................           73          362,896         230,692
Deferred Rent ..........................................................           --             --           227,065
Other long term liabilities ............................................       30,625        1,828,641       6,014,784
Commitments and contingencies (Note 11)
Series D Preferred Stock, $.001 par value; 25,000 shares authorized                               --              --
   Shares issued and outstanding .......................................           --       12,008,314            --
Series F Preferred Stock, $.001 par value; 65,000 shares authorized;
   42,564 and 0 shares issued and outstanding ..........................       36,054             --              --
Warrants issued in connection with Series F Preferred Stock.............       23,693             --              --
Minority Interest ......................................................           --             --              --
Stockholders' Equity:
   Preferred stock, $.001 par value; 2,000,000 shares authorized; 0
      shares issued and Outstanding ....................................           --             --              --
   Series A convertible preferred stock, $.001 par value; 400 shares
      Authorized, 0 shares issued and outstanding ......................           --             --              --
   Series B convertible preferred stock, $.001 par value; 225 shares authorized, 0 shares Issued and outstanding
   Series C convertible preferred stock, $.001 par value; 500,000 shares           --
      authorized; 0 shares issued and outstanding ......................                          --              --
   Common stock, $.001 par value; 50,000,000 shares authorized;
      15,404,828 shares issued and outstanding on April 1, 2001
      (unaudited) and December 31, 2000, and 11,313,508 on December 26,
      1999 .............................................................           17           15,405          11,314
   Additional paid-in capital ..........................................       78,287       45,180,828      34,706,849
   Accumulated deficit .................................................      (42,962)     (18,463,185)    (22,346,398)
                                                                             --------     ------------    ------------
      Total stockholders' equity .......................................     $ 35,342       26,733,048      12,371,765

      Total liabilities and stockholders' equity .......................     $334,544     $ 65,698,354    $ 44,024,798
                                                                             --------     ------------    ------------

     The accompanying notes are an integral part of these consolidated balance sheets.

            NEW WORLD COFFEE--MANHATTAN BAGEL, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 Year to Date Ended                              Fiscal Year Ended
                                                 ------------------                              -----------------
                                                                                  December 31,    December 26,     December 27,
                                              July 3, 2001     June 25, 2000             2000            1999           1998
                                              -------------    --------------             ----            ----           ----
                                                      (in thousands)

Revenues:
   Manufacturing revenues......                  $10,884           $12,675      $26,011,188     $25,104,635        2,193,145
   Franchise-related revenues..                    3,068             3,477        7,714,511       6,171,413        2,728,137
   Retail sales................                   18,084             1,941       11,997,182       8,649,350       12,361,242

Total Revenues.................                   25,232            10,168       45,722,881      39,925,398       17,282,524
Cost of Sales..................                   19,955             6,759       31,044,964      27,948,455       12,463,894
General and administrative expenses                2,706             1,590        6,694,107       6,136,510        3,461,839
Depreciation and amortization..                    1,538               587        2,774,033       2,249,340        1,463,456

Income before provision for reorganization costs
   and noncash charges.........                    1,033             1,232              --               --               --
Provision for integration and reorganization
   costs.......................                    6,690                --              --               --               --
Provision for store closing and
   reorganization charges......                       --                --              --              --        2,224,212
Non-cash charge in connection with
   realization of assets.......                    2,800                --              --              --        4,235,266

Income from Operations.........                   (8,457)            1,232        5,209,777       3,591,093      (6,566,143)
Interest expense, net..........                    3,111               461        1,960,103       1,407,018          925,467
Gain/(Loss) on sale of investments                    --                --         (338,926)             --               --

Permanent impairment in the value of
   investments.................                    5,000                --               --              --               --
Income (loss) before income taxes, extraordinary
   item and minority interest..                  (16,568)              771        2,910,748       2,184,075      (7,491,610)
Provision for income taxes.....                       --                --               --              --               --
Income tax benefit.............                       --                --        3,100,178              --               --
Minority Interest..............                      855                --               --              --               --

Income before extraordinary item                      --                --        6,010,926       2,184,075      (7,491,610)
Extraordinary item
Net gain from early extinquishment of debt            --                --               --         240,023               --

Net (Loss) Income..............                  (17,423)              771        6,010,926       2,424,098      (7,491,610)
Dividends, accretion and beneficial
   conversion on preferred stock                   3,292                --        2,127,713              --               --

Net income (loss) available to common
   stockholders................                 $(20,715)             $771       $3,883,213      $2,424,098      (7,491,610)
                                                ---------             ----       ----------      ----------      ----------


Net income (loss) per common share--Basic
Income before extraordinary item                  $(1.27)             $.07             $.32            $.22            $1.09
                                                  -------             ----             ----            ----            -----


Extraordinary item.............                   $  --              $  --            $  --            $.02            $  --
                                                  -----              -----            -----            ----            -----


Net income (loss)..............                   $  --              $ --              $.32            $.24            $1.09
                                                  -----              ----              ----            ----            -----


Net income (loss) per common share--Diluted
   Income before extraordinary item               $(1.27)            $.06              $.29            $.21            $1.09
                                                  -------             ----             ----            ----            -----


Extraordinary item.............                   $  --              $  --            $  --            $.02            $  --
                                                  -----              -----            -----            ----            -----


Net income.....................                   $  --              $  --             $.29            $.23            $1.09
                                                  -----              -----             ----            ----            -----


Weighted average number of common
 shares outstanding:
Basic..........................                  16,327,804        11,746,579       12,074,356      10,317,490        6,857,846
                                                 ----------        ----------       ----------      ----------        ---------


Diluted........................                  16,327,804        12,619,689       13,374,975      10,692,613        6,857,846
                                                 ----------        ----------       ----------      ----------        ---------

     The  accompanying   notes  are  an  integral  part  of  these  consolidated
statements.


            NEW WORLD COFFEE--MANHATTAN BAGEL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                 Series B            Series C
                              Preferred Stock    Preferred Stock
                              ---------------    ---------------
                                                                       Common    Common  Additional                      Total
                                                                        Stock     Stock     Paid-in  Accumulated Stockholders'
                              Shares     Amount     Shares  Amount     Shares    Amount     Capital      Deficit        Equity
                              ------     ------     ------  ------     ------    ------     -------      -------        ------

BALANCE, December 28, 1997    109.75                                5,817,072    $5,817 $25,179,258 $(17,278,886)   $7,906,189
Issuance of common stock,
   net of offering expenses       --         --         --      $-- 2,176,738     2,177   4,376,386           --     4,378,563
   Common stock issued in
      connection with the
      conversion of
      Series B convertible
      preferred stock.....   (51.25)         --         --      --    240,555       241       (241)           --            --
Common stock issued in
   connection with
   acquisition............        --         --         --      --  1,486,957     1,487   4,148,513           --     4,150,000
   Net Loss...............        --         --         --      --         --        --          --  (7,491,610)   (7,491,610)

BALANCE, December 27, 1998                                          9,721,322    $9,722 $33,703,916 $(24,770,496)   $8,943,142
   Issuance of common
      stock, net of
      offering expenses...      58.5         $--        --      $-- 1,167,171     1,167   1,003,358           --     1,004,525
   Common stock issued in
      connection with the
      conversion of
      Series B convertible
      preferred stock.....    (58.5)         --         --      --    425,015       425       (425)           --            --
   Net Income.............        --         --         --      --         --        --          --    2,424,098     2,424,098

BALANCE, December 26, 1999        --         --         --      -- 11,313,508    11,314  34,706,849 (22,346,398)    12,371,765
   Issuance of common
      stock, net of
      offering expenses...        --         --         --      --  1,228,458     1,228   1,835,490           --     1,836,719
   Private placement of
      securities
      consisting of common
      Series C preferred
      stock, net of
      Offering expenses...        --         --    444,190     444  1,530,292     1,530   5,405,378  (1,263,046)     4,144,306
   Issuance of warrants in
      connection with
      Series D Preferred
      stock...............        --         --         --      --                   --   3,234,000           --     3,234,000
   Conversion of Series C
      preferred stock.....        --         --  (444,190)  (444)   1,332,570     1,333       (889)           --            --
   Dividends and accretion
      on preferred stock..        --         --         --      --         --        --          --    (864,667)     (864,667)
   Net Income for the year        --         --         --      --         --        --          --    6,010,926     6,010,926

BALANCE, December 31, 2000        --         $--        --      $--15,404,828   $15,405 $45,180,828 $(18,463,185)  $26,733,048
Exchange of Series D for
   Series F...............        --         --         --      --         --        --   1,847,754  (1,158,776)       688,978
Issuance of Warrants in
   connection with
   Series F preferred stock       --         --         --      --         --        --   7,938,000           --     7,938,000
Issuance of Warrants to
   minority owners in
   affiliated entity......        --         --         --      --         --        --   3,230,500           --     3,230,500
Dividends on Series D
   preferred stock........        --         --         --      --         --        --          --     (42,830)      (42,830)
Accretion on Series D
   preferred stock........        --         --         --      --         --        --          --     (53,016)      (53,016)
Dividends on Series F
   preferred stock........        --         --         --      --         --        --          --  (1,165,936)   (1,165,936)
Accretion on Series F
   warrants...............        --         --         --      --         --        --          --    (882,971)     (882,971)
Net Income................        --         --         --      --         --        --          --    (473,727)     (473,727)

BALANCE, April 1, 2001
   (unaudited)............        --         --         --      -- 15,404,828    15,405  58,197,082 (22,240,441)    35,972,046

     The  accompanying   notes  are  an  integral  part  of  these  consolidated
statements


            NEW WORLD COFFEE--MANHATTAN BAGEL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                             For the Quarter Ended                Fiscal year ended
                                             ---------------------                -----------------
                                             April 1,     March 26,    December 31,  December 26,   December 27,
                                                 2001          2000            2000          1999           1998
                                                 ----          ----            ----          ----           ----
                                                 (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income..........................    $(473,727)      $650,765      $6,010,926    $2,424,098   $(7,491,610)
   Adjustments to reconcile net income
      to net cash provided by operating
      activities
   Depreciation and amortization.......       786,695       571,915       2,774,033     2,249,545      1,463,456
   Minority interest...................       723,385            --              --            --             --
   Gain on sales of fixed assets.......            --            --       (338,679)     (703,822)    (1,623,442)
   Gain on sale of debt securities.....     (240,601)            --              --            --             --
   Provision for uncollectable note
      receivable.......................            --            --              --            --        198,331
   Loss on sales of investments........            --            --         338,926            --             --
   Extraordinary gain from the early
      extinguishment of debt...........            --            --              --     (240,023)             --
   Deferred tax asset..................       166,438            --     (3,100,178)            --             --
   Changes due to restructuring and
      store closing activities.........            --            --              --            --      6,459,478
   Changes in operating assets and
      liabilities-
   Franchise and other receivables, net     (397,691)     (271,807)     (1,056,367)   (1,046,789)         54,708
   Inventories.........................     (172,042)     (198,435)         409,230     (489,624)         22,111
   Prepaid expenses and other current
      assets...........................      (32,387)         3,580       (345,336)      (69,621)       (54,366)
   Other assets........................       246,039         2,785       (446,446)       655,522        564,041
   Receipts on notes receivable........       260,036        84,745         230,277       994,881    (1,902,409)
   Advances under notes receivable.....            --            --       (276,379)     (602,400)        546,199
   Additions to note receivable........       (9,815)            --              --            --             --
   Accounts payable....................     (991,340)        44,415         693,695       264,056        163,956
   Accrued expenses....................     (832,569)     (424,302)       (528,730)   (1,058,549)    (2,235,537)
   Deferred Rent.......................            --            --              --     (261,637)      (183,148)
   Other liabilities...................     (159,629)     (110,302)     (2,270,219)     (380,963)             --

Net cash provided by (used in) operating
   activities..........................   (1,127,208)       353,359       2,094,753     1,734,674    (4,018,232)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures................      (31,293)     (101,975)       (335,176)   (1,432,429)      (835,771)
   Proceeds from sales of fixed assets.            --            --         467,000       951,636      3,485,676
   Proceeds from sales of debt securities   3,884,994            --       3,183,988            --             --
   Additions to assets held for resale.            --      (15,437)              --        38,017             --
   Investment in debt securities.......   (28,911,364)           --    (17,411,698)            --             --
   Deferred acquisition costs..........     (624,382)            --       (865,258)            --             --
   Net cash paid for acquisitions......            --            --     (4,166,369)   (2,421,453)    (4,902,987)

Net cash used in investing activities..   (25,682,045)    (117,412)    (19,127,513)   (2,864,229)    (2,253,082)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Issuance of stock, net of offering
      expenses.........................    23,755,148       161,999      19,412,200     1,004,525      4,203,570
   Minority owners' capital
      contributions to affiliated entity    9,165,989            --              --            --             --
   Proceeds from notes payable.........            --            --       1,500,000    13,787,620      7,860,612
   Payment of liabilities in connection
      with acquired assets.............     (986,586)     (787,833)     (2,474,090)   (3,666,217)             --
   Proceeds from capital leases........            --            --              --            --         43,916
   Repayments of capital leases........     (119,307)     (120,842)       (229,157)     (571,598)      (386,963)
   Early retirement of debt............            --            --              --   (4,650,000)             --
   Repayments of notes payable.........   (3,050,036)      (18,235)     (1,785,428)   (7,164,060)    (1,329,207)

Net cash provided by (used in) financing
   activities..........................    28,765,208     (764,911)      16,423,525   (1,259,730)     10,391,928

Net increase (decrease) in cash........     1,955,955     (528,964)       (609,235)   (2,389,285)      4,120,614
CASH and cash equivalents, beginning of
   period..............................     2,271,107     2,880,342       2,880,342     5,269,627      1,149,013

CASH and cash equivalents, end of period   $4,227,062    $2,351,378      $2,271,107    $2,880,342     $5,269,627
                                           ----------    ----------      ----------    ----------     ----------


            NEW WORLD COFFEE--MANHATTAN BAGEL, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

                                                        For the Quarter ended              Fiscal Year Ended
                                                        ---------------------              -----------------
                                                        April 1,    March 26, December 31, December 26,  December 27,
                                                            2001         2000         2000         1999          1998
                                                            ----         ----         ----         ----          ----
                                                          (unaudited)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the period for interest......        683,789      857,921   $1,965,207   $1,262,976    $1,036,176
NONCASH INVESTING AND FINANCING ACTIVITIES:
   Equipment acquired under capital leases.......                                  397,889      511,034        33,169
   Notes received from sale of fixed assets......                                       --       45,000     1,781,000
Conversion of Series A, B, and C Preferred Stock
   to Common Stock...............................                                       --           --     4,230,054
Conversion of Series B Convertible Preferred Stock
   to Common Stock...............................                                       --     (30,000)       512,200
   Issuance of notes related to acquisitions.....                                       --    1,500,000    10,500,000
Issuance of stock in connection with consulting
   services......................................                                  946,470           --            --
Issuance of stock in connection with acquisition.                                       --           --     4,150,000
Issuance of Common Stock as payment of promissory
   note..........................................                                       --           --     1,392,500
Issuance of Common Stock to vendors as payment for
   property, equipment and services rendered.....                                       --           --       485,000
   Dividend payments on Series D Preferred paid in
      stock......................................                                  460,714           --            --
   Non Cash Dividends and accretion on preferred
      stock......................................      3,316,557           --           --           --            --
DETAILS OF ACQUISITION
   Assets acquired...............................                                5,116,369           --    13,062,037
   Note receivable extinguished..................                              (1,250,000)           --            --
   Liabilities assumed...........................                                       --           --   (8,322,528)
   Estimated accruals at time of acquisition.....                                       --  (2,500,000)   (3,600,000)
   Value of equity issued........................                                       --           --   (4,825,000)
   Notes issued..................................                                       --  (1,500,000)   (5,500,000)
   Intangible assets acquired....................                                  300,000    6,421,453    17,114,336

Cash paid for acquisition........................                                4,166,369    2,421,453     7,928,845

Cash acquired....................................                                       --           --     3,025,858

Net cash paid for acquisition....................                               $4,166,369   $2,421,453    $4,902,987

     The  accompanying   notes  are  an  integral  part  of  these  consolidated
statements.


            NEW WORLD COFFEE--MANHATTAN BAGEL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 2000 AND DECEMBER 26, 1999

1. Nature of Business, Organization and Significant Accounting Policies

Nature of Business and Organization

     New World Coffee--Manhattan Bagel, Inc. operates and franchises bagel bakeries and coffee bars in 26 states throughout the United States and the District of Columbia. The first Company-owned New World Coffee store opened in 1993 and the first franchised New World Coffee store opened in 1997. On November 24, 1998, the Company acquired the stock of Manhattan Bagel, Company, Inc. ("MBC"). On August 31, 1999, the Company acquired the assets of Chesapeake Bagel Bakery ("CBB"). At December 31, 2000, the Company's retail system consisted of approximately 347 stores, including 44 Company-owned and 303 franchised and licensed stores.

     The Company is vertically integrated and has bagel dough and cream cheese manufacturing plants in Eatontown, NJ and Los Angeles, CA, and a coffee roasting plant in Branford, CT. The Company's products are sold to franchised, licensed and Company-owned stores as well as to wholesale, supermarket and non-traditional outlets.

Principles of Consolidation

     The consolidated financial statements herein include the accounts of the Company and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated.

Fiscal Year

     The Company's annual accounting period ends on the last Sunday in December. The fiscal year-end dates for 2000, 1999 and 1998 are December 31, 2000, December 26, 1999, and December 27, 1998 resulting in years containing 53 weeks for 2000 and 1998 and 52 weeks for 1999.

Cash and Cash Equivalents

     The Company considers securities with maturities of three months or less when purchased to be cash equivalents. The Company had cash equivalents totaling $905,216 and $625,000 at December 31, 2000 and December 26, 1999 respectively, which were comprised of money market accounts and overnight treasury investments, which cost approximate market value.

Inventories

     Inventories are stated at the lower of cost or market, with cost being determined by the first-in, first-out method. At December 31, 2000, inventories consist of the following:

                                                             2000
                                                             ----

Finished goods.......................................    $1,085,445
Work in process......................................       147,607
Raw Materials........................................       203,072

                                                         $1,436,124
                                                         ----------

Investment in Debt Securities

     Investments in debt securities are reported at fair value. Unrealized gains and losses from those securities, which are classified as available-for-sale, are reported as "unrealized holding gains and losses" as a separate component of stockholders' equity. At December 31, 2000 and December 26, 1999, the cost of debt securities approximate their fair value and, accordingly, no unrealized gain or loss has been recorded.

Property, Plant and Equipment

     Property, plant and equipment are recorded at cost. Expenditures for maintenance and repairs are generally charged to expense as incurred. Leasehold improvements are amortized over the shorter of their useful lives or the term of the related leases by use of the straight-line method. Depreciation is provided using the straight-line method over the following estimated useful lives:

Leasehold improvements..................................         5 to 15 years
Store equipment.........................................          3 to 7 years
Furniture and fixtures..................................          5 to 7 years
Office equipment........................................          3 to 5 years


Trademarks

     Trademarks resulting from the acquisition of MBC and CBB are being amortized on a straight-line basis over a period of 30 years.

Goodwill

     Goodwill resulting from the acquisition of MBC is being amortized on a straight-line basis over a period of 25 years.

Long-Lived Assets

     The Company's policy is to record long-lived assets at cost, amortizing these costs over the expected useful lives of the related assets. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," these assets are reviewed on a periodic basis for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be realizable. Furthermore, the assets are evaluated for continuing value and proper useful lives by comparison to expected future cash flows. Management reviewed all long lived assets and determined that no impairment exists at December 31, 2000 and December 26, 1999.

Revenue Recognition

     Manufacturing revenues are generally recognized upon shipment to customers.

     Retail sales are recognized when payment is tendered at the point of sale.

     Pursuant to the franchise agreements, franchisees are generally required to pay an initial franchise fee and a monthly royalty payment equal to a percentage of the franchisee's gross sales. Initial franchise fees are recognized as revenue when the Company performs substantially all of its initial services as required by the franchise agreement. Royalty fees from franchisees are accrued as earned.

     Royalty income, initial franchise fees and gains on sales of Company-owned stores to franchisees are included in franchise revenues.

Advertising Costs

     The Company expenses advertising costs as incurred.

Deferred Rent

     Certain of the Company's lease agreements provide for scheduled rent increases during the lease term or for rental payments commencing at a date other than initial occupancy. Provision has been made for the excess of operating lease rental expense, computed on a straight-line basis over the lease term, over cash rentals paid.

Fair Value of Financial Instruments

     Franchise notes receivable (Note 4) are estimated by discounting future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. The fair value of debt and notes payable outstanding is estimated by discounting the future cash flows using the current rates offered by lenders for similar borrowings with similar credit ratings. The carrying amounts of franchise and other receivables and accounts payable approximate their fair value.

Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, debt securities and notes and accounts receivable. The Company maintains cash and cash equivalents with various major financial institutions. During 2000 and 1999, a substantial portion of the Company's manufacturing revenues were derived from sales to its sole distributor. The Company believes that concentrations of credit risk with respect to notes and franchise accounts receivable are limited due to the large number and geographic dispersion of franchises comprising the Company's franchise base. The Company performs ongoing credit evaluations of its franchises and maintains reserves for potential losses.

Reporting Comprehensive Income

     In 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes new rules for the reporting and display of comprehensive income and its components. The Company's comprehensive net income is equal to its net income for the years ended December 31, 2000, December 26, 1999 and December 27, 1998.

Earnings Per Share

     In accordance with SFAS No. 128, "Earnings Per Share," basic earnings per common share amounts ("basic EPS") are computed by dividing net earnings by the weighted average number of common shares outstanding and exclude any potential dilution. Diluted earnings per common share amounts assuming dilution ("diluted EPS") are computed by reflecting potential dilution of the Company's common stock equivalents.

Segment Disclosure

     The Company adopted the provisions of SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." SFAS 131, applicable to public companies, which establishes new standards for reporting information about operating segments in annual financial statements. The Company does not believe that it operates in more than one segment.

Income Taxes

     The Company accounts for income taxes in accordance with SFAS 109 "Accounting for Income Taxes" using the asset and liability method. Under this method deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their tax bases for operating profit and tax liability carryforward. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets or liabilities of a change in tax rates is recognized in the period that the tax change occurs.

Stock-Based Compensation

     SFAS No. 123 establishes financial accounting and reporting standards for stock-based employee compensation plans. SFAS No. 123 encourages entities to adopt a fair-value-based method of accounting for stock compensation plans. However, SFAS No. 123 also permits entities to continue to measure compensation costs under pre-existing accounting pronouncements with the requirement that pro forma disclosures of net income and earnings per share be included in the notes to financial statements. The Company has elected to adopt the disclosure requirements of SFAS No. 123 and show pro forma results of net income and earnings per share data.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Pronouncements

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," ("SFAS No. 133"), as amended, which is effective for all quarters of the fiscal year beginning after June 15, 2000. This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging securities. The Company expects that the adoption of SFAS No. 133 will not have a material impact on the Company's consolidated financial position, results of operations and cash flows.

2. Acquisitions

     On August 31, 1999, the Company acquired the assets of Chesapeake Bagel Bakery ("CBB"), a franchisor of bagel bakeries operating under the Chesapeake Bagel Bakery brand name. The purchase price approximated $6,421,000 consisting of $2,421,000 in cash paid to the seller, $1,500,000 in notes payable to the seller and the accrual of $2,500,000 of post acquisition liabilities representing unearned franchise fees and post closing store conversion costs.

     The purchase price was allocated to the assets acquired and liabilities assumed based on management's estimate of their fair market value at the date of acquisition, which was determined by an independent appraisal. The allocation of purchase price was done based on the information available to management at that time. Should additional information come to the attention of management, such amounts may be revised accordingly. The impact of the CBB acquisition was not material to the financial statements.

     On May 5, 2000, the Company acquired certain lien rights on substantially all the assets of New York Bagel Enterprises ("NYBE") and its wholly owned subsidiary Lots `A Bagels, Inc. ("LAB") from a bank. Both NYBE and LAB were operating as Debtors in Possession under Chapter 11 of the bankruptcy code. On May 13, 2000, the Company acquired the leases and other assets of 17 NYBE stores through NYBE's bankruptcy proceeding. In addition, the Company acquired all trademarks and franchise rights for 12 stores operating under the New York Bagel & Deli trade name. The store assets acquired are included as Assets held for resale in the accompanying balance sheet, as the Company intends to sell the stores to franchisees. On July 12, 2000, in LAB's bankruptcy proceeding, the Company acquired the leases and other assets of an additional 6 LAB stores.

     The purchase price was allocated to the assets acquired and liabilities assumed based on management's estimate of their fair market value at the date of acquisition. The allocation of purchase price was done based on the information available to management at that time. Should additional information come to the attention of management, such amounts may be revised accordingly. The impact of the NYBE and LAB acquisitions was not material to the financial statements.

     On June 26, 2000, the Company acquired the operating assets of 13 Manhattan Bagel stores in Western New York from a franchisee that was operating in Bankruptcy. The store assets were acquired for cash approximating $1,037,000 and settlement of a note receivable with a carrying value of $1,250,000 held by the Company. The stores acquired are included in assets held for resale in the accompanying balance sheet, as the Company intends to sell them to franchisees.

2. Acquisitions (Continued)

     The purchase price was allocated to the assets acquired and liabilities assumed based on management's estimate of their fair market value at the date of acquisition. The allocation of purchase price was done based on the information available to management at that time. Should additional information come to the attention of management, such amounts may be revised accordingly. The impact of the acquisition of the Western New York stores was not material to the financial statements.

3. Property, Plant and Equipment

     Property, Plant and equipment consist of the following as of December 31, 2000 and December 26, 1999:


                                                     2000              1999
                                                     ----              ----

Leasehold improvements............................$3,734,657        $3,691,050
Store/factory equipment........................... 5,335,541         3,686,497
Furniture and fixtures............................   179,894           196,665
Office equipment..................................1, 514,985         1,627,986

                                                  10,765,077         9,202,198
Less--Accumulated depreciation and amortization...(3,795,346)       (2,184,684)

                                                  $6,969,731        $7,017,514
                                                  ----------        ----------

     Depreciation and amortization expense totaled approximately $2,774,033, $2,249,340 and $1,463,456 for the years ended December 31, 2000, December 26, 1999 and December 27, 1998, respectively.

4. Notes Receivable

     During 1998, the Company issued promissory notes to franchisees to facilitate their construction of stores and provide other initial operating cash flows, including franchise fees. The notes are payable with interest thereon at rates ranging from 6-10% per annum and are generally to be paid in full simultaneously upon the closing of a subsequent financing by the franchisee. The notes have terms expiring through November 2004. Substantially all of the assets of the franchisee's store are pledged as collateral for the notes.

     5. Other Assets

     Other assets consist of the following as of December 31, 2000 and December 26, 1999:


                                                2000              1999
                                                ----              ----

Security deposits.......................      $423,513          $386,828
Deferred acquisition costs..............     1,811,728                --
Other...................................       518,229           108,468

                                            $2,753,470          $495,296
                                            ----------          --------

6.  Long-Term Debt

     Long-Term debt consists of the following at December 31, 2000 and December 26, 1999:

                                                                                     2000              1999
                                                                                     ----              ----
Note payable to a bank(a)...............................................        $11,000,000       $12,000,000
Revolving credit note payable to a bank(a)..............................          3,000,000         1,500,000
Promissory note payable in connection with Chesapeake Bagel Bakery
   acquisition(b).......................................................          1,500,000         1,500,000
Note payable to New Jersey Economic Development Authority(c)............          2,240,000         2,520,000
Promissory notes payable in connection with Cooper's acquisition(d).....                 --           385,000
Other(d)(e).............................................................            372,479           492,908

                                                                                 18,112,479        18,397,908
Less--Current portion....................................................         4,422,522         2,840,492

                                                                                $13,689,957       $15,557,416
                                                                                -----------       -----------

-----------

(a) As of August 31, 1999, the Company refinanced its senior debt through a note payable to a bank. The note is payable as to interest only for the first year of the Note Agreement with quarterly principal installments due thereafter, through December 31, 2002. The note carries a variable rate of interest, permitting the Company to select an interest rate based upon either the prime rate or the Eurodollar rate, adjusted by margin percentages defined in the credit agreement. The note is secured by substantially all assets of the Company. In addition, the credit agreement between the lender and the Company requires the Company to maintain certain financial ratios and places certain restrictions on the Company's ability to incur indebtedness, dispose of assets or merge with another company without the consent of the lender.

     As a part of the refinancing discussed above, the Company secured a $3,000,000 revolving credit facility with a bank. At December 31, 2000, the entire credit facility was outstanding. The credit facility is payable as interest only for its term, with all unpaid principal due on December 31, 2002. The credit facility carries a variable rate of interest, permitting the Company to select an interest rate based upon either the prime rate or the Eurodollar rate, adjusted by margin percentages defined in the credit agreement. The interest rate at December 31, 2000 was 10.75% on $1,500,000 of the credit facility for which the Company had selected a Eurodollar rate option and 12.00% on $1,500,000 of the credit facility for which the Company had selected a prime rate option. The note is secured by substantially all assets of the Company.

(b) As a part of the acquisition of the assets of Chesapeake Bagel Bakery, the Company entered into a note payable to the seller. The note provides for quarterly payments of interest ony at 10% with principal payments of $675,000 and $825,000 in 2003 and 2004, respectively. The note is due in full on August 31, 2004 and is secured by the related assets of Chesapeake Bagel Bakery.

(c) In December 1998, the Company entered into a note payable of $2,800,000 with the New Jersey Economic Development Authority at an interest rate of 9% per annum. The note has a 10-year maturity. Principal is paid annually and interest is paid quarterly. The note is secured by equipment and leaseholds located at the Company's Eatontown, NJ facility.

(d) In June 1997, a promissory note of $770,000 was issued by the Company in connection with the Coopers acquisition. The note is payable over four years in equal installments and bears interest at 6%. The note was discounted using an interest rate of 10%. The note is secured by certain store assets purchased pursuant to the acquisition.

(e) The Company is obligated under a mortgage payable on its plant in South Carolina. The mortgage bears interest at prime plus 1.25% and matures in March 2010. The mortgage is secured by the associated real estate.

     Scheduled maturities of the notes payable as of December 31, 2000 are as follows:

2001.....................................................   $4,422,522
2002.....................................................    5,822,679
2003.....................................................    5,500,488
2004.....................................................    1,142,815
2005.....................................................      317,729
Thereafter...............................................      906,246
                                                           $18,112,479
                                                           -----------

     Interest expense on long-term debt totaled approximately $2,123,196, $1,482,765 and $224,000 for the years ended December 31, 2000, December 26, 1999 and December 27, 1998, respectively.

7. Accrued Expenses

     Accrued expenses consist of the following at December 31, 2000 and December 26, 1999:

                                                                                        2000             1999
                                                                                        ----             ----
Estimated future liabilities resulting from MBC acquisition...............        $1,147,437       $1,119,680
Accrued payroll and related (including bonuses and severance payments)....           744,713        1,020,917
Accrued professional fees.................................................            97,711          106,015
Accrued interest expense..................................................           527,535          391,303
Other.....................................................................         1,213,105        1,916,965

                                                                                  $3,730,501       $4,554,880
                                                                                  ----------       ----------

8. Private Placement

     In a series of closings from April 18, 2000 through June 21, 2000, the Company completed a private placement consisting of 1,360,390 shares of Common Stock and 444,190 shares of convertible Series C Preferred Stock. The proceeds from the offering, net of related offering expenses were $4,144,305 exclusive of 169,902 shares of common stock issued to the placement agent. Each share of Series C Preferred Stock was converted into 3 shares of the Company's Common Stock upon the effective date of the registration of the Common Stock issued in connection with the offering (September 11, 2000). The Company accounted for the offering pursuant to the rules under ETIF Issue 98-5. Pursuant to these rules, convertible securities with an embedded conversion right that is in-the-money when the security is issued are considered to contain a beneficial conversion feature. The value of the beneficial conversion feature associated with the Series C Preferred Stock issued was $1,263,045. This amount has been charged to accumulated deficit and was accounted for as a reduction in net income available to common stockholders for the purpose of computing earnings per share.

9. Stockholders' Equity

Series A and Series B Convertible Preferred Stock

     The Series B Convertible Preferred Stock bears no dividend and has limited voting rights except as provided under the General Corporation Law of the State of Delaware. The stock is convertible into shares of common stock in accordance with the Certificate of Designation of Series B Convertible Preferred Stock. In 1998, 51.25 shares of the Series B Convertible Preferred Stock were converted into 240,556 shares of Common Stock. In 1999, 58.5 shares of the Series B Convertible Preferred Stock were converted into 425,015 shares of Common Stock.

     On June 7, 1999, the Company's Board of Directors authorized the issuance of a Series A Junior Participating Preferred Stock in the amount of 700,000 shares. This issuance was made in accordance with the Stockholders' rights plan discussed below.

Series C Convertible Preferred Stock

     In connection with a private placement (See Note 9), the Company issued 444,190 shares of Series C Convertible Preferred stock. Each share of Series C Preferred Stock was converted into 3 shares of the Company's Common Stock upon the effective date of the registration of the Common Stock issued in connection with the offering (September 11, 2000). The Series C Convertible Preferred Stock provided for a cumulative dividend equal to 10% per annum, based upon a deemed value of $7.00 per share. Pursuant to the terms of the offering, the Series C Convertible Preferred Stock was converted to 1,332,570 shares of common stock on the effective date of the registration of the common stock.

Series D Redeemable Preferred Stock

     On August 11, 2000, the Company, Brookwood New World Investors, LLC ("Brookwood") and BET Associates, L.P. ("BET") entered into a Series D Preferred Stock and Warrant Purchase Agreement (the "Purchase Agreement"). The first closing, under the Purchase Agreement, pursuant to which BET purchased its Series D Preferred Stock and its Warrant (as defined below), occurred on August 11, 2000. The second closing under the Purchase Agreement, pursuant to which Brookwood purchased its Series D Preferred Stock and Warrant (as defined below), occurred on August 18, 2000. Under the terms of the Purchase Agreement, Brookwood and BET each purchased (i) 8,108.108 shares of New World's Series D Preferred Stock (the "Series D Preferred Stock") and (ii) a warrant to purchase up to 1,196,910 shares of the Common Stock of the Company, each of which represents the right to purchase approximately 7.7% of the Common Stock (each, a "Warrant"). Pursuant to the Purchase Agreement, the number of shares that Brookwood and BET may receive upon exercise of their Warrants is subject to upward adjustment depending upon certain future events affecting the capitalization of the Company. The shares of Common Stock issuable upon exercise of a Warrant are entitled to registration rights under the terms of a Registration Rights Agreement among New World, the Brookwood and BET. Under the terms of the Purchase Agreement, if the Company fails to take actions to redeem the Series D Preferred Stock within one year of the closing, the Company will be required to issue to each of Brookwood and BET, each quarter for the next four quarters, additional warrants representing the right to purchase an additional 1.34% of the Company's Common Stock, subject to reduction for any redemption(s) of Preferred Stock that occur during that year. Further, under the terms of the Purchase Agreement, if the Company fails to take actions to redeem the Series D Preferred Stock within two years of the closing. The Company will be required to issue to each of Brookwood and BET, each quarter for the next four quarters, additional warrants representing an additional 2.015% of the Company's Common stock, subject to reduction for any redemption(s) that occur during that year. The Series D Preferred Stock provided for a cumulative dividend equal to 7.5% per annum, based upon a deemed value of $1,000 per share. The warrants have an exercise price of $.01 per share and have a term of 5 years. The fair value of the warrants at the date of grant of $3,234,000, as determined by an independent appraisor, was recorded as a reduction in the carrying amount of the Series D Preferred Stock and is being accreted over the three year period to the earliest fixed redemption date. In January 2001, the Series D Preferred Stock was exchanged for newly authorized Series F Redeemable Preferred Stock (See Note
14). As of December 31, 2000, the components of Series D Redeemable Preferred Stock were included in the accompanying balance sheet as follows:

Proceeds from issuance of Series D Preferred Stock.......................................         $15,000,000
Fees and commissions.....................................................................           (622,353)
Value assigned to warrants issued in connection with Series D Preferred Stock............         (3,234,000)
Accretion of warrant value and Dividends.................................................             864,667
                                                                                                  $12,008,314
                                                                                                  -----------

Common Stock

     During 1999 the Company's stockholders approved an increase in the number of common shares authorized for issuance to 50,000,000 shares.

     On August 17, 1999, the Company's stockholders approved a restated certificate of incorporation, which provided for a one for two stock combination. Pursuant to this restatement, each holder of one share of the Company's stock became a holder of one-half share of the Company's stock. The accompanying financial statements give retroactive effect to this stock split.

     On November 4, 1999, the Company completed a private placement of 481,738 shares realizing approximately $650,000 net of offering expenses. On or about May 24, 1998, July 2, 1998 and November 20, 1998 the Company completed private placements of 727,060, 431,034 and 277,500 shares of Common Stock, respectively, realizing approximately $1,576,000, $1,000,000 and $500,000 in net proceeds after commissions and costs. Additionally, 500,000 warrants to purchase the Company's common stock at an exercise price of $2.00 per share were issued to an entity for certain services provided in connection with the MBC acquisition. The value of such warrants is approximately $675,000 has been included as a component of the total purchase price of the acquisition.

     During 2000, the Company completed a private placement consisting of 1,360,390 shares of Common Stock and 444,190 shares of convertible Series C Preferred Stock (see Note 8).

Stockholders' Rights Plan

     On June 7, 1999 the Board declared a dividend distribution of one Right on each outstanding share of the Company's Common Stock, as well as on each share later issued. Each Right will allow stockholders to buy one one-hundredth of a share of Series A Junior Participating Preferred Stock at an exercise price of $10.00. The Rights become exercisable if an individual or group acquires 15% or more of the Company's Common Stock, or if an individual or group announces a tender offer for 15% or more of the Company's Common Stock. The Company's Board can redeem the Rights at $0.001 per Right at any time before any person acquires 15% or more of the outstanding Common Stock. In the event an individual ("the Acquiring Person") acquires 15% or more of the outstanding Common Stock, each Right will entitle its holder to purchase, at the Right's exercise price, one one-hundredth of a share of Preferred Stock--which is convertible into Common Stock at one-half of the then value of the Common Stock, or to purchase such Common Stock directly if there are a sufficient number of shares of Common Stock authorized. Rights held by the Acquiring Person are void and will not be exercisable to purchase shares at the bargain purchase price. If the Company is acquired in a merger or other business combination transaction, each Right will entitle its holder to purchase, at the Right's then-current exercise price, a number of the acquiring company's common shares having a market value at that time of twice the Right's exercise price.

Warrants

     As of December 31, 2000 and December 26, 1999, the Company has 3,747,760 and 1,907,927, respectively warrants outstanding all of which were exercisable at December 31, 2000 and December 26, 1999, respectively for the year ended December 31, 2000 and December 26, 1999. These warrants have exercise prices ranging from $.01--$18.15 per share and $0.02-18.16 per share, respectively and have terms ranging from 5 to 10 years. Such warrants were issued in connection with financings and certain other services.

Stock Options

     The Company's 1994 Stock Plan (the "1994 Plan") provides for the granting to employees of incentive stock options and for the granting to employees and consultants of nonstatutory stock options and stock purchase rights. Unless terminated sooner, the 1994 Plan will terminate automatically in August 2004. The Board of Directors has the authority to amend, suspend or terminate the 1994 Plan, subject to any required stockholder approval under applicable law, provided that no such action may affect any share of common stock previously issued and sold or any option previously granted under the 1994 Plan.

     Options generally become exercisable in ratable installments over a period of up to 4 years. A total of 375,000 shares of common stock are currently reserved for issuance pursuant to the 1994 Plan and all have been issued.

     The Company's 1995 Directors' Stock Option Plan (the "Directors' Option Plan") was adopted by the Board of Directors and approved by the Company's shareholders in August 1995. Unless terminated sooner, the Director Option Plan will terminate automatically in August 2005. The Board of Directors may amend or terminate the Directors' Option Plan at any time; provided, however, that no such action may adversely affect any outstanding option without the optionee's consent and the provisions affecting the grant and terms of options may not be amended more than once during any six-month period. A total of 100,000 shares of common stock have been reserved for issuance under the Directors' Option Plan. The Directors' Option Plan provides for the automatic grant of nonstatutory stock options to nonemployee directors of the Company. These options vest immediately upon grant.

     A summary of the Company's options activity during the years ending December 31, 2000, December 26, 1999 and December 27, 1998 is presented in the table and narrative below:

                                       2000                           1999                           1998
                                       ----                           ----                           ----
                                                Weighted                       Weighted                       Weighted
                                                 Average                        Average                        Average
                                 Options  Exercise Price       Options   Exercise Price      Options    Exercise Price
                                 -------  --------------       -------   --------------      -------    --------------

Outstanding, beginning
   of year.............        1,284,179           $2.81       865,578            $3.24      444,088             $4.96
   Grant...............          643,550            2.86       425,000             1.97      520,000              2.00
   Exercised...........               --              --            --               --           --                --
   Forfeited...........               --              --       (6,399)             4.78     (98,510)              3.86
Outstanding, end of year       1,927,729            2.56     1,284,179             2.81      865,578              3.24
Exercisable, end of year       1,874,329            2.57       780,179             3.03      251,779              3.86
Weighted average, fair
   value of options
   granted.............                             $.88                           $.56                           $.63


     The following table summarizes information about the Company's two stock option plans at December 31, 2000:


                                  Number    Weighted Average         Weighted                Number          Weighted
           Exercise       Outstanding at           Remaining          Average        Exercisable at           Average
             Priced    December 31, 2000    Contractual Life   Exercise Price     December 31, 2000    Exercise Price
             ------    -----------------    ----------------   --------------     -----------------    --------------
       $1.66-$ 2.00            1,109,367                9.28            $1.98             1,096,867             $1.98
       $2.01-$ 5.00              800,962                7.46            $3.22               760,062             $3.26
       $5.01-$11.00               17,400                5.71            $9.49                17,400             $9.49

                               1,927,729                                $2.56             1,874,329             $2.57
                               ---------                                -----             ---------             -----

SFAS No. 123

     Had compensation cost for these plans been determined consistent with SFAS No. 123, the Company's net income and earnings per share would have been reduced to the following pro forma amounts:

                                                                        2000           1999              1998
                                                                        ----           ----              ----
Net income (loss):
   As reported............................................        $6,010,926      2,424,098       (7,491,610)
   Pro forma..............................................         5,000,655      1,972,286       (8,010,540)
Basic net income (loss) per common share:
   As reported............................................               .32            .24             (.55)
   Pro forma..............................................               .24            .19             (.58)
Diluted net income (loss) per common share:
   As reported............................................               .29            .23             (.55)
   Pro forma..............................................               .18            .18             (.58)

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 2000, 1999 and 1998, respectively: risk-free interest rates of 6.0%, 5.5% and 6.2%; expected dividend yields of 0%; expected lives of 5.5, 4 and 4 years; expected stock price volatility of 78%, 78% and 57%.

     A summary of the significant components of deferred assets as of December 31, 2000 and December 31, 1999 is as follows:


                                                                                    2000                 1999
                                                                                    ----                 ----

Operating loss carryforwards......................................           $15,884,831          $10,000,000
   Non-cash charges not yet realized for tax reporting Purposes...               509,040            3,268,582
   Allowance for doubtful accounts................................               782,651                   --
   Accrued liabilities............................................                    --            1,062,000
   Other..........................................................                    --            (694,373)

   Net deferred tax assets........................................            17,176,522           13,636,209
   Valuation allowance............................................           (7,576,344)          (7,136,209)

                                                                              $9,600,178           $6,500,000
                                                                              ----------           ----------

     At December 31, 2000 and December 26, 1999, the Company had net operating loss carryforwards of approximately $39,700,000 and 25,000,000, respectively, available to offset future taxable income. These net operating loss carryforwards expire on various dates through 2020. As a result of ownership changes resulting from sales of equity securities and the acquisition of MBC the Company's ability to use the loss carryforwards is subject to limitations as defined in Sections 382 of the Internal Revenue Code, as amended.

     During 2000, the Company evaluated its tax loss carryforwards and related deferred tax asset resulting in the recognition of a deferred income tax benefit of $3,100,178. This benefit relates primarily to expected utilization of loss carryforwards related to New World Coffee prior to the acquisition of MBC.

     In 1999, MBC contributed substantially all the profitability of the Company and accordingly, the valuation allowance of $6,500,000 on its net operating loss carryforwards has been reversed. The offsetting benefit has been reflected as a reduction in the goodwill recorded in the acquisition of MBC.

11. Commitments and Contingencies

Operating Leases

     The Company leases office and retail space under various non-cancelable operating leases. Property leases normally require payment of a minimum annual rental plus a pro rata share of certain landlord operating expenses.

     As of December 31, 2000, approximate future minimum rental payments under non-cancelable operating leases for the next five years and the period thereafter are as follows:


Year ending:
2001...............................................        $3,191,603
2002...............................................         3,024,652
2003...............................................         2,937,904
2004...............................................         2,887,751
2005...............................................         2,511,345
2005 and thereafter................................         5,390,211

Total..............................................       $19,943,466
                                                          -----------

     Rent  expense  under  operating   leases  was   approximately   $2,617,384,
$2,849,000 and $2,617,000 for the years ended December 31, 2000 and December 26, 1999 and December 27, 1998, respectively.

Capital Leases

     The Company has capital leases for computer equipment used in its stores and offices. As of December 31, 2000, payments under such capital leases are as follows:

Year ending:
2001................................................      $291,800
2002................................................       202,735
2003................................................       162,457
2004................................................       118,076
2005................................................        13,049

                                                           788,117
Less--Amount representing interest..................       225,334

                                                          $562,783
                                                          --------

Employment Agreements

     The Company has entered into employment agreements with three officers of the Company expiring between June 2001 and May 2002. Minimum base salaries and bonuses for the term of these employment agreements total approximately $845,000 annually, of which the Company is committed to pay $1,160,000 after December 31, 2000.

Contingencies

     From time to time, the Company is a party to litigation arising in the normal course of its business operations. In the opinion of management and counsel, it is not anticipated that the settlement or resolution of any such matters will have a material adverse impact on the Company's financial condition, liquidity or results of operations.

Related Party Transactions

     In connection with the Series D Financing, a director of the Company received a fee of $225,000 and a warrant to purchase 70,000 shares of the Company's common stock at its closing price on August 18, 2000.

     During 1999, a Company controlled by one of the Company's Directors was paid a $150,000 advisory fee in connection with the refinancing of the Company's debt.

12. Assets Held For Resale

     In 1998, the Company determined that it would seek to sell the assets relating to stores it had previously acquired in accordance with the Company's strategy to sell its Company-owned stores to franchisees. The Company evaluated the reliability of the carrying amount of such assets based on the estimated fair value of such assets which was determined based on the stores estimated selling prices. Based on this evaluation, the Company wrote off approximately $1,439,000 of goodwill and fixed assets relating to six locations. The remaining value of such assets was classified as held for sale based on the Company's plan and intent to dispose of such stores by the end of fiscal 2000. During 2000, the Company reviewed the salability of these assets based upon current market conditions and the prospect for sale within the next year. As a consequence of this review, approximately $234,000 of assets held for sale were reclassified to Property and Equipment and Goodwill based upon managements expectation that such assets would not be sold in the year 2001.

     During 2000, the Company acquired certain store assets in upstate New York and in Oklahoma, Colorado and Kansas (See Note 2). Such assets, approximating $4,854,000 have been classified as assets held for sale based upon the Company's plan and intent to dispose of such stores by the end of fiscal 2001.

13. Other Long-Term Liabilities

     Other long-term liabilities represent certain costs, which the Company has accrued and which are not expected to come due within the next fiscal year. The liabilities consist of $174,617 of deferred rent obligations and approximately $1,654,024 of other expenses relating to acquisitions (such as trustee and other fees) not expected to come due within the next year.

14. Year to Date Ended July 3, 2001

a. Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principals for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the unaudited interim consolidated financial statements furnished herein include all adjustments necessary for a fair presentation of the Company's financial position at July 3, 2001 and June 25, 2000 and the results of its operations and its cash flows for the six-month periods then ended. All such adjustments are of a normal recurring nature. Interim financial statements are prepared on a basis consistent with the Company's annual financial statements. Results of operations for the six-month period ended July 3, 2001 are not necessarily indicative of the operating results that may be expected for future periods. The consolidated balance sheet as of December 31, 2000 has been derived from the audited consolidated financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles for complete financial statements. For further information, refer to the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 on file with the Securities and Exchange Commission.

b. Change in Fiscal Year

Effective with this quarter and as a result of the Einstein Acquisition (as defined in Note 3), for fiscal 2001, the Company has elected to change its fiscal year end to the Tuesday closest to December 31. The Company will continue to report on a 52-53 week fiscal year basis, consisting of four 13-week quarters. All future fiscal quarters will end on a Tuesday as well. This change is effective for the Company's current quarter which was originally scheduled to end July 1, 2001 and which now, as a result of the change, is extended by two days and ended on July 3, 2001.

Comparative periods are presented as previously reported as the effect of this change is immaterial.

c. Acquisition of Assets of Einstein/Noah Bagel Corp.

On June 19, 2001, the Company purchased substantially all of the assets (the "Einstein Acquisition") of Einstein/Noah Bagel Corp. and its majority-owned subsidiary, Einstein/Noah Bagel Partners, L.P. (collectively, "Einstein"). Einstein was the largest bagel bakery chain in the United States, with 463 stores, nearly all of which are company-owned. The Einstein Acquisition was made pursuant to an Asset Purchase Agreement, which was entered into by the Company as the successful bidder at an auction conducted by the United States Bankruptcy Court, District of Arizona, on June 1, 2001 in the Einstein bankruptcy case. The purchase price was $160,000,000 in cash and the assumption of certain liabilities, subject to adjustment to the extent that assumed current liabilities (as defined in the Asset Purchase Agreement) exceed $30,000,000.

In connection with the Einstein Acquisition, the Company incurred approximately $18,130,000 of acquisition costs. The acquisition has been accounted for under the purchase method of accounting. The aggregate purchase price of $ 167,305,373 is being allocated based on the preliminary estimates of the fair value of the tangible and intangible assets acquired and liabilities assumed as follows:


Assets acquired:
Current assets                                     $  17,669,476
Plant Property & Equipment                           116,590,972
Trademarks and other intangible assets                42,000,000
Goodwill                                              56,551,722

Liabilities assumed:
Current liabilities                                   46,376,449
Long term liabilities                                 19,130,348
                                                      ----------
Total purchase price                               $ 167,305,373
                                                     ===========

The preliminary estimation of the fair value of assets acquired and liabilities assumed was determined by the Company's management based on information currently available. The Company has obtained preliminary appraisals of the fair value of certain acquired property, plant and equipment as well as certain identified intangibles. The Company is also in process of the review and determination of the fair value of other assets acquired and liabilities assumed. Accordingly, the allocation of the purchase price is subject to revisions.

Pursuant to the Asset Purchase Agreement, the Company is entitled to a reduction in purchase price to the extent that assumed current liabilities (as defined) exceed $ 30,000,000 as of the acquisition date. The accompanying balance sheet as of July 3, 2001 reflects approximately $10,751,000 as due from the Einstein Bankruptcy Estate. This amount is based upon the Company's preliminary estimate of assumed current liabilities as of the acquisition date, net of certain payments of approximately $2,400,000 received from the Einstein Bankruptcy Estate through the date of these financial statements.

The following unaudited pro forma consolidated statements of operations data for the six months ended July 3, 2001 and June 25, 2000, give effect to the Einstein Acquisition as if it had occurred as of the beginning of each period reported. All of the following unaudited pro forma consolidated results of operations give effect to purchase accounting adjustments and the financings necessary to complete the acquisition. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what operating results would have been had the acquisitions actually taken place as of the beginning of each period reported, and may not be indicative of future operating results.

                                                       For the Year to Date
                                                            Period Ended
                                                -------------------------------------
                                                (In thousands, except per share data)

                                                     June 25, 2000   July 3, 2001
                                                     -------------   ------------

Revenues .........................................     $ 221,786      $ 205,310
                                                       =========      =========
Loss before extraordinary items ..................     ($ 18,403)     ($ 34,777)
                                                       =========      =========
Net (loss) .......................................     ($ 18,403)     ($ 34,777)
                                                       =========      =========
Net (loss) available to common stockholders ......     ($ 23,992)     ($ 46,553)
                                                       =========      =========
Earnings per share - Basic .......................     ($   2.07)     ($   2.89)
                                                       =========      =========

The proforma amounts presented above are not completely comparable due to differences in the fiscal calendars of the Companies. The proforma information presented includes 28 weeks of activity for Einstein/Noah Bagel Corp. for the year to date period ended June 25, 2000 and 26 weeks of activity for the year to date period ended July 3, 2001. The Company's normal reporting period for the respective periods consists of 26 weeks.

In June 2001, as a result of the Einstein acquisition, the Company recorded approximately $6.7 million as an integration and reorganization charge. This amount includes an impairment charge of approximately $4.0 million associated with the planned disposal of certain existing facilities as part of the integration of similar facilities acquired in the Einstein acquisition. Such impairment was estimated in accordance with the provisions of SFAS 121. Also, as part of the integration process, a charge of approximately $2.7 million was recorded in connection with organizational restructuring. Further charges may be required in the integration process, which the Company expects to complete within the next 12 months.

d. Senior Notes

The Company consummated a private placement of 140,000 units consisting of $140 million of senior secured increasing rate notes (the "$140 Million Facility") and 140,000 Common Stock purchase warrants. The $140 million Facility was placed through Jefferies & Company, Inc. ("Jefferies"). The notes under the $140
Million Facility, the terms of which are governed by a certain Indenture (the "Indenture") dated as of June 19, 2001, by and among the Company, Jefferies and the United States Trust Company of New York ("U.S. Trust"), mature on June 15, 2003 and bear interest at an initial annual rate of 13%, increasing by 100 basis points each quarter commencing September 15, 2001 to a maximum rate of 18%. The Company will begin making interest payments quarterly commencing on September 15, 2001. The Company may redeem all or a portion of the notes at any time for their face value plus accrued and unpaid interest. If there is a Change in Control (as such term is defined in the Indenture) of the Company, the holders of the notes will have the right to require from the Company to repurchase the notes at a price equal to 101% of the face amount plus accrued and unpaid interest. The notes are secured by a security interest in all of the Company's assets and the assets of the Company's subsidiaries (other than the assets of an unrestricted subsidiary ("Bondco") holding the Einstein Bonds (as defined below)). The Indenture also contains certain restrictive covenants as defined in the Indenture. The proceeds were $128,450,000. The debt discount aggregating $11,550,000 is being amortized over the term of the notes (2 years) using the effective interest method.

As noted above, the Company also issued warrants to purchase in the aggregate 13,720,000 shares of the Company's Common Stock at an exercise price of $0.01 per share. The warrants will expire on June 15, 2006. The fair value of the warrants of $19,120,000 was recorded as a debt discount and is being amortized over the term of the notes (2 years) using the effective interest method. The Company is required to repurchase all the outstanding warrants in the event of a change in control (as defined in the warrant agreement) at a price equal to the fair market value of the common stock issuable upon exercise of the warrants, less the exercise price.

The notes and warrants were separated immediately after the conclusion of the offering. The warrants were issued pursuant to, and are governed by, the terms of a certain Warrant Agreement dated as of June 19, 2001, by and among the Company, Jefferies and U.S. Trust. The holders of the notes and warrants are entitled to certain registration rights as set forth in a certain Registration Rights Agreement dated as of June 19, 2001, by and among the Company, Jefferies and U.S. Trust.

In connection with the $140 Million Facility, the Company incurred approximately $6 million of issuance costs. Such costs are included in the accompanying consolidated balance sheet and are being amortized over the term of the notes (2 years) using the effective interest method.

e. Bridge Loan

The Company also obtained a $35 million asset-based secured loan due June 15, 2002 to a wholly-owned unrestricted subsidiary of the Company. The aggregate proceeds were $33,250,000. The debt discount aggregating $1,750,000 is being amortized over the term of the loan (1 year) using the effective interest method. Pursuant to the terms of a certain Note Purchase and Security Agreement dated as of June 19, 2001, by and among the Company, Bondco and Jefferies (the "Purchase and Security Agreement"), Bondco sold $35 million aggregate principal amount of secured increasing rate notes. The notes are secured by $61.5 million aggregate principal amount of 7.25% subordinated convertible debentures due June 2004 of Einstein/Noah Bagel Corp.(the "Einstein Bonds"). Interest on the $35 million of notes initially accrues at a rate of 14% per annum, increasing by
 .35% on the fifteenth day of each month following issuance. Interest is payable on the fifteenth day of every month and may be paid in kind at Bondco's option. The Purchase and Security Agreement is providing a mandatory pre-payment of the notes upon a change of control of the Company which requires the Company to pay 101% of the principal amount thereof plus accrued and unpaid interest thereon. Bondco is required to apply all proceeds relating to the Einstein Bonds as a repayment of the $35 million notes. The Company anticipates that this loan will be repaid from the proceeds of the Einstein Bonds distributed in the Einstein bankruptcy case. However, to the extent that the proceeds received by Bondco from the Einstein bankruptcy are insufficient to repay these notes, the holders of the notes will have the option to require the Company to issue to such holders preferred stock having a redemption value equal to the deficiency. If the amount of such deficiency is less than $5.0 million, then the preferred stock will be entitled to an annual cash dividend equal to 17% per annum, increasing 100 basis points per month until the preferred stock is redeemed and the Company will be required to issue warrants to purchase 5% of the fully-diluted shares of common stock of the Company. If the amount of such deficiency is greater than or equal to $5.0 million, then the preferred stock will be entitled to an annual cash dividend equal to 18% per annum, increasing 100 basis points per month until the preferred stock is redeemed and the Company will be required to issue warrants to purchase 10% of the fully-diluted shares of common stock of the Company.

f. Series F Private Placement

On January 22, 2001, the Company consummated a sale of 20,000 shares of its authorized but unissued Series F Preferred Stock to Halpern Denny III, L.P. ("Halpern Denny") in exchange for the sum of $20,000,000. In connection with the purchase, the Company issued Halpern Denny five year warrants to purchase 8,484,112 shares of the Company's common stock at an exercise price of $0.01 per share. The fair market value of the warrants at the date of grant of $6,431,000 was recorded as a reduction in the carrying amount of the Series F Preferred Stock and is being accreted over the three year period to the earliest fixed redemption date. The Series F Purchase Agreement provides that for so long as the Series F Preferred Stock has not been redeemed for cash (including payment of any Notes), Halpern Denny shall receive additional warrants equal to 1.5% of the fully diluted common stock of the Company (excepting certain options and warrants) on January 22, 2002 and on each succeeding June 30 and December 31. The warrant agreement further provides that it would be exercisable for additional shares under certain events, as set forth in the warrant agreement.

On January 22, 2001 BET Associates L.P.("BET") and Brookwood New World Investors, LLC ("Brookwood") entered into an Exchange Agreement with the Company, whereby they exchanged all of their outstanding Series D Preferred Stock, including accrued but unpaid dividends (all of which were retired) for a total of 16,398.33 shares of Series F Preferred Stock. BET and Brookwood also exchanged the warrants received by them in August 2000 for warrants to purchase an aggregate of 6,526,356 shares of common stock of the Company at an exercise price of $0.01 per share. The form of these warrants is substantially identical to the form of the warrant issued to Halpern Denny including the provisions thereof relating to the increase of the warrant shares, except that the semi-annual increases are an aggregate of 1.154% of the fully diluted common stock of the Company (excepting certain options and warrants). The fair value of the warrants at the date of grant of $4,970,088 was recorded as a reduction in the carrying amount of the Series F Preferred Stock and is being accreted over the three year period to the earliest fixed redemption date. The difference in the fair value of securities exchanged of $1,171,806 was charge to accumulated deficit.

On March 29, 2001, the Company consummated a sale of 5,000 additional shares of its authorized, but unissued, Series F Preferred Stock to Halpern Denny in exchange for the sum of $5,000,000. Pursuant to the terms of the Second Series F Preferred Stock and Warrant Purchase Agreement with Halpern Denny, the Company also sold Halpern Denny five year warrants to purchase 2,121,028 shares of the Company's common stock at a price per share of $.01 (subject to adjustment as provided in the form of warrant). The fair value of the warrants at the date of grant of $1,477,000 was recorded as a reduction in the carrying amount of the Series F Preferred Stock and is being accreted over the three year period to the earliest fixed redemption date.

On June 7, 2001, the Company consummated a sale of 4,000 additional shares of its authorized, but unissued, Series F Preferred Stock to Halpern Denny in exchange for the sum of $4,000,000 pursuant to the terms of the Series F Preferred Stock and Warrant Purchase Agreement (the "Second Purchase Agreement") with Halpern Denny, dated June 7, 2001.

In addition, on or about June 19, 2001, the Company consummated the sale of 21,000 additional shares of its authorized, but unissued, Series F Preferred Stock in exchange for $21,000,000, pursuant to the terms of the Third Series F Stock and Warrant Purchase Agreement (the "Third Purchase Agreement") by and
among the Company, Halpern Denny, Greenlight Capital, L.P. ("Greenlight Capital"), Greenlight Capital Qualified, L.P. ("Greenlight Qualified"), Greenlight Capital Offshore, Ltd. ("Greenlight Offshore", and together with Greenlight Capital, Greenlight Qualified collectively referred to as "Greenlight"), Special Situations Private Equity Fund, L.P. ("Special Situations Private"), Special Situations Cayman Fund, L.P., ("Special Situations Cayman") and Special Situations Fund, L.P. ("Special Situations Fund", and together with Special Situations Private and Special Situations Cayman, collectively referred to as "Special Situations").

As set forth in a Second Amended Certificate of Designation, Rights and Preferences of Series F Preferred Stock (the "Second Amended Certificate of Designation"), the Series F Preferred Stock accrues dividends payable in shares of Series F Preferred Stock at the rate of 16% per annum for the first year, which rate increases semi-annually thereafter at the rate of 2% per annum. The Series F Preferred Stock, including accrued dividends, is redeemable three years from the date of issue (the "Mandatory Redemption Date"). If the Company fails to redeem the Series F Preferred Stock at the Mandatory Redemption Date, the Company is entitled to redeem the Series F Preferred Stock by issuing subordinated senior notes (the "Notes") to the holder of the Series F Preferred Stock. The Notes would bear interest at a rate comparable to the dividend rate under the Series F Preferred Stock, which rate increases monthly thereafter at the rate of 1% per month and are due and payable 120 days from the Mandatory Redemption Date.

The Company, Halpern Denny, Brookwood, Greenlight and Special Situations entered into an agreement which stated that notwithstanding the provisions concerning the mandatory redemption date of the Series F Preferred Stock contained in the Second Amended Certificate of Designation, the Series F Preferred Stock shall be redeemable on the later of (a) January 18, 2004 for all shares of Series F Preferred Stock issued on or prior to March 31, 2001, and June 30, 2004 for all shares of Series F Preferred Stock issued after March 31, 2001, and (b) the maturity date of any notes (the "Refinancing Senior Notes"), the proceeds of which are used to repay the outstanding notes issued under the $140 Million Facility, provided that the indenture for the Refinancing Senior Notes includes language which permits the Company to make certain specified restricted payments (a "Restricted Payment") (including payments to redeem Series F Preferred Stock) so long as certain covenants contained therein are satisfied. The amount of any Restricted Payment, together with any aggregate amount of all other Restricted Payments made by the Company and its subsidiaries must be less than the sum of
(x) fifty (50%) percent of the consolidated net income of the Company for the period from the issue date of the Refinancing Senior Notes to the end of the Company's most recently ended fiscal quarter, plus (y) one hundred (100%) percent of the aggregate net cash proceeds received by the Company from the issuance or sale of equity interests in the Company or any subsidiary, plus (z) one hundred (100%) percent of the net cash proceeds received by the Company from the issuance or sale, other than to a subsidiary of the Company, of any debt security of the Company that has been converted into equity interests of the Company. In the event that the maturity date of the Refinancing Senior Notes is after January 18, 2004 or June 30, 2004, as the case may be, then the Mandatory Redemption Date for such Series F Preferred Stock will be the maturity date of the Refinancing Senior Notes.

In connection with the sale of the June 2001 Series F Preferred Stock, the Company sold warrants to purchase 21,153,934 shares of the Company's common stock at a price per share of $.01 (subject to adjustment as provided in the warrant agreement) pursuant to the Second Purchase and Third Purchase Agreement. The warrants have a term of five years and further provide that they would be exercisable for additional shares under certain events, as set forth in the warrant agreement. The fair value of the warrants at the date of grant in the amount of $21,174,000 was recorded as a reduction in the carrying amount of the Series F Preferred Stock and is being accreted over the three year period to the earliest fixed redemption date. Due to insufficient authorized common stock available to settle certain warrants, the Company classified such warrants as well as certain warrants to purchase 5,088,398 shares of the Company's common stock issued in connection with the January and March 2001 financings as temporary equity in the accompanying balance sheet.

In the event that the Company fails to increase the number of authorized shares of its common stock to at least 125 million by October 17, 2001, the Series F Preferred Stock redemption price will increase by 1% per month.

In connection with the execution and delivery of both the Second Purchase and Third Purchase Agreements, each of Halpern Denny and Brookwood waived preemptive rights they may have had concerning the issuance of additional shares of Series F Preferred Stock and consented to the filing of the Second Amended Certificate of Designation which increased the number of shares of Series F Preferred Stock the Company is authorized to issue from 73,000 shares to 116,000 shares.

The Third Purchase Agreement provides that for so long as the Series F Preferred Stock has not been redeemed for cash (including payment of the Notes, if any), Halpern Denny, Greenlight and Special Situations shall receive additional warrants equal to a percentage (specified therein) of the fully diluted common stock of the Company (excepting certain options and warrants) on June 19, 2002, and on each succeeding June 30 and December 31. If the Company redeems all its issued and outstanding shares of Series F Preferred Stock on or prior to March 19, 2002, the number of shares of Common Stock issuable upon the exercise of the warrants (the "Original Warrant Shares") which were issued pursuant to the Second Purchase and Third Purchase Agreements shall be reduced by an amount equal to one-third (1/3) the number of Original Warrant Shares. If the Company redeems all issued and outstanding shares of Series F Preferred Stock on or prior to June 19, 2002, the number of Original Warrant Shares shall instead be reduced by an amount equal to one-fourth (1/4) of the number of Original Warrant Shares.

In connection with each of the Second Purchase and Third Purchase Agreements, the parties amended the form of the Notes to be issued to the holders of Series F Preferred Stock upon redemption of their shares to refer to their agreement with the Company's secured lender concerning subordination of their interests to the secured lender's interests. As a consequence of the amendment to the Notes, the Company amended its January 2001 Exchange Agreement with BET and Brookwood and the January 2001 Purchase Agreement with Halpern Denny to reflect the new form of Notes. In addition, the Company, BET, Brookwood and Halpern Denny entered into amendments to each of the Stockholders Agreement and Amended and Restated Registration Rights Agreement executed in connection with the January 2001 financing to conform certain defined terms therein to include the additional securities issued pursuant to the Second and Third Purchase Agreements.

The holders of warrants issued in connection with Series F Preferred Stock issued prior to March 31, 2001 may be entitled to purchase additional shares of Common Stock as the result of the warrants to purchase 13,720,000 shares of Common Stock issued in connection with the $140 Million Facility and have agreed that such warrants may not be issuable if such Series F Preferred Stock is redeemed for cash not later than June 19, 2001.

In connection with the issuance of the Series F Preferred shares, the Company incurred approximately $2.6 million of issuance costs. Such amount was recorded as a reduction in the carrying amount of the Series F Preferred shares and is being accreted over 3 years to the earliest fixed redemption date.

g. Greenlight New World, LLC

On January 17, 2001, the Company entered into a Bond Purchase Agreement (the "Bond Purchase Agreement" ) with Greenlight. Pursuant to the Bond Purchase Agreement, Greenlight formed a limited liability company Greenlight New World, LLC ("GNW") and funded same with $10 million to be utilized for the purchase of Einstein Bonds. The company is the exclusive manager of GNW. Accordingly, the Company has consolidated GNW since its inception. The Bond Purchase Agreement provided Greenlight with a secure interest in GNW and a right for repayment of its investment with a guaranteed accretion of 15% per year within two years. In connection with the Bond Purchase Agreement, the Company issued Greenlight five year warrants to purchase an aggregate of 4,242,056 shares of the Company's common stock at $0.01 per share. The fair value of the warrants at the date of grant of $3,230,500 was recorded as a reduction in minority interest and is being accreted over a two year period to the earliest redemption date. In addition, warrants for an additional 1.5% of the fully diluted common stock of the Company shall be issued at such time as the Series F Stock is redeemed.

On June 19, 2001 the Company, GNW and Greenlight entered into a letter agreement (the "Letter Agreement"). Under the terms of the Letter Agreement, Greenlight consented to the pledge (the "Pledge") by the Company, as manager of GNW, of the Einstein Bonds to Jefferies to secure a loan to an unrestricted subsidiary of the Company in the principal amount of $35.0 million (the "Bridge Loan"). The Company is required to apply all of the proceeds related to the Einstein Bonds to the repayment of the Bridge Loan. To the extent that there are net proceeds from the Einstein Bonds, after payment of the Bridge Loan in full, the excess shall be payable to GNW. If the excess payment, if any, is less than the original investment by Greenlight, the difference, plus a 15% per annum increment, shall be payable in the Company's Series F Preferred Stock (valued at $1,000 per share) and warrant coverage comparable to that described under "Series F Private Placement" above.

In connection with the letter agreement, Greenlight gave up its secured interest
in  the  bonds.  Accordingly,   the  Contribution  Amount  that  was  previously
classified as minority interest is currently classified as long term liability.

h. Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing net income (loss) attributable to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted income (loss) per share is calculated by dividing net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding, adjusted for potentially dilutive securities. The following table summarizes the equivalent number of common shares assuming the related securities that were outstanding as of July 3, 2001 had been exercised, but not included in the calculation of diluted loss per share as such shares are antidilutive:

Warrants           57,465,456
Options             2,108,429
                   ----------
Total              59,573,885
                   ==========

i. Investment in Debt Securities

Investments in debt securities are reported at realizable value. At July 3, 2001, the Company determined that a permanent decline of $5,000,000 in fair value had occurred. Accordingly, the Company recorded such amount as an investment impairment.

j. Accrued Expenses

As of July 3, 2001, accrued expenses consist of the following:

                                     (in thousands)
Compensation and employee benefits      $10,106
Accrued taxes                             3,996
Acquisition related expenses              3,100
Reorganization and integration            2,657
Utilities                                 2,187
Other                                    18,231
                                        -------
                                        $40,277
                                        =======

k. Recent Accounting Pronouncements

In July 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141 Business Combinations ("FAS 141") and No. 142, Goodwill and Other Intangible Assets ("FAS 142"). FAS 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Under FAS 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually (or more frequently if impairment indicators arise) for impairment. Separable intangible assets that are not deemed to have indefinite lives will continue to be amortized over their useful lives (but with no maximum life). The amortization provisions of FAS 142 apply to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, the Company is required to adopt FAS 142 effective January 1, 2002. The Company is currently evaluating the effect that adoption of the provisions of FAS 142 which are effective January 1, 2002 will have on its results of operations and financial position.

l. Contingencies

The Company's Common Stock is currently traded on the NASDAQ National Market and is quoted on the NASDAQ National Market under symbol "NWCI." Continuation of listing on NASDAQ National Market is subject to continued compliance with requirements imposed by NASDAQ. If the Company's Common Stock is no longer listed on the NASDAQ National Market, the liquidity of the Common Stock would be adversely affected. The staff of NASDAQ has advised the Company that the issuance of the warrants and the potential issuance of the underlying Common Stock in connection with the Einstein Acquisition are, in the view of the staff, in violation of rules requiring prior stockholder approval for transactions or issuances that may result in a change in control of an issuer, where more than twenty percent (20%) of an issuer's common stock is issued or issuable in connection with the acquisition of the stock or assets of another company and where twenty percent (20%) or more of the common stock of an issuer is issuable at a price below the then market price. The staff of NASDAQ has advised the Company that its position is that the approval now being sought by the Company in a proxy statement related to the issuance of such warrants and common stock will not be sufficient to remedy the failure to obtain prior approval and that the staff will recommend that the Company's common stock be delisted from NASDAQ National Market. The Company will seek an administrative review of this determination before an appeal panel of NASDAQ. The Company does not know what the outcome of such an appeal will be, and there may be a determination that the stockholder approval being sought is not sufficient to remedy the rule violations indicated by the staff of NASDAQ, in which event a delisting of the Company's common stock would result. In the event a delisting appears to be likely, the Company will apply for relisting of its Common Stock on NASDAQ National Market and/or listing on another nationally recognized stock market. A delisting of its common stock from NASDAQ National Market would, in the absence of another listing, adversely affect the liquidity of the trading market for the Company's common stock which, in turn, may have an adverse effect on the price of the Company's common stock.

m. Noncash Charge in Connection with Realization of Assets.

In the second quarter of 2001, the Company recorded an asset impairment of approximately $2.8 million in accordance with SFAS 121. Such impairment was required to write down the net book value of certain assets held for resale to their fair value.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Form 10-Q under "Management's Discussion and Analysis of Financial Condition and Results of Operations" constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1996 with respect to the financial condition and business of the Company. The words "estimate", "plan", "intend", "believe", "expect", and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve and are subject to known and unknown risks, uncertainties, and other factors which could cause the actual results, performance, and achievements of the Company to be materially different from any future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: competition; success of operating and franchising initiatives; development schedules; advertising and promotional efforts; adverse publicity; acceptance of new product offerings; availability of new locations, and terms of sites for store development; changes in business strategy or development plans; availability and terms of capital; food, labor, and employee benefit costs; changes in government regulations; regional weather conditions; and other factors referenced in this Form 10-Q or in the Company's Form 10-KSB for its 2000 fiscal year.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Einstein/Noah Bagel Corp.:

     We have audited the accompanying consolidated balance sheets of Einstein/Noah Bagel Corp. (a Delaware corporation) and subsidiaries as of December 26, 1999 and January 2, 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal years ended December 27, 1998, December 26, 1999 and January 2, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Einstein/Noah Bagel Corp. and subsidiaries as of December 26, 1999 and January 2, 2001, and the results of their operations and their cash flows for the fiscal years ended December 27, 1998, December 26, 1999 and January 2, 2001, in conformity with accounting principles generally accepted in the United States.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company and a subsidiary have filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Furthermore, the Company may not generate sufficient liquidity to meet its financial obligations as they become due, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

ARTHUR ANDERSEN LLP

Denver, Colorado
March 30, 2001



                   EINSTEIN/NOAH BAGEL CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)


                                                                                  December 26,        January 2,       April 24,
                                                                                     1999              2001               2001
                                                                                     ----              ----               ----
                                                                                (pre-petition)                        (unaudited)
                                                                                --------------         ------         -----------
                                                               ASSETS
Current Assets:
   Cash and cash equivalents.........................................                $2,708            $3,959             $3,721
   Restricted deposits...............................................                    --                80                 --
   Accounts receivable, net..........................................                 1,289             1,305              1,342
   Inventories.......................................................                 9,456             7,819              7,959
   Prepaid expenses and other current assets.........................                 1,327               971              3,038

        Total current assets.........................................                14,780            14,134             16,060
Property and Equipment, net..........................................               123,736           120,342            119,131
Goodwill, net........................................................               211,848           200,217            196,642
Trademarks, net......................................................                 2,052             2,033              2,001
Recipes, net.........................................................                 2,358             2,045              1,949
Other Assets, net....................................................                 6,486             3,936              3,650

        Total assets.................................................              $361,260          $342,707           $339,433



                                                LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities Not Subject to Compromise:
   Current Liabilities:
      Accounts payable...............................................               $15,344           $16,435            $13,602
      Accrued expenses...............................................                20,699            24,199             28,273
      Debtor-in-possession financing.................................                    --            22,905             25,369
      Revolving credit facility......................................                18,600                --                 --
      Senior term loan...............................................                18,000                --                 --
      Convertible subordinated debentures............................               125,000                --                 --

           Total current liabilities.................................               197,643            63,539             67,244
   Other Noncurrent Liabilities......................................                15,798            11,697             11,626

           Total liabilities not subject to compromise...............               213,441            75,236             78,870
Liabilities Subject to Compromise....................................                    --           150,347            150,439
Minority Interest....................................................                32,844            30,379             30,145
Stockholders' Equity:
   Preferred Stock--$.01 par value; 20,000,000 shares authorized; no
      shares issued and outstanding..................................                    --                --                 --
   Common Stock--$.01 par value; 200,000,000 shares authorized;
      34,083,681 shares issued in 1999 and 2000......................                   341               341                341
   Additional paid-in capital........................................               377,616           377,616            377,616
   Treasury Stock, at cost (813,146 shares in 1999 and 2000).........               (5,261)           (5,261)            (5,261)
   Accumulated deficit...............................................             (257,721)         (285,951)          (292,717)

           Total stockholders' equity................................               114,975            86,745             79,979

           Total liabilities and stockholders' equity................              $361,260          $342,707           $339,433



The accompanying notes to the consolidated financial statements are an integral part of these statements.



EINSTEIN/NOAH BAGEL CORP. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in thousands, except per share data)

                                                                   Fiscal Year Ended                       For the Quarter Ended
                                                                   -----------------                       ---------------------
                                                      January 2,       December 26,       December 27,      April 24,      April 16,
                                                          2001               1999               1998           2001           2000
                                                          ----               ----               ----           ----           ----
                                                            (Unaudited)

Revenue:
   Store revenue..............................          $375,703           $375,549           $371,919       $111,778       $118,323
Costs and Expenses:
   Store:
      Cost of products sold...................           122,981            124,071            127,573         36,671         38,893
      Salaries and benefits...................           114,265            117,499            116,226         33,462         36,738
      Other controllable costs................            31,437             30,664             29,392          9,357         10,337
      Rent, occupancy and related costs.......            32,983             36,222             35,603          9,997         11,222
      Marketing expenses......................            14,615              9,138             13,291          5,223          4,972
      Depreciation and amortization...........            12,221             10,816             19,085          3,989          3,654

        Total store costs and expenses                   328,502            328,410            341,170         98,699        105,816
   Non-Store:
      Salaries, benefits, general and
        administrative........................            31,729             34,911             37,571          9,777         10,933
      Impairment of long-lived assets.........                --                 --            212,371             --             --
      Pre-petition reorganization expenses....             2,641                 --                 --             --          2,641
   Depreciation and amortization (excluding
      goodwill amortization)..................             6,120              4,085              4,914          1,479          1,479
      Goodwill amortization...................            11,631             11,633             10,778          3,575          3,564

        Total non-store costs and expenses....            52,121             50,629            265,634         14,831         18,617

        Total costs and expenses..............           380,623            379,039            606,804        113,530        124,433

Loss from Operations..........................           (4,920)            (3,490)          (234,885)        (1,752)        (6,110)
Other Income (Expense):
      Interest income.........................                --                 --                282             --             --
      Interest expense (contractual interest
        $9,239 for year ended January 2, 2001)           (7,368)           (11,877)           (11,811)        (1,524)        (3,935)
      Other, net..............................                37                  3            (3,409)             80             18

        Total other income (expense)..........           (7,331)           (11,874)           (14,938)        (1,444)        (3,917)

Loss before Reorganization Items, Income Taxes
   and Minority Interest......................          (12,251)           (15,364)          (249,823)        (3,196)       (10,027)
Reorganization Items:
      Provision for loss on disposal of assets           (4,723)                 --                 --             --             --
      Provision for rejected executory contracts         (3,223)                 --                 --             --             --
      Professional fees.......................          (10,394)                 --                 --        (3,752)             --

        Total reorganization items............          (18,340)                 --                 --        (3,752)             --

Loss before Income Taxes and Minority Interest          (30,591)           (15,364)          (249,823)        (6,948)       (10,027)
Provision for Income Taxes....................               104                106                221             52             30
Minority Interest in Loss of Subsidiary.......           (2,465)            (1,087)           (46,117)          (234)          (726)

Net Loss......................................         $(28,230)          $(14,383)         $(203,927)       $(6,766)       $(9,331)



Basic Loss per Share..........................           $(0.85)            $(0.43)            $(6.18)         $(.20)        $(0.28)



Diluted Loss per Share........................           $(0.85)            $(0.43)            $(6.18)         $(.20)        $(0.28)



Weighted Average Number of Common Shares
   Outstanding:
      Basic...................................            33,271             33,271             33,024         33,271         33,271



      Diluted.................................            33,271             33,271             33,024         33,271         33,271



The accompanying notes to the consolidated financial statements are an integral part of these statements.


EINSTEIN/NOAH BAGEL CORP. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                 (in thousands)

                                                                                                 Fiscal Year Ended
                                                                                                 -----------------
                                                                                     December 27,       December 26,      January 2,
                                                                                             1998               1999            2001
                                                                                             ----               ----            ----

Common Stock
   Balance at beginning of year.............................................                 $333               $341            $341
   Issuance of common stock.................................................                    8                 --              --

   Balance at end of year...................................................                 $341               $341            $341



Additional Paid-in Capital
   Balance at beginning of year.............................................             $374,685           $377,616        $377,616
   Issuance of common stock.................................................                2,929                 --              --
   Exercise of stock options and warrants...................................                    2                 --              --

   Balance at end of year...................................................             $377,616           $377,616        $377,616



Treasury Stock
   Balance at beginning of year.............................................             $(5,261)           $(5,261)        $(5,261)

   Balance at end of year...................................................             $(5,261)           $(5,261)        $(5,261)



Accumulated Deficit
   Balance at beginning of year.............................................            $(39,411)         $(243,338)      $(257,721)
   Net loss.................................................................            (203,927)           (14,383)        (28,230)

   Balance at end of year...................................................           $(243,338)         $(257,721)      $(285,951)



The accompanying notes to the consolidated financial statements are an integral part of these statements.



                   EINSTEIN/NOAH BAGEL CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (in thousands)



                                                                 Fiscal Year Ended                        For the Quarter Ended
                                                                 -----------------                        ---------------------
                                                     December 27,        December 26,      January 2,       April 24,      April 16,
                                                             1998                1999            2001            2001           2000
                                                             ----                ----            ----            ----           ----
                                                                                                               (unaudited)

Cash Flows from Operating Activities:
   Net loss..................................          $(203,927)           $(14,383)       $(28,230)        $(6,766)       $(9,331)
   Adjustments to reconcile net loss to net
      cash provided by (used in) operating
      activities:
      Depreciation and amortization..........              34,777              26,534          29,972           9,043          8,697
      Minority interest......................            (46,117)             (1,087)         (2,465)           (234)          (726)
      Provision for write-down of assets.....             217,104                 648           1,280              --          1,280
      Loss on disposal of assets.............                  --                  --           1,689              29            464
      Changes in assets and liabilities:
        Accounts receivable..................               (123)                 427            (16)            (37)          (115)
        Accounts payable and accrued expenses             (8,456)             (5,575)          10,332           2,816          3,166
        Other assets and liabilities.........             (5,724)                 254             493         (2,277)          (388)

           Net cash provided by (used in)
              operating activities...........            (12,466)               6,818          13,055           2,574          3,047

Cash Flows from Investing Activities:
   Purchase of property and equipment........            (17,430)            (13,515)        (13,125)         (5,276)        (6,512)
   Purchase of other assets..................               (111)             (1,336)         (1,054)              --            (1)

      Net cash used in investing activities..            (17,541)            (14,851)        (14,179)         (5,276)        (6,513)

Cash Flows from Financing Activities:
   Borrowings under credit facility..........              68,357             172,875          86,140         112,193         70,527
   Repayments under credit facility..........            (68,732)           (165,900)       (106,670)       (109,729)       (68,225)
   Borrowings under debtor-in-possession
      facility...............................                  --                  --         221,522              --             --
   Repayments under debtor-in-possession
      facility...............................                  --                  --       (198,617)              --             --

      Net cash provided by (used in)
        financing activities.................               (375)               6,975           2,375           2,464          2,302

Net Increase (Decrease) in Cash and Cash
   Equivalents...............................            (30,382)             (1,058)           1,251           (238)        (1,164)
Cash and Cash Equivalents, beginning of year.              34,148               3,766           2,708           3,959          2,708

Cash and Cash Equivalents, end of year.......              $3,766              $2,708          $3,959          $3,721         $1,544



Operating Cash Proceeds and Payments
   Resulting from Reorganization:
   Professional fees paid....................                  $--                 $--         $8,390



   Net payments made related to closed stores                  $--                 $--         $3,193



   Net proceeds from sale of store leases....                  $--                 $--           $910



Supplemental Cash Flow Information:
   Interest paid.............................              $11,818             $11,855          $3,856



   Income taxes paid.........................                 $220                $138            $114



Supplemental Schedule of Non-Cash Activities:
   Issuance of debt in connection with
      purchase of equipment and other assets.              $1,682                  $--             $--



   Issuance of common stock in connection
      with acquisition.......................              $2,922                  $--             $--



The accompanying notes to the consolidated financial statements are an integral part of these statements.


EINSTEIN/NOAH BAGEL CORP. AND SUBSIDIARIES NOTES
TO CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Business

     Einstein/Noah Bagel Corp. and its subsidiaries (the "Company") operate specialty retail bagel stores in the United States under the Einstein Bros. Bagels and Noah's New York Bagels brand names. As of January 2, 2001, there were 458 Company stores in operation. A majority of the outstanding shares of common stock of the Company are owned by the trustee under the Boston Chicken, Inc. plan of reorganization (the "Boston Chicken Plan Trustee").

2. Petitions for Reorganization Under Chapter 11

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. On April 27, 2000, the Company and its majority-owned subsidiary, Einstein/Noah Bagel Partners, L.P. ("Bagel Partners"), filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the District of Arizona in Phoenix (the "Bankruptcy Court"). Effective upon such filings, the Company and Bagel Partners are operating their businesses as debtors-in-possession, subject to the jurisdiction of the Bankruptcy Court. The Chapter 11 cases are being jointly administered for procedural purposes by the Bankruptcy Court under Case No. 00-04447-ECF-CGC. Einstein/Noah Bagel Partners, Inc., a wholly-owned subsidiary of the Company and the general partner of Bagel Partners ("Bagel Partners, Inc."), is not included in the Chapter 11 filings.

     As of the petition date, actions to collect pre-petition indebtedness are stayed and other contractual obligations may not be enforced against the Company or Bagel Partners. In addition, the Company and Bagel Partners may reject executory contracts and unexpired leases, and parties affected by these rejections may file claims with the Bankruptcy Court in accordance with procedures set by the Bankruptcy Court and the Bankruptcy Code. On April 28, 2000, the Bankruptcy Court approved the Company's payment of pre-petition employee compensation, benefits and reimbursements and withholding taxes, and the continued payment of these items. The Bankruptcy Court also approved the timely payment, without interruption, of all pre-petition trade payables incurred in the ordinary course of business, including vendor bills submitted prior to the filing, provided that the vendors continued to offer the Company and Bagel Partners credit terms that were the same or better than those offered pre-petition. To date, substantially all pre-petition vendors are providing credit on terms meeting the requirements set by the Bankruptcy Court.

     On May 2, 2000, the Bankruptcy Court set June 30, 2000 as the claims bar date in the Chapter 11 cases.

     As debtors-in-possession, the Company and Bagel Partners are authorized to operate their businesses, but may not engage in transactions outside the ordinary course of business without approval, after notice and hearing, of the Bankruptcy Court. An official committee of unsecured creditors, consisting of HSBC Bank USA (indenture trustee for the holders of the Company's $125.0 million 7 1/4% Convertible Subordinated Debentures due 2004 (the "Debentures")), and four holders of the Debentures, Loomis, Sayles & Company, L.P., Kayne Anderson, Lonestar Partners, L.P. and Lampe, Conway & Co., L.L.C., was originally formed by the U.S. Trustee on May 9, 2000 (the "Creditors Committee").

     On July 28, 2000, the Bankruptcy Court approved the Company's employment contract with Robert M. Hartnett, the Company's chairman, chief executive officer and president; the Company's severance agreements with certain of its officers, providing certain severance benefits in the event of termination of employment following a change in control of the Company; and the Company's amended and restated employee retention program.

     Upon filing petitions under Chapter 11, the Company and Bagel Partners filed a joint plan of reorganization. Such plan was modified on August 11, 2000, October 31, 2000, January 3, 2001 and January 30, 2001. Under the terms of the plan as originally filed, Bagel Partners would have been merged into the Company, general unsecured creditors of the Company (primarily the holders of the Debentures) would have received approximately 89 percent of the common stock of the reorganized Company, the minority equity holders in Bagel Partners (primarily Bagel Store Development Funding, L.L.C. ("Bagel Funding")) would have received approximately 11 percent of the common stock of the reorganized Company, and holders of the Company's common stock would have received warrants to acquire 2% of the common stock of the Company on a fully diluted basis. The Company had received from BNP Paribas a commitment for a $60.0 million secured credit facility to be made available upon consummation of the plan; however, such commitment was not extended beyond its October 31, 2000 expiration date.

     The Bankruptcy Court approved the disclosure statement pertaining to the plan on July 28, 2000, and the disclosure statement was mailed on August 14, 2000.

     On September 14, 2000, the Company announced that it had reached agreement with the Creditors Committee on all outstanding issues regarding the plan of reorganization and that the Creditors Committee supported the plan, although the Creditors Committee reserved the right to challenge the distribution under the plan to Bagel Funding.

     On October 25, 2000, the Bankruptcy Court denied the motion of the Company and Bagel Partners to extend the time periods during which the Company and Bagel Partners had the exclusive right to file a plan of reorganization and to solicit acceptances of a plan. As a result, it is possible that one or more holders of claims or interests in the Company or Bagel Partners will file a plan with the Bankruptcy Court and seek to have it confirmed.

     The Bankruptcy Court conducted hearings on the confirmation of the plan on various dates through February 2, 2001. The plan was accepted by the holders of at least two-thirds in dollar amount and more than one-half in number of the claims of the class consisting of the Company's pre-petition secured bank debt. However, the plan was not accepted by the class consisting of the Company's general unsecured creditors and the Bankruptcy Court denied the motion of the Company and Bagel Partners to count certain ballots of unsecured creditors of the Company that had been received by the solicitation agent after the voting deadline. The Company and Bagel Partners also filed a motion, which remains pending, to designate, pursuant to Section 1126(e) of the Bankruptcy Code, certain votes of the Company's unsecured creditors cast by New World Coffee-Manhattan Bagel, Inc. ("New World"), a competitor of the Company which had purchased the Debentures, and certain other persons associated with New World. In the event such motion were granted, the plan would be deemed accepted by the class consisting of the Company's general unsecured creditors. In the event the motion were denied, such class would not be deemed to have accepted the plan, and it would be possible to confirm the plan only if the requirements of Section 1129(b) of the Bankruptcy Code, as well as other applicable requirements, were satisfied.

     Objections to the plan were filed by Bagel Funding, the Boston Chicken Plan Trustee and New World. On January 3, 2001, the Company and Bagel Partners filed modifications to the plan that provided for (a) an additional distribution of $2.5 million in cash to minority holders in Bagel Partners, and (b) a distribution to holders of the Company's common stock of (i) warrants to purchase 10% of the common stock of the reorganized Company, on a fully-diluted basis, for an exercise price of approximately $18.7 million and (ii) an amount in cash equal to $1.0 million less the amount payable to the Boston Chicken Plan Trustee for reimbursement of fees and expenses incurred by the Boston Chicken Trustee in connection with the Chapter 11 cases of the Company and Bagel Partners. At that time, Bagel Funding, the Boston Chicken Plan Trustee and the Creditors Committee indicated that they intended to support the plan as so modified.

     In January 2001, New World, and certain persons associated with New World, on the one hand, and an affiliate of Three Cities Research, a private equity investment firm (with its affiliates, "Three Cities"), on the other hand, purchased positions in the Debentures sufficient to give each a "blocking position" with respect to approval of the Company's joint plan of reorganization in the event the Company and Bagel Partners were required to resolicit votes with respect to the plan. In addition, certain members of the Creditors
Committee  sold  their  Debentures  and  all of  the  members  of the  Creditors
Committee resigned; to date no other members have been appointed. After the transactions in the Debentures described above, the Company and Bagel Partners negotiated to resolve outstanding objections to the plan. These efforts were unsuccessful, and support by the principal holders of claims and interests in the Chapter 11 cases, including those who had previously supported the plan, waned. On February 2, 2001, the Boston Chicken Plan Trustee filed a conditional reinstatement of objections to the plan. Accordingly, the Company's plan faced a number of obstacles, including, without limitation: the lack of sufficient votes of the Company's general unsecured creditors unless the designation motion of the Company and Bagel Partners was granted; the presence of objections to the plan by New World and the Boston Chicken Plan Trustee (and the risk of reinstatement of objections by Bagel Funding); the need to obtain exit financing to facilitate emergence from Chapter 11 pursuant to the plan; and the risk that the Bankruptcy Court would require resolicitation of votes to confirm the plan as a consequence of plan modifications and changes in the terms of any exit financing.

     On February 12, 2001, the Company announced that it had entered into an agreement with ENB Acquisition LLC ("ENB"), an affiliate of Three Cities, providing for the sale to ENB of substantially all of the assets of the Company and Bagel Partners under Section 363 of the Bankruptcy Code, for a purchase price consisting of $145.0 million in cash and the assumption of $22.7 million in current liabilities and certain other liabilities and obligations. Under the purchase agreement, if the agreement is terminated and the Company accepts an acquisition proposal from a third party other than ENB, then in certain circumstances the Company will be obligated to make a termination payment of $5.0 million to ENB. On March 5, 2001, the Bankruptcy Court entered an order approving such termination payment and bidding procedures (the "Bidding Procedures Order"), and the court set May 23, 2001 as the date for the hearing (the "Sale Hearing") on the motion to approve the sale to ENB (and, if at least one other qualified bid is received, to conduct an auction). New World has filed an appeal to the Bidding Procedures Order and has elected to have the appeal heard by the U.S. District Court for the District of Arizona. The Boston Chicken Plan Trustee has also filed a notice of appeal of the Bidding Procedures Order, as well as a motion for leave to prosecute an interlocutory appeal.

     The Company is currently holding the prosecution of its joint plan of reorganization in abeyance and pursuing a sale of substantially all of the assets of the Company and Bagel Partners pursuant to Section 363 of the Bankruptcy Code in accordance with the Bidding Procedures Order. To date, no other holder of claims or interests in the Company or Bagel Partners has filed a plan of reorganization with the Bankruptcy Court, although representatives of New World have indicated to the Bankruptcy Court that New World intends to file a plan of reorganization, and representatives of the Boston Chicken Plan Trustee have indicated to the Bankruptcy Court that the Boston Chicken Plan Trustee intends to file a plan of reorganization. In addition, the Boston Chicken Plan Trustee on March 30, 2001 filed with the Securities and Exchange Commission an initial third party tender offer statement on Schedule TO which included as an exhibit a form of disclosure statement purporting to describe a plan which, among other things, would provide for the reinstatement of the Debentures.

     As permitted under the Bankruptcy Code and approved by the Bankruptcy Court, the Company and Bagel Partners have elected to reject certain real estate leases. The Company and Bagel Partners maintain the right to assume or reject additional leases or executory contracts. For the fiscal year ended January 2, 2001, the Company and Bagel Partners have recorded a charge to income of $3.2 million for rejected leases and executory contracts.

     The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business. However, the uncertainty regarding the eventual outcome of the reorganization of the Company and Bagel Partners, and the effect of other unknown adverse factors, could threaten the debtors' existence as going concerns. Continuing on a going concern basis is dependent upon, among other things, the confirmation of a plan of reorganization, the success of future business operations, and the generation of sufficient cash from operations and financing sources to meet the debtors' obligations. The accompanying consolidated financial statements do not reflect
(a) adjustments that may be necessary to present the realizable value of assets on a liquidation basis, (b) adjustments to pre-petition liability amounts that may be allowed for claims or contingencies, or their status or priority, (c) the effect of any changes to the debtors' capital structure or in their business operations as the result of a confirmed plan of reorganization, or (d) adjustments to the carrying value of assets or liability amounts that may be necessary as the result of actions by the Bankruptcy Court.

     All costs and expenses associated with the Company's balance sheet restructuring efforts incurred prior to the petition filing date have been reflected as pre-petition reorganization expenses. Such expenses consisted principally of professional fees paid to representatives of the Company and Bagel Partners, and professional fees paid by the Company that were incurred by the Company's lenders, the holders of the Debentures and the members of Bagel Funding. Of such expenses, $1.3 million had been incurred in fiscal 1999 and had previously been capitalized in anticipation of the issuance of securities by the Company in a restructuring transaction.

     All costs and expenses incurred in connection with the Company's reorganization since the petition filing date through January 2, 2001 have been reflected as reorganization items in the accompanying consolidated statements of operations. Through such date, the reorganization items consisted primarily of a provision of $4.7 million for loss on disposal of assets, a provision of $3.2 million for rejected leases and executory contracts, and charges of $10.4 million for other expenses, consisting primarily of professional fees paid to representatives of the Company and Bagel Partners, and professional fees incurred by the Company's lenders and the Creditors Committee which are paid by the Company.

3. Summary of Significant Accounting Policies

Reorganization Reporting. The financial reporting of the Company following the filing of the Chapter 11 petitions is governed by the American Institute of Certified Public Accountants Statement of Position No. 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"). SOP 90-7 provides guidance for companies that have filed petitions with the Bankruptcy Court and expect to reorganize under Chapter 11 of the Bankruptcy Code. The Company implemented the guidance of SOP 90-7 upon the initial filing on April 27, 2000. Pursuant to SOP 90-7, pre-petition liabilities that are subject to compromise are reported on the basis of the expected amounts of allowed claims, as opposed to the amounts for which those allowed claims may be settled. Reorganization items, which represent direct costs incurred in connection with the reorganization after the petitions were filed, are reported separately in the consolidated statement of operations.

Principles of Consolidation. The accompanying consolidated financial statements include the accounts of Einstein/Noah Bagel Corp. and its subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

Reclassification. Certain amounts set forth in the accompanying consolidated financial statements for the 1998 and 1999 fiscal years have been reclassified to conform to the presentation for the 2000 fiscal year.

Fiscal Year. The Company's fiscal year is a 52/53-week period that normally consists of 13 four-week periods, with the first quarter consisting of four periods and each of the remaining three quarters consisting of three periods. In 1998 and 1999, the fiscal year ended on the last Sunday in December. Beginning with the 2000 fiscal year, the fiscal year ends on the Tuesday closest to January 1.

Cash and Cash Equivalents. Cash and cash equivalents consist of cash on hand and on deposit and highly liquid instruments purchased with maturities of three months or less.

Inventories. Inventories are stated at the lower of cost (first-in, first-out) or market and consist of food, paper products and supplies.

Long-Lived Assets. The Company evaluates whether events and circumstances have occurred that indicate revision to the remaining useful lives or the remaining balances of long-lived assets may be appropriate. Such events and circumstances include, but are not limited to, a change in business strategy or a change in current and long-term projected operating performance. When factors indicate that the carrying amount of an asset may not be recoverable, the Company estimates the future cash flows expected to result from the use of such asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, the Company will recognize an impairment loss equal to the excess of the carrying amount over the fair value of the asset. See Note 14.

As described in Note 2, the Company and Bagel Partners previously proposed a plan of reorganization which has not been confirmed; other parties also have the right to file a plan and to seek to have it confirmed. The Company and Bagel Partners are also seeking approval for the sale of substantially all of their assets to ENB. While there is uncertainty regarding the outcome of the confirmation proceedings on the Company's plan and the sale proposal, it is likely that the long-lived assets of the Company will be valued at amounts that are materially different from the amounts reflected in the accompanying consolidated balance sheet as of January 2, 2001.

Property and Equipment. Property and equipment is stated at cost, less accumulated depreciation and amortization. The provision for depreciation and amortization has been calculated using the straight-line method with leasehold improvements being amortized over the lesser of their useful lives or their lease terms, including option periods, furniture, fixtures and equipment being depreciated over five to eight years and computer equipment being depreciated over three years. The cost and accumulated depreciation for property and equipment sold, retired or otherwise disposed of are relieved from the accounts, and resulting gains or losses are reflected in income.

Property and equipment additions include acquisitions of buildings and equipment, costs incurred in the development and construction of new stores, and major improvements to existing stores. Expenditures for maintenance and repairs are charged to expense as incurred. Pre-opening costs consist primarily of salaries and other direct expenses incurred in connection with the set-up and stocking of stores, employee training and general store management activities incurred prior to the opening of new stores. Prior to 1999, pre-opening costs were capitalized until the stores became operational and amortized over a one-year period. Beginning in 1999, all pre-opening costs are expensed as incurred in accordance with AICPA Statement of Position 98-5, "Reporting on the Costs of Start-up Activities".

Goodwill and Other Intangible Assets. Goodwill, trademarks and recipes were amortized over 35, 30 and 10 years, respectively, through 1998. In 1998, as part of the Company's ongoing evaluation of long-lived assets, management evaluated the useful lives of goodwill and trademarks. The evaluation was made after the Company had operated and controlled the Einstein Bros. Bagels and Noah's New York Bagels stores acquired from its area developers for one year. Based primarily upon the assessment of realized operating results, which were below those anticipated upon consummation of that acquisition, and revenue growth and cash flow projections at that time, the Company concluded that 20 years would be a more accurate estimate of useful lives for goodwill and trademarks than the periods previously used. The new useful life of 20 years is effective on a prospective basis beginning in 1999.

Deferred Financing Costs. Deferred financing costs are amortized over the period of the related financing, which ranges from three to seven years.

Revenue Recognition. Revenue from Company stores is recognized in the period during which related food and beverage products are sold.

Per Share Data. Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed by dividing net loss by the weighted average number of common shares and dilutive Company securities outstanding during the period.

     The calculation of diluted loss per share excludes outstanding stock options and warrants, and shares of common stock underlying the Company's 7 1/4% convertible subordinated debentures due June 1, 2004 because of their antidilutive effect.

Employee Stock Options. The Company accounts for its employee stock options in accordance with the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25. Required pro forma disclosures of compensation expense determined under the fair value method of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), are presented in Note 12.

Employee Benefit Plan. The Company has a 401(k) plan to which the Company made no contribution in 1998. In 1999, the Company contributed an amount equal to 10% of the contributions of each eligible employee until such employee contributions reached 6% of such employee's compensation. In 2000, the Company contributed an amount equal to 75% of the contributions of each eligible employee until such employee contributions reached 6% of such employee's compensation.

Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Standard for Derivative Instruments and Hedging Activities. The Financial Accounting Standards Board has issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The pronouncement establishes accounting and reporting standards for derivatives and requires that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 133, as amended by SFAS No. 137 and SFAS No. 138, is effective for fiscal years beginning after June 15, 2000. The Company adopted SFAS No. 133 on January 3, 2001. Adoption of SFAS No. 133 had no impact on the financial position of the Company.

4. Supplemental Consolidated Financial Statement Data

Accounts receivable are net of an allowance for doubtful accounts of $0.2 million as of December 26, 1999 and January 2, 2001.

         Property and equipment consists of (in thousands of dollars):


                                                                                  December 26,     January 2,
                                                                                          1999           2001
                                                                                          ----           ----

Leasehold improvements...................................................              $76,266        $77,621
Furniture, fixtures and equipment........................................               87,074         94,773

                                                                                       163,340        172,394
Less: Accumulated depreciation and amortization..........................             (39,604)       (52,052)

   Total property and equipment, net.....................................             $123,736       $120,342

     Included in furniture, fixtures and equipment are assets leased to others of $13.5 million (before accumulated depreciation of approximately $1.7 million as of December 26, 1999 and approximately $2.2 million as of January 2, 2001).

     Accumulated amortization of intangibles consists of the following (in thousands of dollars):


                                                                                December 26,       January 2,
                                                                                        1999             2001
                                                                                        ----             ----

Goodwill................................................................             $22,613          $34,244
Trademarks..............................................................                 204              311
Recipes.................................................................                 689            1,002

   Total accumulated amortization.......................................             $23,506          $35,557


             Accrued expenses consist of (in thousands of dollars):


                                                                                December 26,       January 2,
                                                                                        1999             2001
                                                                                        ----             ----

Accrued payroll and related benefits....................................              $9,977           $9,585
Accrued real property tax...............................................               3,931            3,706
Accrued store closure costs.............................................                 698            2,442
Accrued other...........................................................               6,093            8,466

   Total accrued expenses...............................................             $20,699          $24,199


5. Condensed Combined Financial Statements of the Company and Bagel Partners

     Set forth below are condensed combined financial statements of the Company and Bagel Partners for the year ended January 2, 2001. Such financial statements present the financial position and results of operations of the Company and Bagel Partners separately from the financial position and results of operations of Einstein/Noah Bagel Partners, Inc., which is not in reorganization. The financial position and results of operations of the Company and Bagel Partners are shown on a combined basis under the caption entitled "Entities in Reorganization--ENBC & ENBP, L.P." The financial position and results of operations of Einstein/Noah Bagel Partners, Inc. are shown separately under the caption entitled "Entity Not in Reorganization--ENBP, Inc." Eliminations in consolidation are shown under the caption entitled "Eliminations."


EINSTEIN/NOAH BAGEL CORP. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. Condensed Combined Financial Statements of the Company and Bagel Partners


                                                  CONDENSED COMBINED BALANCE SHEETS
                                                        AS OF JANUARY 2, 2001
                                                           (in thousands)


                                                             Entities In
                                                          Reorganization         Entity Not In
                                                                  ENBC &        Reorganization                                  ENBC
                                                                ENBP, LP            ENBP, Inc.       Eliminations       Consolidated
                                                          --------------        ---------------      ------------       ------------
                                                               ASSETS
Current Assets:
   Cash and cash equivalents.....................                 $3,959                    $--               $--            $3,959
   Restricted deposits...........................                     70                    10                 --                 80
   Accounts receivable, net......................                  1,474                    --              (169)              1,305
   Due (to)/from affiliates......................               (21,800)                21,800                 --                 --
   Inventories...................................                  7,819                    --                 --              7,819
   Prepaid expenses and other current assets.....                    971                    --                 --                971

        Total current assets.....................                (7,507)                21,810              (169)             14,134
Investments in Subsidiaries/Parent...............                363,033                 1,828          (364,861)                 --
Note Receivable from Subsidiary..................                 16,630                    --           (16,630)                 --
Property and Equipment, net......................                 99,268                 8,882             12,192            120,342
Goodwill, net....................................                151,437                    --             48,780            200,217
Other Noncurrent Assets, net.....................                 11,384                    --            (3,370)              8,014

        Total assets.............................               $634,245               $32,520         $(324,058)           $342,707



                                                LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities Not Subject to Compromise:
   Current Liabilities:
      Accounts payable...........................                $16,435                    $--               $--            $16,435
      Accrued expenses...........................                 24,358                    10              (169)             24,199
      Debtor-in-possession financing.............                 22,905                    --                 --             22,905

        Total current liabilities................                 63,698                    10              (169)             63,539
   Note Payable to Parent........................                 16,630                    --           (16,630)                 --
   Other Noncurrent Liabilities..................                 19,227                    --            (7,530)             11,697

        Total liabilities not subject to compromise               99,555                    10           (24,329)             75,236
Liabilities Subject to Compromise................                150,347                    --                 --            150,347
Minority Interest................................                     --                    --             30,379             30,379
Total Stockholders' Equity.......................                384,343                32,510          (330,108)             86,745

        Total liabilities and stockholders' equity              $634,245               $32,520         $(324,058)           $342,707


EINSTEIN/NOAH BAGEL CORP. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. Condensed Combined Financial Statements of the Company and Bagel Partners



                   CONDENSED COMBINED STATEMENTS OF OPERATIONS
                    FOR THE FISCAL YEAR ENDED JANUARY 2, 2001
                                 (in thousands)




                                                             Entities In
                                                          Reorganization         Entity Not In
                                                                  ENBC &        Reorganization                                  ENBC
                                                                ENBP, LP            ENBP, Inc.       Eliminations       Consolidated
                                                          --------------        ---------------      ------------       ------------
Revenue:
   Store revenue.................................               $375,703                   $--                $--           $375,703
   Royalties and franchise-related fees..........                 18,863                 4,127           (22,990)                 --

      Total revenue..............................                394,566                 4,127           (22,990)            375,703
Costs and Expenses:
   Store:
      Cost of products sold......................                122,981                    --                 --            122,981
      Salaries and benefits......................                114,265                    --                 --            114,265
      Other controllable costs...................                 31,437                    --                 --             31,437
      Rent, occupancy and related costs..........                 53,746                    --           (20,763)             32,983
      Marketing expenses.........................                 14,615                    --                 --             14,615
      Depreciation and amortization..............                 10,581                    --              1,640             12,221

        Total store costs and expenses...........                347,625                    --           (19,123)            328,502
   Non-Store:
      Salaries, benefits, general and
        administrative...........................                 32,219                    --              (490)             31,729
      Pre-petition reorganization expenses.......                  2,641                    --                 --              2,641
      Depreciation and amortization (excluding
        goodwill amortization)...................                  6,276                    --              (156)              6,120
      Goodwill amortization......................                  8,475                    --              3,156             11,631

        Total non-store costs and expenses.......                 49,611                    --              2,510             52,121

        Total costs and expenses.................                397,236                    --           (16,613)            380,623

Income (Loss) from Operations....................                (2,670)                 4,127            (6,377)            (4,920)
Total Other Income (Expense).....................                (8,933)                    --              1,602            (7,331)

Income (Loss) before Reorganization Items, Income
   Taxes and Minority Interest...................               (11,603)                 4,127            (4,775)           (12,251)
Reorganization Items:
   Provision for gain (loss) on disposal of assets               (5,703)                    --                980            (4,723)
   Provision for rejected executory contracts....                (3,223)                    --                 --            (3,223)
   Professional fees.............................               (10,179)                 (215)                 --           (10,394)

      Total reorganization items.................               (19,105)                 (215)                980           (18,340)

Income (Loss) before Income Taxes and Minority
   Interest......................................               (30,708)                 3,912            (3,795)           (30,591)
Provision for Income Taxes.......................                    103                     1                 --                104
Minority Interest in Loss of Subsidiary..........                     --                    --            (2,465)            (2,465)

Net Income (Loss)................................              $(30,811)                $3,911           $(1,330)          $(28,230)



EINSTEIN/NOAH BAGEL CORP. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. Condensed Combined Financial Statements of the Company and Bagel Partners


              CONDENSED COMBINED STATEMENTS OF STOCKHOLERS' EQUITY
                    FOR THE FISCAL YEAR ENDED JANUARY 2, 2001
                                 (in thousands)



                                                    Entities In
                                                 Reorganization           Entity Not In
                                                         ENBC &          Reorganization                                  ENBC
                                                       ENBP, LP              ENBP, Inc.       Eliminations       Consolidated
                                                 --------------          ---------------      ------------       ------------
Preferred Stock
   Balance at beginning of year..................       $99,582                    $--         $(99,582)                 $--

   Balance at end of year........................       $99,582                    $--         $(99,582)                 $--



Common Stock
   Balance at beginning of year..................      $359,941                    $--        $(359,600)               $341

   Balance at end of year........................      $359,941                    $--        $(359,600)               $341



Additional Paid-in Capital
   Balance at beginning of year..................      $377,616                    $--                $--          $377,616

   Balance at end of year........................      $377,616                    $--                $--          $377,616



Treasury Stock
   Balance at beginning of year..................            $--                   $--          $(5,261)           $(5,261)

   Balance at end of year........................            $--                   $--          $(5,261)           $(5,261)



Accumulated Deficit
   Balance at beginning of year..................    $(323,245)             $(70,141)           $135,665         $(257,721)
   Net income (loss).............................      (30,811)                 3,911            (1,330)           (28,230)

   Balance at end of year........................    $(354,056)             $(66,230)           $134,335         $(285,951)

EINSTEIN/NOAH BAGEL CORP. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. Condensed Combined Financial Statements of the Company and Bagel Partners



                   CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                    FOR THE FISCAL YEAR ENDED JANUARY 2, 2001
                                 (in thousands)

                                                             Entities In
                                                          Reorganization         Entity Not In
                                                                  ENBC &        Reorganization                                  ENBC
                                                                ENBP, LP            ENBP, Inc.       Eliminations       Consolidated
                                                          --------------        ---------------      ------------       ------------
Cash Flows from Operating Activities:
   Net income (loss).............................              $(30,811)                $3,911           $(1,330)          $(28,230)
   Adjustments to reconcile net income (loss) to
      net cash provided by operating activities:
      Depreciation and amortization..............                 25,332                    --              4,640             29,972
      Minority interest..........................                     --                    --            (2,465)            (2,465)
      Provision for write-down of assets.........                  1,280                    --                 --              1,280
      Loss (Gain) on disposal of assets..........                  2,696                    --            (1,007)              1,689
      Changes in assets and liabilities:
        Accounts receivable......................                   (77)                    --                 61               (16)
        Accounts payable and accrued expenses....                 10,393                    --               (61)             10,332
        Other assets and liabilities.............                  4,242               (3,911)                162                493

           Net cash provided by operating
              activities.........................                 13,055                    --                 --             13,055

Cash Flows from Investing Activities:
   Purchase of property and equipment............               (13,125)                    --                 --           (13,125)
   Purchase of other assets......................                (1,054)                    --                 --            (1,054)

      Net cash used in investing activities......               (14,179)                    --                 --           (14,179)

Cash Flows from Financing Activities:
   Borrowings under credit facility..............                 86,140                    --                 --             86,140
   Repayments under credit facility..............              (106,670)                    --                 --          (106,670)
   Borrowings under debtor-in-possession facility                221,522                    --                 --            221,522
   Repayments under debtor-in-possession facility              (198,617)                    --                 --          (198,617)

      Net cash provided by financing activities..                  2,375                    --                 --              2,375

Net Increase in Cash and Cash Equivalents........                  1,251                    --                 --              1,251
Cash and Cash Equivalents, beginning of year.....                  2,708                    --                 --              2,708

Cash and Cash Equivalents, end of year...........                 $3,959                    $--                $--            $3,959


6.  Fair Value of Financial Instruments

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Cash and Cash Equivalents. The carrying value approximates fair value due to the length of maturity of the investments.

Convertible Debt. The estimated fair value of convertible debt, including the conversion option, is based on a recent market transaction in the convertible debt.

Revolving Credit Facility. The estimated fair value of the revolving credit facility is equal to the outstanding principal amount thereof.

Debtor-in-Possession    Financing.    The   estimated    fair   value   of   the
debtor-in-possession financing is equal to the principal amount thereof.

Senior Term Loan. The estimated fair value of the senior term loan is equal to the principal amount thereof.

     The estimated fair values of the Company's financial instruments are as follows (in thousands of dollars):

                                                              December 26, 1999          January 2, 2001
                                                              -----------------          ---------------
                                                               Carrying        Fair      Carrying        Fair
                                                                 Amount       Value        Amount       Value

Cash and cash equivalents..............................          $2,708      $2,708        $3,959      $3,959
Convertible debt.......................................         125,000      65,625       125,000      68,750
Revolving credit facility..............................          18,600      18,600            --          --
Debtor-in-possession financing.........................              --          --        22,905      22,905
Senior term loan.......................................          18,000      18,000        16,070      16,070


7.  Debtor-in-Possession Financing

     On May 22, 2000, the bankruptcy court gave final approval of the Company's debtor-in-possession financing agreement, providing for borrowings of up to $36.0 million (the "DIP Facility"). Of such amount, $26.0 million replaced the Company's pre-petition revolving credit facility in its entirety and $10.0 million provided additional funding for the Company's and Bagel Partner's operating expenses, including employee salaries and benefits, payments to vendors, interest and certain other payments under the DIP Facility, professional fees and permitted capital expenditures.

     On November 17, 2000, in consideration for continued extension of the DIP Facility, the DIP Facility was modified to reduce the amount available thereunder from $36.0 million to $34.0 million.

     The DIP Facility expires on May 29, 2001, but such expiration date will be extended until June 15, 2001 if, on or before May 29, 2001, the Bankruptcy Court enters an order approving the sale of substantially all of the assets of the Company and Bagel Partners to ENB (or to another bidder making a higher or better bid). Notwithstanding the foregoing, if the Bankruptcy Court at any time enters an order either vacating, or postponing for more than two weeks, the Sale Hearing, then the DIP Facility will terminate on the tenth calendar day following the date of such order.

     Draws made under the DIP Facility bear interest at a rate equal to Bank of America, N.A.'s reference rate plus 1.00% (10.5% at January 2, 2001). The Company is required to pay an unused line fee of 0.5%. The DIP Facility is secured by substantially all of the assets of the Company and its subsidiaries, including Bagel Partners. The DIP Facility contains financial covenants requiring the maintenance of minimum cumulative EBITDA (as defined in the DIP Facility) and limiting capital expenditures, as well as negative covenants limiting additional indebtedness, liens and sales of assets, and prohibiting dividend payments. As of January 2, 2001, the Company was in compliance with the covenants included in the DIP Facility.

8.  Liabilities Subject to Compromise

     Certain claims against the Company and Bagel Partners in existence prior to the filing of the petitions for relief under Chapter 11 of the Bankruptcy Code are stayed while the Company and Bagel Partners are operating their businesses as debtors-in-possession. These pre-petition claims are reflected in the January 2, 2001 consolidated balance sheet as "liabilities subject to compromise." Liabilities subject to compromise consist of the following (in thousands):


Convertible Subordinated Debentures, 7 1/4%................................$125,000
Senior Term Loan...........................................................  16,070
Accrued Interest, Convertible Subordinated Debentures, 7 1/4%..............   3,751
Provision for Rejected Executory Contracts.................................   1,227
Other Miscellaneous Claims.................................................   4,299

                                                                           $150,347

     Additional liabilities subject to compromise may arise subsequent to the petition filing date resulting from rejection of executory contracts, including leases, and from the determination by the Bankruptcy Court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts.

     Contractual interest on the Debentures for the fiscal year ended January 2, 2001, was $9.2 million. Reported interest on the Debentures for the fiscal year ended January 2, 2001 was $3.1 million, which reflects the Company's decision to cease accruing interest on the Debentures as of the petition filing date.

9.  Restricted Deposits

     At January 2, 2001, the Company and its subsidiaries held $80,000 in restricted deposits, consisting of deposits received from bidders on real estate leases and related equipment of closed stores. Deposits of successful bidders will become available for unrestricted use upon consummation of the sales, and at such time deposits of unsuccessful bidders will be required to be returned.

10.  Income Taxes

     As of January 2, 2001, the Company had cumulative federal and state tax operating loss carryforwards available to reduce future taxable income of approximately $161.2 million that begin to expire in 2010. Depending upon the outcome of the reorganization, the utilization of the operating loss carryforwards may be limited pursuant to Section 382 of the Internal Revenue Code of 1986, as amended.

     The primary components of deferred tax assets and liabilities are as follows (in thousands of dollars):


                                                                                December 26,       January 2,
                                                                                        1999             2001
                                                                                        ----             ----

Deferred tax assets:
   Accounts payable and accrued expenses................................              $1,979             $695
   Other noncurrent liabilities.........................................                 608            5,459
   Property and equipment...............................................              72,911           39,269
   Intangible assets....................................................                  --            3,705
   Net operating loss carryforwards.....................................              45,679           62,882
   Other................................................................              14,599            1,277

      Total deferred tax assets.........................................             135,776          113,287
Deferred tax liabilities:
   Property and equipment...............................................                  --               --
   Intangible assets....................................................            (29,841)               --
   Other assets.........................................................             (1,318)          (1,318)

      Total deferred tax liabilities....................................            (31,159)          (1,318)

      Net deferred tax assets...........................................             104,617          111,969
   Valuation allowance..................................................           (104,617)        (111,969)

   Net deferred tax assets..............................................                  $--              $--


     Income tax expense  consists of current  state income taxes of $106,000 and
$104,000   for  the  years  ended   December  26,  1999  and  January  2,  2001,
respectively.

     For the years ended December 27, 1998, December 26, 1999 and January 2, 2001, the Company did not have any tax benefit from the exercise of stock options. The Company did not utilize any deferred tax assets during 1999 or 2000.

     The difference between the Company's actual tax provision and the tax provision that would result from applying the statutory federal income tax rate to income before taxes and minority interest is attributable to the following (in thousands of dollars):

                                                                         Fiscal Year Ended
                                                                         -----------------
                                                             December 27,       December 26,       January 2,
                                                                     1998               1999             2001
                                                                     ----               ----             ----

Income tax benefit at statutory rate.................           $(87,438)           $(3,767)         $(9,379)
State tax benefit, net of federal benefit............             (9,858)              (366)          (1,008)
Permanent difference related to goodwill.............               1,124                 69            3,239
Other permanent differences..........................                 100                 92               49
Tax attributes of minority interest in losses of
   subsidiary........................................              17,985           (12,427)            (149)
Change of valuation allowance........................              78,308             16,505            7,352

Provision for income taxes...........................                $221               $106             $104


     The increase in the valuation allowance of $7.4 million from December 26, 1999 to January 2, 2001 is due to net operating losses created during 2000, which may not be realizable.

EINSTEIN/NOAH BAGEL CORP. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11. Commitments and Contingencies

     The Company leases sites for its stores, commissaries and office space. Lease terms are generally five to ten years with two or three five-year renewal options. Most of the leases contain escalation clauses and common area maintenance charges. The Company leases certain equipment to a vendor of frozen bagel dough pursuant to an operating lease.

     The following is a schedule of future minimum rental payments that are required under operating leases that have initial or remaining noncancellable lease terms in excess of one year as of January 2, 2001 (in thousands of dollars):

                                                                      Minimum                     Net Minimum
                                                                       Rental      Sublease            Rental
                                                                     Payments      Proceeds          Payments
                                                                     --------      ---------      -----------
2001..........................................................        $26,341          $748           $25,593
2002..........................................................         22,104           524            21,580
2003..........................................................         19,827           446            19,381
2004..........................................................         18,775           381            18,394
2005..........................................................         16,590           360            16,230
Thereafter....................................................         24,736           561            24,175

                                                                     $128,373        $3,020          $125,353


     Rental expense, net of sublease income, under operating leases was approximately $28.8 million, $27.8 million and $25.4 million for fiscal 1998, 1999 and 2000, respectively.

     The Company has entered into agreements with certain vendors which provide for minimum purchases over specified terms. Such agreements call for retroactive rate adjustments or cash settlement in the event of purchase shortfalls. Management believes that the ultimate settlement of such commitments will not have a material impact on the consolidated financial position or results of operations of the Company.

     Bagel Funding has invested a total of approximately $89.6 million, representing an equity interest of approximately 22%, in Bagel Partners. The Company is the manager of Bagel Funding. Bagel Funding has the right (the "Put Right") to require Bagel Partners or the Company (at Bagel Partners' election) to redeem Bagel Funding's equity interest in Bagel Partners at a pre-determined formula price based on store level cash flow of Bagel Partners in the event that, at any time after December 5, 1999 and prior to June 5, 2001, the Company does not consent to a public offering of such equity interests or the termination of certain rights and obligations under franchise and license agreements between the Company and Bagel Partners ("License Termination"). The formula price is determined by multiplying Bagel Funding's percentage interest in Bagel Partners by an enterprise valuation of Bagel Partners. Such enterprise valuation is equal to Bagel Partner's income from operations before general and administrative expenses, depreciation and amortization but after franchise royalties and marketing expenses (determined by annualizing the highest of the two fiscal quarters prior to the quarter in which the right is exercised), multiplied by 6.5, less the amount of any outstanding indebtedness of Bagel Partners plus the amount of any cash balances of Bagel Partners. The formula price, if determined using annualized results of the highest of the two fiscal quarters ending January 2, 2001, would be equal to approximately $58.6 million. The Company or Bagel Partners may pay the purchase price for such equity interests in cash, shares of the Company's common stock (valued based on the average closing sales price per share for the 20 trading days ending with the second business day prior to the date such shares are delivered) or a combination thereof.

     On March 28, 2000, Bagel Partners received a notice from representatives of Bagel Funding requesting on behalf of Bagel Funding that Bagel Partners seek the License Termination, pursuant to the applicable provisions of the partnership agreement governing Bagel Partners. Such termination requires the consent of the Company. By notice dated March 29, 2000, Bagel Partners, through its general partner, Einstein/Noah Bagel Partners, Inc., requested that the Company consent to the License Termination. Under the Bagel Partners partnership agreement, the Company had a period of 120 days to respond to such request. The Company did not and has not consented to the License Termination.

     On March 30, 2000, Bagel Partners received a letter from a representative of Bagel Funding stating that it was Bagel Funding's position that the Company had already rejected the request for License Termination. The letter further stated that Bagel Funding had determined to exercise its right to require Bagel Partners to purchase Bagel Funding's interest in Bagel Partners and that Bagel Funding demanded immediate cash payment of the purchase price for such interest.

     On May 10, 2000, the Company and Bagel Partners filed a motion in the Bankruptcy Court in which they asked the court to determine that the joint plan of reorganization filed by them properly classifies the interest of Bagel Funding as an equity interest in Bagel Partners. The Creditors Committee also filed a motion seeking to characterize Bagel Funding's rights as an equity interest or to subordinate any claims Bagel Funding may have.

     On August 7, 2000, the Bankruptcy Court issued a ruling with respect to the Put Right. Specifically, the court held as to Bagel Partners that the Put Right is an equity interest in, and not a debt claim against, Bagel Partners. The court reserved for determination at the hearing on confirmation of the plan the issue of what value, if any, should be ascribed to the Put Right and whether the Put Right entitled Bagel Funding to a larger distribution than that provided for in the plan.

     As to the Company, the Bankruptcy Court concluded that the Put Right does not create an enforceable right to payment in favor of Bagel Funding against the Company. Accordingly, the Bankruptcy Court found that any rights that Bagel Funding may have against the Company are not claims against, but equity interests in, the Company. The bankruptcy court further noted that even if Bagel Funding held a claim against the Company based on the Put Right, such claim would be subordinated to other claims in the Company's bankruptcy, including those of the holders of the Debentures, pursuant to the Bankruptcy Code.

     Bagel Funding filed a notice of appeal of the Bankruptcy Court's ruling. Bagel Funding also filed a motion for leave to prosecute an interlocutory appeal, which was denied by the Bankruptcy Appellate Panel for the Ninth Circuit.

     The Company has become subject to various lawsuits, claims and other legal matters in the course of conducting its business. The Company does not believe that any such matters of which it is aware are material to the Company individually or in the aggregate, but matters may arise which could adversely affect the Company or its business operations.

12. Stockholders' Equity

Common Stock. In April 1998, the Company sold 750,000 shares of common stock to Bagel Partners for an aggregate purchase price of $2,924,500. Such shares were delivered by Bagel Partners to a third party in satisfaction of an obligation incurred by a former area developer of the Company and predecessor of Bagel Partners in connection with an acquisition by such entity.

Warrants. In 1996, the Company sold warrants to purchase 1,012,500 shares of common stock of the Company to Bagel Funding. The warrants had an exercise price of $6.47 per share and expired in 2000. The Company has issued 345,300 shares of common stock in connection with the exercise of such warrants. Also in 1996, the Company sold or issued warrants to purchase an aggregate of 1,252,425 shares of common stock of the Company to other third parties at exercise prices ranging from $6.47 to $11.58 per share. The warrants expire at various dates through 2001. The Company has issued 1,237,050 shares of common stock in connection with the exercise of such warrants, all of which were exercised at a price of $6.47 per share.

     In 1997, the Company issued warrants to purchase an aggregate of 100,000 shares of common stock of the Company to third parties at an exercise price of $9.47 per share. Such warrants expired on November 21, 2000.

Stock Option Plans. The Company has an amended and restated 1995 stock option plan (the "1995 Plan"), under which options to purchase up to 3,650,000 shares of common stock may be granted to certain employees and officers of, and consultants to, the Company and its subsidiaries. The option price is equal to the fair market value of the stock on the date of the grant and each option has a term of ten years. Options granted under the 1995 Plan generally vest at a rate of 10% at the end of the first year, an additional 20% at the end of the second year, an additional 30% at the end of the third year, and the balance vesting at the end of the fourth year from the date of the grant.

     In addition, the Company has an amended and restated 1997 stock option plan (the "1997 Plan"), under which options to purchase up to 7,350,000 shares of common stock may be granted to employees and officers of, and consultants to, the Company and its subsidiaries and affiliated companies. The administrators of the 1997 Plan, consisting of certain members of the board of directors (or, in the case of grants to "reporting persons" under Section 16(a) of the Exchange Act, the entire board of directors), have discretion with respect to the terms of options granted under the 1997 Plan, including price, term and vesting.

     The Company also maintains a restated 1997 ENBP stock option plan (the "ENBP Plan"), under which options to purchase up to 813,146 shares of common stock of the Company may be granted to employees and officers of, and consultants to, the Company and its subsidiaries and affiliated companies. The shares subject to the ENBP Plan are shares of common stock previously issued and sold by the Company to its area developers. Pursuant to the loan conversions, the Company assumed the obligations of the area developers with respect to options granted on such shares and the shares are reflected as treasury stock in the Company's consolidated financial statements. The terms and provisions of the ENBP Plan are substantially the same as those of the 1997 Plan.

     The Company also has an amended and restated non-employee directors stock option plan (the "Directors Plan"), under which options to purchase up to 200,000 shares of the common stock of the Company may be granted to directors of the Company who are not officers or employees of the Company. Under the terms of the Directors Plan, the Company automatically grants to each such director, upon election or re-election as a director of the Company, options to purchase shares having a fair market value of $50,000 at the date of the grant (but in no event more than 15,000 shares). Options are granted at a price equal to the fair market value of the stock on the date of grant, become exercisable after the end of one year from the date of grant and have a term of ten years from the date of grant. The options are subject to termination should the optionee's service as a director of the Company terminate. At January 2, 2001, 59,224 shares had been granted under the Directors Plan at a weighted average exercise price of $3.96 per share.

     The Company has adopted the disclosure-only provisions of SFAS No. 123. Accordingly, no employee compensation expense has been recognized for the Company's stock option plans. Had employee compensation expense for the Company's plans been determined based on the fair value at the grant date for awards in 1998, 1999 and 2000 consistent with the provisions of SFAS No. 123, the Company's net loss and basic and diluted loss per share would have been reduced to the pro forma amounts indicated below (in thousands, except per share data):

                                                                         Fiscal Year Ended
                                                                         -----------------
                                                             December 27,       December 26,       January 2,
                                                                     1998               1999             2001
                                                                     ----               ----             ----
Net loss--as reported.................................          $(203,927)          $(14,383)        $(28,230)
Net loss--pro forma...................................           (208,825)           (16,940)         (30,416)
Basic loss per share--as reported.....................              (6.18)             (0.43)           (0.85)
Basic loss per share--pro forma.......................              (7.28)             (0.80)           (0.91)
Diluted loss per share--as reported...................              (6.18)             (0.43)           (0.85)
Diluted loss per share--pro forma.....................              (7.28)             (0.80)           (0.91)


     The fair value of each option grant is estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                                         Fiscal Year Ended
                                                                         -----------------
                                                             December 27,       December 26,    January 2,
                                                                     1998               1999       2001
                                                                     ----               ----       ----
Expected volatility..................................               75.0%             100.0%       N/A
Risk-free interest rate..............................                5.6%               4.6%       N/A
Expected lives.......................................             5 years            5 years       N/A
Dividend yield.......................................                   0                  0       N/A

     Activity under the option plans through January 2, 2001 was as follows:


                                                                                                     Weighted
                                                                                                      Average
                                                                                                       Option
                                                                                     Number of          Price
                                                                                       Options      Per Share
                                                                                     ---------      ---------
Outstanding as of December 28, 1997.......................................           4,955,887          $8.58
   Granted................................................................           3,616,159           3.69
   Exercised..............................................................               (435)           5.88
   Canceled or Forfeited..................................................         (3,671,651)           8.77

Outstanding as of December 27, 1998.......................................           4,899,960           4.82
   Granted................................................................           3,142,617           1.70
   Exercised..............................................................                  --             --
   Canceled or Forfeited..................................................         (1,183,033)           4.31

Outstanding as of December 26, 1999.......................................           6,859,544           3.48
   Granted................................................................                  --             --
   Exercised..............................................................                  --             --
   Canceled or Forfeited..................................................         (1,440,722)           4.52

Outstanding as of January 2, 2001.........................................           5,418,822           3.20



Exercisable as of January 2, 2001.........................................           2,745,799           4.06


     In May 1998, the Stock Option Committee of the board of directors authorized a stock option exchange program to provide employees the opportunity to exchange existing options for new options priced at fair market value on the date of exchange. Approximately 2.4 million vested and unvested outstanding options with original exercise prices ranging from $4.56 to $33.13 per share were cancelled in exchange for the grant of the same number of new options with an exercise price of $3.65 per share. New options issued upon cancellation of options originally granted in 1995 vest 50% on each of November 11, 1999 and May 11, 2000. New options issued upon cancellation of options originally granted after 1995 vest 33 1/3% on each of November 11, 1999, May 11, 2000 and May 11, 2001.

     Information on options outstanding at January 2, 2001 is as follows:

                                                                                        Options Exercisable
                                                Weighted                                -------------------
                                                 Average
                                               Remaining              Weighted                              Weighted
Range of                         Number      Contractual               Average          Number               Average
Exercise Price               of Options     Life (years)        Exercise Price      of Options        Exercise Price
--------------               ----------     ------------        --------------      ----------        --------------
$ 0.01-$ 3.00                 2,578,971             8.06                 $1.71         685,979                 $1.70
$ 3.01-$ 6.00                 2,535,200             6.91                  4.07       1,765,235                  4.22
$ 6.01-$ 9.00                   198,898             5.05                  6.59         198,698                  6.59
$ 9.01-$12.00                    94,630             6.04                 10.80          84,764                 10.81
$18.01-$21.00                     2,684             6.36                 18.63           2,684                 18.63
$27.01-$30.00                     8,439             5.95                 29.63           8,439                 29.63

Total                         5,418,822             7.37                 $3.20       2,745,799                 $4.06

Boston Chicken Option. The Company has granted to Boston Chicken an option (the "BCI Option") to purchase such number of shares of the Company's common stock as will permit Boston Chicken to maintain ownership of shares of common stock having up to 52% of the voting power of all of the outstanding shares of the capital stock of the Company having the power generally to vote in the election of directors. The terms of the BCI Option provide that certain shares of the Company's common stock owned by Boston Chicken are excluded in determining the percentage ownership of the voting stock of the Company owned by Boston Chicken for purposes of the BCI Option. As of January 2, 2001, Boston Chicken had the right under the BCI Option to purchase 2,124,579 shares of the Company's common stock at a weighted average price of $18.61.

     As of January 2, 2001, the Company had 7,558,776 shares of common stock reserved for issuance upon exercise of options and warrants.

13.       Related Party Transactions

     The Boston Chicken Plan Trustee is the majority stockholder of the Company. Prior to the sale of substantially all of its operating assets to a wholly-owned subsidiary of McDonald's Corporation, Boston Chicken charged the Company amounts aggregating approximately $6.9 million, $5.3 million and $1.2 million in fiscal 1998, 1999 and 2000, respectively, for software license, software maintenance, real estate, financial advisory and accounting fees, and interest.

     The Company is the manager of Bagel Funding but has no equity interest in Bagel Funding.

     Certain directors and officers of the Company and members of their families acquired equity interests in the Company's former area developers in exchange for promissory notes. These equity interests were converted into equity interests in Bagel Partners in December 1997 and were redeemed in exchange for cancellation of such promissory notes (having an aggregate principal amount of approximately $0.5 million) in January 1998.

     The Company holds notes receivable from a stockholder of $3.4 million. The notes receivable bear interest at the applicable Reference Rate plus 1%. Principal and interest are due April 2001. The notes are collateralized by various assets. The notes, which were carried on the Company's books at $3.4 million as of December 28, 1997, were written off in 1998.

14. Impairment of Long-Lived Assets

     In 1998, as part of the Company's ongoing evaluation, management made an assessment of the recoverability of certain long-lived assets. The assessment was made after the Company had operated and controlled the Einstein Bros. Bagels and Noah's New York Bagels stores for a period of one year. Based primarily upon the assessment of realized operating results, which were below those anticipated upon the acquisition of the Company's area developers in December 1997, and revenue growth and cash flow projections at that time, the Company determined that certain of its long-lived assets may be impaired.

     The assessment of possible impairment of long-lived assets, including goodwill, allocable to individual stores took into account current and anticipated store cash flow of the Company's Einstein Bros. Bagels and Noah's New York Bagels stores. For those store-level assets that were deemed to be impaired, the long-lived assets were written down to estimated fair value. Fair value of the long-lived assets was based upon the net present value of the estimated future cash flows from the Einstein Bros. Bagels and Noah's New York Bagels stores.

     Long-lived intangible assets that are not allocable to individual stores were also assessed for possible impairment. Such assessment took into account current and anticipated cash flow generated by the Einstein Bros. Bagels and Noah's New York Bagels concepts at the time such assessment was made. Based upon the limited growth expectations for the Noah's New York Bagels concept, the cash flow generated by the Noah's New York Bagels stores, the limited potential royalty income, and the estimated market value of the Noah's New York Bagels concept at that time, the unamortized intangible long-lived assets allocable to the Noah's New York Bagels concept were written off. Based on a similar assessment, the long-lived intangible assets allocable to the Einstein Bros. Bagels concept were not deemed to be impaired.

     As a result of the Company's assessment, the Company recorded an impairment of intangible assets and identifiable long-lived assets aggregating $212.4 million in fiscal year 1998, consisting of the following amounts: $125.5 million--goodwill, $20.4 million--trademarks and copyrights, $3.7 million--capitalized recipes and $62.8 million--property and equipment. Of these amounts, $138.8 million of impairment of long-lived assets, including goodwill, is attributable to the store level assessment. The remaining $73.6 million of impairment is attributable to the goodwill and other intangibles allocable to the Noah's New York Bagels concept.

15. Notes to Unaudited Quarterly Financial Statements for the Quarter Ended April 24, 2001

a) Basis of Presentation

     The consolidated interim financial statements have been prepared by the Company and are unaudited. The financial statements have been prepared in accordance with the instructions for Form 10-Q and, therefore, do not necessarily include all information and footnotes required by generally accepted accounting principles. In the opinion of the Company, all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the Company's consolidated financial position, results of operations and cash flows as of April 24, 2001 and for all periods presented have been made. The statements are subject to year-end audit adjustment. A description of the Company's accounting policies and other financial information are included in the audited consolidated financial statements filed with the Securities and Exchange Commission in the Company's Form 10-K for the year ended January 2, 2001. The consolidated results of operations for the quarter ended April 24, 2001 are not necessarily indicative of the results expected for the full year.

     Certain amounts set forth in the accompanying financial statements for the quarter ended April 16, 2000 have been reclassified to conform to the presentation for the current fiscal quarter.

b) Petitions for Reorganization Under Chapter 11

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. On April 27, 2000, the Company and its majority-owned subsidiary, Einstein/Noah Bagel Partners, L.P. ("Bagel Partners"), filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the District of Arizona in Phoenix (the "Bankruptcy Court"). Effective upon such filings, the Company and Bagel Partners are operating their businesses as debtors-in-possession, subject to the jurisdiction of the Bankruptcy Court. The Chapter 11 cases are being jointly administered for procedural purposes by the Bankruptcy Court under Case No. 00-04447-ECF-CGC. Einstein/Noah Bagel Partners, Inc., a wholly-owned subsidiary of the Company and the general partner of Bagel Partners ("Bagel Partners, Inc."), is not included in the Chapter 11 filings.

     As of the petition date, actions to collect pre-petition indebtedness are stayed and other contractual obligations may not be enforced against the Company or Bagel Partners. In addition, the Company and Bagel Partners may reject executory contracts and unexpired leases, and parties affected by these rejections may file claims with the Bankruptcy Court in accordance with procedures set by the Bankruptcy Court and the Bankruptcy Code. On April 28, 2000, the Bankruptcy Court approved the Company's payment of pre-petition employee compensation, benefits and reimbursements and withholding taxes, and the continued payment of these items. The Bankruptcy Court also approved the timely payment, without interruption, of all pre-petition trade payables incurred in the ordinary course of business, including vendor bills submitted prior to the filing, provided that the vendors continued to offer the Company and Bagel Partners credit terms that were the same or better than those offered pre-petition. To date, substantially all pre-petition vendors are providing credit on terms meeting the requirements set by the Bankruptcy Court.

     On May 2, 2000, the Bankruptcy Court set June 30, 2000 as the claims bar date in the Chapter 11 cases.

     As debtors-in-possession, the Company and Bagel Partners are authorized to operate their businesses, but may not engage in transactions outside the ordinary course of business without approval, after notice and hearing, of the Bankruptcy Court. An official committee of unsecured creditors, consisting of HSBC Bank USA (indenture trustee for the holders of the Company's $125.0 million 7 1/4% Convertible Subordinated Debentures due 2004 (the "Debentures")), and four holders of the Debentures, Loomis, Sayles & Company, L.P., Kayne Anderson, Lonestar Partners, L.P. and Lampe, Conway & Co., L.L.C., was originally formed by the U.S. Trustee on May 9, 2000 (the "Creditors Committee").

     On July 28, 2000, the Bankruptcy Court approved the Company's employment contract with Robert M. Hartnett, the Company's chairman, chief executive officer and president; the Company's severance agreements with certain of its officers, providing certain severance benefits in the event of termination of employment following a change in control of the Company; and the Company's amended and restated employee retention program.

     Upon filing petitions under Chapter 11, the Company and Bagel Partners filed a joint plan of reorganization. Such plan was modified on August 11, 2000, October 31, 2000, January 3, 2001 and January 30, 2001. Under the terms of the plan as originally filed, Bagel Partners would have been merged into the Company, general unsecured creditors of the Company (primarily the holders of the Debentures) would have received approximately 89 percent of the common stock of the reorganized Company, the minority equity holders in Bagel Partners (primarily Bagel Store Development Funding, L.L.C. ("Bagel Funding")) would have received approximately 11 percent of the common stock of the reorganized Company, and holders of the Company's common stock would have received warrants to acquire 2% of the common stock of the Company on a fully diluted basis. The Company had received from BNP Paribas a commitment for a $60.0 million secured credit facility to be made available upon consummation of the plan; however, such commitment was not extended beyond its October 31, 2000 expiration date.

     The Bankruptcy Court approved the disclosure statement pertaining to the plan on July 28, 2000, and the disclosure statement was mailed on August 14, 2000.

     On September 14, 2000, the Company announced that it had reached agreement with the Creditors Committee on all outstanding issues regarding the plan of reorganization and that the Creditors Committee supported the plan, although the Creditors Committee reserved the right to challenge the distribution under the plan to Bagel Funding.

     On October 25, 2000, the Bankruptcy Court denied the motion of the Company and Bagel Partners to extend the time periods during which the Company and Bagel Partners had the exclusive right to file a plan of reorganization and to solicit acceptances of a plan.

     The Bankruptcy Court conducted hearings on the confirmation of the plan on various dates through February 2, 2001. The plan was accepted by the holders of at least two-thirds in dollar amount and more than one-half in number of the claims of the class consisting of the Company's pre-petition secured bank debt. However, the plan was not accepted by the class consisting of the Company's general unsecured creditors and the Bankruptcy Court denied the motion of the Company and Bagel Partners to count certain ballots of unsecured creditors of the Company that had been received by the solicitation agent after the voting deadline. The Company and Bagel Partners also filed a motion, which remains pending, to designate, pursuant to Section 1126(e) of the Bankruptcy Code, certain votes of the Company's unsecured creditors cast by New World Coffee-Manhattan Bagel, Inc. ("New World"), a competitor of the Company which had purchased the Debentures, and certain other persons associated with New World. In the event such motion were granted, the plan would be deemed accepted by the class consisting of the Company's general unsecured creditors. In the event the motion were denied, such class would not be deemed to have accepted the plan, and it would be possible to confirm the plan only if the requirements of Section 1129(b) of the Bankruptcy Code, as well as other applicable requirements, were satisfied.

     Objections to the plan were filed by Bagel Funding, the Boston Chicken Plan Trustee and New World. On January 3, 2001, the Company and Bagel Partners filed modifications to the plan that provided for (a) an additional distribution of $2.5 million in cash to minority holders in Bagel Partners, and (b) a distribution to holders of the Company's common stock of (i) warrants to purchase 10% of the common stock of the reorganized Company, on a fully- diluted basis, for an exercise price of approximately $18.7 million and (ii) an amount in cash equal to $1.0 million less the amount payable to the Boston Chicken Plan Trustee for reimbursement of fees and expenses incurred by the Boston Chicken Trustee in connection with the Chapter 11 cases of the Company and Bagel Partners. At that time, Bagel Funding, the Boston Chicken Plan Trustee and the Creditors Committee indicated that they intended to support the plan as so modified.

     In January 2001, New World, and certain persons associated with New World, on the one hand, and an affiliate of Three Cities Research, a private equity investment firm (with its affiliates, "Three Cities"), on the other hand, purchased positions in the Debentures sufficient to give each a "blocking position" with respect to approval of the Company's joint plan of reorganization in the event the Company and Bagel Partners were required to resolicit votes with respect to the plan. In addition, certain members of the Creditors
Committee  sold  their  Debentures  and  all of  the  members  of the  Creditors
Committee resigned; to date no other members have been appointed. After the transactions in the Debentures described above, the Company and Bagel Partners negotiated to resolve outstanding objections to the plan. These efforts were unsuccessful, and support by the principal holders of claims and interests in the Chapter 11 cases, including those who had previously supported the plan, waned. On February 2, 2001, the Boston Chicken Plan Trustee filed a conditional reinstatement of objections to the plan. Accordingly, the Company's plan faced a number of obstacles, including, without limitation: the lack of sufficient votes of the Company's general unsecured creditors unless the designation motion of the Company and Bagel Partners was granted; the presence of objections to the plan by New World and the Boston Chicken Plan Trustee (and the risk of reinstatement of objections by Bagel Funding); the need to obtain exit financing to facilitate emergence from Chapter 11 pursuant to the plan; and the risk that the Bankruptcy Court would require resolicitation of votes to confirm the plan as a consequence of plan modifications and changes in the terms of any exit financing.

     On February 12, 2001, the Company announced that it had entered into an agreement with ENB Acquisition LLC ("ENB"), an affiliate of Three Cities, providing for the sale to ENB of substantially all of the assets of the Company and Bagel Partners under Section 363 of the Bankruptcy Code, for a purchase price consisting of $145.0 million in cash and the assumption of $22.7 million in current liabilities and certain other liabilities and obligations. Under the purchase agreement, if the agreement is terminated and the Company accepts an acquisition proposal from a third party other than ENB, then in certain circumstances the Company will be obligated to make a termination payment of $5.0 million to ENB. On March 5, 2001, the Bankruptcy Court entered an order approving such termination payment and bidding procedures (the "Bidding Procedures Order"), and the court set May 23, 2001 as the date for the hearing (the "Sale Hearing") on the motion (the "Sale Motion") to approve the sale to ENB or to a party submitting a higher or better bid in conformity with the Bidding Procedures Order.

     The Sale Hearing was conducted on June 1, 2001. At the Sale Hearing, the Bankruptcy Court conducted an auction in which Einstein Acquisition Corp. and Greenlight New World, LLC, affiliates of New World, were the successful bidder. Upon the conclusion of the auction, the Bankruptcy Court approved the sale to such affiliates of substantially all of the assets of the Company and Bagel Partners for a purchase price consisting of $160.0 million in cash and the assumption of current liabilities incurred in the ordinary course of business and certain other liabilities and obligations. The cash purchase price will be increased by the amount, if any, that the current liabilities assumed are less than $22.7 million and it will be decreased by the amount, if any, that the current liabilities assumed exceed $30 million.

     Under the sale order of the Bankruptcy Court, the New World affiliates will be obligated to close the transaction not later than 12:01 p.m., Eastern Time, on June 20, 2001. The transaction is subject to customary conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     In the event the New World affiliates do not consummate the acquisition on or before 12:01 p.m., Eastern Time, on June 20, 2001, ENB will be obligated to consummate the acquisition of substantially all of the assets of the Company and Bagel Partners, on the terms provided for in its backup bid, on June 21, 2001. Under ENB's backup bid, ENB would acquire such assets for a purchase price consisting of $155.0 million (of which $5.0 million consists of a credit for its breakup fee), or $150.0 million net in cash, plus the assumption of liabilities and obligations on substantially the same terms as those provided in the bid of the New World affiliates. (The pending sale to New World or ENB is sometimes herein referred to as the "Pending Sale Transaction.")

     On April 2, 2001, the Boston Chicken Plan Trustee filed a joint plan of reorganization of the Company and Bagel Partners (the "BCP Plan"), together with a form of disclosure statement relating to such plan, with the Bankruptcy Court. Pursuant to the BCP Plan, as subsequently amended, the Debentures would have allegedly been "reinstated" and other unsecured creditor claims would have been paid in full. Holders of the Debentures would also have received a right to exchange the principal amount of their Debentures and accrued interest thereon for shares of new common stock in the Company. Common stockholders in the Company would also have received shares of new common stock in the reorganized Company. The equity interests in Bagel Partners would have remained outstanding. Under the plan, ENBC and Bagel Partners would have obtained new bank financing in the principal amount of $85.0 million and the Company's pre-petition secured bank financing and debtor-in-possession financing would have been satisfied in full.

     On May 23, 2001, the Bankruptcy Court denied the motion of New World, as joined in by the Boston Chicken Plan Trustee, to continue the hearing on the Sale Motion. The Bankruptcy Court vacated the dates that had previously been set for a hearing on confirmation of the BCP Plan. At the Sale Hearing, New World withdrew its previous objections to the sale under Section 363, and the objections of the Boston Chicken Plan Trustee were overruled.

     As permitted under the Bankruptcy Code and approved by the Bankruptcy Court, the Company and Bagel Partners have elected to reject certain real estate leases. The Company and Bagel Partners maintain the right to assume or reject additional leases or executory contracts.

     The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business. However, the uncertainty regarding the eventual outcome of the reorganization of the Company and Bagel Partners, and the effect of other unknown adverse factors, could threaten the debtors' existence as going concerns. Continuing on a going concern basis is dependent upon, among other things, the sale of the debtors' assets as a going concern or the confirmation of a plan of reorganization, the success of future business operations, and the generation of sufficient cash from operations and financing sources to meet the debtors' obligations. The accompanying consolidated financial statements do not reflect (a) adjustments that may be necessary to present the realizable value of assets on a liquidation basis, (b) adjustments to pre-petition liability amounts that may be allowed for claims or contingencies, or their status or priority, (c) the effect of any changes to the debtors' capital structure or in their business operations as the result of a confirmed plan of reorganization, or (d) adjustments to the carrying value of assets or liability amounts that may be necessary as the result of actions by the Bankruptcy Court, including the Pending Sale Transaction.

     All costs and expenses associated with the Company's balance sheet restructuring efforts incurred prior to the petition filing date have been reflected as pre-petition reorganization expenses. Such expenses consisted principally of professional fees paid to representatives of the Company and Bagel Partners, and professional fees paid by the Company that were incurred by the Company's lenders, the holders of the Debentures and the members of Bagel Funding. Of such expenses, $1.3 million had been incurred in fiscal 1999 and had previously been capitalized in anticipation of the issuance of securities by the Company in a restructuring transaction.

     All costs and expenses incurred in connection with the Company's reorganization since the petition filing date through April 24, 2001 have been reflected as reorganization items in the accompanying consolidated statements of operations. Through such date, the reorganization items consisted primarily of a provision of $4.7 million for loss on disposal of assets, a provision of $3.2 million for rejected leases and executory contracts, and charges of $14.2 million for other expenses, consisting primarily of professional fees paid to representatives of the Company and Bagel Partners, and professional fees incurred by the Company's lenders and the Creditors Committee which are paid by the Company.

c) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d) Debtor-in-Possession Financing

     On May 22, 2000, the bankruptcy court gave final approval of the Company's debtor-in-possession financing agreement, providing for borrowings of up to $36.0 million (the "DIP Facility"). Of such amount, $26.0 million replaced the Company's pre-petition revolving credit facility in its entirety and $10.0 million provided additional funding for the Company's and Bagel Partner's operating expenses, including employee salaries and benefits, payments to vendors, interest and certain other payments under the DIP Facility, professional fees and permitted capital expenditures.

     On November 17, 2000, in consideration for continued extension of the DIP Facility, the DIP Facility was modified to reduce the amount available thereunder from $36.0 million to $34.0 million.

     Under the most recent amendment, the DIP Facility expires on June 15, 2001. The Company believes that it will be able to obtain an extension of the DIP Facility at least through the required closing date of the Pending Sale Transaction.

     Draws made under the DIP Facility bear interest at a rate equal to Bank of America, N.A.'s reference rate plus 1.00% (8.5% at April 24, 2001). The Company is required to pay an unused line fee of 0.5%. The DIP Facility is secured by substantially all of the assets of the Company and its subsidiaries, including Bagel Partners. The DIP Facility contains financial covenants requiring the maintenance of minimum cumulative EBITDA (as defined in the DIP Facility) and limiting capital expenditures and restructuring expenditures, as well as negative covenants limiting additional indebtedness, liens and sales of assets, and prohibiting dividend payments. As of April 24, 2001, the Company was in compliance with the covenants included in the DIP Facility.

e) Commitments and Contingencies

     The Company has entered into agreements with certain vendors which provide for minimum purchases over specified terms. Such agreements call for retroactive rate adjustments or cash settlement in the event of purchase shortfalls. Management believes that the ultimate settlement of such commitments will not have a material impact on the consolidated financial position or results of operations of the Company.

     Bagel Funding has invested a total of approximately $89.6 million, representing an equity interest of approximately 22%, in Bagel Partners. The Company is the manager of Bagel Funding. Bagel Funding has the right (the "Put Right") to require Bagel Partners or the Company (at Bagel Partners' election) to redeem Bagel Funding's equity interest in Bagel Partners at a pre-determined formula price based on store level cash flow of Bagel Partners in the event that, at any time after December 5, 1999 and prior to June 5, 2001, the Company does not consent to a public offering of such equity interests or the termination of certain rights and obligations under franchise and license agreements between the Company and Bagel Partners ("License Termination"). The formula price is determined by multiplying Bagel Funding's percentage interest in Bagel Partners by an enterprise valuation of Bagel Partners. Such enterprise valuation is equal to Bagel Partner's income from operations before general and administrative expenses, depreciation and amortization but after franchise royalties and marketing expenses (determined by annualizing the highest of the two fiscal quarters prior to the quarter in which the right is exercised), multiplied by 6.5, less the amount of any outstanding indebtedness of Bagel Partners plus the amount of any cash balances of Bagel Partners. The formula price, if determined using annualized results of the highest of the two fiscal quarters ending April 24, 2001, would be equal to approximately $58.6 million. The Company or Bagel Partners may pay the purchase price for such equity interests in cash, shares of the Company's common stock (valued based on the average closing sales price per share for the 20 trading days ending with the second business day prior to the date such shares are delivered) or a combination thereof.

     On March 28, 2000, Bagel Partners received a notice from representatives of Bagel Funding requesting on behalf of Bagel Funding that Bagel Partners seek the License Termination, pursuant to the applicable provisions of the partnership agreement governing Bagel Partners. Such termination requires the consent of the Company. By notice dated March 29, 2000, Bagel Partners, through its general partner, Einstein/Noah Bagel Partners, Inc., requested that the Company consent to the License Termination. Under the Bagel Partners partnership agreement, the Company had a period of 120 days to respond to such request. The Company did not and has not consented to the License Termination.

     On March 30, 2000, Bagel Partners received a letter from a representative of Bagel Funding stating that it was Bagel Funding's position that the Company had already rejected the request for License Termination. The letter further stated that Bagel Funding had determined to exercise its right to require Bagel Partners to purchase Bagel Funding's interest in Bagel Partners and that Bagel Funding demanded immediate cash payment of the purchase price for such interest.

     On May 10, 2000, the Company and Bagel Partners filed a motion in the Bankruptcy Court in which they asked the court to determine that the joint plan of reorganization filed by them properly classifies the interest of Bagel Funding as an equity interest in Bagel Partners. The Creditors Committee also filed a motion seeking to characterize Bagel Funding's rights as an equity interest or to subordinate any claims Bagel Funding may have.

     On August 7, 2000, the Bankruptcy Court issued a ruling with respect to the Put Right. Specifically, the court held as to Bagel Partners that the Put Right is an equity interest in, and not a debt claim against, Bagel Partners. The court reserved for determination at the hearing on confirmation of the plan the issue of what value, if any, should be ascribed to the Put Right and whether the Put Right entitled Bagel Funding to a larger distribution than that provided for in the plan.

     As to the Company, the Bankruptcy Court concluded that the Put Right does not create an enforceable right to payment in favor of Bagel Funding against the Company. Accordingly, the Bankruptcy Court found that any rights that Bagel Funding may have against the Company are not claims against, but equity interests in, the Company. The bankruptcy court further noted that even if Bagel Funding held a claim against the Company based on the Put Right, such claim would be subordinated to other claims in the Company's bankruptcy, including those of the holders of the Debentures, pursuant to the Bankruptcy Code.

     Bagel Funding filed a notice of appeal of the Bankruptcy Court's ruling. Bagel Funding also filed a motion for leave to prosecute an interlocutory appeal, which was denied by the Bankruptcy Appellate Panel for the Ninth Circuit.

     The Company has become subject to various lawsuits, claims and other legal matters in the course of conducting its business. The Company does not believe that any such matters of which it is aware are material to the Company individually or in the aggregate, but matters may arise which could adversely affect the Company or its business operations.

f) Liabilities Subject to Compromise

     Certain claims against the Company and Bagel Partners in existence prior to the filing of the petitions for relief under Chapter 11 of the Bankruptcy Code are stayed while the Company and Bagel Partners are operating their businesses as debtors-in-possession. These pre-petition claims are reflected in the April 24, 2001 consolidated balance sheet as "liabilities subject to compromise." Liabilities subject to compromise consist of the following (in thousands):


Convertible Subordinated Debentures, 7 1/4%..............................................................       $125,000
Senior Term Loan.........................................................................................         16,070
Accrued Interest, Convertible Subordinated Debentures, 7 1/4%............................................          3,751
Provision for Rejected Executory Contracts...............................................................          1,227
Other Miscellaneous Claims...............................................................................          4,391

                                                                                                                $150,439

     Additional liabilities subject to compromise may arise subsequent to the petition filing date resulting from rejection of executory contracts, including leases, and from the determination by the Bankruptcy Court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts.

     Contractual interest on the Debentures for the quarter ended April 24, 2001, was $2.8 million. No interest was reported on the Debentures for the quarter ended April 24, 2001, which reflects the Company's decision to cease accruing interest on the Debentures as of the petition filing date.

g) Condensed Combined Financial Statements

     Set forth below are condensed combined financial statements of the Company and Bagel Partners for the quarter ended April 24, 2001. Such financial statements present the financial position and results of operations of the Company and Bagel Partners separately from the financial position and results of operations of Einstein/Noah Bagel Partners, Inc., which is not in reorganization. The financial position and results of operations of the Company and Bagel Partners are shown on a combined basis under the caption entitled
"Entities in Reorganization--ENBC & ENBP, L.P." The financial position and results of operations of Einstein/Noah Bagel Partners, Inc. are shown separately under the caption entitled "Entity Not in Reorganization--ENBP, Inc." Eliminations in consolidation are shown under the caption entitled "Eliminations."

EINSTEIN/NOAH BAGEL CORP. AND SUBSIDIARIES CONDENSED COMBINED BALANCE SHEETS AS OF APRIL 24, 2001
                           (in thousands) (unaudited)


                                                             Entities In
                                                          Reorganization         Entity Not In
                                                                  ENBC &        Reorganization                                  ENBC
                                                                ENBP, LP            ENBP, Inc.       Eliminations       Consolidated
                                                          --------------        ---------------      ------------       ------------
ASSETS
Current Assets:
   Cash and cash equivalents.....................                 $3,721                   $--                $--             $3,721
   Accounts receivable, net......................                  1,464                    --              (122)              1,342
   Due (to)/from affiliates......................               (22,945)                22,945                 --                 --
   Inventories...................................                  7,959                    --                 --              7,959
   Prepaid expenses and other current assets.....                  3,038                    --                 --              3,038

      Total current assets.......................                (6,763)                22,945              (122)             16,060
Investments in Subsidiaries/Parent...............                363,032                 1,829          (364,861)                 --
Note Receivable from Subsidiary..................                 17,468                    --           (17,468)                 --
Property and Equipment, net......................                 98,824                 8,713             11,594            119,131
Goodwill, net....................................                148,829                    --             47,813            196,642
Trademarks, Net..................................                  2,001                    --                 --              2,001
Recipes, Net.....................................                  1,949                    --                 --              1,949
Other Assets, net................................                  7,010                    --            (3,360)              3,650

      Total assets...............................               $632,350               $33,487         $(326,404)           $339,433



LIABILITIES AND STOCKHOLDERS' EQUITY Liabilities Not Subject to Compromise:
   Current Liabilities:
      Accounts payable...........................                $13,602                   $--                $--            $13,602
      Accrued expenses...........................                 28,394                    --              (122)             28,272
   Debtor-in-Possession Financing................                 25,369                    --                 --             25,369

        Total Current Liabilities................                 67,365                    --              (122)             67,243
   Note Payable to Parent........................                 17,468                    --           (17,468)                 --
   Other Noncurrent Liabilities..................                 19,136                    --            (7,510)             11,626

        Total liabilities not subject to compromise              103,969                    --           (25,100)             78,869
Liabilities Subject to Compromise................                150,439                    --                 --            150,439
Minority Interest................................                     --                    --             30,145             30,145
Total Stockholders' Equity.......................                377,942                33,487          (331,449)             79,980

      Total liabilities and stockholders' equity.               $632,350               $33,487         $(326,404)           $339,433



EINSTEIN/NOAH BAGEL CORP. AND SUBSIDIARIES CONDENSED COMBINED STATEMENTS OF OPERATIONS FOR THE QUARTER ENDED APRIL 24, 2001 (in thousands) (unaudited)


                                                             Entities In
                                                          Reorganization         Entity Not In
                                                                  ENBC &        Reorganization                                  ENBC
                                                                ENBP, LP            ENBP, Inc.       Eliminations       Consolidated
                                                          --------------        --------------       ------------       ------------
Revenue:
   Store revenue.................................               $111,778                   $--                $--           $111,778
   Royalties and franchise-related fees..........                  5,737                 1,177            (6,914)                 --

      Total revenue..............................                117,515                 1,177            (6,914)            111,778
Costs and Expenses:
   Store:
      Cost of products sold......................                 36,671                    --                 --             36,671
      Salaries and benefits......................                 33,462                    --                 --             33,462
      Other controllable costs...................                  9,357                    --                 --              9,357
      Rent, occupancy and related costs..........                 16,136                    --            (6,139)              9,997
      Marketing expenses.........................                  5,223                    --                 --              5,223
      Depreciation and amortization..............                  3,492                    --                497              3,989

        Total store costs and expenses...........                104,341                    --            (5,642)             98,699
   Non-Store:
      Salaries, benefits, general and
        administrative...........................                  9,918                    --              (141)              9,777
      Depreciation and amortization (excluding
        goodwill amortization)...................                  1,486                    --                (7)              1,479
      Goodwill amortization......................                  2,608                    --                967              3,575

        Total non-store costs and expenses.......                 14,012                    --                819             14,831

        Total costs and expenses.................                118,353                    --            (4,823)            113,530

Income (Loss) from Operations....................                  (838)                 1,177            (2,091)            (1,752)
Total Other Income (Expense).....................                (1,988)                    --                544            (1,444)

Income (Loss) before Reorganization Items, Income
   Taxes and Minority Interest...................                (2,826)                 1,177            (1,547)            (3,196)
Reorganization Items:
   Professional fees.............................                (3,523)                 (200)               (29)            (3,752)

      Total Reorganization Items.................                (3,523)                 (200)               (29)            (3,752)
   Provision for Elimination of Minority Interest                     --                    --                234                234
   Provision for Income Taxes....................                   (52)                    --                 --               (52)

Net Income (Loss)................................               $(6,401)                  $977           $(1,342)           $(6,766)


EINSTEIN/NOAH BAGEL CORP. AND SUBSIDIARIES CONDENSED COMBINED STATEMENTS OF CASH FLOWS FOR THE QUARTER ENDED APRIL 24, 2001 (in thousands) (unaudited)


                                                             Entities In
                                                          Reorganization         Entity Not In
                                                                  ENBC &        Reorganization                                  ENBC
                                                                ENBP, LP            ENBP, Inc.       Eliminations       Consolidated
                                                          --------------        ---------------      ------------       ------------
Cash Flows from Operating Activities:
   Net income (loss).............................               $(6,401)                  $977           $(1,342)           $(6,766)
   Adjustments to reconcile net income (loss) to
      net cash provided by operating activities:
      Depreciation and amortization..............                  7,586                    --              1,457              9,043
      Minority interest..........................                     --                    --              (234)              (234)
      Loss on disposal of assets.................                     29                    --                 --                 29
      Changes in assets and liabilities:
        Accounts receivable......................                     10                    --               (47)               (37)
        Accounts payable and accrued expenses....                  2,769                    --                 47              2,816
        Other assets and liabilities.............                (1,419)                 (977)                119            (2,277)

           Net cash provided by operating
              activities.........................                  2,574                    --                 --              2,574

Cash Flows from Investing Activities:
   Purchase of property and equipment............                (5,276)                    --                 --            (5,276)

      Net cash used in investing activities......                (5,276)                    --                 --            (5,276)
Cash Flows from Financing Activities:
   Borrowings under debtor-in-possession facility                112,193                    --                 --            112,193
   Repayments under debtor-in-possession facility              (109,729)                    --                 --          (109,729)

      Net cash provided by financing activities..                  2,464                    --                 --              2,464
Net Decrease in Cash and Cash Equivalents........                  (238)                    --                 --              (238)
Cash and Cash Equivalents, beginning of period...                  3,959                    --                 --              3,959

Cash and Cash Equivalents, end of period.........                 $3,721                    $--                $--            $3,721


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders of Einstein/Noah Bagel Corp.:

     We have audited in accordance with auditing standards generally accepted in the United States, the consolidated financial statements of Einstein/Noah Bagel Corp. and subsidiaries as of December 27, 1998, December 26, 1999 and January 2, 2001, and for the fiscal years ended December 27, 1998, December 26, 1999 and January 2, 2001 included in this Form 10-K, and have issued our report thereon dated March 30, 2001. Our report on the financial statements includes an explanatory paragraph with respect to the uncertainty as to the Company's ability to continue as a going concern, which is further described in Note 2 to the financial statements. Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule listed in Part IV, Item 14 of this Form 10-K is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. The schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                                     ARTHUR ANDERSEN LLP

Denver, Colorado
March 30, 2001



                                                                                                        SCHEDULE II

                   EINSTEIN/NOAH BAGEL CORP. AND SUBSIDIARIES
                        VALUATION AND QUALIFYING ACCOUNTS



                                                                                      Additions
                                                                     Balance at      charged to        Deductions for        Balance
                                                                      beginning       costs and              accounts      at end of
Classifications                                                       of period        expenses           written-off         period
---------------                                                       ---------        --------           -----------         ------

Fiscal year ended January 2, 2001:
   Allowance for Doubtful Accounts...........................          $226,032        $105,000             $(84,034)       $246,998
Fiscal year ended December 26, 1999:
   Allowance for Doubtful Accounts...........................           782,465              --             (556,433)        226,032
Fiscal year ended December 27, 1998:
   Allowance for Doubtful Accounts...........................           810,000              --              (27,535)        782,465


                     NEW WORLD COFFEE--MANHATTAN BAGEL, INC.
               UNAUDITED PRO FORMA COMBINING FINANCIAL INFORMATION

     The following Unaudited Pro Forma Combining Statements of Operations of New World Coffee--Manhattan Bagel, Inc. ("New World") for the fiscal year ended December 31, 2000 and for the six months ended July 3, 2001 illustrate the effect of the acquisition of the assets of Einstein Noah Bagel Corp. ("Einstein"). The Unaudited Pro Forma Combining Statements of Operations assume that the acquisition of Einstein had been completed as of the beginning of the each period presented.


Accounting Treatment

     New World recorded the acquisition as a purchase transaction.

     The pro forma adjustments are based upon currently available information and assumptions that management of New World believes are reasonable. New World is accounting for the acquisition based upon the estimated fair market value of the net tangible assets, intangible assets and liabilities acquired as of the date of acquisition. The adjustments included in the Unaudited Pro Forma Combining Financial Information represent the preliminary determination of these adjustments based upon available information. New World cannot assure you that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the Unaudited Pro Forma Combining Financial Information.

     The Unaudited Pro Forma Combining Financial Information is not necessarily indicative of either future results of operations or results that might have been achieved if the acquisition of Einstein had been consummated as of the indicated dates. The Unaudited Pro Forma Combining Financial Information should be read in conjunction with the historical financial statements of New World and Einstein together with the related notes thereto, which are included elsewhere in this prospectus.


                     NEW WORLD COFFEE--MANHATTAN BAGEL, INC
             UNAUDITED PRO FORMA COMBINING STATEMENT OF OPERATIONS
                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000

                                                                                                                           New World
                                                                          New World         Einstein        Pro Forma      Pro Forma
                                                                         Historical       Historical      Adjustments       Combined
                                                                         ----------       ----------      -----------      ---------
                                                                                         (amounts in thousands)

Revenues
   Franchise.....................................................            $7,715                                           $7,715
   Retail Sales..................................................            11,997          375,703                         387,700
   Manufacturing.................................................            26,011                                           26,011

        Total Revenue............................................            45,723          375,703                         421,426

Cost of Sales
   Retail Sales..................................................            11,125          316,281                         327,406
   Manufacturing.................................................            19,920                                           19,920

        Total Cost of Sales......................................            31,045          316,281                         347,326

Gross Profit.....................................................            14,678           59,422                          74,100
General and Administrative.......................................             6,694           31,729                          38,423
Depreciation and Amortization....................................             2,774           29,972       (9,654)(2)         23,092

Income From Operations...........................................             5,210          (2,279)                         12,585
Interest Expense, net............................................           (1,960)          (7,368)      (14,269)(1)       (44,666)
Other Income.....................................................                --               37      (21,070)(14)            37
Loss from Sale of Investments....................................             (339)               --                           (339)

Net Income (Loss)................................................             2,911          (9,610)                        (32,383)
Dividends and Accretion on Preferred Stock.......................             2,128                         11,178(3)         13,306
                                                                            -------         --------        ---------      ---------
Net Income (Loss) Available to Common Stockholders...............              $783         $(9,610)        $(32,841)      $(45,689)
                                                                            =======         ========        =========      =========
Net loss per share...............................................                                                            $(3.47)
Weighted Average Number of Common
  Shares Outstanding--Basis......................................                                                            12,074


  See accompanying notes to unaudited pro forma combining financial information



                     NEW WORLD COFFEE-MANHATTAN BAGEL, INC.
            UNAUDITED PRO FORMA COMBINING STATEMENT OF OPERATIONS FOR
                     THE FISCAL QUARTER ENDED APRIL 1, 2001

                                                                                                                           New World
                                                                          New World         Einstein        Pro Forma      Pro Forma
                                                                         Historical       Historical      Adjustments       Combined
                                                                         ----------       ----------      -----------      ---------
                                                                                         (amounts in thousands)

Revenues
   Franchise.....................................................                         169,602                            169,602
   Retail Sales..................................................
   Manufacturing.................................................
                                                                         ----------       ----------      -----------      ---------
        Total Revenue............................................           35,708        169,602                            205,310

Cost of Sales
   Retail Sales..................................................                         144,244                            144,244
   Manufacturing.................................................
                                                                         ----------       ----------      -----------      ---------
        Total Cost of Sales......................................           27,322        144,244                            171,566

Gross Profit.....................................................            8,386         25,358                             33,744

General and Administrative.......................................            4,408         13,896                             18,304
Depreciation and Amortization....................................            2,324         13,703             (3,544)   (2)   12,483
                                                                         ----------       ----------      -----------      ---------
Income before integration and reorganization
   costs and noncash charges.....................................            1,654         (2,241)                             2,957

Provision for integration and reorganization costs...............            6,690          6,224             (6,224)          6,690
Noncash charge in connection with realization of assets..........            2,800             --                              2,800
                                                                         ----------       ----------      -----------      ---------
Operating Loss                                                              (7,836)        (8,465)                            6,533)

Interest Expense, ...............................................           (3,555)        (2,126)            (3,670)   (1) (22,540)
                                                                                                             (13,189)   (4)
Gain from sale of investments....................................              241             --                                241
Permanent impairment in value of investments.....................           (5,000)            --                            (5,000)
                                                                         ----------       ----------      -----------      ---------
Loss before income taxes and minority............................          (16,150)       (10,591)                          (33,832)

Provision for income taxes.......................................              166            (51)               51             166
Minority Interest................................................            1,673            757              (757)          1,578
                                                                         ----------       ----------      -----------      ---------
Net Loss.........................................................          (17,894)       (11,297)                          (35,576)
Dividends and Accretion on Preferred Stock.......................            6,609             --             5,167     (3)  11,776

Net Income Available to Common Stockholders......................          (24,508)       (11,297)                          (47,352)

Net loss per common share - Basic                                                                                             (2.94)


Weighted Average Number of Common Shares Outstanding:

Basic                                                                                                                        16,112


  See accompanying notes to unaudited pro forma combining financial information



                    NEW WORLD COFFEE--MANHATTAN BAGEL, INC.
          NOTES TO UNAUDITED PRO FORMA COMBINING FINANCIAL INFORMATION


1.   Interest on the  borrowings  was calculated as if the related debt had been
     outstanding  for  the  entire  period   reported.   For  purposes  of  this
     presentation, the following interest rates have been utilized:



Description                                               Amount       Rate

Loan to Unrestricted Subsidiary................         35,000,000      14%
Senior Notes...................................        140,000,000      13%


2. Reflects the amortization and depreciation of the following using the straight-line method:

                                           Useful Life
                                           -----------
          Tangible Assets                    7 years
          Identified Intangible Assets      30 years
          Goodwill                          25 years

3. Reflects dividend at the rate of 16% per annum and accretion of warrant value and issuance cost arising from the $25,000,000 Series F Preferred stock offering closed prior to the acquisition. Amount is being accreted through the redemption date of the Series F Preferred Stock (36 months).

4. Reflects amortization of debt discount, borrowing costs and the value of warrants issued in connection with the senior note offering. These amounts were amortized over the term of the notes (24 months).


                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers and Related Matters

     Our Certificate of Incorporation limits, to the maximum extent permitted by the General Corporation Law of the State of Delaware ("Delaware Law"), the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers (other than liabilities arising from acts or omissions which involve intentional misconduct, fraud or knowing violations of law or the payment of distributions in violation of Delaware Law). The Certificate of Incorporation provides further that we shall indemnify to the fullest extent permitted by Delaware Law any person made a party to an action or proceeding by reason of the fact that such person was a director, officer, employee or agent of the Company. Subject to our Certificate of Incorporation, the Bylaws provide that the we shall indemnify directors and officers for all costs reasonably incurred in connection with any action, suit or proceeding in which such director or officer is made a party by virtue of his being an officer or director except where such director or officer is finally adjudged to have been derelict in the performance of his duties as such director or officer.

Item 21.  Exhibits and Financial Statement Schedules

     See Index to Exhibits, which is incorporated by reference.

Item 22.  Undertakings

     Each of the undersigned registrants hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and
     Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

     (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.


                   INDEX TO EXHIBITS AND FINANCIAL STATEMENTS

(a)      Exhibits

3.1      Articles of Incorporation (1)
3.1.1    Restated Certificate of Incorporation (8)
3.2      By-Laws (2)
3.3      Amendments to By-Laws (11)
4.1      Specimen Common Stock Certificate of Registrant (2)
4.2      Form of Representatives' Warrant Agreement, including Form of Representatives Warrant (2)
4.3      Certificate of Designation of Series B Preferred Stock (5)
4.4      Certificate of Designation,  Preferences and Rights of Series F Preferred Stock as filed with the
         Delaware  Secretary of State on January 18, 2001 (10)
4.4.1    Amended Certificate of Designation, Preferences and Rights of Series F
         Preferred Stock as filed with the Delaware Secretary of State on March
         29, 2001 (11)
4.4.2    Second Amended Certificate of Designation, Preferences and Rights of
         Series F Preferred Stock as filed with the Delaware Secretary of State on June 19, 2001 (13)
5.1      Opinion of Ruskin, Moscou, Evans & Faltischek, P.C.
10.1     1994 Stock Plan (2)
10.2     Investor Rights Agreement (2)
10.3     Directors' Option Plan (2)
10.4     Form of Franchise Agreement (6)
10.5     Form of Store Franchise Sale Agreement (6)
10.6     Manhattan Bagel Company, Inc. - DIP Amended Acquisition Agreement and Exhibits (7)
10.7     Manhattan Bagel Company, Inc. - Debtor in Possession First Amended Joint Plan of Reorganization (7)
10.8     Manhattan Bagel Company, Inc. - Debtor in Possession Confirmation Order (7)
10.9     Employment Agreement with R. Ramin Kamfar (12)
10.10    Employment Agreement with Anthony D. Wedo*
10.11    Employment Agreement with William Rianhard (12)
10.12    Employment Agreement with Jerold E. Novack (12)
10.13    Rights  Agreement  between New World  Coffee-Manhattan  Bagel,  Inc. and American Stock  Transfer &
         Trust Company, as Rights Agent, dated as of June 7, 1999 (9)
10.14    Series F Preferred  Stock and Warrant  Purchase  Agreement  dated as of January 18, 2001,  by and among the Company, Halpern Denny, BET and Brookwood (10)
10.15    Form of Note issuable to Halpern Denny, BET and Brookwood (10)
10.16    Form of Common Stock Purchase Warrant issued to Halpern Denny, BET and Brookwood (10)
10.17    Amended and Restated Registration Rights Agreement dated as of January 18, 2001, by and among the Company, Halpern Denny,
         BET and Brookwood (10)
10.18    Stockholders Agreement dated as of January 18, 2001, by and among the Company, Halpern Denny, BET and Brookwood (10)
10.19    Exchange Agreement dated as of January 18, 2001, by and among the Company, BET and Brookwood (10)
10.20    Bond Purchase Agreement dated as of January 17, 2001, by and among the Company, Greenlight Capital, L.P.,
         Greenlight Capital Qualified, L.P. and Greenlight Capital Offshore, Ltd. (10)
10.21    Form of Certificate of Designation, Preferences and Rights of Series E Preferred Stock (10)
10.22    Form of Common Stock Purchase Warrant issued to the Greenlight Entities (10)
10.23    Registration Rights Agreement dated as of January 17, 2001, by and among the Company, Greenlight Capital, L.P., Greenlight
         Capital Qualified, L.P. and Greenlight Capital Offshore, Ltd. (10)
10.24    Second Series F Preferred Stock and Warrant Purchase Agreement dated as of March 29, 2001, by and between the Company and
         Halpern Denny (11)
10.25    Form of Common Stock Purchase Warrant issued to Halpern Denny (11)
10.26    Form of Note issuable to Halpern Denny, BET and Brookwood (11)
10.27    Amendment No. 1 to Exchange Agreement dated as of January 18, 2001, by and among the Company, BET and Brookwood (11)
10.28    Amendment No. 1 to Series F Preferred  Stock and Warrant  Purchase  Agreement dated as of January 18, 2001, by and between the Company and Halpern Denny (11)
10.29    Amendment No. 1 to  Stockholders  Agreement  dated as of January 18, 2001, by and among the Company,  Halpern  Denny,
         BET and Brookwood (11)
10.30    Amendment  No. 1 to Amended  and  Restated  Registration  Rights  Agreement  dated as of January  18,  2001, by and among the Company, Halpern Denny, BET and Brookwood (11)
10.31    Series F Preferred Stock Purchase Agreement dated June 7, 2001 by and between the Company and Halpern Denny (13)
10.32    Third Series F Preferred Stock and Warrant Purchase Agreement dated as of June 19, 2001, by and among the
         Company, Halpern Denny, Greenlight and Special Situations (13)
10.33    Amendment No. 2 to Registration  Rights Agreement dated as of June 19, 2001, by and among the Company,  Halpern Denny,
         BET and Brookwood (13)
10.34    Amendment No. 2 to  Stockholders  Agreement  dated June 19, 2001, by and among the Company,  Halpern Denny,
         BET and Brookwood (13)
10.35    Letter Agreement dated as of June 19, 2001, by and between the Company, BET, Brookwood and Halpern Denny*
10.36    Amendment  No. 1 to First  Series F Preferred  Stock  Purchase  Agreement  dated as of June 19, 2001 by and among the Company, Halpern Denny, BET and Brookwood (13)
10.37    Form of Note issuable to Halpern Denny, Greenlight, BET and Brookwood and Special Situations (13)
10.38    Form of Common Stock Purchase Warrant issued to Halpern Denny, Greenlight and Special Situations (13)
10.39    Indenture Agreement dated as of June 19, 2001 by and among the Company, certain subsidiaries of the
         Company, and the United States Trust Company of New York (13)
10.40    Purchase Agreement dated as of June 19, 2001 by and between the Company and Jefferies (13)
10.41    Pledge and Security Agreement dated as of June 19, 2001, by and among the Company,  certain  subsidiaries of the
         Company, and the United States Trust Company of New York (13)
10.42    Warrant Agreement dated as of June 19, 2001, by and between the Company, Jefferies and U.S. Trust Company of New York (13)
10.43    Registration Rights Agreement dated as of June 19, by and between the Company and Jefferies (13)
10.44    Note Purchase and Security Agreement dated as of June 19, 2001 by and among the Company, New World EnbcDeb Corp. and
         Jefferies dated as of June 19, 2001 (13)
10.45    Form of Note issuable under the Note Purchase and Security Agreement (13)
10.46    Account  Control  Agreement  dated as of June 19, 2001 by and between the Company New World EnbcDeb Corp.
         and Jefferies  dated as of June 19, 2001 (13)
10.47    Asset Purchase  Agreement dated as of June 1, 2001 by and between  Einstein  Acquisition  Corp. and Greenlight
         New World,  LLC (as buyers) and ENBC and ENBP, LP (as sellers) (13)
10.48    Transition Services Agreement dated as of June 19, 2001 by and between Einstein Acquisition Corp. and
         ENBC and ENBP, LP (13) 10.49 Order of the United States Bankruptcy Court for the District of Arizona dated June 1, 2001 approving Asset Purchase Agreement (13)
21.1     List of Subsidiaries
23.1     Consent of Arthur Andersen LLP
--------

*        To be filed by amendment.

(1) Incorporated by reference to Exhibit 3.2 from Registrant's registration statement on Form SB-2 (33-95764).

(2) Incorporated by reference from Registrant's registration statement on Form SB-2 (33-95764).

(3) Incorporated by reference Registrant's Current Report on Form 8-K dated July 12, 1996.

(4) Incorporated by reference from Registrant's Current Report on Form 8-K dated November 12, 1996.

(5) Incorporated by reference from Registrant's Report on Form 10-KSB, for the Fiscal Year Ended December 29, 1996.

(6) Incorporated by reference from Registrant's Report on Form 10-KSB, for the Fiscal Year Ended December 28, 1997.

(7) Incorporated by reference from Registrant's Current Report on Form 8-K dated November 24, 1998.

(8) Incorporated by reference from Registrant's Current Report on Form 8-K dated September 7, 1999.

(9) Incorporated by reference from Registrant's Current Report on Form 8-K dated October 13, 1999.

(10) Incorporated by reference from Registrant's Current Report on Form 8-K dated January 17, 2001.

(11) Incorporated by reference from Registrant's Current Report on Form 8-K dated March 29, 2001.

(12) Incorporated by reference from Registrant's Report on Form 10-KSB for the year ended December 31, 2000

(13) Incorporated by reference from Registrant's Current Report on Form 8-K dated June 19, 2001.

(14) Incorporated by reference from Registrant's Form S-3 (333-68262).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the ___ day of September, 2001.

                          NEW WORLD COFFEE - MANHATTAN
                          BAGEL, INC.

                          By:/s/ R. Ramin Kamfar
                             -------------------------------------------------
                             R. Ramin Kamfar
                             Chairman of the Board

                          By:/s/ Jerold E. Novack
                             -------------------------------------------------
                             Jerold E. Novack
                             Chief Financial Officer

     In accordance with the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated. By their signatures set forth below, each person hereby designates R. Ramin Kamfar and Jerold E. Novack, acting separately, as their attorney in fact to execute any amendment and post-effective amendment to this Registration Statement.

 /s/ R. Ramin Kamfar                             Date: September 17, 2001
 ------------------------------------
 R. Ramin Kamfar, Director

 /s/ Keith Barket                                Date: September 17, 2001
 ------------------------------------
 Keith Barket, Director

                                                 Date: September ___, 2001
 ------------------------------------
 Karen Hogan, Director

 /s/ Leonard Tannenbaum                          Date: September 17, 2001
 ------------------------------------
 Leonard Tannenbaum, Director

 /s/ Edward McCabe                               Date: September 17, 2001
 ------------------------------------
 Edward McCabe, Director

 /s/ Eve Trkla                                   Date: September 17, 2001
 ------------------------------------
 Eve Trkla, Director

                                                 Date: September ___, 2001
 ------------------------------------
 William Nimmo, Director